As filed with the U.S. Securities and Exchange Commission on May 14, 2019

Registration No. 333-228220

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4

To

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MTech Acquisition Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	83-2242651
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

10124 Foxhurst Court, Orlando, Florida 32836

(407) 345-8332

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Scott Sozio

Chief Executive Officer

MTech Acquisition Corp.

10124 Foxhurst Court

Orlando, Florida 32836

(407) 345-8332

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Tamar A. Donikyan, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300	Jessica Billingsley MJ Freeway LLC 1601 Arapahoe St. Denver, CO 80202 Telephone: (888) 932-6537	David Alan Miller, Esq. Brian L. Ross, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective and after all conditions under the Merger Agreement to consummate the proposed merger are satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company and emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated ☐	Smaller reporting company ☒	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Security	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common stock, par value $0.001 per share	7,681,250	(1)	$10.11	$77,657,438	(2)	$9,412.08
Common stock, par value $0.001 per share	7,578,740	(3)	$-	$10,178,266	(3)	$1,233.61
Warrants to purchase common stock	6,243,750	(4)	$-	$-		$-
Common stock underlying warrants	6,243,750	(5)	$11.50	$71,803,125	(6)	$8,702.54
Total				$159,638,829		$19,348.23	(7)

(1) Includes (i) 7,431,250 shares of the registrant (“MTech Holdings Common Stock”) to be issued to the public stockholders of MTech Acquisition Corp. (“MTech”), based on the estimate that 7,431,250 shares of the common stock, par value $0.0001 per share, of MTech (“MTech Common Stock”) will be outstanding and held by such stockholders immediately prior to the business combination, and (ii) 250,000 shares of MTech Holdings Common Stock underlying the unit purchase option.

(2) Pursuant to Rules 457(c) and 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the product obtained by multiplying $10.11, which represents the average of the high and low prices of the MTech Common Stock on November 5, 2018, by (a) 7,431,250, based on the estimate that such number of shares of MTech Common Stock will be outstanding and held by the public stockholders of MTech immediately prior to the business combination and (b) 250,000 shares of MTech Holdings Common Stock underlying the unit purchase option.

(3) Represents 7,578,740 shares of MTech Holdings Common Stock to be issued to the members of MJ Freeway, LLC (“MJF”) in exchange for their membership interests of MJF. Pursuant to Rules 457(f) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to the aggregate book value of the securities of MJF as of September 30, 2018.

(4) Reflects warrants to purchase 5,993,750 shares of MTech Holdings Common Stock (“MTech Holdings Warrants”) based on the maximum number of public and private warrants of MTech that will be cancelled and exchanged for MTech Holdings Warrants pursuant to the business combination and includes 250,000 MTech Holdings Warrants underlying the unit purchase option.

(5) Includes 250,000 shares of MTech Holdings Common Stock underlying the MTech Holdings Warrants included in the unit purchase option.

(6) The maximum number of MTech Holdings Warrants and shares of MTech Holdings Common Stock issuable upon exercise of the MTech Holdings Warrants are being simultaneously registered hereunder. Consistent with the response to Question 240.06 of the Securities Act Rules Compliance and Disclosure Interpretations, the registration fee with respect to the MTech Holdings Warrants has been allocated to the shares of underlying MTech Holdings Common Stock and those shares of MTech Holdings Common Stock are included in the registration fee. Pursuant to Rules 457(g)(1) under the Securities Act and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price of the MTech Holdings Common Stock underlying the MTech Holdings Warrants is calculated based on the $11.50 exercise price of the MTech Holdings Warrants.

(7) Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary proxy statement/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROXY STATEMENT/PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 14, 2019

MTech Acquisition Corp.

10124 Foxhurst Court

Orlando, Florida 32836

To the Stockholders of MTech Acquisition Corp.:

You are cordially invited to attend the Special Meeting of Stockholders (the “Special Meeting”) of MTech Acquisition Corp. (“MTech,” “we,” “us” or “our”) on June 17, 2019, at 10:00 a.m., Eastern time, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

At the Special Meeting, our stockholders will be asked to consider and vote on a proposal, which we refer to as the “Business Combination Proposal,” to approve an Agreement and Plan of Merger (as amended on April 17, 2019, the “Merger Agreement”) providing for the combination of MTech and MJ Freeway, LLC (“MJF”) under a new holding company called MTech Acquisition Holdings Inc. (“MTech Holdings”). Upon completion of the Business Combination, current MTech stockholders will receive shares of MTech Holdings common stock to replace their existing shares of MTech common stock. The outstanding MTech warrants, by their terms, will be cancelled and exchanged for MTech Holdings’ warrants to purchase an equal number of shares of MTech Holdings’ common stock. Current holders of MJF’s membership interests, including MJF’s preferred units and profits interest units (the “Sellers”), will receive shares of MTech Holdings common stock. We refer to such transactions hereafter as the “Business Combination.”

It is anticipated that, upon completion of the Business Combination and if there are no redemptions, MTech’s existing stockholders, including MTech Sponsor LLC (“Sponsor”), will own approximately 51.89% of the outstanding capital stock of MTech Holdings and the Sellers will own approximately 48.11% of the outstanding capital stock of MTech Holdings, and if there are redemptions by MTech’s public stockholders up to the maximum level that would permit completion of the Business Combination, MTech’s remaining stockholders, including the Sponsor, will own approximately 26.76% of the outstanding capital stock of MTech Holdings and the Sellers will own approximately 73.24% of the outstanding capital stock of MTech Holdings. These percentages are calculated based on a number of assumptions (as described in the accompanying proxy statement/prospectus) and are subject to adjustment in accordance with the terms of the Merger Agreement. A copy of the Merger Agreement is attached to the accompanying proxy statement/prospectus as Annex A.

In addition to the proposal to approve the Merger Agreement, our stockholders will also be asked to consider and vote upon the following proposals:

●	to approve the Amended and Restated Certificate of Incorporation of MTech Holdings, a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, reflecting the following material differences from MTech’s current amended and restated certificate of incorporation, which we refer to as the “Charter Amendments Proposal:”

(a)	having a single class of common stock and an authorized 75,000,000 shares of common stock;
(b)	having 5,000,000 authorized shares of preferred stock;
(c)	fixing the number of directors of MTech Holdings at eight, subject to change by resolution adopted by the affirmative vote of at least a majority of the board of directors then in office;
(d)	dividing the board of directors of MTech Holdings into three classes with staggered three-year terms;
(e)	prohibiting stockholder actions by written consent; and

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(f)	making MTech Holdings’ corporate existence perpetual as opposed to MTech’s corporate existence terminating 18 months following the consummation of its initial public offering and removing various provisions applicable only to special purpose acquisition corporations contained in MTech’s current amended and restated certificate of incorporation.

●	to approve the MTech Acquisition Holdings Inc. 2019 Long Term Incentive Plan in connection with the Business Combination, a copy of which is attached to the accompanying proxy statement/prospectus as Annex C, which we refer to as the “Incentive Plan Proposal;” and

●	to approve a proposal to adjourn the Special Meeting to a later date or dates, if necessary, which we refer to as the “Adjournment Proposal.”

Our units, Class A common stock and warrants are currently listed on the Nasdaq Capital Market under the symbols “MTECU,” “MTEC” and “MTECW,” respectively. We have applied to list the MTech Holdings common stock and warrants on the Nasdaq Capital Market under the symbols “KERN” and “KERNW,” respectively, upon the closing of the Business Combination. MTech Holdings will not have units traded following closing of the Business Combination.

The Board of Directors of MTech (the “Board”) has fixed the close of business on May 13, 2019 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof. Stockholders should carefully read the accompanying Notice of Special Meeting and proxy statement/prospectus for a more complete statement of the proposals to be considered at the Special Meeting.

We are providing this proxy statement/prospectus and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournments or postponements of the Special Meeting. Whether or not you plan to attend the Special Meeting, we urge you to read this proxy statement/prospectus carefully.

You should read the “Risk Factors” section of this proxy statement/prospectus and the other information contained in this proxy statement/prospectus for a discussion of factors you should consider carefully before making an investment decision.

The Board has unanimously approved and adopted the Merger Agreement and unanimously recommends that our stockholders vote “FOR” all of the proposals presented to MTech stockholders at the Special Meeting. When you consider the board recommendation of these proposals, you should keep in mind that directors and officers of MTech have interests in the Business Combination that may conflict with your interests as a stockholder. See the section titled “The Business Combination Proposal — Interests of MTech’s Directors and Officers in the Business Combination” in the accompanying proxy statement/prospectus.

Pursuant to our Amended and Restated Certificate of Incorporation, our public stockholders have redemption rights in connection with the Business Combination. Our public stockholders are not required to affirmatively vote for or against the Business Combination to redeem their shares of common stock. This means that public stockholders who hold shares of Class A common stock on or before June 13, 2019 (two (2) business days before the Special Meeting) will be eligible to elect to have their shares of Class A common stock redeemed for cash in connection with the Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Special Meeting. MTech public stockholders should carefully refer to the accompanying proxy statement/ prospectus for the requirements and procedures of redemption.

By Order of the Board,

____________________

Scott Sozio

Chief Executive Officer

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the accompanying proxy statement/prospectus or determined that the accompanying proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement/prospectus is dated_______, 2019 and will first be mailed to the stockholders of MTech on or about ________, 2019.

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MTECH ACQUISITION CORP.

10124 Foxhurst Court

Orlando, Florida 32836

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS OF MTECH ACQUISITION CORP.

TO BE HELD ON June 17, 2019

TO THE STOCKHOLDERS OF MTECH ACQUISITION CORP.:

NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the “Special Meeting”) of MTech Acquisition Corp. (“MTech,” “we,” “us” or “our”) will be held on June 17, 2019, at 10:00 a.m., Eastern time, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105. At the Special Meeting, MTech stockholders will be asked to consider and vote upon the following proposals (the “Proposals”).

(1)	The Business Combination Proposal - to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of October 10, 2018 (as amended on April 17, 2019, the “Merger Agreement”) providing for the combination of MTech and MJ Freeway, LLC (“MJF”) under a new holding company called MTech Acquisition Holdings Inc. (“MTech Holdings”). Upon completion of the Business Combination, current MTech stockholders and warrant holders will receive shares of MTech Holdings common stock and warrants to purchase shares of MTech Holdings common stock to replace their existing shares of MTech common stock and existing MTech warrants. Current holders of MJF’s membership interests, including MJF’s preferred units and profits interest units (the “Sellers”) will receive shares of MTech Holdings common stock. We refer to such transactions hereafter as the “Business Combination”;

(2)	The Charter Amendments Proposal – to consider and vote upon a proposal to approve the Amended and Restated Certificate of Incorporation of MTech Holdings, a copy of which is attached to the accompanying proxy statement/prospectus as Annex B, reflecting the following material differences from MTech’s current amended and restated certificate of incorporation, which we refer to as the “Charter Amendments Proposal:”

(a)	having a single class of common stock and an authorized 75,000,000 shares of common stock;
(b)	having 5,000,000 shares of authorized preferred stock.
(c)	fixing the number of directors of MTech Holdings at eight, subject to change by resolution adopted by the affirmative vote of at least a majority of the board of directors then in office;
(d)	dividing the board of directors of MTech Holdings into three classes with staggered three-year terms;
(e)	prohibiting stockholder actions by written consent; and
(f)	making MTech Holdings’ corporate existence perpetual as opposed to MTech’s corporate existence terminating 18 months following the consummation of its initial public offering and removing various provisions applicable only to special purpose acquisition corporations contained in MTech’s current amended and restated certificate of incorporation;

(3)	The Incentive Plan Proposal - to consider and vote upon a proposal to approve and adopt the MTech Acquisition Holdings Inc. 2019 Long Term Incentive Plan; and

(4)	The Adjournment Proposal - to consider and vote upon a proposal to adjourn the Special Meeting to a later date or dates, if MTech is unable to consummate the Business Combination for any reason.

Only holders of record of MTech common stock at the close of business on May 13, 2019 (the “Record Date”) are entitled to notice of the Special Meeting and to vote at the Special Meeting and any adjournments or postponements of the Special Meeting. A complete list of MTech stockholders of record entitled to vote at the Special Meeting will be available for ten days before the Special Meeting at the principal executive offices of MTech for inspection by stockholders during ordinary business hours for any purpose germane to the Special Meeting.

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Pursuant to our Amended and Restated Certificate of Incorporation, we are providing our public stockholders with the opportunity to redeem, upon the closing of the Business Combination, shares of our Class A common stock then held by them for cash equal to their pro rata share of the aggregate amount on deposit (as of two business days prior to the closing of the Business Combination) in the trust account that holds the proceeds (including interest but less franchise and income taxes payable) of the MTech initial public offering (“IPO”). For illustrative purposes, based on funds in the Trust Account of $58,451,942 on December 31, 2018, the estimated per share redemption price would have been approximately $10.14 (net of income and franchise taxes). We anticipate the per share redemption price will be approximately $10.16 (net of income and franchise taxes) at the closing of the Business Combination, which is anticipated to occur during the second quarter of 2019. Our public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of common stock for cash. This means that public stockholders who hold shares of our Class A common stock on or before June 13, 2019 (two (2) business days before the Special Meeting) will be eligible to elect to have their shares of Class A common stock redeemed for cash in connection with the Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Special Meeting. To redeem their shares of common stock for cash, our public stockholders can demand MTech to convert their public shares into cash and tender their shares to MTech’s transfer agent. MTech public stockholders should carefully refer to the accompanying proxy statement/ prospectus for the requirements and procedures of redemption. Holders of our outstanding public warrants do not have redemption rights with respect to such securities in connection with the Business Combination. The holders of shares of our Class B common stock issued prior to our IPO, which we refer to as “founder shares,” and the holders of shares of our Class A common stock included within the units (“placement units”) purchased in a private placement (“Private Placement”) simultaneously with the consummation of our IPO, which we refer to as “placement shares,” have agreed to waive their redemption rights with respect to any shares of our capital stock they may hold in connection with the consummation of the Business Combination, and the founder shares and placement shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, MTech Sponsor LLC, which we refer to as our Sponsor, owns approximately 22.6% of our issued and outstanding shares of common stock, including all of the founder shares and placement shares. Our Sponsor, directors and officers have agreed to vote any shares of our common stock owned by them in favor of the Business Combination Proposal.

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Charter Amendments Proposal and Incentive Plan Proposal are approved at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in the proxy statement/prospectus. The Board has already approved the Business Combination and recommends that you vote “FOR” all of the proposals presented at the Special Meeting.

You should read the “Risk Factors” section of this proxy statement/prospectus and the other information contained in this proxy statement/prospectus for a discussion of factors you should consider carefully before making an investment decision.

Your attention is directed to the proxy statement/prospectus accompanying this notice (including the annexes thereto) for a more complete description of the proposed Business Combination and related transactions and each of the Proposals. We encourage you to read this proxy statement/prospectus carefully. If you have any questions or need assistance voting your shares, please call us at (407) 345-8332.

By Order of the Board of Directors

Scott Sozio Chief Executive Officer

______, 2019

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ANNEX A	Merger Agreement, As Amended
ANNEX B	Amended and Restated Certificate of Incorporation of MTech Acquisition Holdings Inc.
ANNEX C	MTech Acquisition Holdings Inc. 2019 Long Term Incentive Plan
ANNEX D	Section 262 of the Delaware General Corporation Law

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FREQUENTLY USED TERMS

Unless otherwise stated or unless the context otherwise requires, the terms “we,” “us,” “our,” and “MTech” refer to MTech Acquisition Corp.

In this document:

“Board” means the board of directors of MTech.

“Business Combination” means the transactions contemplated by the Merger Agreement whereby, among other things, MTech and MJF, through a set of mergers, are combined under the new holding company MTech Holdings.

“Class A common stock” means the Class A common stock, par value $0.0001, of MTech.

“Class B common stock” means the Class B common stock, par value $0.0001, of MTech.

“Closing” means the closing of the Business Combination.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Merger Sub” means MTech Company Merger Sub LLC, Colorado Limited Liability Company and a wholly owned subsidiary of MTech Holdings.

“DGCL” means the Delaware General Corporation Law.

“EBC” means EarlyBirdCapital, Inc., the representative of the underwriters in the MTech IPO.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“founder shares” means 1,437,500 shares of Class B common stock purchased by the Sponsor in September 2017.

“MJF” means MJ Freeway, LLC, a Colorado limited liability company.

“MTech” means MTech Acquisition Corp., a Delaware corporation.

“MTech common stock” means common stock of MTech, par value $0.0001, including the Class A common stock and Class B common stock.

“MTech Holdings” means MTech Acquisition Holdings Inc., a Delaware company and wholly owned subsidiary of MTech.

“MTech IPO” means MTech’s initial public offering.

“MTech Representative” means the Sponsor in its capacity under the Merger Agreement as the representative of the equity holders of MTech and MTech Holdings (other than the Sellers and their successors and assigns).

“Merger Agreement” means the Agreement and Plan of Merger, dated as of October 10, 2018, as amended on April 17, 2019, by and among (i) MTech, (ii) MTech Holdings, (iii) Purchaser Merger Sub, (iv) Company Merger Sub, (v) the Purchaser Representative, (vi) MJF and (vii) the Seller Representative.

“placement shares” means the 243,750 shares of Class A common stock underlying the placement units.

“placement units” means 243,750 units sold to the Sponsor in the Private Placement.

“placement warrants” means the warrants to purchase 243,750 shares of Class A common stock underlying the placement units.

“Private Placement” means the private placement consummated simultaneously with the MTech IPO in which MTech issued to the Sponsor the placement units.

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“Proposals” means the Business Combination Proposal, the Charter Amendments Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

“public shares” means Class A common stock underlying the units sold in the MTech IPO.

“public units” means units issued in the MTech IPO.

“public warrants” means warrants underlying the units issued in the MTech IPO.

“Purchaser Merger Sub” means MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of MTech Holdings.

“Purchaser Representative” means MTech Sponsor LLC, as the representative of the equity holders of MTech Holdings (other than Sellers) for certain purposes of the Merger Agreement specified therein.

“redemption” means the right of the holders of Class A common stock to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus.

“Seller Representative” means Jessica Billingsley, as the representative of the Sellers for certain purposes of the Merger Agreement specified therein.

“Special Meeting” means the special meeting of the stockholders of MTech, to be held on June 17, 2019 at 10:00 a.m. Eastern Time, at the offices of Ellenoff Grossman & Schole LLP, at 1345 Avenue of the Americas, 11th Floor, New York, New York 10105.

“Sponsor” means MTech Sponsor, LLC, a Florida limited liability company.

“Trust Account” means the trust account of MTech, which holds the net proceeds of the MTech IPO and the sale of the placement units, together with interest earned thereon, less amounts released to pay franchise and income tax obligations and up to $15,000 of any remaining interest for dissolution expenses.

“UPOs” means the options to purchase up to an aggregate of 250,000 units exercisable at $10.00 per unit commencing on the later of January 29, 2019 and the consummation of a business combination issued to EBC and its designees in connection with the MTech IPO. The UPOs may be exercised for cash or on a cashless basis, at the holders’ option, and expires January 28, 2023.

“units” means a unit consisting of one share of Class A common stock and one warrant.

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SUMMARY TERM SHEET

This Summary Term Sheet, together with the sections titled “Questions and Answers About the Proposals” and “Summary of the Proxy Statement/Prospectus,” summarize information contained in this proxy statement/prospectus, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus, including the attached annexes, for a more complete understanding of the matters to be considered at the Special Meeting. In addition, for definitions of terms commonly used throughout this proxy statement/prospectus, including in this Summary Term Sheet, see the section titled “Frequently Used Terms.”

Parties to the Business Combination

MTech

MTech is a special purpose acquisition company incorporated on September 27, 2017 for purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction, one or more businesses or assets.

MTech’s units, Class A common stock and warrants are currently quoted on the Nasdaq Capital Market under the symbols “MTECU,” “MTEC” and “MTECW,” respectively.

MTech’s executive office is located at 10124 Foxhurst Court, Orlando, Florida 32836 and its telephone number is (407) 345-8332.

Sponsor

MTech Sponsor, LLC, a Florida limited liability company, is the sponsor of MTech and currently owns 22.62% of the issued and outstanding shares of common stock of MTech. The Sponsor has two managing members - SS FL, LLC and Game Boy Partners, LLC. Steve Van Dyke and Scott Sozio, the Chairman and the Chief Executive Officer of MTech respectively, are the managing members of SS FL, LLC. Douglas Rothschild, the senior advisor of MTech, is one of the members of Game Boy Partners, LLC.

MTech Holdings

MTech Holdings is a wholly-owned subsidiary of MTech and is the owner of all of the issued and outstanding equity interests of Purchaser Merger Sub and Company Merger Sub. MTech Holdings was incorporated under the laws of the State of Delaware on October 3, 2018. MTech Holdings owns no material assets other than the equity interest of Purchaser Merger Sub and Company Merger Sub and it does not operate any business.

The mailing address of MTech Holdings’ principal executive office is 10124 Foxhurst Court, Orlando, Florida 32836. Its telephone number is (407) 345-8332.

MJF

MJF is a large and growing regulatory compliance and inventory management technology company. MJF’s proprietary software platform is adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. Nine years ago, MJF identified a need for organic material tracking and regulatory compliance SaaS solutions in the growing cannabis and hemp industry. MJF developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law. MJF provides its regulatory software platform, Leaf Data Systems®, to state government regulatory agencies, and its business software platform, MJ Platform®, to state-licensed businesses.

Purchaser Merger Sub

Purchaser Merger Sub is a wholly-owned subsidiary of MTech Holdings formed solely for the purpose of effectuating the merger with MTech in which MTech will be the surviving entity. Purchaser Merger Sub was incorporated under the laws of the State of Delaware on October 3, 2018. Purchaser Merger Sub owns no material assets and does not operate any business.

The mailing address of Purchaser Merger Sub’s principal executive office is 10124 Foxhurst Court, Orlando, Florida 32836. Its telephone number is (407) 345-8332. After the consummation of the Business Combination, it will cease to exist.

Company Merger Sub

Company Merger Sub is a wholly-owned subsidiary of MTech Holdings formed solely for the purpose of effectuating the merger with MJF in which MJF will be the surviving entity. Company Merger Sub was formed under the laws of the State of Colorado on September 17, 2018. Merger Sub LLC owns no material assets and does not operate any business.

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The mailing address of Company Merger Sub’s principal executive office is 10124 Foxhurst Court, Orlando, Florida 32836. Its telephone number is (407) 345-8332. After the consummation of the Business Combination, it will cease to exist.

Consideration to the Sellers in the Business Combination

Pursuant to the Merger Agreement, upon the Closing, the membership units of MJF (including the profits interest units, the “Company Units”) issued and outstanding immediately prior to the Merger will convert automatically into the right to receive an aggregate number of shares of MTech Holdings common stock equal to the quotient of the aggregate merger consideration of $70,000,000, subject to adjustments for net working capital and MJF’s indebtedness as of the date of the Closing, divided by $10.16. 10% of the shares issuable to the Sellers will be set aside in escrow to satisfy any post-closing purchase price adjustments and indemnification claims.

Ownership Structure

The following diagram illustrates the ownership structure of MTech, MTech Holdings and MJF prior to the Business Combination and then after the Business Combination.

Board of Directors Following the Business Combination

Upon the Closing, MTech Holdings’ board of directors will consist of eight directors, including three (3) directors designated by MTech and five (5) directors designated by MJF. MTech has designated Scott Sozio, Tahira Rehmatullah and Douglas Rothschild to serve on the board of directors of MTech Holdings. MJF has designated, Jessica Billingsley, Matthew R. Kane, Emery J. Huang and Mark Iwanowski to serve on the board of directors of MTech Holdings and will be entitled to designate a fifth member prior to the filing of the definitive proxy statement/ prospectus. See the section entitled “Management After the Business Combination.”

Accounting Treatment for Business Combination

The Business Combination will be accounted for as a “reverse merger” in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Under this method of accounting MTech Holdings will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on MJF shareholders expecting to have a majority of the voting power of the combined company, MJF comprising the ongoing operations of the combined entity, MJF comprising a majority of the governing body of the combined company, and MJF’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MJF issuing stock for the net assets of MTech, accompanied by a recapitalization. The net assets of MTech will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of MJF.

MTech Appraisal Rights

MTech stockholders may have appraisal rights in connection with the Business Combination. If MTech Holdings’ securities are not listed on a national securities exchange at the time the Business Combination is consummated, holders of shares of MTech common stock who do not vote in favor of the Business Combination Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Business Combination under Section 262 of the DGCL. Holders of public shares electing to exercise redemption rights will not be entitled to appraisal rights. Additionally, appraisal rights are not available to holders of public warrants. For additional information, including the procedures for properly demanding appraisal, see “Summary of the Proxy Statement/Prospectus - MTech Appraisal Rights.”

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MJF Appraisal Rights

MJF’s holders do not have appraisal rights in connection with the Business Combination under the Colorado Limited Liability Company Act.

Redemption Rights

Holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Amended and Restated Certificate of Incorporation. As of December 31, 2018, this would have amounted to approximately $10.14 per share (net of income and franchise taxes). It is anticipated that the per share redemption price will be approximately $10.16 (net of income and franchise taxes) at the closing of the Business Combination, which is anticipated to occur during the second quarter of 2019. If a holder exercises its redemption rights, then such holder will be exchanging its shares of MTech common stock for cash and will no longer own shares of MTech common stock and will not participate as a future shareholder of MTech Holdings. Our public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of common stock for cash. This means that public stockholders who hold shares of our Class A common stock on or before June 13, 2019 (two (2) business days before the Special Meeting) will be eligible to elect to have their shares of Class A common stock redeemed for cash in connection with the Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Special Meeting. To redeem their shares of common stock for cash, our public stockholders can demand MTech to convert their public shares into cash and tender their shares to MTech’s transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of MTech Stockholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on MTech’s Public Float

MTech’s public stockholders currently own approximately 77.38% of MTech’s issued and outstanding capital stock and the Sponsor currently owns approximately 22.62% of MTech’s issued and outstanding capital stock. It is anticipated that, immediately after the Business Combination and if there are no redemptions, MTech’s public stockholders will own approximately 40.15% of MTech Holdings’ issued and outstanding capital stock, the Sponsor will own approximately 11.74% of MTech Holdings’ issued and outstanding capital stock and the Sellers will own approximately 48.11% of MTech Holdings’ issued and outstanding capital stock. If any of MTech’s public stockholders exercise their redemption rights, the ownership interest in MTech Holdings of MTech’s public stockholders will decrease and the ownership interest in MTech Holdings of the Sellers and the Sponsor will increase, and if there are redemptions by MTech’s public stockholders up to the maximum level that would permit completion of the Business Combination, MTech’s public stockholders will own 8.89% of MTech Holdings’ issued and outstanding capital stock, the Sponsor will own approximately 17.87% of MTech Holdings’ issued and outstanding capital stock and the Sellers will own approximately 73.24% of MTech Holdings’ issued and outstanding capital stock. If the actual facts are different than these assumptions (based on redemptions by MTech’s public stockholders, changes in the terms of the Business Combination, adjustments to the MJF purchase price pursuant to the Merger Agreement or otherwise), the percentage ownership interests in MTech Holdings post-Business Combination may be different.

The following table illustrates varying ownership levels of the issued and outstanding capital stock of MTech Holdings, assuming varying levels of redemptions by MTech’s public stockholders:

	Ownership Percentage Assuming No Redemption of Shares	Ownership Percentage Assuming Maximum Redemption of Shares
Sellers	48.11%	73.24%
Sponsor	11.74%	17.87%
MTech’s public stockholders	40.15%	8.89%

The ownership percentage set forth above with respect to MTech Holdings includes the shares issuable to the Sellers that are held in escrow, as well as shares issued in exchange for unvested MJF profits units that are subject to continued vesting, and does not take into account (i) the issuance of any shares under the Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 5,993,750 shares of MTech Holdings common stock that will remain outstanding following the Business Combination or any additional warrants that are issued to our Sponsor pursuant to the conversion of its working capital loans that were made to MTech, (iii) any adjustments to the merger consideration payable to the Sellers as a result of MJF’s working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the issuance of any underlying shares upon the exercise of the underwriter’s option to purchase up to 250,000 units and (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of MTech Holdings’ common stock. See “Unaudited Pro Forma Combined Financial Information” for further information.

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Reasons for the Business Combination

MTech’s Reasons for the Business Combination

MTech was organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses. MTech has sought to capitalize on the ability of its management team to identify, acquire and partner with management to operate a business.

In considering the proposed Business Combination, MTech’s Board considered in particular the following positive factors, although not weighted or in any order of significance:

●	Proven Track Record. MJF is led by an experienced management team that has created proprietary and complex solutions for organic material tracking and regulatory compliance monitoring for the cannabis industry. As the creator of seed-to-sale tracking for the legal cannabis industry, MJF serves clients in 29 of the 33 U.S. states that have legalized cannabis in some form and 11 legalized countries with substantial growth opportunity.

●	Strong Competitive Position. MTech focused on MJF’s growing market position in the tracking and compliance monitoring segment within the cannabis industry. MTech believes that MJF has large scale potential as the cannabis market continues to grow globally and is the only Software-as-a-Service (“SaaS”) platform able to compete on this level because of (a) its nine years of experience in providing monitoring and compliance services to the cannabis industry, including several years of experience serving clients in 11 countries, (b) its understanding of foreign country cannabis markets, including client requirements, applicable laws and currency issues, (c) the availability of its platform in three languages, English, Spanish and French, and its ability to quickly adapt its platform to other languages with left to right reading format, and (d) its current standing as the only SaaS solution provider in the industry that provides extensive consulting and support services in the pre-operational phase through the complete business lifecycle. MJF’s eight and a half years of operations have provided it with a statistically significant dataset of cannabis transaction information that MJF believes cannot be readily duplicated by new entrants into the marketplace. MJF uses this dataset to more accurately ensure compliance in the industry and to predict trends in the marketplace and makes this dataset available to users of its platforms, providing greater utility to customers in this regard than can be provided by competing platforms.

●	Industry-leading Technology; High Barriers for New Entrants. Since its inception in 2010, MJF has led the market in delivering cannabis tracking and compliance management technology to commercial businesses and state government regulatory agencies. MJF’s products, MJ Platform® and Leaf Data Systems®, are highly-versatile platforms that provide clients with a central data management system for tracking regulated cannabis products — from seed to product to shelf to customer — throughout the complete supply chain, using a unique plant identifier method. New technology platforms will experience high barriers to enter this segment in light of the time it takes to develop technology platforms, their ability to understand the various cannabis markets and build programs that meet regulatory requirements, and their ability to penetrate markets that have multi-year contracts and/or prove that a new product is more impactful than MJF.

●	Opportunity for Significant Revenue and Earnings Growth. MJF has the potential for significant revenue and earnings growth through a combination of organic growth and acquisition opportunities. MTech believes MJF will continue to grow organically by further penetrating existing customers, expanding its customer base and developing and expanding its cross-selling efforts. MJF also aims to opportunistically acquire high-quality businesses that are synergistic to current business operations. In connection with MTech’s evaluation of MJF, MJF projected significant gross margins of 60% in 2019, 70% in 2020, and 69% in 2021, based on historic gross margins of 78% and 61% in 2017 and 2018, respectively, and an organic growth rate for MJF’s business of more than 50% each year for the next few years using only MJF’s current resources. MJF’s growth projections are not based on securing additional state contracts but on three concepts: (1) the economic environment in which MJF is operating; (2) MJF’s status as a leader and comprehensive compliance solution in its target markets; and (3) existing contracts that can be further monetized in the future.

o	Economic Environment. MJF’s clients operate and seek to comply with state laws in the cannabis, cannabidiol (“CBD”) and hemp markets, which are growing at rapid rates. According to a February 2018 report from Arcview Market Research, spending on legal cannabis is projected to grow in North America from $9.2 billion in 2017 to an estimated $47.3 billion in 2027, an 18% compound annual growth rate. Internationally, the Rest of World markets are expected grow at a compound annual growth rate of 47%. According to a 2017 Gartner report, on average, companies spend 2.5% of their gross revenues on technology solutions. These data points, when applied to the forecasted $47.3 billion sales in North America, reflect a potential 2027 technology spend of $1.2 billion ($47.3 billion x 2.5%) without considering the international impact. Further, the report noted that 37% of respondents reported a preference for buy versus build which included SaaS and SaaS was reported as the most popular for significant investment. Industry studies show that current operators in the cannabis, CBD, and hemp market are underspending on technology compared to other industries. MJF believes those operators will be forced to automate their operations, compliance, and reporting with an integrated ERP system, such as MJF’s platforms, if they are to remain competitive in a rapidly growing marketplace.

o	Status of MJF in the Economic Environment. According to state tax agencies records and locator services, MJF was one of the first, if not the first, technology platforms built for ensuring and monitoring compliance in the cannabis, CBD, and hemp industries. Further, it is the only ERP solution built to scale nationally and internationally while providing technology compliance, monitoring and auditing products across the entire supply chain and all industry verticals of the cannabis, CBD and hemp markets. Importantly, MJF has already started serving businesses and governments globally. MJF currently services clients in 29 of the 33 U.S. states that have legalized cannabis in some form and 11 legalized countries. These factors establish MJF as a mature, vetted solution for the coming global expansion in the industry. MJF expects to leverage its first-mover advantage and reputation among industry participants throughout the global supply chain to increase market share.

o	Future Monetization. In addition to the market advantages described above, MJF has existing contracts with its current clients that can be monetized in the future. 100% of MJF’s license agreements provide MJF with the right to aggregate and monetize client data. MJF to date has processed and compiled data related to more than $13 billion in sales, resulting in MJF owning and controlling substantial business intelligence data set that can be monetized for multiple purposes in the future. MJF believes this database represents the largest statistically relevant dataset of any competitor (by far) and expects to leverage this data to develop and provide additional service offerings to current and future clients.

●	Benefit from Being a Public Company. MTech believes that MJF, under public ownership, will have the flexibility and financial resources to pursue and execute a growth strategy to increase revenues and shareholder value. The company will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

MTech’s directors also considered the following negative factors:

●	Threat from Competition. The landscape in which MJF competes is highly competitive and expected to continue to change. While innovation can help MJF’s business as it creates new offerings for MJF to sell and provide complementary services, it can also disrupt MJF’s business model and create new and stronger competitors. Additionally, to the extent MJF faces increased competition to gain and retain clients, MJF may be required to reduce prices, increase sales and marketing expenditures, or take other actions that could adversely affect its business, results of operations, or financial condition. MTech carefully considered the competitive landscape and believes that MJF is well positioned with respect to competition in the industry.

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●	Growth through acquisitions and integration risk. MJF has never acquired a business and gone through a process integrating technologies, products, personnel, or operations of any acquired business. Any failure to successfully integrate the acquired business and any delay in achieving synergies from integration, could harm the company’s business, results of operations, or financial condition.

●	Changes in industry landscape through technological developments. MJF’s primary markets are characterized by technological change, regulatory change, evolving industry standards, changing client preferences, and new product and service introductions. As a result, MTech considered the potentially adverse effects of these evolving technological developments on MJF’s business. These technologies could reduce and, over time, replace some of MJF’s current business. In addition, MJF’s clients may delay spending under existing contracts and engagements and may delay entering into new contracts while they evaluate new technologies. MTech believes that MJF has managed to adapt well to technological changes and MJF’s strong technical expertise will enable it to remain at the forefront of any such changes in the future.

●	Revenue growth and risks related to achievement of projected margins and growth. MJF has a relatively short operating history, which makes it difficult to evaluate its business and future prospects. MJF has been in existence since 2010, though much of its revenue growth has occurred during the past three years. MJF has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, such as market acceptance of its current and future products and services, changing regulatory environments and costs associated with compliance, and existing client retention rates and the ability to upsell clients. The projections of gross margins and business growth for the next several years provided by MJF are based on what MJF’s management believes to be conservative assumptions, but these projections are only predictions based on information known to MJF and risks known and unknown to MJF at the time the projections were formulated. Any and all of the risks described in this proxy statement/prospectus regarding MJF and its business and industry, including but not limited to, adverse changes in the laws governing MJF or its clients or MJF’s target markets, advances in compliance technology offered by MJF’s competitors, MJF’s failure to efficiently manage growth or deploy its resources in an opportunistic manner and general economic trends, as well as the failure by MJF to fully monetize existing clients as projected, could cause MJF’s business to experience lower gross margins, revenues lower than those projected, and generally reduced growth or overall decline in its business operations.

●	Security concerns. MJF utilizes information technology systems, including third-party hosted servers and cloud-based servers, to host digital databases and client information, including business, financial and corporate records, internal and external electronic communications and other critical information, and to process operational functions integral to MJF’s internal operations and the provision of services to clients across its platforms. MJF has experienced data loss and theft in the past. Although MJF has taken steps to protect the security of data maintained in its information systems, its security measures may not prevent additional attacks in the future, prevent systems from improperly functioning, or prevent the improper disclosure of client information in the event of future cyberattacks or otherwise. If any of MJF’s internal systems or the systems of MJF’s third-party providers are compromised due to computer virus, unauthorized access, malware, and the like, then sensitive documents could be exposed or deleted, and MJF’s ability to conduct business could be impaired.

●	Government contracts and regulatory changes. Leaf Data Systems is a compliance tracking system designed to give regulators visibility into the activity of licensed cannabis businesses in their jurisdiction. MJF currently has two clients for Leaf Data Systems, the State of Washington and the Commonwealth of Pennsylvania. Leaf Data Systems comprised 43% of MJF’s revenue for the year ended June 30, 2018 and 49% of MJF’s revenue for the six months ended December 31, 2018. MTech considered potentially adverse effects from changes in law, regulation, or the political climate of the cannabis industry, or an across-the-board change in government spending and purchasing policies that may result in MJF’s public sector clients reducing their purchases or even terminating their service contracts. MTech believes these risks are inherent in a government contracting environment and does not consider these risks to be significant.

In considering the Business Combination, MTech’s Board of Directors concluded the risks of proceeding with a transaction with MJF could be managed or mitigated and were unlikely to have a material impact on the Business Combination or MTech, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to MTech and its stockholders.

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MJF’s Reasons for the Business Combination

MJF believes that it will continue to experience rapid growth and that there are numerous opportunities for MJF to expand its business both organically and through acquisitions. MJF believes that becoming a public company provides it with the ability to capitalize on growth opportunities, and that the Business Combination presents the best route to this objective. In the course of reaching its decision to approve the Business Combination, the MJF board of directors consulted with its senior management, financial advisors and legal counsel, reviewed a significant amount of information, and considered a number of factors, including, among others:

●	Other Alternatives. It is the belief of MJF, after review of alternative strategic opportunities from time to time, that the proposed Business Combination represents the best potential transaction for MJF to create greater value for MJF’s holders, while providing MJF’s holders with greater liquidity by owning stock in a public company.

●	Advantages over a Traditional IPO. Prior to executing the Merger Agreement, the MJF board of directors considered the alternative of a traditional initial public offering. The MJF board of directors considered that the Business Combination provided certain advantages over a traditional IPO. In particular, the MJF board of directors considered that, based on available information at the time, including with respect to the conditions of the IPO market for companies with MJF’s characteristics, the Business Combination with MTech was likely to provide for a more time- and cost- effective means to capital with less dilution to MJF’s existing holders.

●	Access to Capital. MJF expects that the Business Combination would be a more time- and cost-effective means to access capital than other options considered, including a traditional IPO.

●	Size of Post-Combination Company. MJF considered the Business Combination implied enterprise value of approximately $70 million for MJF, providing MJF’s holders with the opportunity to go-forward with ownership in a public company with a larger market capitalization.

●	Benefit from Being a Public Company. MJF believes that under public ownership it will have the flexibility and financial resources to pursue and execute a growth strategy to increase revenues and stockholder value. It will benefit from being publicly traded, and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

In the course of reaching its decision to approve the Business Combination, the MJF board of directors, also considered negative factors, including, among others:

●	Uncertainty of Consummation of the Business Combination. The board considered the risk that the Business Combination may not be approved by the necessary vote of the MTech stockholders and that time and resources for other potential opportunities could be lost to the Business Combination process.

●	Uncertainty as to Amount of Redemptions and cash in Trust following the Business Combination. The Board noted that the MTech stockholders have the right to redeem their shares for cash. Any such redemptions shall serve to reduce the amount of cash in Trust following the Business Combination and reduce the amount of capital available to operate and grow MJF’s operations. The amount of redemptions and the amount of cash that will remain in Trust following the Business Combination cannot be determined.

●	Diversion of Resources to the Business Combination Process. The board noted that MJF’s management and capital resources would be diverted in part to the Business Combination process at a time when such resources are required to shepherd MJF’s entrance into new markets and manage MJF’s organic business growth.

●	Expense of Being a Public Company. The board considered the added financial expense of being a public company, including greater legal and accounting expenses, and the requirement to dedicate personnel and other resources to quarterly, annual and other reporting obligations.

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MTech Special Meeting

MTech is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by its Board for use at the Special Meeting to be held on June 17, 2019, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to you on or about ________, 2019. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct how your vote shall be cast at the Special Meeting.

Date, Time and Place of Special Meeting

The Special Meeting will be held at 10:00 a.m. Eastern Time on June 17, 2019, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of MTech common stock as of the close of business on May 13, 2019, which is the Record Date for the Special Meeting. You are entitled to one vote for each share of MTech common stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the date of this proxy statement/prospectus, there were 7,431,250 shares of MTech common stock issued and outstanding, consisting of 5,750,000 shares originally sold as part of units in the IPO, 243,750 shares originally sold as part of units to the Sponsor in a Private Placement that occurred simultaneously with the consummation of the IPO and 1,437,500 founder shares that were issued to the Sponsor prior to the IPO. MTech does not expect to issue any shares of common stock on or before the Record Date.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of MTech stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the common stock outstanding and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

Approval of the Business Combination Proposal and the Charter Amendments Proposal requires the affirmative vote of a majority of the issued and outstanding shares of MTech common stock as of the Record Date. Accordingly, an MTech stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Charter Amendments Proposal.

The approval of the Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Special Meeting. Accordingly, an MTech stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or the failure of an MTech stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee (a “broker non-vote”) will result in that stockholder’s shares not being counted towards the number of shares of MTech common stock required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will also have no effect on the outcome of the Incentive Plan Proposal or the Adjournment Proposal.

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Charter Amendments Proposal and the Incentive Plan Proposal are approved at the Special Meeting. The Adjournment Proposal does not require the approval of any other proposal to be effective.

It is important for you to note that in the event that the Business Combination Proposal, the Charter Amendments Proposal and the Incentive Plan Proposal do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 1, 2019, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

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Recommendation to MTech Stockholders

After careful consideration, our Board has concluded that the Business Combination is in the best interests of MTech’s stockholders. Our directors believe that the proposals being presented at the Special Meeting are in the best interests of MTech’s stockholders, and they recommend that MTech’s stockholders vote FOR each of the proposals.

Interests of MTech’s Directors and Officers in the Business Combination

When you consider the recommendation of our Board in favor of the proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $25,000 for their founder shares and such securities should have a significantly higher value at the time of the Business Combination;

●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $2,437,500 for the placement units and such securities should have a significantly higher value at the time of the Business Combination;

●	if MTech is unable to complete a business combination within the required time period, our Chairman will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by MTech for services rendered or contracted for or products sold to MTech, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	unless MTech consummates an initial business combination, MTech’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account;

●	the fact that Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that the founder shares and placement units, including the placement shares and placement warrants, purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the placement units, and all of their underlying securities, will not be sold or transferred by it until MTech has completed a business combination, subject to limited exceptions;

●	the appointment of Scott Sozio, Tahira Rehmatullah and Douglas Rothschild as designees to the board of directors of MTech Holdings which will entitle such individuals to any cash fees, stock options or stock awards that MTech Holdings determines to pay to its non-executive directors; and

●	the continued indemnification of current directors and officers of MTech and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination.

Risk Factors

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes and the other documents referred to herein, for a discussion of factors, including the risks to holders of MTech common stock who do not redeem in connection with the Special Meeting, you should consider carefully before making an investment decision.

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Officers and Directors of MTech Holdings

MTech Holdings’ directors and executive officers upon consummation of the Business Combination will be as follows:

Name	Age	Position
Jessica Billingsley	41	Chief Executive Officer and Director
Ruth Ann Kraemer	65	Chief Financial Officer
Scott Sozio	39	Director
Emery Johnathon Huang	34	Director
Matthew R. Kane	38	Director
Tahira Rehmatullah	37	Director
Douglas Rothschild	42	Director
Mark Iwanowski	63	Director

For more information on the new directors and management of MTech Holdings, see “Management After the Business Combination.”

Quotation of MTech Holdings Securities

It is anticipated that MTech Holdings’ common stock and public warrants will be traded on the Nasdaq Stock Market under the symbols “KERN” and “KERNW,” respectively, following the closing of the Business Combination.

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QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Special Meeting of MTech stockholders. The following questions and answers do not include all the information that is important to stockholders of MTech. We urge the stockholders of MTech to read carefully this entire proxy statement/prospectus, including the annexes and other documents referred to herein.

Q:	Why am I receiving this proxy statement/prospectus?

A:

MTech’s stockholders are being asked to consider and vote upon a proposal to approve and adopt the Merger Agreement, among other proposals. We have entered into the Merger Agreement with the parties thereto to provide for the combination of MTech and MJF under a new holding company called MTech Acquisition Holdings Inc. Upon completion of the Business Combination, current MTech stockholders will receive shares of MTech Holdings common stock to replace their existing shares of MTech common stock. The outstanding MTech warrants, by their terms, will be cancelled and exchanged for MTech Holdings’ warrants to purchase an equal number of shares of MTech Holdings’ common stock. Current holders of MJF’s membership interests, including MJF’s preferred units and profits interest units (the “Sellers”), will receive shares of MTech Holdings common stock. We refer to the transactions contemplated by the Merger Agreement hereafter as the “Business Combination.” The purchase price for the Business Combination is $70 million, subject to net working capital and closing date indebtedness adjustments in accordance with the terms of the Merger Agreement, as described further herein. The purchase price shall be paid in shares of MTech Holdings common stock valued at $10.16 per share. 10% of the shares otherwise issuable to the Sellers will be set aside in escrow to satisfy any post-closing purchase price adjustments and indemnification claims.

A copy of the Merger Agreement is attached to this proxy statement/prospectus as Annex A. This proxy statement/prospectus and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Special Meeting. You should read them carefully and in their entirety.

This proxy statement/prospectus also serves as an information statement of MJF used to solicit the written consent of holders of its membership interests for the adoption of the Merger Agreement and the approval of the Business Combination and the other related transactions contemplated by the Merger Agreement. Holders of membership interests of MJF are entitled to sign and return a written consent to adopt the Merger Agreement and approve the Business Combination and the other related transactions contemplated by the Merger Agreement.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/prospectus, its annexes and the other documents referred to herein.

Q:	What is being voted on at the Special Meeting?

A:	Our stockholders are being asked to vote on the following proposals

1.	To approve and adopt the Business Combination and the other transactions contemplated by the Merger Agreement

2.	To approve and adopt the Amended and Restated Certificate of Incorporation of MTech Holdings to reflect the following material differences from MTech’s current amended and restated certificate of incorporation:

(a)	having a single class of common stock and an authorized 75,000,000 shares of common stock;

(b)	having 5,000,000 shares of authorized preferred stock;

(c)	fixing the number of directors of MTech Holdings at eight, subject to change by resolution adopted by the affirmative vote of at least a majority of the board of directors then in office;

(d)	dividing the board of directors of MTech Holdings into three classes with staggered three-year terms;

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(e)	prohibiting stockholder actions by written consent; and

(f)	making MTech Holdings’ corporate existence perpetual as opposed to MTech’s corporate existence terminating 18 months following the consummation of its initial public offering and removing various provisions applicable only to special purpose acquisition corporations contained in MTech’s current amended and restated certificate of incorporation;

3.	To approve and adopt the Incentive Plan; and
4.	To adjourn the Special Meeting to a later date or dates, if MTech is unable to consummate the Business Combination for any reason.

Q:	Are the proposals conditioned on one another?

A:	Unless the Business Combination Proposal is approved, the Charter Amendments Proposal and the Incentive Plan Proposal will not be presented to the stockholders of MTech at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then we will not consummate the Business Combination. If MTech does not consummate the Business Combination and fails to complete an initial business combination by August 1, 2019, MTech will be required to dissolve and liquidate its trust account by returning the then remaining funds in such account to its public stockholders.

Q:	What will happen in the Business Combination?

A:	Upon completion of the Business Combination, MTech and MJF will be combined under the new holding company MTech Holdings. The purchase price for the Business Combination is $70 million, subject to net working capital and closing date indebtedness adjustments in accordance with the terms of the Merger Agreement, as described further herein. The purchase price shall be paid in shares of MTech Holdings common stock valued at $10.16 per share. The Sellers will receive an aggregate number of shares of MTech Holdings common stock equal to the quotient of the aggregate merger consideration of $70,000,000, subject to adjustments for net working capital and MJF’s indebtedness as of the date of the Closing, divided by $10.16, in exchange for all of the issued and outstanding membership interests of MJF upon the closing of the Business Combination with 10% of such shares set aside in escrow until 90 days after MTech Holdings files with the Commission its annual report of Form 10-K for the fiscal year ending June 30, 2019 in order to satisfy post-closing purchase price adjustments and indemnification claims against the Sellers. Shares issued for unvested MJF profits interest units shall continue to be subject to the same vesting after the closing as applicable to the profits interest units of MJF. Typically, the profits interest units of MJF vest in four equal 25% annual installments, with the first tranche vesting on the first anniversary of the date of grant. Vesting of each tranche is conditioned upon the holder thereof being employed by MJF on the vesting date. Assuming that 6,889,764 shares of MTech Holdings common stock are issued to the current unit holders of MJF in the business combination (using the aggregate merger consideration amount of $70 million (assuming that there are no adjustments to the merger consideration at the closing for net working capital or indebtedness) divided by the fixed price of $10.16 per share, and including the shares of MTech Holdings common stock to be held in escrow), an aggregate of 88,568 shares of MTech Holdings common stock will be issued to the holders of the unvested profit interests units of MJF. Current MTech stockholders will receive shares of MTech Holdings common stock to replace their existing shares of MTech common stock. The outstanding MTech warrants, by their terms, will be cancelled and exchanged for MTech Holdings’ warrants to purchase an equal number of warrants to shares of MTech Holdings’ common stock. MTech units will cease trading upon consummation of the Business Combination.

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Q:	What equity stake will current stockholders of MTech and the Sellers hold in MTech Holdings after the Closing?

A:	It is anticipated that, upon the completion of the Business Combination and if there are no redemptions, MTech’s public stockholders will retain an ownership interest of approximately 40.15% of the outstanding capital stock of MTech Holdings, the Sponsor will retain an ownership interest of approximately 11.74% of the outstanding capital stock of MTech Holdings and the Sellers will own approximately 48.11% of the outstanding common stock of MTech Holdings. These ownership percentages with respect to MTech Holdings include the shares issuable to the Sellers that are held in escrow, as well as shares issued in exchange for unvested MJF profits interest units that are subject to continued vesting, and do not take into account (i) the issuance of any shares under the Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 5,993,750 shares of MTech Holdings common stock that will remain outstanding following the Business Combination or any additional warrants that are issued to our Sponsor pursuant to the conversion of its working capital loans that were made to MTech, (iii) any adjustments to the merger consideration payable to the Sellers as a result of MJF’s working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the issuance of any underlying shares upon the exercise of the underwriter’s option to purchase up to 250,000 units and (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of MTech Holdings’ common stock. . If the actual facts are different than these assumptions (which they are likely to be), the percentage ownerships in MTech Holdings will be different. See “Summary of the Proxy Statement/Prospectus – Impact of the Business Combination on MTech’s Public Float” and “Unaudited Pro Forma Combined Financial Information” for further information.”

Q:	What conditions must be satisfied to complete the Business Combination?

A:	There are a number of closing conditions in the Merger Agreement, including that our stockholders have approved and adopted the Merger Agreement and the Incentive Plan Proposal.

Q:	Why is MTech providing stockholders with the opportunity to vote on the Business Combination?

A:	Under the DGCL and MTech’s Amended and Restated Certificate of Incorporation, MTech must provide all holders of its public shares with the opportunity to have their public shares redeemed upon the consummation of MTech’s initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For legal and other reasons, MTech has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, MTech is seeking to obtain the approval of its stockholders of the Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their public shares in connection with the closing of the Business Combination.

Q:	How many votes do I have at the Special Meeting?

A:	MTech stockholders are entitled to one vote at the Special Meeting for each share of MTech common stock held of record as of May 13, 2019, the Record Date for the Special Meeting. As of the date of this proxy statement/prospectus, there were 7,431,250 outstanding shares of MTech common stock. MTech does not expect to issue any shares of common stock on or before the Record Date.

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Q:	What vote is required to approve the proposals presented at the Special Meeting?

A:

The approval of the Business Combination Proposal and the Charter Amendments Proposal requires the affirmative vote of a majority of the issued and outstanding MTech common stock as of the Record Date. Accordingly, an MTech stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal.

Our Sponsor, directors and officers have agreed to vote their shares in favor of the Business Combination Proposal. As a result, we would need only 2,034,376, or approximately 35.38%, of the 5,750,000 public shares, to be voted in favor of the Business Combination in order to have the Business Combination approved.

The approval of the Incentive Plan Proposal and the Adjournment Proposal each require the affirmative vote of the holders of a majority of the shares of MTech common stock cast by the stockholders represented in person or by proxy and entitled to vote thereon at the Special Meeting. An MTech stockholder’s failure to vote by proxy or to vote in person at the Special Meeting will not be counted towards the number of shares of MTech common stock required to validly establish a quorum, and if a valid quorum is otherwise established, it will have no effect on the outcome of the vote on the Charter Amendments Proposal, the Incentive Plan Proposal and the Adjournment Proposal.

If the Business Combination Proposal is not approved, the Charter Amendments Proposal and the Incentive Plan Proposal will not be presented to the MTech stockholders for a vote. The approval of the Business Combination Proposal, the Charter Amendments Proposal and the Incentive Plan Proposal are preconditions to the consummation of the Business Combination.

Q:	May MTech, the Sponsor or MTech’s directors, officers, advisors or their affiliates purchase shares in connection with the Business Combination?

A:	In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, directors, officers or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the trust account. None of MTech’s Sponsor, directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of MTech shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are below or in excess of the per-share pro rata portion of the trust account.

Q:	What constitutes a quorum at the Special Meeting?

A:	Holders of a majority in voting power of MTech common stock issued and outstanding and entitled to vote at the Special Meeting constitute a quorum. In the absence of a quorum, the chairman of the meeting has the power to adjourn the Special Meeting. As of the Record Date, 3,715,626 shares of MTech common stock would be required to achieve a quorum assuming MTech has 7,431,250 shares of common stock issued and outstanding.

Q:	How will the Sponsor, directors and officers vote?

A:

Our Sponsor currently owns 243,750 shares of Class A common stock and 1,437,500 shares of Class B common stock, representing 22.62% of the issued and outstanding shares of common stock of MTech. Shares of Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis, subject to certain anti-dilution adjustments which have been waived by the Sponsor and will be exchanged into shares of common stock of MTech Holdings upon consummation of the Business Combination. Our Sponsor, as well as all of MTech’s officers and directors, have agreed to vote any shares held by them in favor of our Business Combination. As a result, we would need only 2,034,376, or approximately 35.38%, of the 5,750,000 public shares, to be voted in favor of the Business Combination in order to have the Business Combination approved.

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Q:	What interests do MTech’s current officers and directors have in the Business Combination?

A:	The Sponsor, members of MTech’s Board and its executive officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interest. These interests include, among other things:

●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $25,000 for their founder shares and such securities should have a significantly higher value at the time of the Business Combination;

●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $2,437,500 for the placement units and such securities should have a significantly higher value at the time of the Business Combination;

●	if MTech is unable to complete a business combination within the required time period, our Chairman will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by MTech for services rendered or contracted for or products sold to MTech, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	unless MTech consummates an initial business combination, MTech’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account;

●	the fact that Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that the founder shares and placement units, including the placement shares and placement warrants, purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the placement units, and all of their underlying securities, will not be sold or transferred by it until MTech has completed a business combination, subject to limited exceptions;

●	the appointment of Scott Sozio, Tahira Rehmatullah and Douglas Rothschild as designees to the board of directors of MTech Holdings which will entitle such individuals to any cash fees, stock options or stock awards that MTech Holdings determines to pay to its non-executive directors; and

●	the continued indemnification of current directors and officers of MTech and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Q:	What happens if I sell my shares of Class A common stock before the Special Meeting?

A:	The Record Date is earlier than the date of the Special Meeting. If you transfer your shares of common stock after the Record Date, but before the Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Special Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination in accordance with the provisions described herein. If you transfer your shares of Class A common stock prior to the Record Date, you will have no right to vote those shares at the Special Meeting.

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Q:	What happens if the Business Combination Proposal is not approved?

A:	Pursuant to MTech’s Amended and Restated Certificate of Incorporation, if the Business Combination Proposal is not approved and MTech does not otherwise consummate an alternative business combination by August 1, 2019, MTech will be required to dissolve and liquidate its trust account by returning the then remaining funds in such account to the public stockholders.

Q:	Do I have redemption rights?

A:	Pursuant to MTech’s existing Amended and Restated Certificate of Incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with MTech’s Amended and Restated Certificate of Incorporation. As of December 31, 2018, based on funds in the trust account of $58,451,942, this would have amounted to approximately $10.14 per share (net of income and franchise taxes). It is anticipated that the per share redemption price will be approximately $10.16 (net of income and franchise taxes) at the closing of the Business Combination, which is anticipated to occur during the second quarter of 2019. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Class A common stock for cash. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to MTech’s transfer agent prior to the Special Meeting. See the question titled “How do I exercise my redemption rights?” below and the section titled “Special Meeting of MTech Stockholders—Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Q:	Will how I vote affect my ability to exercise redemption rights?

A:	No. You may exercise your redemption rights whether or not you vote your shares of MTech common stock “FOR” or “AGAINST” the Business Combination Proposal or any other proposal described by this proxy statement/prospectus. As a result, the Merger Agreement can be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a potentially less liquid trading market, fewer stockholders, potentially less cash and the potential inability to meet the listing standards of Nasdaq.

Q:	How do I exercise my redemption rights?

A:	In order to exercise your redemption rights, you must, prior to 5:00 p.m., Eastern time, on June 13, 2019 (two (2) business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your Public Shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is MTech’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, MTech does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically.

Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests and thereafter, with our consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to our transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed under the question “Who can help answer my questions?” below.

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Q:	What are the federal income tax consequences of exercising my redemption rights?

A:	MTech stockholders who exercise their redemption rights to receive cash in exchange for their shares of Class A common stock generally will be required to treat the transaction as a sale of such shares and recognize gain or loss upon the redemption in an amount equal to the difference, if any, between the amount of cash received and the tax basis of the shares of common stock redeemed. Such gain or loss should be treated as capital gain or loss if such shares were held as a capital asset on the date of the redemption. The redemption, however, may be treated as a distribution to a redeeming stockholder for U.S. federal income tax purposes if the redemption does not effect a sufficient reduction (as determined under applicable federal income tax law) in the redeeming stockholder’s percentage ownership in us (whether such ownership is direct or through the application of certain attribution and constructive ownership rules). Any amounts treated as such a distribution will constitute a dividend to the extent not in excess of our current and accumulated earnings and profits as measured for U.S. federal income tax purposes. Any amounts treated as a distribution and that are in excess of our current and accumulated earnings and profits will reduce the redeeming stockholder’s basis in his or her redeemed shares of our common stock, and any remaining amount will be treated as gain realized on the sale or other disposition of our common stock. These tax consequences are described in more detail in the section titled “The Business Combination Proposal — Material U.S. Federal Income Tax Considerations.” We urge you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q:	What are the U.S. federal income tax consequences if I do not exercise my redemption rights and instead participate in the Business Combination?

A:	It is intended that the Business Combination will qualify as part of an exchange described in Section 351 of the Internal Revenue Code of 1986, as amended, which we refer to as the Code. If the Business Combination qualifies as part of an exchange described in Section 351, then U.S. Holders (as defined in the section entitled “The Business Combination Proposal — Material U.S. Federal Income Tax Considerations”) of MTech common stock who do not exercise their redemption rights and who participate in the Business Combination generally will not recognize gain or loss for U.S. federal income tax purposes as a result of the exchange of MTech common stock for MTech Holdings common stock. You are strongly urged to consult with a tax advisor to determine the particular U.S. federal, state or local or foreign income or other tax consequences of your participation in the Business Combination. See “The Business Combination Proposal — Material U.S. Federal Income Tax Considerations.”

Q:	If I am a warrant holder, can I exercise redemption rights with respect to my warrants?

A:	No. The holders of warrants have no redemption rights with respect to warrants.

Q:	Do I have appraisal rights if I object to the proposed Business Combination?

A:	MTech stockholders may have appraisal rights in connection with the Business Combination. If MTech Holdings’ securities are not listed on a national securities exchange at the time the Business Combination is consummated, holders of MTech common stock who do not vote in favor of the Business Combination Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Business Combination under Section 262 of the DGCL. Holders of public shares electing to exercise redemption rights will not be entitled to appraisal rights. Additionally, appraisal rights are not available to holders of public warrants. For additional information, including the procedures for properly demanding appraisal, see “Summary of the Proxy Statement/Prospectus - MTech Appraisal Rights.”

Q:	What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:	If the Business Combination is consummated, the funds held in the trust account will be released to pay:

●	MTech stockholders who properly exercise their redemption rights;

●	$2,300,000 of Business Combination marketing fees to EBC in connection with the Business Combination;

●	certain other fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by MTech or MJF in connection with the transactions contemplated by the Business Combination and pursuant to the terms of the Merger Agreement;

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●	any loans owed by MTech to its Sponsor for any MTech transaction expenses or other administrative expenses incurred by MTech; and

●	for general corporate purposes including, but not limited to, working capital for operations.

Q:	What happens if the Business Combination is not consummated?

A:	There are certain circumstances under which the Merger Agreement may be terminated. See the section titled “The Business Combination Proposal — Merger Agreement” for information regarding the parties’ specific termination rights.

If, as a result of the termination of the Merger Agreement or otherwise, MTech is unable to complete the Business Combination or another initial business combination transaction by August 1, 2019, MTech’s Amended and Restated Certificate of Incorporation provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any interest earned on the funds held in the trust account net of interest that may be used by us to pay our franchise and income taxes payable and up to $15,000 of any remaining interest for dissolution expenses, divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Holders of founder shares have waived any right to any liquidation distribution with respect to those shares.

In the event of liquidation, there will be no distribution with respect to MTech’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:	When is the Business Combination expected to be completed?

A:	The closing is expected to take place in the second quarter of 2019.

For a description of the conditions to the completion of the Business Combination, see the section titled “The Business Combination Proposal.”

Q:	What will MTech stockholders receive in the Business Combination?

A:	Upon completion of the Business Combination, each share of MTech common stock will be exchanged for one share of MTech Holdings common stock, par value $0.001 per share. Shares held by MTech as treasury stock or that are owned by MTech, which we refer to as the MTech excluded shares, will not be exchanged and will be canceled.

Q:	What will MTech warrant holders receive in the Business Combination?

A:	Upon completion of the Business Combination, all of the warrants to purchase MTech common stock will be cancelled and exchanged for MTech Holdings warrants to purchase an equal number of shares of MTech Holdings common stock on the same terms and conditions as the original warrants.

Q:	If I am an MTech warrant holder, will my warrants become exercisable for shares of MTech Holdings common stock if the Business Combination is consummated?

A:	Yes. Pursuant to the Merger Agreement and the terms of the MTech warrants, each MTech warrant will be cancelled and exchanged for an MTech Holdings warrant to purchase shares of MTech Holdings common stock. However, in the event that MTech does not consummate the business combination by August 1, 2019, MTech will be required to liquidate and any MTech warrants you own will expire without value.

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Q:	If the Business Combination is completed, when can I expect to receive the MTech Holdings common stock for my shares of MTech common stock?

A:	After the consummation of the Business Combination, MTech Holdings’ transfer agent will send instructions to MTech security holders regarding the exchange of their MTech securities for MTech Holdings securities. MTech stockholders who exercise their redemption rights must deliver their stock certificates to MTech’s transfer agent (either physically or electronically) at least two (2) business days prior to the vote at the meeting.

Q:	How much cash will be available to MTech Holdings following the closing of the Business Combination, assuming maximum and minimum redemptions? To what extent will MTech Holdings need to secure additional financing in connection with the Business Combination? Following the Business Combination?

A:	Following the closing of the Business Combination, it is currently anticipated that MTech Holdings will have available to it approximately $63.8 million of cash, after payment of estimated expenses and assuming no redemptions are made by MTech public stockholders prior to the closing of the Business Combination, or approximately $10.4 million of cash, after payment of estimated expenses and assuming that the maximum amount of redemptions are made by MTech public stockholders prior to the closing of the Business Combination. We do not foresee the need to secure additional financing in connection with the Business Combination. Following the Business Combination, the combined entity will have enough cash on its balance sheet to finance operations. We also expect that from time to time we may need to raise additional financing to maintain our operations, and from time to time we may wish to raise additional financing in order to take advantage of business opportunities. To the extent we need or wish to raise such additional financing, our access to commercial bank financing or the debt and equity capital markets may be limited by various factors, including the condition of overall credit and capital markets, general economic factors, the state of the cannabis industry, our financial performance, credit ratings, and other factors. Commercial credit and debt and equity capital may not be available to us on favorable terms, or at all.

Q:	What do I need to do now?

A:

You are urged to read carefully and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

If you hold membership interests of MJF, you may execute and return your written consent to MJF in accordance with the instructions provided.

Q:	How do I vote?

A:	If you were a holder of record of MTech common stock on May 13, 2019, the Record Date, you may vote with respect to the Proposals in person at the Special Meeting, or by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or other nominee, you should follow the instructions provided by your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:	What will happen if I abstain from voting or fail to vote at the Special Meeting?

A:	At the Special Meeting, MTech will count a properly executed proxy marked “ABSTAIN” with respect to a particular proposal as present for purposes of determining whether a quorum is present. For purposes of approval, assuming a quorum is otherwise validly established, a failure to vote your shares will have no effect on the Proposals to be considered at the special meeting of stockholders.

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Q:	What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:	Signed and dated proxies received by MTech without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders. The proxyholders may use their discretion to vote on any other matters which properly come before the Special Meeting.

Q:	If I am not going to attend the Special Meeting in person, should I return my proxy card instead?

A:	Yes. Whether you plan to attend the Special Meeting or not, please read the enclosed proxy statement/prospectus carefully, and vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided.

Q:	If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:	No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. MTech believes the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:	May I change my vote after I have mailed my signed proxy card?

A:	Yes. You may change your vote by sending a later-dated, signed proxy card to MTech’s secretary at the address listed below so that it is received by MTech’s secretary prior to the Special Meeting or attend the Special Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to MTech’s secretary, which must be received by MTech’s secretary prior to the Special Meeting.

Q:	What should I do if I receive more than one set of voting materials?

A:	You may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:	Who will solicit and pay the cost of soliciting proxies?

A:	MTech will pay the cost of soliciting proxies for the Special Meeting. MTech has engaged Advantage Proxy Inc., which we refer to as “Advantage Proxy Inc.,” to assist in the solicitation of proxies for the Special Meeting. MTech has agreed to pay Advantage Proxy Inc. a fee of $12,500, plus disbursements. MTech will reimburse Advantage Proxy Inc. for reasonable out-of-pocket expenses and will indemnify Advantage Proxy Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. MTech will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of MTech common stock for their expenses in forwarding soliciting materials to beneficial owners of the MTech common stock and in obtaining voting instructions from those owners. MTech’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

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Q:	Who can help answer my questions?

A:

If you have questions about the proposals or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card you should contact:

Scott Sozio

Chief Executive Officer

MTech Acquisition Corp.

10124 Foxhurst Court

Orlando, Florida 32836

You may also contact our proxy solicitor at:

Advantage Proxy Inc.

PO Box 13581

Des Moines, WA 98198

Tel: (206)870-8565

Email: www.advantageproxy.com

To obtain timely delivery, MTech stockholders must request the materials no later than ______, 2019.

You may also obtain additional information about MTech from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.”

If you intend to seek redemption of your Public Shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to MTech’s transfer agent prior to the Special Meeting in accordance with the procedures detailed under the question “How do I exercise my redemption rights?” If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary, together with the section entitled, “Questions and Answers About the Proposals” summarizes certain information contained in this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Business Combination and the Proposals to be considered at the Special Meeting, you should read this entire proxy statement/prospectus carefully, including the annexes. See also the section titled “Where You Can Find More Information.”

Parties to the Business Combination

MTech

MTech is a special purpose acquisition company incorporated on September 27, 2017 for purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, recapitalization, exchangeable share transaction or other similar business transaction, one or more businesses or assets.

MTech’s units, Class A common stock and warrants are currently quoted on the Nasdaq Capital Market under the symbols “MTECU,” “MTEC” and “MTECW,” respectively.

MTech’s executive office is located at 10124 Foxhurst Court, Orlando, Florida 32836 and its telephone number is (407) 345-8332.

Sponsor

The Sponsor, a Florida limited liability company, is the sponsor of MTech and currently owns 22.62% of the issued and outstanding shares of common stock of MTech. The Sponsor has two managing members - SS FL, LLC and Game Boy Partners, LLC. Steve Van Dyke and Scott Sozio, the Chairman and the Chief Executive Officer of MTech respectively, are the managing members of SS FL, LLC. Douglas Rothschild, the senior advisor of MTech, is one of the members of Game Boy Partners, LLC.

MTech Holdings

MTech Holdings is a wholly-owned subsidiary of MTech and is the owner of all of the issued and outstanding equity interests of Purchaser Merger Sub and Company Merger Sub. MTech Holdings was incorporated under the laws of the State of Delaware on October 3, 2018. MTech Holdings owns no material assets other than the equity interest of Purchaser Merger Sub and Company Merger Sub and it does not operate any business.

The mailing address of MTech Holdings’ principal executive office is 10124 Foxhurst Court, Orlando, Florida 32836. Its telephone number is (407) 345-8332.

MJF

MJF is a large and growing regulatory compliance and inventory management technology company. MJF’s proprietary software platform is adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. Nine years ago, MJF identified a need for organic material tracking and regulatory compliance SaaS solutions in the growing cannabis and hemp industry. MJF developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law. MJF provides its regulatory software platform, Leaf Data Systems®, to state government regulatory agencies, and its business software platform, MJ Platform®, to state-licensed businesses.

Purchaser Merger Sub

Purchaser Merger Sub is a wholly-owned subsidiary of MTech Holdings formed solely for the purpose of effectuating the merger with MTech in which MTech will be the surviving entity. Purchaser Merger Sub was incorporated under the laws of the State of Delaware on October 3, 2018. Purchaser Merger Sub owns no material assets and does not operate any business.

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The mailing address of Purchaser Merger Sub’s principal executive office is 10124 Foxhurst Court, Orlando, Florida 32836. Its telephone number is (407) 345-8332. After the consummation of the Business Combination, it will cease to exist.

Company Merger Sub

Company Merger Sub is a wholly-owned subsidiary of MTech Holdings formed solely for the purpose of effectuating the merger with MJF in which MJF will be the surviving entity. Company Merger Sub was formed under the laws of the State of Colorado on September 17, 2018. Merger Sub LLC owns no material assets and does not operate any business.

The mailing address of Company Merger Sub’s principal executive office is 10124 Foxhurst Court, Orlando, Florida 32836. Its telephone number is (407) 345-8332. After the consummation of the Business Combination, it will cease to exist.

Consideration to the Sellers in the Business Combination

Pursuant to the Merger Agreement, upon the Closing, the Company Units issued and outstanding immediately prior to the Merger will convert automatically into the right to receive an aggregate number of shares of MTech Holdings common stock equal to the quotient of the aggregate merger consideration of $70,000,000, subject to adjustments for net working capital and MJF’s indebtedness as of the date of the Closing, divided by $10.16. 10% of the shares issuable to the Sellers will be set aside in escrow to satisfy any post-closing purchase price adjustment and indemnification claims.

Ownership Structure

The following diagram illustrates the ownership structure of MTech, MTech Holdings and MJF prior to the Business Combination and then after the Business Combination.

Board of Directors Following the Business Combination

Upon the Closing, MTech Holdings’ board of directors will consist of eight directors, including three (3) directors designated by MTech and five (5) directors designated by MJF. MTech has designated Scott Sozio, Tahira Rehmatullah and Douglas Rothschild to serve on the board of directors of MTech Holdings. MJF has designated, Jessica Billingsley, Matthew R. Kane, Emery J. Huang and Mark Iwanowski to serve on the board of MTech Holdings and will be entitled to designate a fifth member prior to the filing of the definitive proxy statement/ prospectus. See the section entitled “Management After the Business Combination.”

Accounting Treatment for Business Combination

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. GAAP. Under this method of accounting MTech Holdings will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on MJF shareholders expecting to have a majority of the voting power of the combined company, MJF comprising the ongoing operations of the combined entity, MJF comprising a majority of the governing body of the combined company, and MJF’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MJF issuing stock for the net assets of MTech, accompanied by a recapitalization. The net assets of MTech will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of MJF.

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MTech Appraisal Rights

In the event MTech Holdings’ securities are not listed on a national securities exchange at the time the Business Combination is consummated, appraisal rights will be available to all MTech stockholders pursuant to Section 262 of the DGCL. Appraisal rights are not available to holders of public warrants. If appraisal rights are available, holders of shares of MTech common stock who do not vote in favor of the Business Combination Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Business Combination under Section 262 of the DGCL. If the common stock of MTech Holdings is listed on a national securities exchange at the time the Business Combination is consummated, MTech stockholders will not be entitled to assert appraisal rights under Section 262. Holders of public shares electing to exercise redemption rights will not be entitled to appraisal rights.

The following discussion is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which is attached to this proxy statement/prospectus as Annex D. The following summary does not constitute any legal or other advice nor does it constitute a recommendation that stockholders exercise their appraisal rights, if any, under Section 262. All references in Section 262 and in this summary to a “stockholder” are to the record holder of the shares of common stock of MTech as to which appraisal rights are asserted. A person having a beneficial interest in shares of common stock of MTech held of record in the name of another person, such as a broker, fiduciary, depositary or other nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights, if available.

In the event that appraisal rights are available, under Section 262, holders of shares of common stock of MTech who do not vote in favor of the Business Combination Proposal and who otherwise follow the procedures set forth in Section 262 will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of the shares, exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, together with a fair rate of interest, if any, as determined by the court.

Under Section 262, where a merger or consolidation agreement is to be submitted for adoption at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, must notify each of its stockholders entitled to appraisal rights that appraisal rights are available and include in the notice a copy of Section 262. To the extent appraisal rights are available in connection with the Business Combination, this proxy statement/prospectus shall constitute the notice, and the full text of Section 262 is attached to this proxy statement/prospectus as Annex D. In the event appraisal rights are available in connection with the Business Combination, any holder of common stock of MTech who wishes to exercise appraisal rights, or who wishes to preserve such holder’s right to do so, should review the following discussion and Annex D carefully because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights. Moreover, because of the complexity of the procedures for exercising the right to seek appraisal of shares of common stock, MTech believes that if a stockholder considers exercising such rights, such stockholder should seek the advice of legal counsel.

Filing Written Demand

If appraisal rights are available in connection with the Business Combination, any holder of common stock of MTech wishing to exercise appraisal rights must deliver to MTech, before the vote on the Business Combination Proposal at the special meeting, a written demand for the appraisal of the stockholder’s shares, and that stockholder must not vote in favor of the Business Combination Proposal. A holder of shares of MTech common stock wishing to exercise appraisal rights must hold of record the shares on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective time of the Business Combination. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Business Combination Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Business Combination Proposal or abstain from voting on the Business Combination Proposal. Neither voting against the Business Combination Proposal nor abstaining from voting or failing to vote on the Business Combination Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Business Combination Proposal. The demand must reasonably inform MTech of the identity of the holder, as well as the intention of the holder to demand an appraisal of the “fair value” of the shares held by the holder. A stockholder’s failure to make the written demand prior to the taking of the vote on the Business Combination Proposal at the special meeting will constitute a waiver of appraisal rights.

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If appraisal rights are available in connection with the Business Combination, only a holder of record of shares of MTech common stock is entitled to assert appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of common stock of MTech should be executed by or on behalf of the holder of record, fully and correctly, as the holder’s name appears on the holder’s stock certificates, should specify the holder’s name and mailing address and the number of shares registered in the holder’s name and must state that the person intends thereby to demand appraisal of the holder’s shares in connection with the Business Combination. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy and tenancy in common, the demand should be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute a demand for appraisal on behalf of a holder of record; however, the agent must identify the record owner or owners and expressly disclose that, in executing the demand, the agent is acting as agent for the record owner or owners. If the shares are held in “street name” by a broker, bank or nominee, the broker, bank or nominee may exercise appraisal rights with respect to the shares held for one or more beneficial owners while not exercising the rights with respect to the shares held for other beneficial owners; in such case, however, the written demand should set forth the number of shares as to which appraisal is sought, and where no number of shares is expressly mentioned, the demand will be presumed to cover all shares of common stock of MTech held in the name of the record owner. Stockholders who hold their shares in brokerage accounts or other nominee forms and who wish to exercise appraisal rights are urged to consult with their brokers to determine the appropriate procedures for the making of a demand for appraisal by such a nominee.

All written demands for appraisal pursuant to Section 262 should be sent or delivered to MTech Acquisition Corp., 10124 Foxhurst Court, Orlando, Florida 32836, Attention: Scott Sozio.

Any holder of common stock of MTech may withdraw his, her or its demand for appraisal and accept the consideration offered pursuant to the Merger Agreement by delivering to MTech as the surviving corporation of the Purchaser Merger (as defined below), a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the effective date of the Business Combination will require written approval of MTech as the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed without the approval of the court, and such approval may be conditioned upon such terms as such court deems just.

Notice by the Surviving Corporation

If appraisal rights are available in connection with the Business Combination, within 10 days after the effective time of the Business Combination, MTech, as the surviving corporation, must notify each holder of common stock of MTech who has made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Business Combination Proposal, that the Business Combination has become effective.

Filing a Petition for Appraisal

Within 120 days after the effective time of the Business Combination, but not thereafter, MTech, as the surviving corporation of the Purchaser Merger, or any holder of common stock of MTech who has so complied with subsections (a) and (b) of Section 262 and is entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all dissenting holders. MTech, as the surviving corporation, is under no obligation to and has no present intention to file a petition, and holders should not assume that MTech will file a petition. Accordingly, it is the obligation of the holders of MTech common stock to initiate all necessary action to perfect their appraisal rights in respect of shares of MTech common stock within the time prescribed in Section 262.

Within 120 days after the effective time of the Business Combination, any holder of common stock of MTech who has complied with the requirements subsections (a) and (b) of Section 262 for exercise of appraisal rights will be entitled, upon written request, to receive from MTech a statement setting forth the aggregate number of shares not voted in favor of the Business Combination Proposal and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. The statement must be mailed within 10 days after a written request therefor has been received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal under section 262(d), whichever is later.

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If a petition for an appraisal is timely filed by a holder of shares of MTech common stock and a copy thereof is served upon the surviving corporation, the surviving corporation will then be obligated within 20 days after such service to file with the court a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the court, the Delaware Court of Chancery is empowered to conduct a hearing on the petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the stockholders who demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the court for notation thereon of the pendency of the appraisal proceeding, and if any stockholder fails to comply with the direction, the court may dismiss the proceedings as to such stockholder.

Determination of Fair Value

After the Delaware Court of Chancery determines the holders of common stock of MTech entitled to appraisal, the court will appraise the “fair value” of their shares, exclusive of any element of value arising from the accomplishment or expectation of the Business Combination, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery will take into account all relevant factors. In Weinberger v. UOP, Inc., the Supreme Court of Delaware discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods that are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the Business Combination that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Stockholders considering seeking appraisal should be aware that the fair value of their shares as so determined could be more than, the same as or less than the consideration they would receive pursuant to the Business Combination if they did not seek appraisal of their shares. Although MTech believes that the exchange of MTech common stock for MTech Holdings common stock is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, this consideration. Neither MTech nor MTech Holdings anticipates offering more than the applicable shares of common stock of MTech Holdings to any stockholder of MTech exercising appraisal rights, and each of MTech and MTech Holdings reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of common stock of MTech is less than the applicable shares of common stock of MTech Holdings, and that the methods which are generally considered acceptable in the financial community and otherwise admissible in court should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter’s exclusive remedy. The Delaware Court of Chancery will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares of common stock of MTech have been appraised. If a petition for appraisal is not timely filed, then the right to an appraisal will cease. The costs of the action (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the court and taxed upon the parties as the court deems equitable under the circumstances. The court may also order that all or a portion of the expenses incurred by a stockholder in connection with an appraisal, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the shares entitled to be appraised.

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If any stockholder who demands appraisal of shares of common stock of MTech under Section 262 fails to perfect, or successfully withdraws or loses, such holder’s right to appraisal, the stockholder’s shares of common stock of MTech will be deemed to have been converted at the effective time of the Business Combination into the right to receive the Business Combination consideration in accordance with the terms of the Merger Agreement. A stockholder will fail to perfect, or lose or withdraw, the holder’s right to appraisal if no petition for appraisal is filed within 120 days after the effective time of the Business Combination or if the stockholder delivers to the surviving corporation a written withdrawal of the holder’s demand for appraisal and an acceptance of the common stock of MTech Holdings in accordance with Section 262.

From and after the effective time of the Business Combination, no dissenting stockholder who has demanded appraisal rights shall have any rights of a stockholder of MTech with respect to such holder’s shares for any purpose, except to receive payment of fair value and to receive payment of dividends or other distributions on the holder’s shares of common stock of MTech, if any, payable to stockholders of MTech of record as of a time prior to the effective time of the Business Combination; provided, however, that such stockholder delivers to the surviving corporation a written withdrawal of its demand for an appraisal, either within 60 days after the effective time of the Business Combination, or thereafter with the written approval of the surviving corporation, then the right of such stockholder to an appraisal will cease and such stockholder will be entitled to receive only the Business Combination consideration in accordance with the terms of the Merger Agreement. Once a petition for appraisal is filed with the Delaware court, however, the appraisal proceeding may not be dismissed as to any stockholder of MTech without the approval of the court.

Failure to comply strictly with all of the procedures set forth in Section 262 of the DGCL may result in the loss of a stockholder’s statutory appraisal rights. Consequently, any stockholder wishing to exercise appraisal rights is urged to consult legal counsel before attempting to exercise those rights.

MJF Appraisal Rights

MJF’s holders do not have appraisal rights in connection with the Business Combination under the Colorado Limited Liability Company Act.

Redemption Rights

Holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our Amended and Restated Certificate of Incorporation. As of December 31, 2018, this would have amounted to approximately $10.14 per share (net of income and franchise taxes). It is anticipated that the per share redemption price will be approximately $10.16 (net of income and franchise taxes) at the closing of the Business Combination, which is anticipated to occur during the second quarter of 2019. If a holder exercises its redemption rights, then such holder will be exchanging its shares of MTech common stock for cash and will no longer own shares of MTech common stock and will not participate as a future shareholder of MTech Holdings. Our public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of common stock for cash. This means that public stockholders who hold shares of our Class A common stock on or before June 13, 2019 (two (2) business days before the Special Meeting) will be eligible to elect to have their shares of Class A common stock redeemed for cash in connection with the Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Special Meeting. To redeem their shares of common stock for cash, our public stockholders can demand MTech to convert their public shares into cash and tender their shares to MTech’s transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of MTech Stockholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash.

Impact of the Business Combination on MTech’s Public Float

MTech’s public stockholders currently own approximately 77.38% of MTech’s issued and outstanding capital stock and the Sponsor currently owns approximately 22.62% of MTech’s issued and outstanding capital stock.

It is anticipated that, immediately after the Business Combination and if there are no redemptions, MTech’s public stockholders will own approximately 40.15% of MTech Holdings’ issued and outstanding capital stock, the Sponsor will own approximately 11.74% of MTech Holdings’ issued and outstanding capital stock and the Sellers will own approximately 48.11% of MTech Holdings’ issued and outstanding capital stock. If any of MTech’s public stockholders exercise their redemption rights, the ownership interest in MTech Holdings of MTech’s public stockholders will decrease and the ownership interest in MTech Holdings of the Sellers and the Sponsor will increase, and if there are redemptions by MTech’s public stockholders up to the maximum level that would permit completion of the Business Combination, MTech’s public stockholders will own 8.89% of MTech Holdings’ issued and outstanding capital stock, the Sponsor will own approximately 17.87% of MTech Holdings’ issued and outstanding capital stock and the Sellers will own approximately 73.24% of MTech Holdings’ issued and outstanding capital stock. If the actual facts are different than these assumptions (based on redemptions by MTech’s public stockholders, changes in the terms of the Business Combination, adjustments to the MJF purchase price pursuant to the Merger Agreement or otherwise), the percentage ownership interests in MTech Holdings post-Business Combination may be different.

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The following table illustrates varying ownership levels of the issued and outstanding capital stock of MTech Holdings, assuming varying levels of redemptions by MTech’s public stockholders:

	Ownership Percentage Assuming No Redemption of Shares	Ownership Percentage Assuming Maximum Redemption of Shares
Sellers	48.11%	73.24%
Sponsor	11.74%	17.87%
MTech’s public stockholders	40.15%	8.89%

The ownership percentages set forth above with respect to MTech Holdings include the shares issuable to the Sellers that are held in escrow, as well as shares issued in exchange for unvested MJF profits interest units that are subject to continued vesting, and do not take into account (i) the issuance of any shares under the Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 5,993,750 shares of MTech Holdings common stock that will remain outstanding following the Business Combination or any additional warrants that are issued to our Sponsor pursuant to the conversion of its working capital loans that were made to MTech, (iii) any adjustments to the merger consideration payable to the Sellers as a result of MJF’s working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the issuance of any underlying shares upon the exercise of the underwriter’s option to purchase up to 250,000 units and (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of MTech Holdings’ common stock. See “Unaudited Pro Forma Combined Financial Information” for further information.

MTech’s Reasons for the Business Combination

MTech was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. MTech sought to do this by utilizing the networks and industry experience of both its management team and its Board to identify, acquire and operate one or more businesses within or outside of the United States.

In particular, MTech’s Board considered the following positive factors, although not weighted or in any order of significance:

In considering the proposed Business Combination, MTech’s Board considered in particular the following positive factors, although not weighted or in any order of significance:

●	Proven Track Record. MJF is led by an experienced management team that has created proprietary and complex solutions for organic material tracking and regulatory compliance monitoring. As the creator of seed-to-sale tracking for the legal cannabis industry, MJF serves clients in 29 of the 33 U.S. states that have legalized cannabis in some form and 11 legalized countries with substantial growth opportunity.

●	Strong Competitive Position. MTech focused on MJF’s growing market position in the tracking and compliance monitoring segment within the cannabis industry. MTech believes that MJF has large scale potential as the cannabis market continues to grow globally and is the only SaaS platform able to compete on this level because of (a) its nine years of experience in providing monitoring and compliance services to the cannabis industry, including several years of experience serving clients in 11 countries, (b) its understanding of foreign country cannabis markets, including client requirements, applicable laws and currency issues, (c) the availability of its platform in three languages, English, Spanish and French, and its ability to quickly adapt its platform to other languages with left to right reading format, and (d) its current standing as the only SaaS solution provider in the industry that provides extensive consulting and support services in the pre-operational phase through the complete business lifecycle. MJF’s nine years of operations have provided it with a statistically significant dataset of cannabis transaction information that MJF believes cannot be readily duplicated by new entrants into the marketplace. MJF uses this dataset to more accurately ensure compliance in the industry and to predict trends in the marketplace and makes this dataset available to users of its platforms, providing greater utility to customers in this regard than can be provided by competing platforms.

●	Industry-leading Technology; High Barriers for New Entrants. Since its inception in 2010, MJF has led the market in delivering cannabis tracking and compliance management technology to commercial businesses and state government regulatory agencies. MJF’s products, MJ Platform® and Leaf Data Systems®, are highly-versatile platforms that provide clients with a central data management system for tracking regulated cannabis products — from seed to product to shelf to customer — throughout the complete supply chain, using a unique plant identifier method. New technology platforms will experience high barriers to enter this segment in light of the time it takes to develop technology platforms, their ability to understand the various cannabis markets and build programs that meet regulatory requirements, and their ability to penetrate markets that have multi-year contracts and/or prove that a new product is more impactful than MJF.

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●	Opportunity for Significant Revenue and Earnings Growth. MJF has the potential for significant revenue and earnings growth through a combination of organic growth and acquisition opportunities. MTech believes MJF will continue to grow organically by further penetrating existing customers, expanding its customer base and developing and expanding its cross-selling efforts. MJF also aims to opportunistically acquire high-quality businesses that are synergistic to current business operations. In connection with MTech’s evaluation of MJF, MJF projected significant gross margins of 60% in 2019, 70% in 2020, and 69% in 2021, based on historic gross margins of 78% and 61% in 2017 and 2018, respectively, and an organic growth rate for MJF’s business of more than 50% each year for the next few years using only MJF’s current resources. MJF’s growth projections are not based on securing additional state contracts but on three concepts: (1) the economic environment in which MJF is operating; (2) MJF’s status as a leader and comprehensive compliance solution in its target markets; and (3) existing contracts that can be further monetized in the future.

o	Economic Environment. MJF’s clients operate and seek to comply with state laws in the cannabis, CBD and hemp markets, which are growing at rapid rates. According to a February 2018 report from Arcview Market Research, spending on legal cannabis is projected to grow in North America from $9.2 billion in 2017 to an estimated $47.3 billion in 2027, an 18% compound annual growth rate. Internationally, the Rest of World markets are expected grow at a compound annual growth rate of 47%. According to a 2017 Gartner report, on average, companies spend 2.5% of their gross revenues on technology solutions. These data points, when applied to the forecasted $47.3 billion sales in North America, reflect a potential 2027 technology spend of $1.2 billion ($47.3 billion x 2.5%) without considering the international impact. Further, the report noted that 37% of respondents reported a preference for buy versus build which included SaaS and SaaS was reported as the most popular for significant investment. Industry studies show that current operators in the cannabis, CBD, and hemp market are underspending on technology compared to other industries. MJF believes those operators will be forced to automate their operations, compliance, and reporting with an integrated ERP system, such as MJF’s platforms, if they are to remain competitive in a rapidly growing marketplace.

o	Status of MJF in the Economic Environment. According to state tax agencies records and locator services, MJF was one of the first, if not the first, technology platforms built for ensuring and monitoring compliance in the cannabis, CBD, and hemp industries. Further, it is the only ERP solution built to scale nationally and internationally while providing technology compliance, monitoring and auditing products across the entire supply chain and all industry verticals of the cannabis, CBD and hemp markets. Importantly, MJF has already started serving businesses and governments globally. MJF currently services clients in 29 of 33 U.S. states that have legalized cannabis in some form and 11 legalized countries. These factors establish MJF as a mature, vetted solution for the coming global expansion in the industry. MJF expects to leverage its first-mover advantage and reputation among industry participants throughout the global supply chain to increase market share.

o	Future Monetization. In addition to the market advantages described above, MJF has existing contracts with its current clients that can be monetized in the future. 100% of MJF’s license agreements provide MJF with the right to aggregate and monetize client data. MJF to date has processed and compiled data related to more than $13 billion in sales, resulting in MJF owning and controlling substantial business intelligence data set that can be monetized for multiple purposes in the future. MJF believes this database represents the largest statistically relevant dataset of any competitor (by far) and expects to leverage this data to develop and provide additional service offerings to current and future clients.

●	Benefit from Being a Public Company. MTech believes that MJF, under public ownership, will have the flexibility and financial resources to pursue and execute a growth strategy to increase revenues and shareholder value. The company will benefit from being publicly traded and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

MTech’s directors also considered the following negative factors:

●	Threat from Competition. The landscape in which MJF competes is highly competitive and expected to continue to change. While innovation can help MJF’s business as it creates new offerings for MJF to sell and provide complementary services, it can also disrupt MJF’s business model and create new and stronger competitors. Additionally, to the extent MJF faces increased competition to gain and retain clients, MJF may be required to reduce prices, increase sales and marketing expenditures, or take other actions that could adversely affect its business, results of operations, or financial condition. MTech carefully considered the competitive landscape and believes that MJF is well positioned with respect to competition in the industry.

●	Growth through acquisitions and integration risk. MJF has never acquired a business and gone through a process integrating technologies, products, personnel, or operations of any acquired business. Any failure to successfully integrate the acquired business and any delay in achieving synergies from integration, could harm the company’s business, results of operations, or financial condition.

●	Changes in industry landscape through technological developments. MJF’s primary markets are characterized by technological change, regulatory change, evolving industry standards, changing client preferences, and new product and service introductions. As a result, MTech considered the potentially adverse effects of these evolving technological developments on MJF’s business. These technologies could reduce and, over time, replace some of MJF’s current business. In addition, MJF’s clients may delay spending under existing contracts and engagements and may delay entering into new contracts while they evaluate new technologies. MTech believes that MJF has managed to adapt well to technological changes and MJF’s strong technical expertise will enable it to remain at the forefront of any such changes in the future.

●

Revenue growth and risks related to achievement of projected margins and growth. MJF has a relatively short operating history, which makes it difficult to evaluate its business and future prospects. MJF has been in existence since 2010, though much of its revenue growth has occurred during the past three years. MJF has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, such as market acceptance of its current and future products and services, changing regulatory environments and costs associated with compliance, and existing client retention rates and the ability to upsell clients. The projections of gross margins and business growth for the next several years provided by MJF are based on what MJF’s management believes to be conservative assumptions, but these projections are only predictions based on information known to MJF and risks known and unknown to MJF at the time the projections were formulated. Any and all of the risks described in this proxy statement/prospectus regarding MJF and its business and industry, including but not limited to, adverse changes in the laws governing MJF or its clients or MJF’s target markets, advances in compliance technology offered by MJF’s competitors, MJF’s failure to efficiently manage growth or deploy its resources in an opportunistic manner and general economic trends, as well as the failure by MJF to fully monetize existing clients as projected, could cause MJF’s business to experience lower gross margins, revenues lower than those projected, and generally reduced growth or overall decline in its business operations.

●	Security concerns. MJF utilizes information technology systems, including third-party hosted servers and cloud-based servers, to host digital databases and client information, including business, financial and corporate records, internal and external electronic communications and other critical information, and to process operational functions integral to MJF’s internal operations and the provision of services to clients across its platforms. MJF has experienced data loss and theft in the past. Although MJF has taken steps to protect the security of data maintained in its information systems, its security measures may not prevent additional attacks in the future, prevent systems from improperly functioning, or prevent the improper disclosure of client information in the event of future cyberattacks or otherwise. If any of MJF’s internal systems or the systems of MJF’s third-party providers are compromised due to computer virus, unauthorized access, malware, and the like, then sensitive documents could be exposed or deleted, and MJF’s ability to conduct business could be impaired.

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●	Government contracts and regulatory changes. Leaf Data Systems is a compliance tracking system designed to give regulators visibility into the activity of licensed cannabis businesses in their jurisdiction. MJF currently has two clients for Leaf Data Systems, the State of Washington and the Commonwealth of Pennsylvania. Leaf Data Systems comprised 43% of MJF’s revenue for the year ended June 30, 2018 and 49% of MJF’s revenue for the six months ended December 31, 2018. MTech considered potentially adverse effects from changes in law, regulation, or the political climate of the cannabis industry, or an across-the-board change in government spending and purchasing policies that may result in MJF’s public sector clients reducing their purchases or even terminating their service contracts. MTech believes these risks are inherent in a government contracting environment and does not consider these risks to be significant.

In considering the Business Combination, MTech’s Board of Directors concluded the risks of proceeding with a transaction with MJF could be managed or mitigated and were unlikely to have a material impact on the Business Combination or MTech, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to MTech and its stockholders.

MJF’s Reasons for the Business Combination

MJF believes that it will continue to experience rapid growth and that there are numerous opportunities for MJF to expand its business both organically and through acquisitions. MJF believes that becoming a public company provides it with the ability to capitalize on growth opportunities, and that the Business Combination presents the best route to this objective. In the course of reaching its decision to approve the Business Combination, the MJF board of directors consulted with its senior management, financial advisors and legal counsel, reviewed a significant amount of information, and considered a number of factors, including, among others:

●	Other Alternatives. It is the belief of MJF, after review of alternative strategic opportunities from time to time, that the proposed Business Combination represents the best potential transaction for MJF to create greater value for MJF’s holders, while providing MJF’s holders with greater liquidity by owning stock in a public company.

●	Advantages over a Traditional IPO. Prior to executing the Merger Agreement, the MJF board of directors considered the alternative of a traditional initial public offering. The MJF board of directors considered that the Business Combination provided certain advantages over a traditional IPO. In particular, the MJF board of directors considered that, based on available information at the time, including with respect to the conditions of the IPO market for companies with MJF’s characteristics, the Business Combination with MTech was likely to provide for a more time- and cost- effective means to capital with less dilution to MJF’s existing holders.

●	Access to Capital. MJF expects that the Business Combination would be a more time- and cost-effective means to access capital than other options considered, including a traditional IPO.

●	Size of Post-Combination Company. MJF considered the Business Combination implied enterprise value of approximately $70 million for MJF, providing MJF’s holders with the opportunity to go-forward with ownership in a public company with a larger market capitalization.

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●	Benefit from Being a Public Company. MJF believes that under public ownership it will have the flexibility and financial resources to pursue and execute a growth strategy to increase revenues and stockholder value. It will benefit from being publicly traded, and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

In the course of reaching its decision to approve the Business Combination, the MJF board of directors, also considered negative factors, including, among others:

●	Uncertainty of Consummation of the Business Combination. The board considered the risk that the Business Combination may not be approved by the necessary vote of the MTech stockholders and that time and resources for other potential opportunities could be lost to the Business Combination process.

●	Uncertainty as to Amount of Redemptions and cash in Trust following the Business Combination. The Board noted that the MTech stockholders have the right to redeem their shares for cash. Any such redemptions shall serve to reduce the amount of cash in Trust following the Business Combination and reduce the amount of capital available to operate and grow MJF’s operations. The amount of redemptions and the amount of cash that will remain in Trust following the Business Combination cannot be determined.

●	Diversion of Resources to the Business Combination Process. The board noted that MJF’s management and capital resources would be diverted in part to the Business Combination process at a time when such resources are required to shepherd MJF’s entrance into new markets and manage MJF’s organic business growth.

●	Expense of Being a Public Company. The board considered the added financial expense of being a public company, including greater legal and accounting expenses, and the requirement to dedicate personnel and other resources to quarterly, annual and other reporting obligations.

MTech Special Meeting

MTech is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by its Board for use at the Special Meeting of stockholders to be held on June 17, 2019, and at any adjournment or postponement thereof. This proxy statement/prospectus is first being furnished to you on or about _______, 2019. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct how your vote shall be cast at the Special Meeting.

Date, Time and Place of Special Meeting

The Special Meeting will be held at 10:00 a.m. Eastern Time on June 17, 2019, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of MTech common stock as of the close of business on May 13, 2019, which is the Record Date for the Special Meeting. You are entitled to one vote for each share of MTech common stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the date of this proxy statement/prospectus, there were 7,431,250 shares of MTech common stock issued and outstanding, consisting of 5,750,000 shares originally sold as part of units in the IPO, 243,750 shares originally sold as part of units to the Sponsor in a Private Placement that occurred simultaneously with the consummation of the IPO and 1,437,500 founder shares that were issued to the Sponsor prior to the IPO. MTech does not expect to issue any shares of common stock on or before the Record Date.

Quorum and Required Vote for Proposals for the Special Meeting

A quorum of MTech stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the common stock outstanding and entitled to vote at the special meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

Approval of the Business Combination Proposal and the Charter Amendments Proposal requires the affirmative vote of a majority of the issued and outstanding MTech common stock as of the Record Date. Accordingly, an MTech stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Charter Amendments Proposal.

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The Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Special Meeting. Accordingly, an MTech stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or the failure of an MTech stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will result in that stockholder’s shares not being counted towards the number of shares of MTech common stock required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Business Combination Proposal, the Charter Amendments Proposal, the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will also have no effect on the outcome of the Incentive Plan Proposal or the Adjournment Proposal.

The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Charter Amendments Proposal and the Incentive Plan Proposal are approved at the Special Meeting. The Adjournment Proposal does not require the approval of any other proposal to be effective.

It is important for you to note that in the event that the Business Combination Proposal, the Charter Amendments Proposal and the Incentive Plan Proposal do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 1, 2019, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

The Proposals

The Business Combination Proposal

On October 10, 2018, MTech entered into the Merger Agreement by and among MTech, MTech Holdings, Purchaser Merger Sub, Company Merger Sub, the Purchaser Representative, MJF and the Seller Representative. The Merger Agreement was amended on April 17, 2019. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

The Merger Agreement provides for two mergers: (i) the merger of Purchaser Merger Sub with and into MTech, with MTech continuing as the surviving entity (the “Purchaser Merger”), and with security holders of MTech receiving substantially equivalent securities of MTech Holdings and (ii) the merger of Company Merger Sub with and into MJF, with MJF continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), and with the members of MJF, receiving shares of common stock of MTech Holdings (subject to the withholding of the escrow shares being deposited in an escrow account in accordance with the terms and conditions of the Merger Agreement).

Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Mergers (the “Effective Time”):

(a) each share of MTech common stock issued and outstanding immediately prior to the Effective Time will be converted automatically into the right to receive one share of MTech Holdings common stock;

(b) each issued and outstanding MTech warrant shall be automatically adjusted to become one MTech Holdings warrant;

(c) the unit purchase option held by MTech’s underwriters will become an equivalent unit purchase option for MTech Holdings;

(d) each Company Unit will convert automatically into the right to receive the Merger Consideration (as defined below) (provided that for MJF profits interest units that are unvested as of the Effective Time, the Merger Consideration will be exchanged for restricted shares comprising a part of the Merger Consideration and will continue to be subject to vesting requirements that were applicable to such unvested profits interest units); and

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(e) each outstanding convertible security of MJF that is not a Company Unit, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated.

The value of the aggregate merger consideration (the “Merger Consideration”) to be paid pursuant to the Merger Agreement to the holders of Company Units as of immediately prior to the Effective Time (the “Sellers”) will be an amount equal to $70,000,000, subject to adjustments for net working capital and MJF’s indebtedness as of the date of the Closing. The Merger Consideration will be paid in shares of MTech Holdings common stock at a price equal to $10.16 per share. 10% of the shares issuable to the Sellers will be set aside in escrow to satisfy any post-closing purchase price adjustments and indemnification claims.

In addition to the approval of the Proposals at the Special Meeting, unless waived by the parties to the Merger Agreement, in accordance with applicable law, the Closing of the Business Combination is subject to a number of conditions set forth in the Merger Agreement including, among others, receipt of the requisite stockholder approval contemplated by this proxy statement/prospectus. For more information about the closing conditions to the Business Combination, see the section titled “The Business Combination Proposal — Conditions to Consummation of the Merger.”

The Merger Agreement may be terminated at any time prior to the Closing of the Business Combination upon the mutual agreement of MJF and MTech, or by MJF or MTech acting alone, in specified circumstances. For more information about the termination rights under the Merger Agreement, see the section titled “The Business Combination Proposal - Merger Agreement - Termination.”

In connection with the Business Combination, holders of MTech’s public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with MTech’s Amended and Restated Certificate of Incorporation. As of December 31, 2018, the pro rata portion of the funds available in the Trust Account for the Public Shares was approximately $10.14 per share (net of income and franchise taxes). MTech anticipates the per share redemption price will be approximately $10.16 (net of income and franchise taxes) at the closing of the Business Combination, which is anticipated to occur during the second quarter of 2019. If a holder exercises its redemption rights, then such holder will be exchanging its shares of MTech common stock for cash and will no longer own shares of MTech common stock and will not participate as a future shareholder of MTech Holdings. Our public stockholders are not required to affirmatively vote for or against the Business Combination in order to redeem their shares of common stock for cash. This means that public stockholders who hold shares of our Class A common stock on or before June 13, 2019 (two (2) business days before the Special Meeting) will be eligible to elect to have their shares of Class A common stock redeemed for cash in connection with the Special Meeting, whether or not they are holders as of the Record Date, and whether or not such shares are voted at the Special Meeting. To redeem their shares of common stock for cash, our public stockholders can demand MTech to convert their public shares into cash and tender their shares to MTech’s transfer agent in accordance with the procedures described herein. See the section entitled “Special Meeting of MTech Stockholders – Redemption Rights” for the procedures to be followed if you wish to redeem your shares for cash. The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Charter Amendments Proposal and the Incentive Plan Proposal are approved at the Special Meeting. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.

The Business Combination involves numerous risks. For more information about these risks, see the section titled “Risk Factors.”

The Charter Amendments Proposal

In connection with the Business Combination, MTech is proposing that its stockholders approve the amended and restated certificate of incorporation of MTech Holdings for the following:

●	having a single class of common stock and an authorized 75,000,000 shares of common stock;

●	having 5,000,000 shares of authorized preferred stock;

●	fixing the number of directors of MTech Holdings at eight, subject to change by resolution adopted by the affirmative vote of at least a majority of the board of directors then in office;

●	dividing the board of directors of MTech Holdings into three classes with staggered three-year terms;

●	prohibiting stockholder actions by written consent; and

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●	making MTech Holdings’ corporate existence perpetual as opposed to MTech’s corporate existence terminating 18 months following the consummation of its initial public offering and removing various provisions applicable only to specified purpose acquisition corporations contained in MTech’s current amended and restated certificate of incorporation.

The Incentive Plan Proposal

MTech is proposing that its stockholders approve and adopt the Incentive Plan, which will become effective upon the Closing of the Business Combination and have the following principal features:

●	Types of Awards. The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, and other sock based award all of which may be granted to employees, including officers, directors and consultants of the combined entity and its affiliates. Incentive stock options may be granted only to employees.

●	Stock Subject to the Plan. Assuming the Incentive Plan Proposal is approved, there will be available for issuance 10% of the issued and outstanding shares of MTech Holdings common stock immediately after the Closing under the Incentive Plan. Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the Incentive Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the shares surrendered by the holder or withheld by the Company will not be available for future award grants under the plan.

A summary of the Incentive Plan is set forth in the “The Incentive Plan Proposal” section of this proxy statement/prospectus and a complete copy of the Incentive Plan is attached hereto as Annex C.

The Adjournment Proposal

MTech is proposing that its stockholders approve and adopt a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if MTech is unable to consummate the Business Combination for any reason.

Recommendation to MTech Stockholders

After careful consideration, our Board has concluded that the Business Combination is in the best interests of MTech’s stockholders. Our directors believe that the proposals being presented at the Special Meeting are in the best interests of MTech’s stockholders, and they recommend that MTech’s stockholders vote FOR each of the proposals.

Interests of MTech’s Directors and Officers in the Business Combination

When you consider the recommendation of our Board in favor of the proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $25,000 for their founder shares and such securities should have a significantly higher value at the time of the Business Combination;

●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $2,437,500 for the placement units and such securities should have a significantly higher value at the time of the Business Combination;

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●	if MTech is unable to complete a business combination within the required time period, our Chairman will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by MTech for services rendered or contracted for or products sold to MTech, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	unless MTech consummates an initial business combination, MTech’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account;

●	the fact that Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that the founder shares and placement units, including the placement shares and placement warrants, purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the placement units, and all of their underlying securities, will not be sold or transferred by it until MTech has completed a business combination, subject to limited exceptions; and

●	the appointment of Scott Sozio, Tahira Rehmatullah and Douglas Rothschild as designees to the board of directors of MTech Holdings which will entitle such individuals to any cash fees, stock options or stock awards that MTech Holdings determines to pay to its non-executive directors; and

●	the continued indemnification of current directors and officers of MTech and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence our directors in making their recommendation that you vote in favor of the Business Combination.

Interests of MJF’s Directors and Officers in the Business Combination

In considering the recommendation of the MJF board of directors with respect to approving the Mergers, the holders of MJF’s membership interests should be aware that certain members of the board of directors and executive officers of MJF have interests in the Mergers that may be different from, or in addition to, your interests as a holder of MJF’s membership interests. For example, some of MJF’s directors and executive officers are expected to become directors and/or executive officers of MTech Holdings upon the closing of the Mergers. Specifically, Jessica Billingsley and Ruth Ann Kraemer, both of whom are currently executive officers of MJF, are expected to become executive officers of MTech Holdings upon the closing of the Mergers, with Ms. Billingsley serving as the Chief Executive Officer and Ms. Kraemer serving as the Chief Financial Officer of MTech Holdings. Additionally, Ms. Billingsley, Emery J. Huang, Matthew R. Kane and Mark Iwanowski, all of whom are current directors of MJF, and an additional designee who may be a current director of MJF or appointed to the board of directors of MJF prior to the filing of the definitive proxy statement/prospectus, are expected to be designated by MJF to serve on the board of directors of MTech Holdings following the closing of the Mergers. Nothing herein is intended to allege that any of the interests of the MJF’s directors and executive officers described above presented a conflict of interest for such directors and executive officers in connection with the Mergers.

MJF Solicitation of Written Consents

Following the registration statement on Form S-4, of which this proxy statement/prospectus is a part, being declared effective by the Securities and Exchange Commission (the “SEC”), certain holders of MJF membership interests will execute an action by written consent adopting the Merger Agreement, thereby approving the Business Combination and related transactions. Therefore, no meeting of holders of MJF membership interests will be held to approve and adopt the Merger Agreement. Nevertheless, votes to adopt the Merger Agreement will be solicited from all holders of membership interests of MJF, and all holders of MJF membership interests will have the opportunity to elect to adopt the Merger Agreement, thereby approving the Business Combination and related transactions, by signing and returning to MJF a written consent.

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The adoption of the Merger Agreement and the approval of the Business Combination and related transactions by the holders of membership interests of MJF require the affirmative votes of the holders of a majority of the outstanding MJF membership interests, including its preferred units.

Risk Factors

In evaluating the proposals set forth in this proxy statement/prospectus, you should carefully read this proxy statement/prospectus, including the annexes and other documents referred to herein, for a discussion of factors, including the risks to holders of MTech common stock who do not redeem in connection with the Special Meeting, you should consider carefully before making an investment decision.

Officers and Directors of MTech Holdings

MTech Holdings’ directors and executive officers upon consummation of the Business Combination will be as follows:

Name	Age	Position
Jessica Billingsley	41	Chief Executive Officer and director
Ruth Ann Kraemer	65	Chief Financial Officer
Scott Sozio	39	Director
Emery Johnathon Huang	34	Director
Matthew R. Kane	38	Director
Tahira Rehmatullah	37	Director
Douglas Rothschild	42	Director
Mark Iwanowski	63	Director

For more information on the new directors and management of MTech Holdings, see “Management After the Business Combination.”

Quotation of MTech Holdings Securities

It is anticipated that MTech Holdings’ common stock and public warrants will be traded on the Nasdaq Stock Market under the symbols “KERN” and “KERNW,” respectively, following the closing of the Business Combination. MTech Holdings will not have units publicly traded.

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SUMMARY FINANCIAL AND OTHER DATA OF MJF

The following tables summarize MJF’s financial and other data. MJF has derived the summary statements of operations data for the six months ended December 31, 2018 and 2017 from its condensed financial statements included elsewhere in this proxy statement/prospectus. MJF’s balance sheet as of June 30, 2018 is derived from MJF’s audited financial statements included elsewhere in this proxy statement/prospectus. MJF’s historical results are not necessarily indicative of the results that may be expected in any future period, and interim financial results are not necessarily indicative of the results that may be expected for the full year.

You should read this data together with MJF’s financial statements and related notes included elsewhere in this proxy statement/prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MJF.”

	Six Months Ended December 31,
	2018	2017
Revenues	$4,969,979	$5,532,084
Cost of revenues	(2,155,034)	(2,600,716)
Gross profit	2,814,945	2,931,368
Operating expenses	(6,882,515)	(5,808,846)
Loss from operations	(4,067,570)	(2,877,478)
Other income (expense)	74,184	(28,333)
Net loss	(3,993,386)	(2,905,811)

Balance Sheet Data:	As of December 31, 2018	As of June 30, 2018
Working capital	$7,630,443	$1,623,829
Total assets	9,836,178	3,017,731
Total liabilities	2,205,735	1,393,902
Members’ equity	7,630,443	1,623,829

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SUMMARY FINANCIAL AND OTHER DATA OF MTECH

The following tables summarize the relevant financial data for MTech’s business and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MTech” and its audited and unaudited interim financial statements, and the notes and schedules related thereto, which are included elsewhere in this proxy statement/prospectus.

MTech’s balance sheet data as of December 31, 2018 and 2017 and its statement of operations data for the year ended December 31, 2018 and for the period from September 27, 2017 (inception) through December 31, 2017 are derived from MTech’s audited financial statements included elsewhere in this proxy statement/prospectus.

The historical results presented below are not necessarily indicative of the results to be expected for any future period. You should read the following selected financial information in conjunction with MTech’s financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operation of MTech” contained elsewhere herein.

	Year Ended December 31, 2018	For the Period from September 27, 2017 (inception) through December 31, 2017
Revenue	$—	$—
Loss from operations	(906,166)	(1,558)
Interest income on marketable securities	959,645	—
Unrealized loss on marketable securities	(7,703)	—
Provision for income taxes	(75,733)	—
Net loss	(29,957	(1,558)
Basic and diluted net loss per share	(0.37)	(0.00)
Weighted average shares outstanding — basic and diluted	2,057,246	1,250,000

Balance Sheet Data:	As of December 31, 2018	As of December 31, 2017
Working capital deficit	$370,753	$(111,036)
Trust account	58,451,942	—
Total assets	58,474,545	159,695
Total liabilities	391,738	136,253
Value of common stock subject to redemption	53,082,804	—
Stockholders’ equity	5,000,003	23,442

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UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Introduction

MTech is providing the following unaudited pro forma combined financial information to aid you in your analysis of the financial aspects of the Mergers.

The unaudited pro forma combined balance sheet as of December 31, 2018 gives pro forma effect to the Mergers as if they had been consummated as of that date. The unaudited pro forma combined statements of operations for the year ended December 31, 2018 gives pro forma effect to the Mergers as if they had occurred as of the beginning of the earliest period presented. This information should be read together with MJF’s and MTech’s respective unaudited and audited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MJF,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations of MTech” and other financial information included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined balance sheet as of December 31, 2018 has been prepared using the following:

•	MJF’s unaudited historical condensed balance sheet as of December 31, 2018, as included elsewhere in this proxy statement/prospectus

•	MTech’s audited historical balance sheet as of December 31, 2018, as included elsewhere in this proxy statement/prospectus

The unaudited pro forma combined statement of operations for the year ended December 31, 2018 has been prepared using the following:

•	MJF’s unaudited historical condensed statement of operations for the twelve months ended December 31, 2018

•	MTech’s audited historical statement of operations for the year ended December 31, 2018, as included elsewhere in this proxy statement/prospectus

Description of the Transaction

On October 10, 2018, MTech entered into the Merger Agreement with MJF, MTech Holdings, Purchaser Merger Sub, Company Merger Sub and the other parties thereto (MTech, collectively with MTech Holdings, Purchaser Merger Sub and Company Merger Sub, shall be referred to as “MTech” in these unaudited pro forma combined financial statements).

The Merger Agreement provides for (i) the Purchaser Merger, and with security holders of MTech receiving substantially equivalent securities of MTech Holdings and (ii) the merger of Company Merger Sub with and into MJF, with MJF continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), and with the members of MJF, receiving shares of common stock of MTech Holdings (subject to the withholding of the escrow shares being deposited in an escrow account in accordance with the terms and conditions of the Merger Agreement). Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time: (a) each share of MTech common stock issued and outstanding immediately prior to the Effective Time will be converted automatically into and thereafter represent the right to receive one share of MTech Holdings common stock; (b) each issued and outstanding MTech warrant shall be automatically adjusted to become one MTech Holdings warrant; (c) the unit purchase option held by MTech’s underwriters will become an equivalent unit purchase option for MTech Holdings; and (d) each Company Units will convert automatically into the right to receive the Merger Consideration (as defined below) (except as it pertains to the MJF profits interest units that are unvested as of the Effective Time, for which the Merger Consideration will continue to be subject to the identical vesting requirements).

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The Merger Consideration to be paid pursuant to the Merger Agreement to the holders of Company Units as of immediately prior to the Effective Time will be an amount equal to: (i) $70,000,000, plus (or minus if negative) (ii) the Net Working Capital of MJF less the Net Working Capital Target Amount, minus (iii) the aggregate indebtedness of MJF as of the date of the Closing.

The Merger Consideration will be paid in the form of a number of shares of MTech Holdings common stock (the “Consideration Shares”), valued at $10.16 per share (the “Closing Share Price”). Notwithstanding the foregoing, ten percent (10%) of the Merger Consideration otherwise issuable to the Sellers at Closing (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) shall be held, along with any other dividends, distributions or other income on the Escrow Shares (other than regular ordinary dividends), in a segregated escrow account (the “Escrow Account”) to cover any adjustments to the Merger Consideration or claims for indemnification pursuant to the Merger Agreement until 90 days after MTech Holdings files its Annual Report on Form 10-K with the Securities Exchange Commission for the fiscal year ending June 30, 2019 (the “Expiration Date”), with the exception of Escrow Shares held to satisfy then pending claims which shall remain in the Escrow Account until the claims are resolved.

Accounting for the Mergers

The Mergers will be accounted for as a reverse merger in accordance with U.S. GAAP. Under this method of accounting, MTech will be treated as the “acquired” company for financial reporting purposes. This determination was primarily based on MJF shareholders expecting to have a majority of the voting power of the combined company, MJF comprising the ongoing operations of the combined entity, MJF comprising a majority of the governing body of the combined company, and MJF’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Mergers will be treated as the equivalent of MJF issuing stock for the net assets of MTech, accompanied by a recapitalization. The net assets of MTech will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Mergers will be those of MJF.

Basis of Pro Forma Presentation

The historical financial information has been adjusted to give pro forma effect to events that are related and/or directly attributable to the Mergers, are factually supportable and are expected to have a continuing impact on the results of the combined company. The adjustments presented on the unaudited pro forma combined financial statements have been identified and presented to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the Mergers.

The unaudited pro forma combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. MJF and MTech have not had any historical relationship prior to the Mergers. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

There is no historical activity with respect to MTech Holdings, Purchaser Merger Sub and Company Merger Sub, and accordingly, no adjustments were required with respect to these entities in the pro forma combined financial statements.

The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of MTech’s common stock:

•	Scenario 1 – Assuming no redemptions for cash: This presentation assumes that no MTech stockholders exercise redemption rights with respect to their common stock upon consummation of the Mergers; and

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●	Scenario 2 – Assuming redemptions of 4,913,821 shares of MTech common stock for cash: This presentation assumes that MTech stockholders exercise their redemption rights with respect to a maximum of 4,913,821 shares of common stock upon consummation of the Mergers at a redemption price of approximately $10.17 per share. The maximum redemption amount is derived so that there is a minimum remaining in our trust account of $5,000,001 plus $3,500,000 required to pay MTech’s transaction expenses, after giving effect to the payments to redeeming stockholders. There could be more shares redeemed as long as MTech has at least $5,000,001 of net tangible assets upon consummation of the Mergers.

Included in the shares outstanding and weighted average shares outstanding as presented in the pro forma combined financial statements are 6,774,650 shares of common stock to be issued to MJF shareholders.

As a result of the Mergers, assuming no MTech stockholders elect to redeem their shares for cash, MJF will own approximately 47.7% of MTech common stock to be outstanding immediately after the Mergers and MTech stockholders will own approximately 52.3% of MTech common stock, based on the number of shares of MTech common stock outstanding as of December 31, 2018 (in each case, not giving effect to any shares issuable to them upon exercise of warrants or the unit purchase option). If 4,913,821 shares of common stock are redeemed for cash, which assumes the maximum redemption of MTech’s shares and providing for a minimum of $5,000,001 in net tangible assets and $3,500,000 of cash after giving effect to payments to redeeming stockholders, MJF will own approximately 72.9% and MTech will own approximately 27.1% of MTech common stock to be outstanding immediately after the Mergers (in each case, not giving effect to any shares issuable to them upon exercise of warrants or the unit purchase option). The above numbers (i) include the Escrow Shares and shares issued for unvested MJF profits interest units, which shall be subject to continued vesting, and (ii) assume that there are no purchase price adjustments or indemnification payments.

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PRO FORMA COMBINED BALANCE SHEET

AS OF DECEMBER 31, 2018

(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) MJF	(B) MTech	Pro Forma Adjustments		Pro Forma Balance Sheet	Pro Forma Adjustments		Pro Forma Balance Sheet
Assets
Current assets:
Cash	$8,082,272	$4,489	58,451,942	(1)
			(4,500,000	)(2)	$62,038,703	$(49,951,942	)(3)	$12,086,761
Restricted cash	1,000,940	-	-		1,000,940	-		1,000,940
Accounts receivables, net	489,665	-	-		489,665	-		489,665
Prepaid expenses and other	263,301	18,114	-		281,415	-		281,415
Total Current Assets	9,836,178	22,603	53,951,942		63,810,723	(49,951,942)		13,858,781

Marketable securities held in Trust Account	-	58,451,942	(58,451,942	)(1)	-	-		-
Total Assets	$9,836,178	$58,474,545	$(4,500,000)		$63,810,723	$(49,951,942)		$13,858,781

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable, accrued expenses and other current liabilities	$1,864,681	$391,738	$(227,166	)(2)	$2,029,253	$-		$2,029,253
Deferred revenue	341,054	-	-		341,054	-		341,054
Total Current Liabilities	2,205,735	391,738	(227,166)		2,370,307	-		2,370,307

Commitments and Contingencies

Common stock subject to redemption	-	53,082,804	(53,082,804	)(3)	-	-		-

Stockholders’ Equity
Preferred units	24,463,594		(24,463,594	)(4)	-	-		-
Common units	100,000		(100,000	)(4)	-	-		-
Common stock	-	220	523	(3)
			677	(4)	1,420	(491	)(3)	929
Additional paid-in capital	-	5,031,298	53,082,281	(3)		(49,951,451	)(3)
			25,370,226	(4)	83,483,805	493,050	(4)	34,025,404
Accumulated deficit	(16,933,151)	(31,515)	(4,272,834	)(2)
			(807,309	)(4)	(22,044,809)	(493,050	)(4)	(22,537,859)
Total Stockholders' Equity	7,630,443	5,000,003	48,809,970		61,440,416	(49,951,942)		11,488,474
Total Liabilities and Stockholders’ Equity	$9,836,178	$58,474,545	$(4,500,000)		$63,810,723	$(49,951,942)		$13,858,781

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Pro Forma Adjustments to the Unaudited Combined Balance Sheet

(A)	Derived from the unaudited condensed balance sheet of MJF as of December 31, 2018.

(B)	Derived from the audited balance sheet of MTech as of December 31, 2018.

(1)	To reflect the release of cash from marketable securities held in the trust account.

(2)	To reflect the payment of estimated legal, financial advisory and other professional fees related to the Transaction.

(3)	In Scenario 1, which assumes no MTech stockholders exercise their redemption rights, the common stock subject to redemption for cash amounting to $53,082,804 would be transferred to permanent equity. In Scenario 2, which assumes the same facts as described in Items 1 and 2 above, but also assumes the maximum number of shares are redeemed for cash by the MTech stockholders, $49,951,942 would be paid out in cash. The $49,951,942, or 4,913,821 shares of common stock, represents the maximum redemption amount providing for a minimum of $5,000,001 in net tangible assets and $3,500,000 of cash, after giving effect to payments to redeeming stockholders based on a consummation of the Mergers on December 31, 2018.

(4)	To reflect recapitalization of MJF through (a) the contribution of all the share capital in MJF to MTech, (b) the recording of $838,824 of accrued compensation (under Scenario 1) or $1,331,874 of accrued compensation (under Scenario 2) for the profits interest units due to a triggered liquidating event as a result of the Mergers and (c) the issuance of 6,774,650 shares of common stock and the elimination of the historical accumulated deficit of MTech, the accounting acquiree.

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PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2018

(UNAUDITED)

			Scenario 1 Assuming No Redemptions into Cash			Scenario 2 Assuming Maximum Redemptions into Cash
	(A) MJF	(B) MTech	Pro Forma Adjustments		Pro Forma Income Statement	Pro Forma Adjustments		Pro Forma Income Statement

Total revenues	$9,914,678	$-	$-		$9,914,678	$-		$9,914,678

Cost of revenues	3,596,483	-	-		3,596,483	-		3,596,483
Gross profit	6,318,195	-	-		6,318,195	-		6,318,195

Operating expenses
Product development	3,025,403	-	-		3,025,403	-		3,025,403
Selling, general and administrative	6,946,046	906,166	(765,254	)(1)
			328,646	(2)	7,415,604	193,174	(2)	7,608,778
Total operating expenses	9,971,449	906,166	(436,608)		10,441,007	193,174		10,634,181

Loss from operations	(3,653,254)	(906,166)	436,608		(4,122,812)	(193,174)		(4,315,986)

Other income (expense):
Interest income	52,655	959,645	(959,645	)(3)	52,655	-		52,655
Unrealized loss on marketable securities	-	(7,703)	7,703	(3)	-	-		-
Other	24,713	-	-		24,713	-		24,713
Income (loss) before income taxes	(3,575,886)	45,776	(515,334)		(4,045,444)	(193,174)		(4,238,618)
Provision (benefit) for income taxes	-	75,733	(75,733	)(4)	-	-	(4)	-
Net income (loss)	$(3,575,886)	$(29,957)	$(439,601)		$(4,045,444)	$(193,174)		$(4,238,618)

Weighted average shares outstanding, basic and diluted		2,057,246	12,148,654	(5)	14,205,900	(4,913,821	)(5)	9,292,079
Basic and diluted net loss per share		$(0.37)			$(0.28)			$(0.46)

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Pro Forma Adjustments to the Unaudited Combined Statements of Operations

(A)	Derived from the unaudited condensed statement of operations of MJF for the twelve months ended December 31, 2018.

(B)	Derived from the audited statement of operations of MTech for the year ended December 31, 2018.

(1)	Represents an adjustment to eliminate direct, incremental costs of the Merger which are reflected in the historical financial statements of MJF and MTech in the amount of $450,393 and $314,861 for the year ended December 31, 2018, respectively.

(2)	To reflect stock-based compensation expense over the vesting period of restricted stock issued in exchange for unvested profits interest units. Such amount excludes the one-time stock-based compensation expense recorded for vested profits interest units exchanged for restricted stock at the consummation of the Mergers.

(3)	Represents an adjustment to eliminate interest income and unrealized losses on marketable securities held in the trust account as of the beginning of the period.

(4)	To record normalized blended statutory income tax benefit rate of 21% for pro forma financial presentation purposes resulting in the recognition of an income tax benefit, which however, has been offset by a full valuation allowance as the combined company expects to incur continuing losses.

(5)	The calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that MTech’s initial public offering occurred as of the earliest period presented. In addition, as the Mergers are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares have been outstanding for the entire periods presented. This calculation is retroactively adjusted to eliminate the number of shares redeemed for the entire period.

The Consideration Shares to be issued pursuant to the Merger Agreement to the holders of the Company Units was calculated to be 6,774,650 as of December 31, 2018, based upon an amount equal to: (i) $70,000,000, minus (ii) $1,169,557 as of December 31, 2018 (the Net Working Capital of MJF less the Net Working Capital Target Amount) (iii) divided by $10.16.

The following presents the calculation of basic and diluted weighted average common shares outstanding. The computation of diluted loss per share excludes the effect (1) 250,000 shares of common stock and warrants to purchase 2,250,000 shares of common stock in the unit purchase option held by the underwriter and (2) warrants to purchase 5,993,750 shares of common stock because the inclusion of any of these securities would be anti-dilutive.

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	Scenario 1 Combined (Assuming No Redemptions Into Cash)	Scenario 1 Combined (Assuming Maximum Redemptions Into Cash)
Weighted average shares calculation, basic and diluted
MTech public shares	5,750,000	836,179
MTech Sponsor shares	1,437,500	1,437,500
MTech Sponsor placement shares	243,750	243,750
MTech shares issued in Mergers	6,774,650	6,774,650
Weighted average shares outstanding	14,205,900	9,292,079
Percent of shares owned by MJF holders	47.7%	72.9%
Percent of shares owned by MTech	52.3%	27.1%

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COMPARATIVE SHARE INFORMATION

The following table sets forth the historical comparative share information for MJF and MTech on a stand-alone basis and the unaudited pro forma combined share information for the year ended December 31, 2018 after giving effect to the Mergers, (1) assuming no MTech stockholders exercise redemption rights with respect to their common stock upon the consummation of the Mergers; and (2) assuming that MTech stockholders exercise their redemption rights with respect to a maximum of 4,913,821 shares of common stock upon consummation of the Mergers. There could be more shares redeemed as long as MTech has at least $5,000,001 of net tangible assets upon consummation of the Mergers.

You should read the information in the following table in conjunction with the selected historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of MTech and MJF and related notes that are included elsewhere in this proxy statement/prospectus. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma combined financial statements and related notes included elsewhere in this proxy statement/prospectus.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of MTech and MJF would have been had the companies been combined during the periods presented.

	MJF	MTech	Pro Forma Combined Assuming No Redemptions into Cash	Pro Forma Combined Assuming Maximum Redemptions into Cash
Year Ended December 31, 2018
Net loss	$(3,575,886)	$(29,957)	$(4,045,444)	$(4,238,618)
Stockholders’ equity	7,630,443	5,000,003	61,440,416	11,488,474
Weighted average shares outstanding—basic and diluted		2,057,246	14,205,900	9,292,079
Basic and diluted net loss per share		(0.37)	(0.28)	(0.46)
Stockholders’ equity (deficit) per share—basic and diluted		2.43	4.32	1.24

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RISK FACTORS

Stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the Proposals described in this proxy statement/prospectus.

Risks Relating to MJF

MJF has a history of losses, expects to continue to incur losses in the near term and may not achieve or sustain profitability in the future.

MJF has incurred significant losses in each fiscal year since its inception in 2010. MJF experienced net losses of approximately $2.5 million and $7.0 million for the years ended June 30, 2018 and 2017, respectively and $4.0 million and $2.9 million for the six months ended December 31, 2018 and 2017, respectively. These losses have been due to the substantial investments made by MJF to develop its monitoring and compliance platforms and related software, market these products to government regulatory agencies and commercial businesses, and grow its infrastructure to support increased business. MJF expects to continue to invest in further development of its platforms, software and related product offerings and to grow both its government regulatory and commercial business client base. As a result, MJF expects its operating expenses to increase in the future due to expected increased sales and marketing expenses, operational costs, product development costs, and general and administrative costs and, therefore, its operating losses will continue or even increase at least through the near term. In addition, following the business combination, MJF will become a public company and incur significant legal, accounting and other expenses that MJF did not incur as a private company. Furthermore, to the extent that MJF is successful in increasing its customer base, it will also incur increased expenses because costs associated with generating and supporting customer agreements are generally incurred up front, while revenue is generally recognized ratably over the term of the agreement. You should not rely upon MJF’s recent revenue growth as indicative of future performance. MJF may not reach profitability in the near future or at any specific time in the future. If and when its operations do become profitable, MJF may not sustain profitability.

MJF has a relatively short operating history, which makes it difficult to evaluate its business and future prospects.

MJF has a relatively short operating history, which makes it difficult to evaluate its business and future prospects. MJF has been in existence since 2010, and much of its revenue growth has occurred during the past three years. MJF has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, including those related to:

●	market acceptance of its current and future products and services;

●	changing regulatory environments and costs associated with compliance;

●	its ability to compete with other companies offering similar products and services;

●	its ability to effectively market its products and services and attract new clients;

●	existing client retention rates and the ability to upsell clients;

●	the amount and timing of operating expenses, particularly sales and marketing expenses, related to the maintenance and expansion of its business, operations and infrastructure;

●	its ability to control costs, including operating expenses;

●	its ability to manage organic growth and growth fueled by acquisitions;

●	public perception and acceptance of cannabis-related products and services generally; and

●	general economic conditions and events.

If MJF does not manage these risks successfully, its business and financial performance will be adversely affected.

MJF’s long-term results of operations are difficult to predict and depend on the commercial success of its clients, the continued growth of the cannabis industry generally and the regulatory environment within which the cannabis industry operates.

MJF offers its products and services globally to help government regulatory agencies and commercial businesses monitor regulatory compliance and operate efficiently and successfully in compliance with applicable state laws. MJF’s long-term results will directly depend on the continued growth of the legalized cannabis industry (and public acceptance of cannabis-related products) and the ability of its current and future clients to successfully market their own products and services. If the legalized cannabis marketplace does not continue to grow because the public does not increasingly accept cannabis-related products or government regulators adopt laws, rules or regulations that terminate or diminish the ability for commercial businesses to develop, market and sell cannabis-related products, MJF’s business and financial performance would be materially adversely affected. Additionally, even if the cannabis marketplace continues to grow rapidly, and government regulation allows for the free-market development of this industry, products and services competitive with those offered by MJF may enjoy better market acceptance.

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The legalized cannabis industry may not continue to grow and the regulatory environment may not remain favorable to participants in the industry. More generally, MJF’s products and services may not experience growing market acceptance, which would adversely impact MJF’s ability to grow revenue.

As a company whose clients operate in the cannabis industry, MJF faces many unique and evolving risks.

MJF currently serves government and private clients with respect to their tracking, monitoring and compliance needs as they operate in a growing cannabis industry. Any risks related to the cannabis industry that may adversely affect MJF’s clients and potential clients may, in turn, adversely affect demand for MJF’s products. Specific risks faced by companies operating in the cannabis industry include, but are not limited to, the following:

Marijuana remains illegal under United States federal law

Marijuana is a Schedule-I controlled substance under the Controlled Substances Act and is illegal under federal law. It remains illegal under United States federal law to grow, cultivate, sell or possess marijuana for any purpose or to assist or conspire with those who do so. Additionally, 21 U.S.C. 856 makes it illegal to “knowingly open, lease, rent, use, or maintain any place, whether permanently or temporarily, for the purpose of manufacturing, distributing, or using any controlled substance.” Even in those states in which the use of marijuana has been authorized, its use remains a violation of federal law. Since federal law criminalizing the use of marijuana is not preempted by state laws that legalize its use, strict enforcement of federal law regarding marijuana would likely result in MJF’s clients’ inability to proceed with their operations, which would adversely affect demands for MJF’s products.

Uncertainty of federal enforcement and the need to renew temporary safeguards

On January 4, 2018, Attorney General Sessions rescinded the previously issued memoranda (known as the Cole Memorandum) from the U.S. Department of Justice (“DOJ”) that had de-prioritized the enforcement of federal law against marijuana users and businesses that comply with state marijuana laws, adding uncertainty to the question of how the federal government will choose to enforce federal laws regarding marijuana. Attorney General Sessions issued a memorandum to all United States Attorneys in which the DOJ affirmatively rescinded the previous guidance as to marijuana enforcement, calling such guidance “unnecessary.” This one-page memorandum was vague in nature, stating that federal prosecutors should use established principles in setting their law enforcement priorities. Under previous administrations, the DOJ indicated that those users and suppliers of medical marijuana who complied with state laws, which required compliance with certain criteria, would not be prosecuted. As a result, it is now unclear if the DOJ will seek to enforce the Controlled Substances Act against those users and suppliers who comply with state marijuana laws.

Despite Attorney General Sessions’ rescission of the Cole Memorandum, the Department of the Treasury, Financial Crimes Enforcement Network, has not rescinded the “FinCEN Memo” dated February 14, 2014, which de-prioritizes enforcement of the Bank Secrecy Act against financial institutions and marijuana-related businesses which utilize them. This memo appears to be a standalone document and is presumptively still in effect. At any time, however, the Department of the Treasury, Financial Crimes Enforcement Network, could elect to rescind the FinCEN Memo. This would make it more difficult for MJF’s clients and potential clients to access the U.S. banking systems and conduct financial transactions, which would adversely affect MJF’s operations.

In 2014, Congress passed a spending bill (“2015 Appropriations Bill”) containing a provision (“Appropriations Rider”) blocking federal funds and resources allocated under the 2015 Appropriations Bill from being used to “prevent such States from implementing their own State [medical marijuana] law.” The Appropriations Rider seemed to have prohibited the federal government from interfering with the ability of states to administer their medical marijuana laws, although it did not codify federal protections for medical marijuana patients and producers. Moreover, despite the Appropriations Rider, the Justice Department maintains that it can still prosecute violations of the federal marijuana ban and continue cases already in the courts. Additionally, the Appropriations Rider must be re-enacted every year. While it was continued in 2016, 2017 and 2018, and remains in effect, continued re-authorization of the Appropriations Rider cannot be guaranteed. If Congress should pass a 2019 budget rather than an extension of the 2018 budget, it would need to renew the Appropriations Rider at such time, and there can be no assurance that the Appropriations Rider would be renewed at such time. Additionally, in the event of Congress failing either to pass a 2019 budget or an extension of the 2018 budget in the form of a “continuing resolution,” a government shutdown would result, and the Appropriations Rider would no longer be in force. If the Appropriation Rider is no longer in effect, the risk of federal enforcement and override of state marijuana laws would increase.

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Further legislative development beneficial to the operations of MJF is not guaranteed

Among other things, MJF‘s business involves the provision of an online platform that provides monitoring and tracking of those involved in the cultivation, distribution, manufacture, storage, transportation and/or sale of medical and adult use cannabis products in compliance with applicable state law. The success of MJF’s business depends on the continued development of the cannabis industry and the activity of commercial business and government regulatory agencies within the industry. The continued development of the cannabis industry is dependent upon continued legislative and regulatory authorization of cannabis at the state level and a continued laissez-faire approach by federal enforcement agencies. Any number of factors could slow or halt progress in this area. Further regulatory progress beneficial to the industry cannot be assured. While there may be ample public support for legislative action, numerous factors impact the legislative and regulatory process, including election results, scientific findings or general public events. Any one of these factors could slow or halt progressive legislation relating to cannabis and the current tolerance for the use of cannabis by consumers, which could adversely affect demand for MJF’s product and its operations.

The cannabis industry could face strong opposition from other industries

MJF believes that established businesses in other industries may have a strong economic interest in opposing the development of the cannabis industry. Cannabis may be seen by companies in other industries as an attractive alternative to their products, including recreational marijuana as an alternative to alcohol, and medical marijuana as an alternative to various commercial pharmaceuticals. Many industries that could view the emerging cannabis industry as an economic threat are well established, with vast economic and federal and state lobbying resources. It is possible that companies within these industries could use their resources to attempt to slow or reverse legislation legalizing cannabis. Any inroads these companies make in halting or impeding legislative initiatives that would be beneficial to the cannabis industry could have a detrimental impact on MJF’s clients and, in turn on MJF’s operations.

The legality of marijuana could be reversed in one or more states

The voters or legislatures of states in which marijuana has already been legalized could potentially repeal applicable laws which permit the operation of both medical and retail marijuana businesses. These actions might force businesses, including those that are MJF’s clients, to cease operations in one or more states entirely.

Changing legislation and evolving interpretations of law

Laws and regulations affecting the medical and adult-use marijuana industry are constantly changing, which could detrimentally affect MJF’s clients and, in turn, MJF’s operations. Local, state and federal marijuana laws and regulations are broad in scope and subject to evolving interpretations, which could require MJF’s clients and thus MJF itself to incur substantial costs associated with modification of operations to ensure such clients’ compliance. In addition, violations of these laws, or allegations of such violations, could disrupt MJF’s clients’ business and result in a material adverse effect on MJF’s operations. In addition, it is possible that regulations may be enacted in the future that will limit the amount of cannabis growth or related products that MJF’s commercial clients are authorized to produce. MJF cannot predict the nature of any future laws, regulations, interpretations or applications, nor can it determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on its operations.

Dependence on client licensing

MJF’s business is dependent on its customers obtaining various licenses from various municipalities and state licensing agencies. There can be no assurance that any or all licenses necessary for MJF’s clients to operate their businesses will be obtained, retained or renewed. If a licensing body were to determine that a client of MJF had violated applicable rules and regulations, there is a risk the license granted to that client could be revoked, which could adversely affect MJF’s operations. There can be no assurance that MJF’s existing clients will be able to retain their licenses going forward, or that new licenses will be granted to existing and new market entrants.

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Banking regulations could limit access to banking services

Since the use of marijuana is illegal under federal law, there is a compelling argument that banks cannot lawfully accept for deposit funds from businesses involved with marijuana. Consequently, businesses involved in the cannabis industry often have trouble finding a bank willing to accept their business. The inability to open bank accounts may make it difficult for MJF’s clients to operate and their reliance on cash can result in a heightened risk of theft, which could harm their businesses and, in turn, harm MJF’s business. Additionally, some courts have denied marijuana-related businesses bankruptcy protection, thus, making it very difficult for lenders to recoup their investments, which may limit the willingness of banks to lend to MJF’s clients and to MJF itself.

Insurance risks

In the United States, many marijuana-related businesses are subject to a lack of adequate insurance coverage. In addition, many insurance companies may deny claims for any loss relating to marijuana or marijuana-related operations based on their illegality under federal law, noting that a contract for an illegal transaction is unenforceable.

The cannabis industry is an evolving industry and we must anticipate and respond to changes.

The cannabis industry is not yet well-developed, and many aspects of this industry’s development and evolution cannot be accurately predicted. While MJF has attempted to identify many risks specific to the cannabis industry, you should carefully consider that there are other risks that cannot be foreseen or are not described in this proxy statement/prospectus, which could materially and adversely affect MJF’s business and financial performance. MJF expects that the cannabis market and the business of MJF will evolve in ways that are difficult to predict. For example, it is anticipated that over time, MJF will reach a point in most markets where it has achieved a market penetration level in which new client acquisitions are less productive, and the continued growth of MJF’s revenue will require more focus on increasing the rate at which existing clients purchase products and services across MJF’s platforms. MJF’s long-term success will depend on its ability to successfully adjust its strategy to meet the changing market dynamics. If MJF is unable to successfully adapt to changes in the cannabis industry, MJF’s operations could be adversely affected.

A significant portion of MJF’s business is, and is expected to be, from government contracts, which present certain unique risks.

Contracts for the Leaf Data Systems with government agencies in Pennsylvania and Washington represented 43% of MJF’s revenue for the fiscal year ended June 30, 2018 and 49% of MJF’s revenue for the six months ended December 31, 2018.

In order to obtain a government contract for the Leaf Data Systems, MJF is required to follow a competitive bidding process in each state where it seeks a contract. Government contracts have very specific compliance requirements that often require contractors to invest material time and money to prepare a bid to ensure that its technology, processes and staff meet these specific requirements. After expenditures of such time and money, there is no assurance that the bid will result in an award of a contract. Further, even if a contract is awarded, there are strict procedures that government agencies follow when it comes to reimbursement of the costs incurred in the course of fulfilling contracts. Accordingly, it is possible that some or all costs might not be reimbursed under a government contract as contemplated by MJF.

Government agencies also typically audit and investigate government contractors. These agencies review a contractor's performance under its contracts, its cost structure, its business systems and compliance with applicable laws, regulations and standards. If an audit or investigation uncovers improper or illegal activities, we may be subject to civil or criminal penalties and administrative sanctions, including reductions of the value of contracts, contract modifications or terminations, forfeiture of profits, suspension of payments, penalties, fines and suspension, or prohibition from doing business with the government. In addition, we could suffer serious reputational harm if allegations of impropriety were made against us. Any such imposition of penalties, or the loss of such government contracts, could materially adversely affect our business, financial condition, results of operations and growth prospects.

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There also is typically a longer window of liability under government contracts than private contracts, and the government can seek claims after the contract has ended and payments under the contract have been made. The terms of government contract may also require the sharing of proprietary information, processes, software and research and development efforts with the government. Additionally, government employees are required to follow certain protocols to ensure there is no appearance of impropriety in the bidding process. As a result, bidders on government contracts must ensure that there is no appearance of favoritism, gift giving, bribery or the exertion of other influences in the bidding process. Any finding of same can result in fines to the bidder and cancellation of contracts. The applicable state government generally has the ability to terminate MJF’s contract, in whole or in part, without prior notice, for convenience or for default based on performance. If a government contract were to be terminated for convenience, MJF generally would be protected by provisions covering reimbursement for costs incurred on the contract and profit on those costs, but not the anticipated profit that would have been earned had the contract been completed. The state government also has the ability to stop work under a contract for a limited period of time for its convenience.

We cannot assure you that MJF will be successful in navigating the government contract bidding process or that it will be able to maintain its existing government contracts or obtain additional government contracts in the future.

Since MJF’s client information and proprietary databases are digitally stored and distributed online, MJF faces numerous cybersecurity risks.

MJF utilizes information technology systems, including third-party hosted servers and cloud-based servers, to host digital databases and client information, including business, financial and corporate records, internal and external electronic communications and other critical information, and to process operational functions integral to MJF’s internal operations and the provision of services to clients across its platforms. If any of MJF’s internal systems or the systems of MJF’s third-party providers are compromised, then sensitive documents could be exposed or deleted, and MJF’s ability to conduct business could be impaired.

Cyber incidents can result from deliberate attacks or unintentional events. These incidents can include, but are not limited to, unauthorized access to systems, computer viruses or other malicious code, denial of service attacks, malware, ransomware, phishing, SQL injection attacks, human error, or other events that result in security breaches or give rise to the manipulation or loss of sensitive information or assets. Cyber incidents can be caused by various persons or groups, including disgruntled employees and vendors, activists, organized crime groups, and state-sponsored and individual hackers. Cyber incidents can also be caused or aggravated by natural events, such as earthquakes, floods, fires, power loss, and telecommunications failures.

In 2016, MJF experienced a cyberattack on its data system, resulting in a loss of client data, an attack in January 2017 resulting in certain data theft and corruption of elements of its legacy software, a theft of source code in June 2017, and other sporadic outages of its systems. MJF has conducted a thorough examination of these events and has taken remedial actions, including enhancing system redundancies, and other proactive measures to prevent similar events cross its existing platforms and future platforms. Although, MJF has taken steps to protect the security of data maintained in its information systems, it is possible that its security measures will not be able to prevent additional attacks in the future, prevent systems from improperly functioning, or prevent the improper disclosure of client information in the event of future cyberattacks or otherwise. In addition to operational and business consequences, if MJF’s cybersecurity is breached, MJF could be held liable to its clients or other parties in regulatory or other actions, and MJF may be exposed to reputation damages and loss of trust and business. This could result in costly investigations and litigation and negative publicity. Additionally, MJF has commenced an action against one “John Doe” defendant and may pursue legal remedy against other cyber attackers, which could require material expense and divert meaningful resources to such actions.

Privacy regulation is an evolving area and compliance with applicable privacy regulations may increase MJF’s operating costs or adversely impact its ability to service its clients and market its products and services.

Because MJF stores, processes, and uses data, some of which contains personal information, MJF is subject to complex and evolving federal, state, and foreign laws and regulations (including Canadian’s Cannabis Act and related regulations and the European Union’s general data protection regulation (“GDPR”)) regarding privacy, data protection, and other matters. While MJF believes it is currently in compliance with applicable laws and regulations, many of these laws and regulations are subject to change and uncertain interpretation, and could result in investigations, claims, changes to MJF’s business practices, increased cost of operations, and declines in user growth, retention, or engagement, any of which could seriously harm MJF’s business.

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MJF relies on third parties for certain services made available to users of its platforms, which could limit MJF’s control over the quality of the user experience and its cost of providing services.

Some of the applications and services available through the Leaf Data System and MJ Platform are provided through relationships with third-party service providers. MJF does not typically have any direct control over these third-party service providers. These third-party service providers could experience service outages, data loss, privacy breaches, including cyberattacks, and other events relating to the applications and services they provide that could diminish the utility of these services and which could harm users thereof. The MJ Platform itself does not depend on any third-party software or applications and is based entirely on open source technologies and custom programming. The MJ Platform, however, is hosted by Amazon Web Services, a third party service provider. There are readily available alternative hosting services available should MJF desire or need to move to a different web host. Certain ancillary services provided by MJF also uses the services of third party providers, for which, MJF believes, there are readily available alternatives on comparable economic terms. Offering integrated platforms, such as the Leaf Data System and MJ Platform which rely, in part, on the services of other providers lessens the control that MJF has over the total client experience. Should the third-party service providers MJF relies upon not deliver at standards MJF expects and desires, acceptance of the MJF platforms could suffer, which would have an adverse effect on MJF’s business and financial performance. Further, MJF cannot be assured of entering into agreements with such third-party service providers on economically favorable terms.

MJF may require and not be able to obtain additional funding if and when required.

Although MJF believes that its existing capital resources and the proceeds remaining in trust upon completion of the transactions contemplated by the Merger are sufficient for its operations for the next 12 months, MJF intends to continue to grow its business through organic initiatives, acquisitions and joint ventures if and as opportunities arise. MJF may be required in the future to obtain additional capital resources in connection with continuing organic initiatives, acquisitions or joint venture opportunities, including through equity financing, debt financing (including credit facilities) or the sale or syndication of some or all of its interests in certain projects or other assets or businesses. If MJF does not have access to such resources if and when need, it may not be able to realize acquisition opportunities, enter into joint ventures or continue expansion of its operations and business.

MJF’s ability to maintain its competitive position will depend on its ability to retain senior management and other highly qualified personnel.

MJF’s success will depend in part on its continued ability to retain and motivate its highly qualified management and personnel. MJF is highly dependent upon its management team, particularly its Chief Executive Officer and member of its board of directors, Jessica Billingsley, and the other members of its senior management, and other key personnel. The replacement of any of MJF’s key personnel would likely involve significant time and costs and may significantly delay or prevent the achievement of its business objectives, which could have an adverse effect on its business. In addition, we do not carry “key person” insurance policies for all management and key personnel, which could offset potential loss of service under applicable circumstances.

Many of MJF’s employees have become or will soon become vested in a meaningful amount of MJF’s profits interest units or receive shares of MTech Holdings’ common stock after the Business Combination. Those employees may be more likely to leave MJF if the profits interest units or MTech Holdings’ common stock they own or have the option to purchase have significantly appreciated in value relative to the original purchase price for the shares, or if the exercise prices of the options that they hold are significantly below the market price of MTech Holdings common stock. Replacement of any employees who leave MJF could involve significant time and costs and may significantly delay or prevent the achievement of MJF’s business objectives, which could have an adverse effect on its business.

To grow and be successful, MJF needs to attract and retain qualified personnel.

MJF’s growth and success will depend to a significant extent on its ability to identify, attract, hire, train and retain qualified professional, creative, technical and managerial personnel. Competition for experience and qualified talent in the cannabis industry can be intense. MJF may not be successful in identifying, attracting, hiring, training and retaining such personnel in the future. If MJF is unable to hire, assimilate and retain qualified personnel in the future, such inability could adversely affect MJF’s operations.

MJF may not manage its growth effectively, execute its business plan as proposed or adequately address competitive challenges.

MJF has significantly grown its business, with revenues increasing from approximately $0.8 million in its first year of operations in 2010 to approximately $10.5 million in the year ended June 30, 2018. MJF anticipates continuing to grow its business and operations. MJF’s growth strategy includes organic initiatives and acquisitions. In connection with the implementation of its growth strategy, the proceeds of the Business Combination will be used by MJF (a) to increase its sales and marketing abilities and to enter into new markets as opportunities arise through the hiring of additional sales and marketing personnel, larger advertising budgets and expanded and more frequent presence at trade shows, (b) for continued development of its product offerings and enhancements to existing products, including through customer research and investment in technology, and (c) to fund investigation of potential acquisitions and, possibly, the funding of all or a part of acquisition consideration. MJF cannot specifically allocate the proceeds from the Business Combination to these various items, but would deploy capital opportunistically with respect to its growth strategy. Such growth could place a significant strain on the management, administrative, operational and financial infrastructure MJF utilizes. MJF’s long-term success will depend, in part, on its ability to manage this growth effectively and grow its own internal resources as required, including internal management and staff personnel. To manage the expected growth of its operations and personnel, MJF also will need to increase its internal operational, financial and management controls, and its reporting systems and procedures. Failure to effectively manage growth could result in difficulty or delays in producing software improvements and new software offerings, declines in overall product and service quality and increases in costs. Any of these difficulties could adversely affect MJF and its operations.

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MJF is smaller and less diversified than many of its potential competitors.

While MJF believes it is a leading provider in the software solutions segment of the cannabis industry, there exists many general software design and integrated business platform companies seeking to provide online and software based business solutions and operations integration to customers in numerous industries. The continued growth of the cannabis industry will likely attract some of these existing companies and incentivize them to produce solutions that are competitive with those offered by us. Many of these potential competitors are a part of large diversified corporate groups with a variety of other operations and expansive resources. MJF may not be able to successfully compete with larger enterprises devoting significant resources to compete in its target marketspace.

MJF must successfully respond to rapid technological changes to compete successfully.

The software-based business solution industry in general continues to undergo significant development and change as advances in technologies are made, new methods of data analysis, delivery and storage are introduced, and changes in privacy laws and other regulatory requirements are implemented. Consumer behavior can rapidly change as a result of such developments. MJF’s core products, the Leaf Data System and MJ Platform are software-based and based on MJF’s proprietary technologies and approaches. Changes in technology and consumer behavior will require modifications and improvements in its technologies from time to time. MJF may not properly identify changing technological and consumer behavior trends in a manner that enables it to timely respond to such changes, or that its responses will enable MJF to effectively adapt and compete. MJF’s failure to adequately address these changes could adversely affect MJF’s operations.

MJF could be subject to risks associated with possible acquisitions, business combinations, or joint ventures.

As part of MJF’s growth strategy, it may seek to acquire assets or companies that are synergistic with MJF’s business. MJF may not realize the anticipated benefit from any acquisition it consummates. Regardless of whether MJF consummates any such acquisitions, the negotiation of a potential transaction could require MJF to incur significant costs and cause diversion of management’s time and resources. Integrating any business that MJF acquires may be distracting to management and disruptive to MJF’s core business and may result in significant costs. MJF could face several challenges in the consolidation and integration of information technology, accounting systems, personnel and operations. Any such transaction could also result in impairment of goodwill and other intangibles, development write-offs and other related expenses. Any of the foregoing could have adversely affect MJF’s operations.

MJF would face risks from doing business internationally.

MJF intends to increase the distribution of its products and services to clients outside the U.S. and thereby derive more revenues in foreign jurisdictions. As a result, MJF’s business would be subject to certain risks inherent in international business, many of which are beyond its control. These risks include, among numerous others:

●	laws and policies affecting trade, investment and taxes, including laws and policies relating to the repatriation of funds and withholding taxes, and changes in these laws;

●	the Foreign Corrupt Practices Act and similar laws regulating interactions and dealings with foreign government officials;

●	changes in local regulatory requirements relating to cannabis;

●	differing cultural tastes and attitudes;

●	differing degrees of protection for intellectual property; and

●	fluctuating foreign exchange rates.

Events or developments related to these and other risks associated with international trade could adversely affect MJF’s revenue from non-U.S. sources, which could have an adverse effect on MJF’s operations.

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Protecting and defending against intellectual property claims may have a material adverse effect on MJF’s business.

MJF’s ability to compete depends, in part, upon successful protection of its intellectual property relating to MJF’s Leaf Data Systems and MJ Platform. MJF seeks to protect its proprietary and intellectual property rights through patent applications, available copyright and trademark laws, nondisclosure agreements, and licensing and distribution arrangements with reputable companies in the target markets of MJF. While patent protection for inventions related to marijuana and marijuana-related products is available, there are substantial difficulties faced in the patent process by marijuana-related businesses. Further, patent applications may be rejected for numerous other reasons beyond those related to the cannabis industry, including that the subject matter of the application is found to be nonpatentable. MJF’s previous patent applications were denied and while MJF is continuing to pursue such applications and believes they are with merit, there can be no assurance that patents will be issued on these applications. The failure to be awarded patents on its technology could weaken MJF’s ability to enforce its intellectual property rights. Any such enforcement, whether MJF’s has been granted patent protection or not, would be costly, and there can be no assurance that MJF will have the resources to undertake all necessary action to protect its intellectual property rights or that MJF will be successful. Any infringement of MJF’s material intellectual property rights could require MJF to redirect resources to actions necessary to protect same, and could distract management from its underlying business operations. An infringement of MJF’s material intellectual property rights and resulting actions could adversely affect MJF’s operations.

Others may assert intellectual property infringement claims against MJF.

Companies in the software and technology industries own large numbers of patents, copyrights, trademarks, and trade secrets, and frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. In addition, various “non-practicing entities” that own patents and other intellectual property rights often attempt to aggressively assert their rights in order to extract value from technology companies. It is possible that others may claim from time to time that MJF’s products misappropriate or infringe the intellectual property rights of third parties. Irrespective of the validity or the successful assertion of any such claims, MJF could incur significant costs and diversion of resources in defending against these claims, which could adversely affect MJF’s operations. MJF may receive unfavorable preliminary or interim rulings in the course of litigation, and there can be no assurances that favorable final outcomes will be obtained in all cases. MJF may decide to settle such lawsuits and disputes on terms that are unfavorable to MJF. As a result, MJF may also be required to develop alternative non-infringing technology or practices or discontinue the practices. The development of alternative non-infringing technology or practices could require significant effort and expense or may not be feasible.

MJF’s ability to raise capital in the future may be limited.

MJF’s business and operations may consume resources faster than it anticipates. In the future, MJF may need to raise additional funds through the issuance of new equity securities, debt or a combination of both. Additional financing may not be available on favorable terms, or at all. If adequate funds are not available on acceptable terms, MJF may be unable to fund its capital requirements. If MJF issues new debt securities, the debt holders would have rights senior to the existing equity holders to make claims on its assets, and the terms of any debt could restrict MJF’s operations. If MJF issues additional equity securities, existing equity holders will experience dilution, and the new equity securities could have rights senior to those of existing equity holders. Because MJF’s decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, MJF cannot predict or estimate the amount, timing or nature of its future offerings. Thus, existing equity holders bear the risk of MJF’s future securities offerings reducing the market price of its equity and diluting their interest.

MJF may acquire or invest in other companies, which could divert its management's attention, result in dilution to its equity holders, and otherwise disrupt its operations and harm its results of operations.

In the future, MJF may acquire or invest in businesses, products, or technologies that it believes could complement or expand its business, enhance its capabilities, or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause it to incur various costs and expenses in identifying, investigating, and pursuing suitable acquisitions, whether or not they are consummated.

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In any future acquisitions, MJF may not be able to successfully integrate acquired personnel, operations, and technologies, or effectively manage the combined business following the acquisition. MJF also may not achieve the anticipated benefits from future acquisitions due to a number of factors, including: (a) an inability to integrate or benefit from acquisitions in a profitable manner; (b) unanticipated costs or liabilities associated with the acquisition; (c) the incurrence of acquisition-related costs; (d) the diversion of management’s attention from other business concerns; (e) the loss of MJF’s or the acquired business’ key employees; or (f) the issuance of dilutive equity securities, the incurrence of debt, or the use of cash to fund such acquisitions.

MJF identified material weaknesses in its internal control over financial reporting which could, if not remediated, result in material misstatements in MJF’s financial statements.

MJF had previously identified material weaknesses in its internal control over financial reporting related to controls over its formal documentation and development of its policies and procedures, and the availability of sufficient resources to establish segregated review functions and documentation of financial data. Under standards established by the Public Company Accounting Oversight Board, a material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

MJF has initiated remedial measures, including the hiring of a CFO, adding to its IT and accounting staff, and is conducting a search for a controller with CPA certification. Accordingly, the resources to mitigate the above weaknesses are currently being addressed.  These new and enhanced controls have not operated for a sufficient amount of time to conclude that the material weakness has been remediated. To fully implement these remedial measures, MJF may need to commit additional resources, hire additional staff, and provide additional management oversight. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on MJF’s business, financial condition, results of operations, and cash flows. Further, if MJF’s remedial measures are insufficient to address the material weaknesses, or if additional material weaknesses or significant deficiencies in its internal control over financial reporting are discovered or occur in the future, MJF’s financial statements may contain material misstatements, and MJF could be required to restate financial results.

Risks Relating to MTech, MTech Holdings and the Business Combination

If MTech does not consummate a business combination by the termination date of August 1, 2019, MTech will have to cease all operations except for the purpose of winding up and redeem all of its public shares for their pro rata portions of the trust account and liquidate, or seek approval of its stockholders to extend the termination date.

If MTech is unable to complete a business combination by August 1, 2019, MTech will have to (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem all public shares then outstanding at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including any amounts representing interest earned on the trust account, less any interest released to MTech for working capital purposes, the payment of taxes or dissolution expenses (although MTech expects all or substantially all of such interest to be used for working capital purposes), divided by the number of then outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Following the consummation of the Business Combination, the only significant asset of the combined entity will be ownership of 100% of MJF’s membership interests, including MJF’s preferred units and profits interest units and the combined entity does not currently intend to pay dividends on its common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of MTech Holdings’ common stock.

Following the consummation of the Business Combination, the combined entity will have no direct operations and no significant assets other than the ownership of 100% of MJF’s membership interests, including MJF’s preferred units and profits interest units. Promptly after the consummation of the Business Combination, MTech is required distribute any remaining funds in the trust account to MTech Holdings, who is then required to contribute such funds along with any other cash held by MTech Holdings (net of necessary reserves) to MJF. MTech Holdings will depend on MJF for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company, and to pay any dividends with respect to its stock. Legal and contractual restrictions may limit MTech Holdings’ ability to obtain cash from MJF. Thus, MTech Holdings does not expect to pay cash dividends on its common stock. Any future dividend payments are within the absolute discretion of the board of directors of MTech Holdings and will depend on, among other things, MTech Holdings’ results of operations, working capital requirements, capital expenditure requirements, financial condition, level of indebtedness, contractual restrictions with respect to payment of dividends, business opportunities, anticipated cash needs, provisions of applicable law and other factors that its board of directors may deem relevant.

MTech will incur significant transaction and transition costs in connection with the Business Combination. If MTech fails to consummate the Business Combination, it may not have sufficient cash available to pay such costs.

MTech expects to incur significant, non-recurring costs in connection with consummating the Business Combination. Some of these costs are payable regardless of whether the Business Combination is completed. MTech's transaction expenses as a result of the Business Combination are currently estimated at approximately $3.5 million, which is comprised of (i) $2.3 million in deferred underwriting compensation payable to the underwriters of its IPO and (ii) approximately $1.2 million in costs relating to fees associated with legal, audit, printing and mailing this proxy statement/ prospectus, investor relations, insurance, and other operating costs related to the Business Combination. MJF estimates its Business Combination costs to be approximately $1 million which is comprised of approximately $500,000 of legal, $250,000 of auditing and financial consulting, and $250,000 of investor relations, insurance and other operating costs. If MTech and MJF do not consummate the Business Combination, each party will be required to pay its own fees and expenses, and MTech likely will not have sufficient cash available to pay its fees and expenses unless and until it completes a subsequent business combination transaction.

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The working capital available to MTech Holdings after the Business Combination will be reduced to the extent MTech’s stockholders exercise their redemption rights in connection with the Business Combination and will also be reduced to the extent of MJF’s and MTech’s transaction expenses, which will be payable by the combined company. This may adversely affect the business and future operations of MTech Holdings.

The amount of working capital available to the combined company after the Business Combination will depend in part on the extent to which MTech stockholders exercise their right to redeem their shares into cash in connection with the Business Combination. MTech Holdings’ working capital will be reduced in proportion to such redemptions, and will also be reduced to the extent of MTech’s and MJF’s transaction expenses, which will be payable by the combined company. Reduced working capital may adversely affect MTech Holdings’ business and future operations.

The unaudited pro forma financial information included in this proxy statement/prospectus may not be indicative of what the actual financial position or results of operations of the combined entity would have been.

 The unaudited pro forma financial information in this proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of what the actual financial position or results of operations of the combined entity would have been had the Business Combination been completed on the dates indicated. See the section entitled “Unaudited Pro Forma Combined Financial Information” for more information.

MTech may waive one or more of the conditions to the Business Combination.

MTech may agree to waive, in whole or in part, some of the conditions to its obligations to complete the Business Combination, to the extent permitted by its existing charter and applicable laws. For example, it is a condition to MTech’s obligations to close the Business Combination that the representations and warranties of MJF and the Sellers are true and correct in all respects as of the date of the Merger Agreement and as of the date of the Closing (or an earlier date to the extent that an earlier date is referenced in the representation and warranty), except, for certain of the representations and warranties, for such inaccuracies that, individually or in the aggregate, would not result in a Material Adverse Effect (as defined in the Merger Agreement) on MJF. Under applicable law and MTech’s existing charter, MTech is not able to waive the condition that its stockholders approve the Business Combination.

The Sponsor, directors and officers of MTech have conflicts of interest in determining to pursue the business combination with MJF, since certain of their interests, and certain interests of their affiliates and associates, are different from or in addition to (and which may conflict with) the interests of MTech’s stockholders.

The Sponsor, officers and directors of MTech, have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of MTech’s public stockholders, which may result in a conflict of interest. These interests include:

●	the fact that the Sponsor, officers and directors of MTech and their affiliates paid an aggregate of $25,000 for their founder shares and such securities should have a significantly higher value at the time of the Business Combination;

●	the fact that MTech’s Sponsor, officers and directors and their affiliates paid an aggregate of $2,437,500 for the placement units and such securities should have a significantly higher value at the time of the Business Combination;

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●	if MTech is unable to complete a business combination within the required time period, its Chairman will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by MTech for services rendered or contracted for or products sold to MTech, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under MTech’s indemnity of the underwriters;

●	unless MTech consummates an initial business combination, MTech’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account;

●	the fact that Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that the founder shares and placement units, including the placement shares and placement warrants, purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the placement units, and all of their underlying securities, will not be sold or transferred by it until MTech has completed a business combination, subject to limited exceptions;

●	the appointment of Scott Sozio, Tahira Rehmatullah and Douglas Rothschild as designees to the board of directors of MTech Holdings which will entitle such individuals to any cash fees, stock options or stock awards that MTech Holdings determines to pay to its non-executive directors; and

●	the continued indemnification of current directors and officers of MTech and the continuation of directors’ and officers’ liability insurance after the Business Combination.

These interests may influence MTech’s directors in making their recommendation that you vote in favor of the Business Combination Proposal, and the transactions contemplated thereby.

MTech has not obtained an opinion from an independent investment banking firm, and consequently, there is no assurance from an independent source that the price MTech is paying for MJF is fair to its stockholders from a financial point of view.

MTech is not required to and has not obtained an opinion from an independent investment banking firm that the price it is paying for MJF is fair to its stockholders from a financial point of view. The fair market value of MJF has been determined by MTech’s board of directors based upon standards generally accepted by the financial community, such as potential sales and the price for which comparable businesses or assets have been valued. MTech’s stockholders will be relying on the judgment of its board of directors with respect to such matters.

MTech’s ability to successfully effect the Business Combination and successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel, including the key personnel of MJF, all of whom are expected to stay with MJF following the Business Combination. The loss of such key personnel could negatively impact the operations and profitability of the post-combination business.

MTech’s ability to successfully effect the Business Combination and successfully operate the business is dependent upon the efforts of certain key personnel of MJF, particularly Ms. Billingsley. Although all of such key personnel are expected to remain with MJF following the Business Combination, it is possible that the combined entity will lose some key personnel, the loss of which could negatively impact the operations and profitability of the post-combination business. Furthermore, while MTech has scrutinized individuals it intends to engage to stay with MJF following the Business Combination, its assessment of these individuals may not prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause the combined entity to have to expend time and resources helping them become familiar with such requirements.

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If the Business Combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of MTech Holdings’ securities may decline.

If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of MTech’s securities prior to the Closing of the Business Combination may decline. The market values of MTech’s securities at the time of the Business Combination may vary significantly from their prices on the date the Merger Agreement was executed, the date of this proxy statement/prospectus, or the date on which our stockholders vote on the Business Combination.

In addition, following the Business Combination, fluctuations in the price of the securities of MTech Holdings could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for MJF’ membership interests or MTech Holdings’ stock and trading in the shares of MTech common stock has not been active. Accordingly, the valuation ascribed to MJF and our common stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If, following the Business Combination, an active market for MTech Holdings’ securities develops and continues, the trading price of these securities could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond MTech Holdings’ control. Any of the factors listed below could have a material adverse effect on your investment in our securities and MTech Holdings’ securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of MTech Holdings’ securities may not recover and may experience a further decline.

Factors affecting the trading price of MTech Holdings’ securities following the Business Combination may include:

●	actual or anticipated fluctuations in the quarterly financial results of MTech Holdings or the quarterly financial results of companies perceived to be similar to MTech Holdings;

●	changes in the market’s expectations about MTech Holdings’ operating results;

●	success of competitors;

●	MTech Holdings’ operating results failing to meet the expectation of securities analysts or investors in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning MTech Holdings or the cannabis industry in general;

●	operating and stock price performance of other companies that investors deem comparable to MTech Holdings;

●	MTech Holdings’ ability to market new and enhanced products on a timely basis;

●	changes in laws and regulations affecting MTech Holdings’ business;

●	commencement of, or involvement in, litigation involving MTech Holdings;

●	changes in MTech Holdings’ capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of MTech Holdings’ common stock available for public sale;

●	any major change in the board or management of MTech Holdings;

●	sales of substantial amounts of MTech Holdings stock by its directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may materially harm the market price of MTech Holdings’ securities irrespective of its operating performance. The stock market in general has experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of MTech Holdings’ securities, may not be predictable. A loss of investor confidence in the market for aviation services -related stocks or the stocks of other companies which investors perceive to be similar to MTech Holdings could depress its stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of MTech Holdings’ securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

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Following the Business Combination, MTech Holdings’ business and stock price may suffer as a result of its lack of public company operating experience and if securities or industry analysts do not publish or cease publishing research or reports about MTech Holdings, its business, or its market, or if they change their recommendations regarding MTech Holdings’ common stock in an adverse manner, the price and trading volume of MTech Holdings’ common stock could decline.

Prior to the completion of the Business Combination, MJF has been a privately-held company. MJF’ lack of public company operating experience may make it difficult to forecast and evaluate its future prospects. If MTech Holdings is unable to execute its business strategy, either as a result of its inability to manage effectively its business in a public company environment or for any other reason, MTech Holdings’ business, prospects, financial condition and operating results may be harmed.

The trading market for MTech Holdings’ common stock will be influenced by the research and reports that industry or securities analysts may publish about MTech Holdings, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on MTech Holdings. If no securities or industry analysts commence coverage of MTech Holdings, its stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover MTech Holdings changes its recommendation regarding MTech Holdings’ stock in an adverse manner, or provides more favorable relative recommendations about its competitors, the price of MTech Holdings’ common stock would likely decline. If any analyst who may cover MTech Holdings were to cease coverage of MTech Holdings or fail to regularly publish reports on it, MTech Holdings could lose visibility in the financial markets, which could cause MTech Holdings’ stock price or trading volume to decline.

MTech Holdings may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to it after the Business Combination.

Neither MTech nor MJF is currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, following the Business Combination, MTech Holdings will be required to provide management’s attestation on internal controls commencing with its annual report for year ending June 30, 2020. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of MJF as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the regulatory compliance and reporting requirements that will be applicable to MTech Holdings after the Business Combination. If MTech Holdings is not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, MTech Holdings may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of its common stock.

MTech’s Sponsor, directors and officers have agreed to vote in favor of its initial business combination, regardless of how MTech’s public stockholders vote.

Unlike many other blank check companies in which the founders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, MTech’s Sponsor, directors and officers have agreed to vote their founder shares and placement shares, as well as any public shares purchased by them in or after the IPO, in favor of the initial business combination of MTech. Our Sponsor currently owns 243,750 shares of Class A common stock and 1,437,500 shares of Class B common stock, representing 22.62% of the issued and outstanding shares of common stock of MTech. Shares of Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis, subject to certain anti-dilution adjustments which have been waived by the Sponsor and will be exchanged into shares of common stock of MTech Holdings upon consummation of the Business Combination. As a result, we would need only 2,034,376, or approximately 35.38%, of the 5,750,000 public shares, to be voted in favor of the Business Combination in order to have the Business Combination approved. Accordingly, it is more likely that the necessary stockholder approval will be received than would be the case if MTech’s sponsor, directors and officers agreed to vote their founder shares and placement shares in accordance with the majority of the votes cast by its public stockholders.

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Subsequent to the consummation of the Business Combination, MTech Holdings may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although MTech has conducted due diligence on MJF, there is no assurance that this diligence revealed all material issues that may be present in MJF’ business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of MTech’s and MJF’s control will not later arise. As a result, MTech Holdings may be forced later to write down or write off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if MTech’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on the liquidity of MTech Holdings, the fact that MTech Holdings reports charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause MTech Holdings to be unable to obtain future financing on favorable terms or at all.

Warrants will become exercisable for MTech Holdings common stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to MTech Holdings stockholders.

MTech issued public warrants to purchase 5,750,000 shares of common stock as part of the MTech IPO and in connection with the MTech IPO, MTech issued UPOs and an aggregate of 243,750 placement warrants as part of the placement units to the Sponsor. All the MTech warrants will be cancelled and exchanged for MTech Holdings warrants upon Closing of the Business Combination. Each one share of MTech Holdings warrants is exercisable for one share of MTech Holdings common stock at $11.50 per share. To the extent such warrants are exercised, additional shares of MTech Holdings common stock will be issued, which will result in dilution to the then existing holders of MTech Holdings common stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of MTech Holdings common stock.

The requirements of being a public company may strain MTech Holdings’ resources and divert management’s attention.

As a public company, MTech Holdings is subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq (if applicable) and other applicable securities rules and regulations. Compliance with these rules and regulations increase the legal and financial compliance costs of MTech Holdings, make some activities more difficult, time-consuming or costly and increase demand on MTech Holdings’ systems and resources, particularly after it is no longer an “emerging growth company.” The Sarbanes-Oxley Act requires, among other things, that MTech Holdings maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve MTech Holdings’ disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns, which could adversely affect MTech Holdings’ business and operating results. MTech Holdings may need to hire more employees in the future or engage outside consultants to comply with these requirements, which will increase its costs and expenses.

 In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. MTech Holdings intends to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If MTech Holdings’ efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against MTech Holdings and its business may be adversely affected.

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MTech Holdings is an “emerging growth company” and it cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make its shares of common stock less attractive to investors.

MTech Holdings is an “emerging growth company,” as defined in the JOBS Act, and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. Additionally, as an emerging growth company, MTech Holdings elected to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As such, the financial statements of MTech Holdings may not be comparable to companies that comply with public company effective dates. It cannot be predicted if investors will find MTech Holdings’ common stock less attractive because MTech Holdings may rely on these exemptions. If some investors find MTech Holdings’ common stock less attractive as a result, there may be a less active trading market for MTech Holdings’ common stock and its share price may be more volatile.

The future exercise of registration rights may adversely affect the market price of MTech Holdings’ common stock.

MTech Holdings’ common stock will be subject to multiple registration rights agreements. Sales of restricted securities pursuant to these agreements may substantially depress the market price of MTech Holdings’ common stock. Pursuant to registration rights agreement entered into concurrently with MTech’s IPO (which agreement will be assumed by MTech Holdings pursuant to the Merger Agreement), the Sponsor is entitled to make a demand that MTech Holdings register the resale of the founder shares at any time commencing three months prior to the date on which their shares may be released from escrow. Additionally, the holders of the placement units, UPOs and any units the Sponsor, officers or directors of MTech, or their affiliates may be issued in payment of working capital loans made to MTech are entitled to demand that MTech Holdings register the resale of the placement units, UPOs and any other units issued to them (and the underlying shares) commencing at any time after the consummation of the Business Combination, as well as any securities underlying any such units. The presence of these additional shares of MTech Holdings common stock trading in the public market may have an adverse effect on the market price of MTech Holdings’ securities. Additionally, the Sellers are being granted piggy-back registration rights under the transmittal letters for any shares that may be issued to them by MTech Holdings under the Merger Agreement after the Closing for purchase price adjustments or indemnification claims.

A market for MTech Holdings’ securities may not continue, which would adversely affect the liquidity and price of MTech Holdings’ securities.

Following the Business Combination, the price of MTech Holdings’ securities may fluctuate significantly due to the market’s reaction to the Business Combination, including a significant number of redemptions by MTech’s public stockholders, and general market and economic conditions. An active trading market for MTech Holdings’ securities following the Business Combination may never develop or, if developed, may not be sustained. In addition, the price of MTech Holdings’ securities after the Business Combination could vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. You may be unable to sell your securities unless a market can be established or sustained.

Anti-takeover provisions contained in the proposed amended and restated certificate of incorporation and proposed amended and restated bylaws, as well as provisions of Delaware law, could impair a takeover attempt and limit the price investors might be willing to pay in the future for the MTech Holdings common stock and could entrench management.

The Amended and Restated Certificate of Incorporation of MTech Holdings will contain provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. MTech Holdings is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for MTech Holdings’ securities.

These provisions include a staggered board of directors and the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for MTech Holdings’ securities.

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MTech Holdings is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for MTech Holdings’ securities. These provisions are described in the Section titled “The Charter Amendments Proposal.”

MTech Holdings’ corporate opportunity provisions in its amended and restated certificate of incorporation could enable management to benefit from corporate opportunities that might otherwise be available to MTech Holdings.

MTech Holdings’ amended and restated certificate of incorporation provides that the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to MTech Holdings, or any of its directors or officers in circumstances where the application of such doctrine would conflict with any fiduciary duties or contractual obligations they may otherwise have.

Management of MTech Holdings may become aware, from time to time, of certain business opportunities (such as acquisition opportunities) and may direct such opportunities to other businesses in which they have invested, in which case MTech Holdings may not become aware of or otherwise have the ability to pursue such opportunity. Further, such businesses may choose to compete with MTech Holdings for these opportunities, possibly causing these opportunities to not be available to MTech Holdings or causing them to be more expensive for MTech Holdings to pursue. These potential conflicts of interest could adversely impact MTech Holdings’ business or prospects if attractive business opportunities are procured by such parties for their own benefit rather than for MTech Holdings.

MTech Holdings’ amended and restated certificate of incorporation will provide, subject to limited exceptions, that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for certain stockholder litigation matters, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or stockholders.

MTech Holdings’ amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty, actions under the Delaware general corporation law or under our certificate of incorporation, or actions asserting a claim governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated certificate of incorporation.

This choice of forum provision does not exclude stockholders from suing in federal court for claims under the federal securities laws but may limit a stockholder’s ability to bring such claims in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims. Alternatively, if a court were to find the choice of forum provision contained in MTech Holdings’ amended and restated certificate of incorporation to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.

Activities taken by affiliates of MTech or MJF to purchase, directly or indirectly, public shares will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of MTech’s securities during the buyback period.

The Sponsor, directors, officers, advisors of MTech or their affiliates or MJF or its directors, officers, advisors or their affiliates may purchase MTech’s public shares in privately negotiated transactions either prior to or following the consummation of the Business Combination. No such person will make any such purchases when such persons are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would likely include a contractual acknowledgement that such stockholder, although still the record holder of MTech’s shares is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that the Sponsor, directors, officers of MTech or their affiliates or MJF or its directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders of MTech who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Although none of the Sponsor, directors, officers, advisors of MTech or their affiliates or MJF or its directors, officers, advisors or their affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor, directors, officers, advisors of MTech or their affiliates or MJF or its directors, officers, advisors or their affiliates, or the price such persons may pay.

If such transactions are affected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the Business Combination positively, purchases of MTech public shares may have the effect of counteracting the market’s view, which would otherwise be reflected in a decline in the market price of MTech’s securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of MTech’s securities.

In addition, the remaining public stockholders of MTech following the consummation of the Business Combination will bear the economic burden of the deferred underwriting fee which will be paid funds released to MTech from the trust account following the consummation of the Business Combination.

As of the date of this proxy statement/prospectus, no agreements with respect to the private purchase of public shares by the persons described above have been entered into with any such investor or holder. MTech will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Since MTech’s Sponsor and its affiliates will lose their entire investment in MTech if the Business Combination is not completed, they may have had a conflict of interest in identifying and selecting MJF for MTech’s initial business combination in order to close the Business Combination.

Our initial stockholders currently own an aggregate of 1,437,500 founder shares for an aggregate purchase price of $25,000. In addition, our Sponsor purchased an aggregate of 243,750 placement units in a Private Placement that occurred simultaneously with the consummation of our IPO and upon exercise of the underwriter’s over-allotment option. All of such founder shares and placement units will be worthless if an initial business combination is not consummated. The personal and financial interests of our Sponsor, and its affiliates may have influenced their motivation in identifying and selecting MJF for its target business combination and consummating the Business Combination in order to close the Business Combination.

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Since MTech’s Sponsor, executive officers and directors will not be eligible to be reimbursed for their out-of-pocket expenses if the Business Combination is not completed, a conflict of interest may arise in determining whether MJF is appropriate for MTech’s initial business combination in order to close the Business Combination.

At the Closing of the Business Combination, our Sponsor, executive officers and directors, or any of their respective affiliates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred in connection with activities on our behalf. These financial interests of the Sponsor, executive officers and directors of MTech may have influenced their motivation in identifying and selecting MJF for the Business Combination in order to close the Business Combination.

Risks Relating to Redemption

The ability to execute MTech’s strategic plan could be negatively impacted to the extent a significant number of stockholders choose to redeem their shares in connection with the Business Combination.

In the event the aggregate cash consideration MTech would be required to pay for all of its public shares that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Merger Agreement exceeds the aggregate amount of cash available to MTech, MTech may be required to increase the financial leverage MTech’s business would have to support. This may negatively impact MTech’s ability to execute on its own future strategic plan.

There is no guarantee that an MTech stockholder’s decision whether to redeem their shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

No assurance can be given as to the price at which a stockholder may be able to sell the shares of MTech Holdings common stock in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than MTech stockholder might realize in the future had the stockholder not elected to redeem such stockholder’s shares. Similarly, if an MTech stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any business combination, and there can be no assurance that a stockholder can sell its shares of MTech common stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. An MTech stockholder should consult its own tax and/or financial advisor for assistance on how this may affect its individual situation.

If MTech stockholders fail to comply with the redemption requirements specified in this proxy statement/prospectus, they will not be entitled to redeem their shares of MTech common stock for a pro rata portion of the funds held in MTech’s trust account.

Holders of public shares of MTech are required to affirmatively vote either for or against the Business Combination Proposal in order to exercise their rights to redeem their shares for a pro rata portion of the trust account. In addition, to exercise their redemption rights, they are required to submit a request in writing and deliver their stock (either physically or electronically) to our transfer agent at least two business days prior to the special meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the Business Combination. See the section entitled “Special Meeting of MTech Stockholders – Redemption Rights” for additional information on how to exercise your redemption rights.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this proxy statement/prospectus. These forward-looking statements relate to expectations for future financial performance, business strategies and expectations for our business, and the timing and ability for us to complete the Business Combination. Specifically, forward-looking statements may include statements relating to:

●	the benefits of the Business Combination;

●	the future financial performance of MTech Holdings and its subsidiaries, including MJF, following the Business Combination;

●	changes in the market for MJF products and services;

●	expansion and other plans and opportunities; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek” or “target,” or similar expressions.

These forward-looking statements are based on information available as of the date of this proxy statement/prospectus, and expectations, forecasts and assumptions as of that date, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

In addition, you should not place undue reliance on forward-looking statements in deciding how to grant your proxy, instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement/prospectus. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by our forward-looking statements. Some factors that could cause actual results to differ include, among others:

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

●	a delay in completing, or the inability to complete, the transactions contemplated by the proposed Business Combination, due to a failure to obtain the approval of the stockholders of MTech, a failure to satisfy other conditions to Closing in the Merger Agreement or some other reason;

●	the inability to obtain the listing of MTech Holdings’ common stock and warrants on Nasdaq or another exchange following the Business Combination;

●	the risk that the proposed Business Combination disrupts MJF’s current plans and operations;

●	the reaction of MJF’s customers to the Business Combination;

●	the inability to realize anticipated benefits of the Business Combination, which could result from, among other things, competition, the inability to integrate the MTech and MJF businesses or the inability of the combined business to grow and manage growth profitably;

●	costs related to the Business Combination;

●	the outcome of any legal proceedings that might be instituted against MTech or MJF, including any legal proceedings relating to the proposed Business Combination;

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●	changes in applicable laws or regulations;

●	the possibility that MTech or MJF might be adversely affected by other economic, business or competitive factors; and

●	other risks and uncertainties indicated in this proxy statement/prospectus, including those indicated under the section entitled “Risk Factors.”

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SPECIAL MEETING OF MTECH STOCKHOLDERS

General

MTech is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the Board for use at the Special Meeting to be held on June 17, 2019 and at any adjournment or postponement thereof. This proxy statement/prospectus provides MTech’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Special Meeting.

Date, Time and Place

The Special Meeting will be held at 10:00 a.m. Eastern Time on June 17, 2019, at the offices of Ellenoff Grossman & Schole LLP, 1345 Avenue of the Americas, 11th Floor, New York, New York 10105, or at such other time, on such other date and at such other place to which the meeting may be adjourned or postponed.

Voting Power; Record Date

You will be entitled to vote or direct votes to be cast at the Special Meeting if you owned shares of MTech common stock as of the close of business on May 13, 2019, which is the Record Date for the Special Meeting. You are entitled to one vote for each share of MTech common stock that you owned as of the close of business on the Record Date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. As of the date of this proxy statement/prospectus, there were 7,431,250 shares of MTech common stock issued and outstanding, consisting of 5,750,000 shares originally sold as part of units in the IPO, 243,750 shares originally sold as part of units to the Sponsor in a Private Placement that occurred simultaneously with the consummation of the IPO and 1,437,500 founder shares that were issued to the Sponsor prior to the IPO. MTech does not expect to issue any shares of common stock on or before the Record Date.

Vote of the Sponsor, Directors and Officers

In connection with the MTech IPO, MTech entered into agreements with each of its Sponsor, directors and officers pursuant to which each agreed to vote any shares of common stock owned by it in favor of the Business Combination Proposal. These agreements apply to the Sponsor as it relates to the founder shares and any placement shares and the requirement to vote such shares in favor of the Business Combination Proposal. Our Sponsor currently owns 243,750 shares of Class A common stock and 1,437,500 shares of Class B common stock, representing 22.62% of the issued and outstanding shares of common stock of MTech. Shares of Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis, subject to certain anti-dilution adjustments which have been waived by the Sponsor and will be exchanged into shares of common stock of MTech Holdings upon consummation of the Business Combination. As a result, we would need only 2,034,376, or approximately 35.38%, of the 5,750,000 public shares, to be voted in favor of the Business Combination in order to have the Business Combination approved.

Quorum and Required Vote for Proposals

A quorum of MTech stockholders is necessary to hold a valid meeting. A quorum will be present at the Special Meeting if a majority of the common stock outstanding and entitled to vote at the Special Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum. Broker non-votes will not be counted for purposes of establishing a quorum.

Approval of the Business Combination Proposal and the Charter Amendments Proposal requires the affirmative vote of a majority of the issued and outstanding shares of MTech common stock as of the Record Date. Accordingly, an MTech stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or an abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Charter Amendments Proposal.

The Incentive Plan Proposal and the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy at the Special Meeting. Accordingly, an MTech stockholder’s failure to vote by proxy or to vote in person at the Special Meeting or the failure of an MTech stockholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will result in that stockholder’s shares not being counted towards the number of shares of MTech common stock required to validly establish a quorum, but if a valid quorum is otherwise established, it will have no effect on the outcome of any vote on the Incentive Plan Proposal or the Adjournment Proposal. Abstentions will also have no effect on the outcome of the Incentive Plan Proposal or the Adjournment Proposal.

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The transactions contemplated by the Merger Agreement will be consummated only if the Business Combination Proposal, the Charter Amendments Proposal and the Incentive Plan Proposal are approved at the Special Meeting. The Adjournment Proposal does not require the approval of any other proposal to be effective.

It is important for you to note that in the event that the Business Combination Proposal, the Charter Amendments Proposal and the Incentive Plan Proposal do not receive the requisite vote for approval, then we will not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by August 1, 2019, we will be required to dissolve and liquidate our trust account by returning the then remaining funds in such account to the public stockholders.

Abstentions and Broker Non-Votes

Under the rules of various national and regional securities exchanges, if you hold your stock in “street name” through a broker, bank or other nominee, that entity cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe that all the proposals presented to our stockholders will be considered non-discretionary, and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purpose of determining the existence of a quorum, and will not be counted for or against any particular proposal.

Abstentions will be considered present for the purposes of establishing a quorum, but will not be counted for or against any particular proposal. An abstention will have the same effect as a vote “AGAINST” the Business Combination Proposal and the Charter Amendments Proposal but will have no effect on the outcome of any vote on the Incentive Plan Proposal or the Adjournment Proposal.

Recommendation of MTech’s Board

The Board has unanimously determined that each of the proposals is fair to and in the best interests of MTech and its stockholders, and has unanimously approved such proposals. The Board unanimously recommends that stockholders:

●	vote “FOR” the Business Combination Proposal;

●	Vote “FOR” the Charter Amendments Proposal;

●	vote “FOR” the Incentive Plan Proposal; and

●	vote “FOR” the Adjournment Proposal, if it is presented to the meeting.

When you consider the recommendation of MTech’s Board in favor of approval of the Proposals, you should keep in mind that the Sponsor, members of MTech’s Board and officers have interests in the Business Combination that are different from or in addition to (or which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $25,000 for their founder shares and such securities should have a significantly higher value at the time of the Business Combination;

●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $2,437,500 for the placement units and such securities should have a significantly higher value at the time of the Business Combination;

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●	if MTech is unable to complete a business combination within the required time period, our Chairman will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by MTech for services rendered or contracted for or products sold to MTech, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	unless MTech consummates an initial business combination, MTech’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account;

●	the fact that Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that the founder shares and placement units, including the placement shares and placement warrants, purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the placement units, and all of their underlying securities, will not be sold or transferred by it until MTech has completed a business combination, subject to limited exceptions;

●	the appointment of Scott Sozio, Tahira Rehmatullah and Douglas Rothschild as designees to the board of directors of MTech Holdings which will entitle such individuals to any cash fees, stock options or stock awards that MTech Holdings determines to pay to its non-executive directors in the future; and

●	the continued indemnification of current directors and officers of MTech and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Voting Your Shares

Each MTech common stock that you own in your name entitles you to one vote. If you are a record owner of your shares, there are two ways to vote your shares of MTech common stock at the Special Meeting:

●	You Can Vote by Signing and Returning the Enclosed Proxy Card. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by MTech’s Board “FOR” the Business Combination Proposal, the Incentive Plan Proposal and the Adjournment Proposal (if presented). Votes received after a matter has been voted upon at the Special Meeting will not be counted.

●	You Can Attend the Special Meeting and Vote in Person. When you arrive, you will receive a ballot that you may use to cast your vote.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. If you wish to attend the meeting and vote in person and your shares are held in “street name,” you must obtain a legal proxy from your broker, bank or nominee. That is the only way MTech can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:

●	you may send another proxy card with a later date;

●	you may notify MTech’s secretary in writing before the Special Meeting that you have revoked your proxy; or

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●	you may attend the Special Meeting, revoke your proxy, and vote in person as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.

Who Can Answer Your Questions About Voting Your Shares?

If you are a stockholder and have any questions about how to vote or direct a vote in respect of your MTech common stock, you may call Advantage Proxy Inc., MTech’s proxy solicitor, at (206)870-8565 or email at www.advantageproxy.com.

No Additional Matters May Be Presented at the Special Meeting

The Special Meeting has been called only to consider the Business Combination Proposal, the Charter Amendments Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under MTech’s bylaws, other than procedural matters incident to the conduct of the Special Meeting, no other matters may be considered at the Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Special Meeting.

Redemption Rights

Pursuant to MTech’s Amended and Restated Certificate of Incorporation, any holders of public shares may demand that such shares be redeemed in exchange for a pro rata share of the aggregate amount on deposit in the trust account, less franchise and income taxes payable and up to $15,000 for dissolution expenses, calculated as of two (2) business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to the Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the trust account which holds the proceeds of the IPO (calculated as of two (2) business days prior to the consummation of the Business Combination, including interest earned on the funds held in the trust account and not previously released to it to pay the Company’s franchise and income taxes and up to $15,000 of any remaining interest for dissolution expenses). For illustrative purposes, based on funds in the trust account of $58,451,942 on December 31, 2018, the estimated per share redemption price would have been approximately $10.14 (net of income and franchise taxes). MTech anticipates the per share redemption price will be approximately $10.16 (net of income and franchise taxes) at the closing of the Business Combination, which is anticipated to occur during the second quarter of 2019.

In order to exercise your redemption rights, you must

●	prior to 5:00 p.m. Eastern Time on June 13, 2019 (two (2) business days before the Special Meeting), tender your shares physically or electronically and submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, MTech’s transfer agent, at the following address:

Continental Stock Transfer & Trust Company

One State Street Plaza, 30th Floor

New York, New York 10004

Attn: Mark Zimkind

E-mail: mzimkind@continentalstock.com

●	deliver your public shares either physically or electronically through DTC to MTech’s transfer agent at least two (2) business days before the Special Meeting. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent and time to effect delivery. It is MTech’s understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, MTech does not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

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Any demand for redemption, once made, may be withdrawn at any time until the deadline for exercising redemption requests (and submitting shares to the transfer agent) and thereafter, with MTech’s consent, until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to MTech’s transfer agent and decide within the required timeframe not to exercise your redemption rights, you may request that MTech’s transfer agent return the shares (physically or electronically). You may make such request by contacting MTech’s transfer agent at the phone number or address listed above.

Prior to exercising redemption rights, stockholders should verify the market price of MTech common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of MTech common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in MTech common stock when you wish to sell your shares.

If you exercise your redemption rights, your shares of MTech common stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the aggregate amount on deposit in the trust account. You will no longer own those shares and will have no right to participate in, or have any interest in, the future growth of MTech Holdings, if any. You will be entitled to receive cash for these shares only if you properly and timely demand redemption.

If the Business Combination is not approved and MTech does not consummate an initial business combination by August 1, 2019, MTech will be required to dissolve and liquidate its trust account by returning the then remaining funds in such account to the public stockholders and the warrants will expire worthless.

MTech Appraisal Rights

MTech stockholders may have appraisal rights in connection with the Business Combination. If MTech Holdings’ securities are not listed on a national securities exchange at the time the Business Combination is consummated, holders of shares of MTech common stock who do not vote in favor of the Business Combination Proposal and who properly demand appraisal of their shares will be entitled to appraisal rights in connection with the Business Combination under Section 262 of the DGCL. Holders of public shares electing to exercise redemption rights will not be entitled to appraisal rights. Additionally, appraisal rights are not available to holders of public warrants. For additional information, including the procedures for properly demanding appraisal, see “Summary of the Proxy Statement/Prospectus - MTech Appraisal Rights.”

MJF Appraisal Rights

MJF’s holders do not have appraisal rights in connection with the Business Combination under the Colorado Limited Liability Company Act.

Proxy Solicitation

MTech is soliciting proxies on behalf of its Board. This solicitation is being made by mail but also may be made by telephone or in person. MTech and its directors and officers may also solicit proxies in person. MTech will file with the SEC all scripts and other electronic communications as proxy soliciting materials.

MTech will pay the cost of soliciting proxies for the Special Meeting. MTech has engaged Advantage Proxy Inc. to assist in the solicitation of proxies for the Special Meeting. MTech has agreed to pay Advantage Proxy Inc. a fee of $12,500, plus disbursements. MTech will reimburse Advantage Proxy Inc. for reasonable out-of-pocket expenses and will indemnify Advantage Proxy Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses.

MTech will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of MTech common stock for their expenses in forwarding soliciting materials to beneficial owners of the MTech common stock and in obtaining voting instructions from those owners. MTech’s directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

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THE BUSINESS COMBINATION PROPOSAL

We are asking our stockholders to approve the Merger Agreement and the transactions contemplated thereby, including the Business Combination. Our stockholders should carefully read this proxy statement/prospectus in its entirety for more detailed information concerning the Merger Agreement, which is attached as Annex A to this proxy statement/prospectus. You are urged to read the Merger Agreement in its entirety before voting on this proposal.

We may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of our common stock that are voted at the Special Meeting.

Merger Agreement

This section describes the material provisions of the Merger Agreement but does not purport to describe all of the terms thereof.  The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement and the related agreements. MTech’s stockholders, warrant holders and other interested parties are urged to read such agreement in its entirety.  Unless otherwise defined herein, the capitalized terms used below are defined in the Merger Agreement.

The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Merger Agreement or other specific dates, which may be updated prior to the Closing of the Business Combination. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Merger Agreement. The representations, warranties and covenants in the Merger Agreement are also modified in important part by the disclosure schedules attached thereto which are not filed publicly. The disclosure schedules were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision.

General Description of the Merger Agreement

On October 10, 2018, MTech entered into the Merger Agreement with MJF, MTech Holdings, Purchaser Merger Sub, Company Merger Sub, the Purchaser Representative and the Seller Representative. The Merger Agreement was amended on April 17, 2019. The Merger Agreement provides for (i) the merger of Purchaser Merger Sub with and into MTech, with MTech continuing as the surviving corporation (the “Purchaser Merger”), and with security holders of MTech receiving substantially equivalent securities of MTech Holdings and (ii) the merger of Company Merger Sub with and into MJF, with MJF continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), and with the members of MJF receiving shares of common stock of MTech Holdings (subject to the withholding of the escrow shares being deposited in an escrow account in accordance with the terms and conditions of the Merger Agreement). Subject to the terms and conditions set forth in the Merger Agreement, at the Effective Time: (a) each share of MTech common stock issued and outstanding immediately prior to the Effective Time will be converted automatically into and thereafter represent the right to receive one share of MTech Holdings common stock; (b) each issued and outstanding MTech warrant shall be automatically adjusted to become one MTech Holdings warrant; (c) the unit purchase option held by MTech’s underwriters will become an equivalent unit purchase option for MTech Holdings; (d) each Company Unit will convert automatically into the right to receive the Merger Consideration (as defined below) (except that for MJF profits interest units that are unvested as of the Effective Time, the Merger Consideration will continue to be subject to vesting restrictions); and (e) each outstanding MJF convertible security that is not a Company Unit, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated. At the Closing, MTech Holdings will change its name to “Akerna Corp.”

MTech Sponsor LLC, MTech’s sponsor, is serving as the Purchaser Representative under the Merger Agreement, and in such capacity will represent the interests of MTech Holdings’ stockholders (other than the Sellers) after the Effective Time with respect to certain matters under the Merger Agreement, including the determination of any Merger Consideration adjustments or indemnification claims after the Closing. Jessica Billingsley, as successor to Harold Handelsman, is serving as the Seller Representative under the Merger Agreement, and in such capacity will represent the interests of the Sellers with respect to certain matters under the Merger Agreement, including the determination of any Merger Consideration adjustments or indemnification claims made after the Closing.

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Merger Consideration

The Merger Consideration to be paid pursuant to the Merger Agreement to the holders of Company Units as of immediately prior to the Effective Time (the “Sellers”) will be an amount equal to: (i) $70,000,000, plus (or minus if negative) (ii) the net working capital of MJF (which is the current assets of MJF (including cash but excluding any receivables from a Seller) less the current liabilities of MJF (excluding MJF’s indebtedness)) as of the close of business on the Closing Date, prior to giving effect to the Closing (the “Reference Time”) less the targeted amount of net working capital of $8,800,000, minus (iii) the aggregate indebtedness of MJF as of the Reference Time. The indebtedness calculation for MJF includes indebtedness for borrowed money (including outstanding principal and interest), the deferred purchase price of property or services other than ordinary course trade receivables, indebtedness evidenced by a note, bond, debenture, credit agreement or similar instrument, capital lease obligations, obligations under a line or letter of credit, banker’s acceptance, guarantee or similar credit transaction that have been drawn against, obligations in respect of acceptances issued or created, swaps and hedging transactions, obligations secured by a lien, premiums, prepayment fees or other penalties, fees costs or expenses with respect to indebtedness and all guarantees of indebtedness of other persons or entities.

The Merger Consideration to be delivered by MTech Holdings at the Closing is based on an estimate of the above adjustments in accordance with a statement to be delivered by MJF prior to the Closing, which is subject to the review and reasonable approval by MTech. The Merger Consideration is subject to a true-up adjustment based on a final confirmation of the above adjustments in accordance with a statement to be delivered by MTech Holdings’ chief financial officer within 90 days after the Closing and subject to a customary independent accountant dispute mechanism between the Seller Representative and the Purchaser Representative for any disagreements. If the post-Closing adjustment is (i) a negative adjustment in favor of MTech Holdings, MTech Holdings will make a claim against the Escrow Shares (as defined below) at the Closing Share Price (as defined below) per share or other escrow property in the Escrow Account (as defined below) on a dollar for dollar basis equal to the amount of the negative adjustment or (ii) a positive purchase price in favor of the Sellers, MTech Holdings will issue additional shares to the Sellers at the Closing Share Price per share on a dollar for dollar basis equal to the amount of the positive adjustment.

The Merger Consideration will be paid in the form of a number of shares of MTech Holdings common stock (the “Consideration Shares”), valued at $10.16 per share (the “Closing Share Price”). Notwithstanding the foregoing, ten percent (10%) of the Merger Consideration otherwise issuable to the Sellers at Closing (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) shall be held, along with any other dividends, distributions or other income on the Escrow Shares (other than regular ordinary dividends), in a segregated escrow account (the “Escrow Account”) to cover any negative post-Closing adjustments to the Merger Consideration or claims against the Sellers for indemnification pursuant to the Merger Agreement until 90 days after MTech Holdings files its Annual Report on Form 10-K with the SEC for the fiscal year ending June 30, 2019 (the “Expiration Date”), with the exception of Escrow Shares held to satisfy then pending claims which shall remain in the Escrow Account until the claims are resolved. Additionally, Merger Consideration Shares issued to the Sellers for unvested MJF profits interest units shall continue to be subject to the same vesting and forfeiture after the Closing as applicable to the profits interest units from which they are converted. Typically, the profits interest units of MJF vest in four equal 25% annual installments, with the first tranche vesting on the first anniversary of the date of grant. Vesting of each tranche is conditioned upon the holder thereof being employed by MJF on the vesting date. Assuming that 6,889,764 shares of MTech Holdings common stock are issued to the current unit holders of MJF in the business combination (using the aggregate merger consideration amount of $70 million (assuming that there are no adjustments to the merger consideration at the closing for net working capital or indebtedness) divided by the fixed price of $10.16 per share, and including the shares of MTech Holdings common stock to be held in escrow), an aggregate of 88,568 shares of MTech Holdings common stock will be issued to the holders of the unvested profit interests units of MJF.

On January 18, 2019, the parties to the Merger Agreement and certain of the holders of MJF’s outstanding preferred stock and common stock entered into an allocation agreement which served to modify the allocation of the merger consideration prescribed by the Merger Agreement. Under the terms of the allocation agreement, additional shares comprising the merger consideration shall be issued to holders of the profit interest units of MJF, which additional shares shall be funded from shares otherwise issuable to such holders of MJF’s preferred stock and common stock.

Representations and Warranties

The Merger Agreement contains customary representations and warranties by each of MTech, MJF, MTech Holdings and the Merger Subs. Many of the representations and warranties are qualified by materiality or Material Adverse Effect. “Material Adverse Effect” as used in the Merger Agreement means with respect to any specified person or entity, any fact, event, occurrence, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, assets, liabilities, results of operations, prospects or condition (financial or otherwise) of such person or entity and its subsidiaries, taken as a whole, or the ability of such person or entity or any of its subsidiaries on a timely basis to consummate the transactions contemplated by the Merger Agreement or the ancillary documents to which it is a party or bound or to perform its obligations thereunder, in each case subject to certain customary exceptions. Certain of the representations are subject to specified exceptions and qualifications contained in the Merger Agreement or in information provided pursuant to certain disclosure schedules to the Merger Agreement.

The representations and warranties made by the parties survive the Closing until the Expiration Date, except that fraud claims survive indefinitely.

Indemnification

After the Closing, the Sellers are required to severally indemnify MTech Holdings, the Purchaser Representative and their respective affiliates, and each of their respective officers and directors, managers, employees, successors and permitted assignees for breaches of any representations, warranties or covenants of MFJ, any Seller, or the Seller Representative or any post-Closing covenants of Pubco, MJF, or purchaser. After the Closing, MTech Holdings is required to indemnify the Sellers, the Seller Representative and their respective affiliates, and each of their respective officers and directors, managers, employees, successors and permitted assignees for breaches of any of representations or warranties by the Purchaser Parties or any pre-Closing covenants of the Purchaser Parties.

Except for fraud-based claims and certain fundamental representations and warranties, indemnification claims for breaches of representations and warranties are subject to an aggregate basket of $500,000 before any indemnification claims can be made, at which point the applicable indemnifying parties will be responsible for all claims from the first dollar of losses.

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The maximum aggregate amount of indemnification payments which (i) the Sellers will be obligated to pay (excluding fraud claims) is capped at the Escrow Shares or other escrow property in the Escrow Account at the time of determination and (ii) MTech Holdings will be obligated to pay (excluding fraud claims) will not exceed a number of shares of MTech Holdings common stock equal to the number of the Escrow Shares deposited in the Escrow Account at the Closing. Any indemnification payments by MTech Holdings will be made by issuance of new shares of MTech Holdings common stock at the then current market price and any indemnification payments by the Sellers (other than fraud claims) will be made solely from the Escrow Account, with any Escrow Shares valued at the then current market price. In the case of fraud, claims for indemnification are limited to the Merger Consideration actually paid.

Covenants of the Parties

Each party agreed in the Merger Agreement to use its commercially reasonable efforts to affect the Closing. The Merger Agreement also contains certain customary covenants by each of the parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Agreement.

The Merger Agreement and the consummation of the transactions contemplated thereby requires the approval of both MTech’s stockholder and MJF’s members. In connection with the Mergers, MTech and MTech Holdings agreed to prepare, with the reasonable assistance of MJF, and use its commercially reasonable efforts to file with the SEC a registration statement on Form S-4 (as amended, the “Registration Statement”) containing a proxy statement/prospectus registering the issuance of MTech Holdings securities in the Mergers under the Securities Act, and soliciting proxies from MTech stockholders for use at the Special Meeting to approve the Merger Agreement and the transactions contemplated thereby and related matters (the “MTech Stockholder Approval”). The Prospectus/proxy statement will also be used as an information statement by MJF in connection with the consideration and vote by its members on the Merger.

Each of the Parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing.

The Parties also agreed to take all necessary action so that the board of directors of MTech Holdings following the Closing will consist of eight individuals, a majority of whom shall be independent directors in accordance with Nasdaq requirements. Three of the members of the board of directors will be designated by MTech, at least two of whom will qualify as independent directors under the Nasdaq rules and five of the members of the board of directors will be designated by MJF, at least three of whom will qualify as independent directors under the Nasdaq rules. The MTech Holdings board of directors after the Closing will be classified into three classes (Class I, II, and III), with each director holding office for a three-year term or until the next annual meeting of stockholders at which such director’s class is up for election and where his or her successor is elected and qualified. As of the Closing, one director designated by MTech and two directors designated by MJF shall be allocated to each class, except that the Class I directors will include only one (1) director designated by MJF and only one (1) director designated by MTech.

Conditions to Consummation of the Merger

The obligations of the Parties to consummate the Merger is subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Merger Agreement and the transactions contemplated thereby and related matters by the requisite vote of MTech’s stockholders and MJF’s members (although as discussed below, MJF and MTech have already obtained voting agreements from MJF’s members); (ii) expiration of the applicable waiting period under any antitrust laws; (iii) receipt of requisite regulatory approvals and requisite third party consents; (iv) no law or order preventing or prohibiting the Merger or the other transactions contemplated by the Merger Agreement; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) MTech having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the Redemption; (vii) the election or appointment of members to MTech Holdings’ board of directors in accordance with the Merger Agreement; and (viii) the effectiveness of the Registration Statement.

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In addition, unless waived by MJF, the obligations of MJF to consummate the Company Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries:

●	The representations and warranties of the Purchaser Parties being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	The Purchaser Parties having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior the date of the Closing;

●	Absence of any Material Adverse Effect with respect to MTech since the date of the Merger Agreement which is continuing and uncured;

●	MTech Holdings having amended and restated its certificate of incorporation;

●	MJF having received a copy of the Escrow Agreement duly executed by the Purchaser Representative and the Escrow Agent;

●	MJF having received a copy of the Amended and Restated Registration Rights Agreement duly executed by MTech, MTech Holdings and Sponsor, and the Stock Escrow Agreement Amendment duly executed by MTech, MTech Holdings, Sponsor and the Escrow Agent;

●	MJF having received a copy of each Non-Competition Agreement and Lock-Up Agreement duly executed by MTech Holdings and the Purchaser Representative;

●	The MTech Holdings shares of common stock comprising the Merger Consideration shall have been accepted for listing upon the Closing on Nasdaq; and

●	Each Waiver Agreement shall be in full force and effect.

Unless waived by MTech, the obligations of MTech and the other Purchaser Parties to consummate the Purchaser Merger and the other transactions contemplated by the Merger Agreement are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries:

●	The representations and warranties of MJF being true and correct as of the date of the Merger Agreement and as of the Closing (subject to Material Adverse Effect);

●	MJF having performed in all material respects its obligations and complied in all material respects with its covenants and agreements under the Merger Agreement required to be performed or complied with on or prior to the Closing Date;

●	Absence of any Material Adverse Effect with respect to MJF since the date of the Merger Agreement which is continuing and uncured;

●	MTech having received employment agreements between certain individuals and MJF or MTech Holdings, duly executed by the parties thereto;

●	MTech having received a copy of the Escrow Agreement duly executed by the Seller Representative and the Escrow Agent;

●	MTech having received copies of the Lock-Up agreements, Letters of Transmittal and other Transmittal Documents duly executed by each Seller;

●	MTech having received evidence that MJF has terminated, extinguished and cancelled in full all outstanding Company Convertible Securities;

●	MTech having received written resignations effective as of the Closing, for each of the managers and officers of MJF;

●	MTech having received a copy of Non-Competitions Agreements from each of Jessica Billingsley and Amy Poinsett duly executed by each such person and MJF, and

●	MTech having received evidence that certain contracts involving MJF and/or the Sellers shall have been terminated with no further obligation or liability of MJF.

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Termination

The Merger Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual written consent of MTech and MJF;

●	by written notice by either MTech or MJF if the Closing has not occurred on or prior to March 15, 2019;

●	by written notice by either MTech or MJF if a governmental authority of competent jurisdiction shall have issued an order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by the Merger Agreement, and such order or other action has become final and non-appealable;

●	by written notice by MTech or MJF if there has been a material breach by the other party of any of its representations, warranties, covenants or agreements contained in the Merger Agreement, such that the related closing condition would not be met, and such breach is incapable of being cured or is not cured within the earlier of (i) 20 days of the non-breaching party providing notice of such breach or (ii) by the Outside Date;

●	by written notice by MTech or MJF if there has been a Material Adverse Effect on the other party since the date of the Merger Agreement which is uncured and continuing;

●	by written notice by either MTech or MJF if MTech holds the Purchaser Special Meeting and it does not receive the Required Purchaser Stockholder Approval; or

●	by written notice by either MTech or MJF if MJF holds the Company Special Meeting and it does not receive the Required Company Member Approval.

If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, termination and termination fees, waiver of claims against the trust, and certain general provisions will continue in effect), and, except for the termination fees discussed below, no party will have any further liability to any other party thereto except for liability for any fraud claims or willful breach of the Merger Agreement prior to such termination.

In the event that the Merger Agreement is terminated by MTech as a result of a breach by MJF, then MJF shall pay to MTech a cash termination fee equal to $2,000,000, plus the expenses actually incurred by the Purchaser Parties in connection with the authorization, preparation, negotiation, execution and performance of the Merger Agreement and the transaction contemplated thereby.

In the event that the Merger Agreement is terminated by MJF as a result of a breach by a Purchaser Party, then MTech shall pay to MJF a cash termination fee equal to $2,000,000, plus the expenses actually incurred by MJF and its affiliates in connection with the authorization, preparation, negotiation, execution and performance of the Merger Agreement and the transaction contemplated thereby. The MTech termination fee shall however only be payable on the earlier of the completion of a business combination with a person or entity other than MJF or upon the liquidation of MTech (in each case solely to the extent of funds outside of MTech’s trust account after payment of amounts owned by MTech to its public stockholders.)

Trust Account Waiver

MJF has agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in MTech’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) directly or indirectly to public stockholders.

Related Agreements

This section describes the material provisions of certain additional agreements entered into or to be entered into pursuant to the Merger Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof. The following summary is qualified in its entirety by reference to the complete text of each of the Related Agreements. Stockholders and other interested parties are urged to read such Related Agreements in their entirety.

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Voting Agreements

Simultaneously with the execution of the Merger Agreement certain members of MJF entered into voting agreements with MTech and MJF (the “Voting Agreements”). Under the Voting Agreements, the MJF members agree to vote all of their Company Units in favor of the Merger Agreement and related transactions. The MJF members also agree to take certain other actions in support of the Merger Agreement and related transactions and refrain from taking actions that would adversely affect such MJF member’s ability to perform its obligations under the Voting Agreement. Each such MJF member also provided a proxy to MTech to vote its Company Units in accordance with the foregoing. The Voting Agreements also prevent transfers of the MJF Company Units held by the MJF member party thereto between the date of the Voting Agreement and the date of the Company Special Meeting, except for certain permitted transfers.

Lock-Up Agreement

At the Closing, each of the Sellers will enter into a Lock-Up Agreement with MTech Holdings and the Purchaser Representative in substantially the form attached to the Merger Agreement (each, a “Lock-Up Agreement”). Under the Lock-Up Agreement, each such holder will agree not to, during the period commencing from the Closing and (A) with respect to fifty percent (50%) of the Merger Consideration securities to be received by the holder in the Transactions (together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”), ending on the earlier of (x) one (1) year after the date of the Closing, and (y) the date after the Closing on which MTech Holdings consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of MTech Holdings’ stockholders having the right to exchange their equity holdings in MTech Holdings for cash, securities or other property (a “Subsequent Transaction”) and (B) with respect to the remaining fifty percent (50%) of the Restricted Securities, ending on the earliest of (x) the one (1) year anniversary of the date of the Closing, (y) the date after the Closing on which MTech Holdings consummates a Subsequent Transaction and (z) the date on which the closing sale price of shares of MTech Holdings common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) trading day period: (i) lend, offer, pledge, hypothecate, encumber, donate, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise. The lock-up is substantially the same as that entered into by the Sponsor in connection with the MTech IPO.

Non-Competition Agreement

At the Closing, Jessica Billingsley and Amy Poinsett, the founders of MJF (the “MJF Founders”), will each enter into a Non-Competition and Non-Solicitation Agreement in substantially the form attached to the Merger Agreement (each, a “Non-Competition Agreement”) in favor of MTech Holdings, MJF and their respective present and future affiliates, successors and direct and indirect subsidiaries (collectively, the “Covered Parties”). Ms. Billingsley shall also have non-competition and non-solicitation obligations under her employment agreement to be effective as of the consummation of the Mergers, as mentioned under “Executive Compensation of MJF — Employment Agreements — Jessica Billingsley and Amy Poinsett”. Under each Non-Competition Agreement, for a period of four (4) years after the Closing (such period, the “Restricted Period”), the MJF Founder party thereto has agreed that she will not and will not permit her affiliates to, without MTech Holdings’ prior written consent, directly or indirectly engage in the business of creating and selling software, consulting and data solutions for cannabis businesses, including cultivation management, point of sale, patient management and inventory tracking systems (the “Business”) or own, manage, finance or control, or participate in the ownership, management, financing or control of, or become engaged or serve as an officer, director, member, partner, employee, agent, consultant, advisor or representative of, a business or entity (other than a Covered Party) that engages in the Business in the United States, Australia, Canada, Chile, Columbia, Denmark, New Zealand, South Africa, Spain, Switzerland, Uruguay or in any other markets in which the Covered Parties are engaged, or are actively contemplating to become engaged in the Business as the Closing Date or doing the Restricted Period. However, such MJF Founder and her affiliates will be permitted to own passive investments of less than 3% of the total issued and outstanding equity interests of a competitor that is publicly traded, so long as the MJF Founder and her affiliates and their respective equity holders, directors, officers, managers and employees that were involved with the business of any Covered Party are not involved in the management or control of such competitor. Under each Non-Competition Agreement, the MJF Founder party thereto and her affiliates will also be subject to certain non-solicitation and non-interference obligations during the Restricted Period with respect to the Covered Parties’ respective (i) employees, consultants and independent contractors, (ii) customers, and (iii) vendors, suppliers, distributors, agents or other service providers. Each MJF Founder will also be subject to non-disparagement provisions regarding the Covered Parties and confidentiality obligations with respect to the confidential information of the Covered Parties.

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Escrow Agreement

At or prior to the Closing, MTech Holdings, the Seller Representative and Continental Stock Transfer & Trust Company or such other escrow agent mutually acceptable to MTech and MJF (the “Escrow Agent”) will enter into an escrow agreement (the “Escrow Agreement”) pursuant to which, 10% of the Merger Consider consideration otherwise issuable to the Sellers at Closing shall be held, along with any other dividends, distributions or other income on the Escrow Shares (other than regular ordinary dividends), in a segregated escrow account to cover any negative post-Closing Merger Consideration adjustment and any indemnification claims made against the Sellers under the Merger Agreement.

Letter of Transmittal

At the Closing, each MJF unitholder will provide MTech Holdings and with a completed and duly executed Letter of Transmittal, in substantially the form attached to the Merger Agreement (each, a “Letter of Transmittal”), with respect to their Company Units. In the Letter of Transmittal, each such holder makes customary representations and warranties, acknowledges its obligations with respect to the indemnification obligations and escrow provisions under the Merger Agreement, appoints the Seller Representative to act on its behalf in accordance with the terms of the Merger Agreement, provides a general release to MJF and its affiliates and certain related persons with respect to claims relating to the holder’s capacity as a holder of Company Units, and agrees to be bound by confidentiality obligations to MJF for two years after the Closing. Additionally, MTech Holdings grants to the Sellers under the Letter of Transmittal customary piggyback registration rights on any MTech Holdings share issued by MTech Holdings after the Closing for a positive post-Closing Merger Consideration adjustment or any indemnification claim made against MTech Holdings under the Merger Agreement.

Waiver Agreement

Simultaneously with the execution of the Merger Agreement, MTech, MJF and the Sponsor, entered into a Waiver Agreement in substantially (the “Waiver Agreement”) pursuant to which the Sponsor agreed to waive certain of its anti-dilution rights under MTech’s Amended and Restated Certificate of Incorporation that may have been otherwise triggered upon the consummation of the transactions contemplated by the Merger Agreement.

Amended Founders Registration Rights Agreement

At the Closing, MTech, MTech Holdings and the Sponsor, shall enter into a First Amendment to MTech’s Registration Rights Agreement, dated January 29, 2018, with the Sponsor (the “Registration Rights Agreement”), pursuant to which, among other things, MTech Holdings will be added as a party to the Registration Rights Agreement and the defined term Registrable Securities therein will be amended to include the shares of common stock and warrants of MTech Holdings issued by MTech Holdings to the Sponsor under the Merger Agreement.

Amendment to Stock Escrow Agreement

At the Closing, MTech, MTech Holdings, the Sponsor, and the Escrow Agent shall enter into an amendment to MTech’s Stock Escrow Agreement, dated January 29, 2018, with the Sponsor and EBC (the “Stock Escrow Agreement”), pursuant to which, among other things, MTech Holdings will be added as a party to the Stock Escrow Agreement and the defined term Escrow Shares therein will be amended to include the shares of common stock of MTech Holdings into which the Founder Shares on deposit with the Escrow Agent automatically convert upon the effectiveness of the Mergers.

Background of the Business Combination

MTech is a blank check company formed in Delaware on September 27, 2017 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Business Combination was the result of an extensive search for a potential transaction using the network and investing and operating experience of the management team and board of directors of MTech. The terms of the Business Combination were the result of extensive negotiations between the Sponsor and MJF.

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Prior to the consummation of the MTech IPO, neither MTech, nor anyone on its behalf, had contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with MTech.

After the MTech IPO, MTech conducted an active search for potential target companies with the objective of consummating a merger. Management of MTech contacted, and were contacted by, several individuals and entities with respect to acquisition and merger opportunities, including companies and financial advisors within the cannabis industry such as technology, distribution, hemp, brand development and media companies. MTech compiled a pipeline of high priority potential targets and updated and supplemented such pipeline from time to time. This pipeline was periodically shared with the MTech Board of Directors.

Specifically, the management of MTech:

●	Identified, evaluated and contacted 33 potential acquisition and merger targets, including MJF;

●	Conducted initial business and financial due diligence or had meaningful engagements with representatives, including meetings and conference calls to discuss potential business combinations, of five potential acquisition targets (other than MJF); and

●	Provided an initial non-binding indication of interest to one potential acquisition target (other than MJF).

MTech reviewed the potential acquisition targets based on the same criteria discussed below and used in evaluating the Business Combination. These criteria included established cannabis ancillary businesses with proven track records, experienced management teams and strong competitive positions with, or with the potential for, revenue and earnings growth and attractive free cash flow generation. MTech focused on sectors and companies that management believed would benefit from being a publicly traded company.

Description of negotiation process with candidates other than MJF

Beginning February 1, 2018, MTech began discussions with several target companies and moved quickly to in-depth meetings and diligence with Company A, a global product distributor to various retail outlets. MTech management met with Company A at the company headquarters on February 13, 2018 and executed a non-disclosure agreement with Company A on February 15, 2018 to begin diligence. MTech conducted due diligence on Company A from mid-February 2018 to late March 2018. On March 15, 2018, MTech submitted a non-binding letter of intent to Company A and was notified by Company A on March 29, 2018 that it would continue to pursue its IPO instead.

On March 6, 2018, MTech signed a non-disclosure agreement with Company B, a cannabis point-of-sale platform. Company B was introduced to MTech through an MTech board member who is also a shareholder in Company B. On March 8, 2018, Scott Sozio, CEO of MTech, Steve Van Dyke, Chairman of MTech, Tahira Rehmatullah, CFO of MTech, and Emily Paxhia, an MTech board member, met with the CEO of Company B at the company’s headquarters where Company B’s business plan, financials, and emerging products were discussed during the meeting. After discussing internally, MTech decided not to pursue the transaction as Company B’s operations, though growing quickly, were smaller than an anticipated target.

Messrs. Sozio and Van Dyke and Mses. Rehmatullah and Paxhia also met with Company C, a customer relationship management (CRM) platform, on March 6, 2018. MTech and Company C held preliminary conversations at Company C’s headquarters, but opted not to sign an NDA as Company C was moving forward with a term sheet requiring exclusivity with another company.

On March 28, 2018, the financial advisor to a target, referred to as Company D, contacted MTech to discuss a potential business combination. MTech spoke to Company D on April 5, 2018 along with its financial advisor to further understand its business, financial performance, and goals. Company D is a tobacco producer that was not in the cannabis industry, but is looking to utilize its primary product to transition into the industry given its similar production and distribution strategies. After consideration, MTech notified Company D on April 27, 2018 that it decided not to pursue the transaction. In the opinion of MTech, Company D did not represent the best opportunity for a successful business combination based on Company D’s need for extensive lead time to transition from tobacco into cannabis, and the fact that Company D’s proposed operations would involve the production of cannabis rather than the operation of a business auxiliary to the cannabis industry.

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On March 21, 2018, Mr. Sozio spoke to a representative from Company E, a provider of commercial hydroponic systems. Mr. Sozio was introduced by email to the representative of Company E by Vector Capital, who had worked with the CEO of Company E in the past. Mr. Sozio executed an NDA on March 21, 2018 with Company E and from mid-March to early May 2018, MTech conducted due diligence on Company E. On May 23, 2018, Mses. Rehmatullah and Paxhia met with Company E’s management team at their headquarters and received an in-depth review of the company, its financials, and growth strategy. After completing its review, MTech decided not to pursue a transaction with Company E as Company E had not advanced far enough on achieving its revenue projections.

On April 9, 2018, Doug Rothschild, advisor to MTech, contacted a representative of Company F, a wholesaler and manufacturer of hydroponics equipment and high-intensity grow lights. Mr. Rothschild and Company F’s representative had a follow-up conversation on April 11, 2018 to further evaluate Company F’s viability as a target for MTech and had another call on April 16, 2018, which call included Mr. Sozio. On April 20, 2018, Company F executed a non-disclosure agreement with MTech. On April 24, 2018 Company F’s representative notified MTech that due to its engagement in numerous transactions at the time, they would need some time to review a potential transaction with MTech. Company F ultimately decided on May 16, 2018 they were not ready to move forward, and discussions were terminated.

Between May 14 and May 16, 2018, Messrs. Sozio and Van Dyke and Ms. Rehmatullah visited or spoke to five hemp companies in Kentucky and Colorado to further understand the businesses, meet management teams, and assess viability of executing a transaction with a hemp company in the United States under current federal legislation. The meetings were arranged through Mr. Jonathan Miller, an attorney at Frost Brown Todd in Lexington, KY and contact of Mr. Van Dyke. Mr. Miller is the leader of the U.S. Hemp Roundtable, a coalition of dozens of hemp companies. Following these meetings, MTech decided that pursuing a transaction with a business that manufactures hemp was not in the best interest of stockholders given the uncertainty on federal regulations of hemp companies at that time.

Between February 2018 and June 2018, MTech representatives met with and spoke to dozens of additional companies in the cannabis ancillary space across the United States, ranging from technology firms to hemp farms. Potential targets were either not qualified for the proposed transaction for various reasons or not interested in a business combination at the time of communication.

Description of negotiation process with MJF

On April 2, 2018, Andrew Shapiro, an investor and board observer of MJF, introduced via email Messrs. Sozio and Rothschild to Jessica Billingsley, CEO and co-founder of MJF, and Amy Poinsett, Chairman and co-founder of MJF. On April 6, 2018, Messrs. Sozio and Rothschild had an introductory call with Ms. Billingsley, and shortly thereafter executed a non-disclosure agreement with MJF. Upon receiving the executed NDA, MTech received an in-depth investor presentation that included information such as client locations, business model, products, summary financial projections up to 2020, SaaS metrics, and competitor landscape. MTech conducted initial due diligence on MJF and held conference calls with the management team and Board of Directors of MJF between April 6 and April 22, 2018. MTech submitted to MJF a non-binding letter of intent (the “LOI”) for a business combination on April 22, 2018.

On April 26, 2018, Messrs. Sozio, Rothschild, and Van Dyke and Ms. Rehmatullah held a conference call with MJF’s Board of Directors, excluding one Board member, Roger McNamee, who was unable to attend, to further discuss the LOI and potential business combination. Following the conversation, Ms. Billingsley sent MTech access to the MJF data room for more in-depth diligence, which included and are not limited to, information about MJF’s business, historical and budget to actual financial statements, tax returns, investor updates, employment matters, material agreements, and prior financing documents. Review of these materials were part of MTech’s due diligence on the MJF to verify information that had been communicated by management, as well as to assess the company’s current operations and future potential. On April 30, 2018, Ms. Rehmatullah met with Andrew Shapiro in New York City to further discuss SPACs and the potential transaction between MTech and MJF. On May 1, 2018, MTech management spoke to the MJF Board member who was not present on the April 26th call to answer his questions about the potential transaction.

On May 8 and May 16, 2018, Scott Sozio and Tahira Rehmatullah, MTech’s CEO and CFO, respectively, met with Jessica Billingsley at MJF’s office in Denver, CO. The May 8th visit included an office tour and introductions to several senior management team members as well as further discussion about the LOI and process of the business combination.

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On May 25, 2018, MTech’s management team held a conference call with its Board of Directors to discuss the contemplated transaction with MJF, the terms, and several requested changes to the LOI from MJF. At that time, MTech’s Board of Directors determined the fair market value of MJF (on an enterprise value basis) to be $60 million based on prior capital raises’ post-money valuations (Series A Preferred = $12.6 million and Series B Preferred = $39.9 million) and revenue growth since the Series B Preferred raise, which was completed in 2015. Other terms considered by the Board of Directors included (i) the MJF equity holders’ rollover investment with no cash out, (ii) the post-closing board composition with MJF retaining four board seats and MTech retaining three, and (iii) the 45 day exclusivity period for both parties. The Board unanimously approved pursuing the transaction and contributed additional insights into MJF and its competitors based on their collective experiences in the industry.

Following the Board of Directors’ discussion on May 25, Mr. Sozio sent a revised LOI to Ms. Billingsley that included a mutual exclusivity provision and fully populated terms of the transaction.

On June 11, 2018, Messrs. Sozio and Rothschild spoke to Matt Bigliardi, an MJF Board member, about MTech’s capital structure. The same day, Messrs. Sozio and Rothschild spoke to Ms. Billingsley regarding the progress of the ongoing private placement of MJF’s Series C Preferred Units.

On June 19, 2018, Ms. Billingsley notified MTech that the MJF Board approved the LOI. Messrs. Sozio, Rothschild, and Van Dyke and Ms. Rehmatullah and Ms. Billingsley agreed to meet with a prospective investor in MJF’s Series C financing to address their questions on the LOI. On June 20, 2018, Messrs. Sozio and Rothschild and Mses. Billingsley and Rehmatullah spoke to confirm the MJF Board’s approval of the LOI and discuss the logistics for meeting with MJF’s private placement investor, Titan Capital.

On June 25, 2018, Doug Rothschild, Scott Sozio, and Tahira Rehmatullah traveled to Denver to meet with MJF’s senior managers and reviewed and discussed certain preliminary financials and other business information of MJF. The discussion covered updated financial information including budget to actual financial statements for 2017 and 2018 as well as projections for 2019 and 2020, sales and marketing, product demonstration and roadmap, and client services (onboarding, support and consulting). The financial information presented by MJF included information material to MTech in considering the Business Combination, specifically, MJF’s year-over-year dollar and percent revenue growth, gross profit and gross margin growth, operating expenses and line items contributing to increased expenses each year such as sales/marketing and human capital expenditures and potential impact on revenue growth, projected gain/loss from operations, and expectations for profitability in 2021. MJF’s financial projections were based on the most recent Series C Preferred financing to raise $10 million. MJF experienced 87% revenue growth from 2017 to 2018, and although expectations for 2018 to 2019 were only 5% growth due to the high first year revenue from state contracts recognized in 2018, 2019 to 2020 revenue projected 55% growth and 2020 to 2021revenue projected 59% growth. In addition, MJF projected healthy gross margins of 60% in 2019, 70% in 2020, and 69% in 2021, which all seemed reasonable since the gross margin in 2017 was 78% and in 2018 was 61%. These metrics were important in the MTech team’s analysis because they indicated that the business was on track to organically grow more than 50% each year for the next few years with only the use of the Series C Preferred proceeds. The projections did not include aggressive assumptions on new state contracts or new countries as clients outside of the current 12 countries that MJF operates in, which gave the MTech team confidence that the company had even higher growth potential than it projected and could grow significantly faster by using the cash proceeds from a potential business combination with MTech.

On June 27, 2018, Messrs. Sozio, Rothschild, and Van Dyke and Mses. Rehmatullah and Billingsley met with two representatives of Titan Capital, a prospective investor in MJF’s Series C financing, in New York City. Following the meeting, Mr. Sozio made non-substantial changes to the LOI and sent it to Ms. Billingsley for execution.

On June 28, 2018, MTech and MJF executed the LOI. Following the execution of the LOI on June 28, Messrs. Sozio and Rothschild and Ms. Rehmatullah held a conference call with counsel from Ellenoff Grossman & Schole LLP (“EGS”) to discuss the timeline and requirements for the proposed business combination with MJF.

On June 30, 2018, Mr. Sozio notified the MTech Board of Directors that the LOI had been executed.

On July 2, 2018, MTech held a conference call with Steve Levine of EBC, the underwriter for its IPO, to discuss the transaction timeline, immediate next steps in the process, and introduction of the proposed business combination to Nasdaq. Following the conversation, Ms. Rehmatullah sent EBC a summary of MJF and its business for Mr. Levine to share with Nasdaq for review.

From July 10, 2018 to October 16, 2018, Messrs. Sozio and Rothschild and Ms. Rehmatullah and Ms. Billingsley held weekly update calls among the management team and with counsel to discuss status of the transaction and pending items. During this period, MTech also continued its due diligence on MJF.

On July 20, 2018, Mr. Sozio and Mses. Rehmatullah and Paxhia from MTech held a conference call with John Justice from Thought Ensemble, a technology consulting firm. MTech sought to engage Though Ensemble to audit MJF’s technology platform and provide a report with confirmatory due diligence that MJF’s technology exists, works, is relevant and up to date, and has proper controls and security, as well as potential recommendations on how to improve MJF’s platform and processes, if necessary. Following the discussion on July 20, 2018, Mr. Justice provided an engagement plan that included two phases - Phase 1 to assess the key technology areas of user experience, security, scalability, performance, and maintainability and Phase 2 to be optional and to proceed with at a later date, if desired by MTech and MJF, with an assessment of best practices. MTech executed the engagement plan on July 23, 2018.

On July 23, 2018, Messrs. Sozio, Rothschild and Ms. Rehmatullah from MTech, Ms. Billingsley from MJF, and Emery Huang and Evan Huang representatives from Batu Capital held a conference call to discuss Batu Capital’s prospective investment in MJF and address questions about the SPAC structure and transaction timeline.

On July 26, 2018, Messrs. Sozio, Rothschild and Ms. Rehmatullah held a conference call with Ms. Amy Poinsett to discuss her work at MJF and anticipated future involvement following the Business Combination.

On July 26, 2018, Thought Ensemble began its audit process on MJF’ platform and services by engaging directly with MJF’s technology team.

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On July 30, 2018, Messrs. Sozio and Rothschild and Mses. Rehmatullah and Billingsley conducted a conference call with representatives from Cresco Capital, an investment fund and prospective investor in MJF, to discuss the SPAC structure, proposed transaction, and timeline for consummation.

On August 2, 2018, EGS provided Graubard Miller (“Graubard”), counsel to MJF, a request list to begin the legal due diligence process.

On August 4, 2018, Ms. Billingsley informed MTech by email that MJF had closed the first tranche of the private placement of $10 million of Series C Preferred Units on August 1, 2018 with $5,385,000 from Batu Capital. Ms. Billingsley also requested additional due diligence items from MTech pursuant to the request of Cresco Capital.

On August 6, 2018, MTech, MJF, and KCSA, a public relations firm, held an in-person meeting and conference call to begin the public relations engagement. It was agreed upon that the collective teams would hold a weekly conference call to discuss pending items as relevant beginning August 20, 2018.

On August 10, 2018, Mses. Billingsley and Rehmatullah and Mr. Sozio held a call to discuss MJF’s annual budget and financial projections previously shared with MTech to better understand the potential use of proceeds from the Series C Preferred financing and assumptions for revenue projections for 2019 and 2020.

On August 13, 2018, EGS sent Graubard the initial draft of the Merger Agreement by email.

On August 20, 2018, EGS sent Graubard via email the agreements ancillary to the Merger Agreement and requested an update on the status of MJF’s review of the Merger Agreement.

On August 27, 2018, Graubard emailed EGS to notify them that a meeting was held with MJF and its Board of Directors and provide updates on the Merger Agreement, MJF’s audit and MJF related disclosure for the Registration Statement on Form S-4.

On August 28, 2018, Messrs. Sozio and Rothschild and Ms. Rehmatullah from MTech spoke to Andrew Shapiro, a MJF board observer, and Matt Bigliardi and Ms. Billingsley, MJF board members. The discussion covered various deal terms including a request by the MJF board to revisit the valuation of MJF given the change in public market activity in the cannabis industry and the $10 million cash raised in the private placement of the Series C Preferred Units. MTech agreed to consider the additional factors presented by the MJF board and revisit with MJF after discussing internally. Previously, MTech and MJF had agreed to a $60 million enterprise valuation based on post-money valuations in prior capital raises (i.e., $12.6 million in Series A Preferred and $39.9 million in Series B Preferred) and revenue growth since the Series B Preferred raise, which was completed in 2015.

The internal discussion following the conversion on August 28, 2018 was among Messrs. Sozio and Rothschild and Ms. Rehmatullah to review MJF’s requests to increase the enterprise valuation due to the change in public market activity in the cannabis industry and the proceeds of $10 million raised from the Series C Preferred financing. The MTech team agreed that the increase in the $60 million valuation by the amount of cash raised in the Series C financing to $70 million was reasonable. The MTech team also considered the heightened interest in cannabis related company stock since MTech began its due diligence on MJF in April 2018 including the IPOs of dozens of cannabis or cannabis-related companies on stock exchanges in Canada as well as a small number of such companies on major U.S. exchanges between April 2018 and August 2018, thereby driving more investor interest and allowing for comparable company analysis. Although the MTech team considered these factors, the valuation was only raised by the amount of proceeds from the Series C Preferred financing. Messrs. Sozio and Rothschild and Ms. Rehmatullah deemed the positive change in public market activity in the cannabis industry as a signal that the $70 million enterprise valuation for MJF would be well received by investors.

Mr. Rothschild notified Mr. Shapiro of MTech’s decision on the revised valuation subject to the approval of the MTech Board of Directors. The revised valuation was presented to the MTech Board of Directors via email and was approved unanimously by written consent on August 31, 2018. The MJF board approved the $70 million valuation on September 1, 2018.

On August 29, 2018, Mr. Sozio and Ms. Rehmatullah held a conference call with representatives of Thought Ensemble to review its final report on the audit of MJF’s technology. MTech’s management and Board of Directors found the results of the report sufficient for the stated intent of confirming that MJF’s technology exists, works, is relevant and up to date, and has proper controls and security. The audit results were part of MTech’s due diligence of MJF and important in confirming that the technology was accurately presented to MTech by MJF.

EGS and Graubard continued to have discussions regarding the Merger Agreement and the various exhibits and ancillary documents.

On August 29, 2018, Graubard provided an initial markup of the Merger Agreement. From August 29, 2018 to September 4, 2018, MTech had various discussions via email and telephone with EGS on Graubard’s comments on the Merger Agreement and major pending items.

On September 6, 2018, Mr. Sozio and Ms. Rehmatullah of MTech, representative of Thought Ensemble, and Ms. Billingsley and Ike Hull and David McCullough of MJF met at the MJF office in Denver to review and discuss Thought Ensemble’s final report and discuss further enhancements to the MJF technology platform. MTech opted not to proceed with Phase 2 until a later date due to it not being necessary at that time.

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On September 11, 2018, Ms. Billingsley provided to Mr. Sozio via email the draft financial projections for MJF, which Mr. Sozio subsequently shared with Mr. Rothschild and Ms. Rehmatullah for review. Mr. Sozio further discussed the underlying assumptions with Ms. Billingsley and an MJF board member, and Ms. Billingsley updated the description of information underlying the projections. Such revised projections were provided to Mr. Sozio on September 13, 2018.

On September 12, 2018, Messrs. Sozio and Rothschild and Ms. Rehmatullah held a conference call with representatives from EBC to update the team on the status and ongoing strategy of the Business Combination with MJF and proposed investor outreach.

On September 14, 2018, Messrs. Sozio and Van Dyke and Mses. Rehmatullah and Billingsley met in-person during a cannabis conference in New York City to discuss MJF’s business strategies.

On September 19, 2018, EGS provided a revised draft of the Merger Agreement, and after further discussions among the parties and their respective counsels, Graubard sent a revised draft of the Merger Agreement on September 28, 2018. From September 28, 2018 to October 4, 2018, Graubard and EGS had various discussions regarding the Merger Agreement and exhibits, schedules, and ancillary documents and EGS sent a substantially final draft of the Merger Agreement to Graubard on October 4, 2018. On October 5, 2018, Mr. Sozio sent an email to the MTech Board with a draft of the Merger Agreement and exhibits and other ancillary documents for their review and request for a board call. On October 9, 2018, the MTech Board of Directors held a meeting with Messrs. Sozio, Rothschild, and Van Dyke and Ms. Rehmatullah and representatives from EGS to review the transaction with MJF, the public comparables, and the Merger Agreement and related agreements, copies of all of which were provided to the Board in advance of the meeting, and highlighted the key terms of the Merger Agreement for the Board. At the meeting, MTech’s Board of Directors approved the Merger Agreement and related agreements.

EGS and Graubard continued to finalize the Merger Agreement, exhibits, schedules and other ancillary documents. On the evening of October 10, 2018, the parties executed the Merger Agreement and other documentation related thereto. On the morning of October 11, 2018, MTech and MJF jointly announced the execution of the Merger Agreement in a press release. On the same day, MTech filed a Current Report on Form 8-K with the SEC announcing the execution of the Merger Agreement.

On October 16, 2018, MTech and MJ Freeway held an investor call to discuss the previously announced Merger Agreement. The conference call was broadcast live and available to all interested persons via a dial-in number. The conference call was available for replay for 14 days following the call.

On April 17, 2019, the Merger Agreement was amended to (i) increase the size of the MTech Holdings board of directors as of the Closing from seven (7) to eight (8) directors, (ii) increase the number of directors appointed prior to the Closing by MJF from four (4) to five (5) directors (which additional director will qualify as an independent director under Nasdaq rules) and (iii) revise the classification of directors so that the Class B directors will include two (2) MJF directors and one (1) MTech director.

The parties have continued and expect to continue regular discussions regarding the execution and timing of the Business Combination.

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MTech’s Board of Directors’ Reasons for the Approval of the Business Combination

MTech was organized for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization, or similar business combination with one or more businesses. MTech has sought to capitalize on the ability of its management team to identify, acquire and partner with management to operate a business.

In considering the proposed Business Combination, MTech’s Board considered in particular the following positive factors, although not weighted or in any order of significance:

●	Proven Track Record. MJF is led by an experienced management team that has created proprietary and complex solutions for organic material tracking and regulatory compliance monitoring. As the creator of seed-to-sale tracking for the legal cannabis industry, MJF serves clients in 29 of the 33 U.S. states that have legalized cannabis in some form and 11 legalized countries with substantial growth opportunity.

●	Attractive Valuation: The fair market value of MJF was determined by MTech’s Board of Directors based upon standards generally accepted by the financial community, such as valuation in prior capital raises, potential sales and the price for which comparable public businesses had been valued. The initial valuation was determined to be $70 million taking into account the previous and most recent fundraise valuations by MJF and projected revenue growth of 50% or more in two of the next three years. The valuation implied a 5.4x multiple on 2019 estimated revenue and a 3.5x multiple on 2020 estimated revenue, which was an attractive valuation compared to publicly-traded comparable companies that were valued anywhere between 4.3x and 84.1x 2019 revenue and between 2.6x and 37.2x 2020 revenue.

●	Strong Competitive Position. MTech focused on MJF’s growing market position in the tracking and compliance monitoring segment within the cannabis industry. MTech believes that MJF has large scale potential as the cannabis market continues to grow globally and is the only SaaS platform able to compete on this level because of (a) its nine years of experience in providing monitoring and compliance services to the cannabis industry, including several years of experience serving clients in 11 countries, (b) its understanding of foreign country cannabis markets, including client requirements, applicable laws and currency issues, (c) the availability of its platform in three languages, English, Spanish and French, and its ability to quickly adapt its platform to other languages with left to right reading format, and (d) its current standing as the only SaaS solution provider in the industry that provides extensive consulting and support services in the pre-operational phase through the complete business lifecycle. MJF’s nine years of operations have provided it with a statistically significant dataset of cannabis transaction information that MJF believes cannot be readily duplicated by new entrants into the marketplace. MJF uses this dataset to more accurately ensure compliance in the industry and to predict trends in the marketplace and makes this dataset available to users of its platforms, providing greater utility to customers in this regard than can be provided by competing platforms.

●	Industry-leading Technology; High Barriers for New Entrants. Since its inception in 2010, MJF has led the market in delivering cannabis tracking and compliance management technology to commercial businesses and state government regulatory agencies. MJF’s products, MJ Platform® and Leaf Data Systems®, are highly-versatile platforms that provide clients with a central data management system for tracking regulated cannabis products — from seed to product to shelf to customer — throughout the complete supply chain, using a unique plant identifier method. New technology platforms will experience high barriers to enter this segment in light of the time it takes to develop technology platforms, their ability to understand the various cannabis markets and build programs that meet regulatory requirements, and their ability to penetrate markets that have multi-year contracts and/or prove that a new product is more impactful than MJF.

●	Opportunity for Significant Revenue and Earnings Growth. MJF has the potential for significant revenue and earnings growth through a combination of organic growth and acquisition opportunities. MTech believes MJF will continue to grow organically by further penetrating existing customers, expanding its customer base and developing and expanding its cross-selling efforts. MJF also aims to opportunistically acquire high-quality businesses that are synergistic to current business operations. In connection with MTech’s evaluation of MJF, MJF projected significant gross margins of 60% in 2019, 70% in 2020, and 69% in 2021, based on historic gross margins of 78% and 61% in 2017 and 2018, respectively, and an organic growth rate for MJF’s business of more than 50% each year for the next few years using only MJF’s current resources. MJF’s growth projections are not based on securing additional state contracts but on three concepts: (1) the economic environment in which MJF is operating; (2) MJF’s status as a leader and comprehensive compliance solution in its target markets; and (3) existing contracts that can be further monetized in the future.

o	Economic Environment. MJF’s clients operate and seek to comply with state laws in the cannabis, CBD and hemp markets, which are growing at rapid rates. According to a February 2018 report from Arcview Market Research, spending on legal cannabis is projected to grow in North America from $9.2 billion in 2017 to an estimated $47.3 billion in 2027, an 18% compound annual growth rate. Internationally, the Rest of World markets are expected grow at a compound annual growth rate of 47%. According to a 2017 Gartner report, on average, companies spend 2.5% of their gross revenues on technology solutions. These data points, when applied to the forecasted $47.3 billion sales in North America, reflect a potential 2027 technology spend of $1.2 billion ($47.3 billion x 2.5%) without considering the international impact. Further, the report noted that 37% of respondents reported a preference for buy versus build which included SaaS and SaaS was reported as the most popular for significant investment. Industry studies show that current operators in the cannabis, CBD, and hemp market are underspending on technology compared to other industries. MJF believes those operators will be forced to automate their operations, compliance, and reporting with an integrated ERP system, such as MJF’s platforms, if they are to remain competitive in a rapidly growing marketplace.

o	Status of MJF in the Economic Environment. According to state tax agencies records and locator services, MJF was one of the first, if not the first, technology platforms built for ensuring and monitoring compliance in the cannabis, CBD, and hemp industries. Further, it is the only ERP solution built to scale nationally and internationally while providing technology compliance, monitoring and auditing products across the entire supply chain and all industry verticals of the cannabis, CBD and hemp markets. Importantly, MJF has already started serving businesses and governments globally. MJF currently services clients in 29 of the 33 U.S. states that have legalized cannabis in some form and 11 legalized countries. These factors establish MJF as a mature, vetted solution for the coming global expansion in the industry. MJF expects to leverage its first-mover advantage and reputation among industry participants throughout the global supply chain to increase market share.

o	Future Monetization. In addition to the market advantages described above, MJF has existing contracts with its current clients that can be monetized in the future. 100% of MJF’s license agreements provide MJF with the right to aggregate and monetize client data. MJF to date has processed and compiled data related to more than $13 billion in sales, resulting in MJF owning and controlling substantial business intelligence data set that can be monetized for multiple purposes in the future. MJF believes this database represents the largest statistically relevant dataset of any competitor (by far) and expects to leverage this data to develop and provide additional service offerings to current and future clients.

●	Benefit from Being a Public Company. MTech believes that MJF, under public ownership, will have the flexibility and financial resources to pursue and execute a growth strategy to increase revenues and shareholder value. The company will benefit from being publicly traded, and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

MTech’s directors also considered the following negative factors:

●	Threat from Competition. The landscape in which MJF competes is highly competitive and expected to continue to change. While innovation can help MJF’s business as it creates new offerings for MJF to sell and provide complementary services, it can also disrupt MJF’s business model and create new and stronger competitors. Additionally, to the extent MJF faces increased competition to gain and retain clients, MJF may be required to reduce prices, increase sales and marketing expenditures, or take other actions that could adversely affect its business, results of operations, or financial condition. MTech carefully considered the competitive landscape and believes that MJF is well positioned with respect to competition in the industry.

●	Growth through acquisitions and integration risk. MJF has never acquired a business and gone through a process integrating technologies, products, personnel, or operations of any acquired business. Any failure to successfully integrate the acquired business and any delay in achieving synergies from integration, could harm the company’s business, results of operations, or financial condition.

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●	Changes in industry landscape through technological developments. MJF’s primary markets are characterized by technological change, regulatory change, evolving industry standards, changing client preferences, and new product and service introductions. As a result, MTech considered the potentially adverse effects of these evolving technological developments on MJF’s business. These technologies could reduce and, over time, replace some of MJF’s current business. In addition, MJF’s clients may delay spending under existing contracts and engagements and may delay entering into new contracts while they evaluate new technologies. MTech believes that MJF has managed to adapt well to technological changes and MJF’s strong technical expertise will enable it to remain at the forefront of any such changes in the future.

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Revenue growth and risks related to achievement of projected margins and growth. MJF has a relatively short operating history, which makes it difficult to evaluate its business and future prospects. MJF has been in existence since 2010, though much of its revenue growth has occurred during the past three years. MJF has encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly changing industries, such as market acceptance of its current and future products and services, changing regulatory environments and costs associated with compliance, and existing client retention rates and the ability to upsell clients. The projections of gross margins and business growth for the next several years provided by MJF are based on what MJF’s management believes to be conservative assumptions, but these projections are only predictions based on information known to MJF and risks known and unknown to MJF at the time the projections were formulated. Any and all of the risks described in this proxy statement/prospectus regarding MJF and its business and industry, including but not limited to, adverse changes in the laws governing MJF or its clients or MJF’s target markets, advances in compliance technology offered by MJF’s competitors, MJF’s failure to efficiently manage growth or deploy its resources in an opportunistic manner and general economic trends, as well as the failure by MJF to fully monetize existing clients as projected, could cause MJF’s business to experience lower gross margins, revenues lower than those projected, and generally reduced growth or overall decline in its business operations.

●	Security concerns. MJF utilizes information technology systems, including third-party hosted servers and cloud-based servers, to host digital databases and client information, including business, financial and corporate records, internal and external electronic communications and other critical information, and to process operational functions integral to MJF’s internal operations and the provision of services to clients across its platforms. MJF has experienced data loss and theft in the past. Although MJF has taken steps to protect the security of data maintained in its information systems, its security measures may not prevent additional attacks in the future, prevent systems from improperly functioning, or prevent the improper disclosure of client information in the event of future cyberattacks or otherwise. If any of MJF’s internal systems or the systems of MJF’s third-party providers are compromised due to computer virus, unauthorized access, malware, and the like, then sensitive documents could be exposed or deleted, and MJF’s ability to conduct business could be impaired.

●	Government contracts and regulatory changes. Leaf Data Systems is a compliance tracking system designed to give regulators visibility into the activity of licensed cannabis businesses in their jurisdiction. MJF currently has two clients for Leaf Data Systems, the State of Washington and the Commonwealth of Pennsylvania. Leaf Data Systems comprised 43% of MJF’s revenue for the year ended June 30, 2018 and 49% of MJF’s revenue for the six months ended December 31, 2018. MTech considered potentially adverse effects from changes in law, regulation, or the political climate of the cannabis industry, or an across-the-board change in government spending and purchasing policies that may result in MJF’s public sector clients reducing their purchases or even terminating their service contracts. MTech believes these risks are inherent in a government contracting environment and does not consider these risks to be significant.

In considering the Business Combination, MTech’s Board of Directors concluded the risks of proceeding with a transaction with MJF could be managed or mitigated and were unlikely to have a material impact on the Business Combination or MTech, and that, overall, the potentially negative factors or risks associated with the Business Combination were outweighed by the potential benefits of the Business Combination to MTech and its stockholders.

MJF’s Board of Directors’ Reasons for the Approval of the Business Combination

MJF believes that it will continue to experience rapid growth and that there are numerous opportunities for MJF to expand its business both organically and through acquisitions. MJF believes that becoming a public company provides it with the ability to capitalize on growth opportunities, and that the Business Combination presents the best route to this objective. In the course of reaching its decision to approve the Business Combination, the MJF board of directors consulted with its senior management, financial advisors and legal counsel, reviewed a significant amount of information, and considered a number of factors, including, among others:

●	Other Alternatives. It is the belief of MJF, after review of alternative strategic opportunities from time to time, that the proposed Business Combination represents the best potential transaction for MJF to create greater value for MJF’s holders, while providing MJF’s holders with greater liquidity by owning stock in a public company.

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●	Advantages over a Traditional IPO. Prior to executing the Merger Agreement, the MJF board of directors considered the alternative of a traditional initial public offering. The MJF board of directors considered that the Business Combination provided certain advantages over a traditional IPO. In particular, the MJF board of directors considered that, based on available information at the time, including with respect to the conditions of the IPO market for companies with MJF’s characteristics, the Business Combination with MTech was likely to provide for a more time- and cost- effective means to capital with less dilution to MJF’s existing holders.

●	Access to Capital. MJF expects that the Business Combination would be a more time- and cost-effective means to access capital than other options considered, including a traditional IPO.

●	Size of Post-Combination Company. MJF considered the Business Combination implied enterprise value of approximately $70 million for MJF, providing MJF’s holders with the opportunity to go-forward with ownership in a public company with a larger market capitalization.

●	Benefit from Being a Public Company. MJF believes that under public ownership it will have the flexibility and financial resources to pursue and execute a growth strategy to increase revenues and stockholder value. It will benefit from being publicly traded, and can effectively utilize the broader access to capital and public profile that are associated with being a publicly traded company.

In the course of reaching its decision to approve the Business Combination, the MJF board of directors, also considered negative factors, including, among others:

●	Uncertainty of Consummation of the Business Combination. The board considered the risk that the Business Combination may not be approved by the necessary vote of the MTech stockholders and that time and resources for other potential opportunities could be lost to the Business Combination process.

●	Uncertainty as to Amount of Redemptions and cash in Trust following the Business Combination. The Board noted that the MTech stockholders have the right to redeem their shares for cash. Any such redemptions shall serve to reduce the amount of cash in Trust following the Business Combination and reduce the amount of capital available to operate and grow MJF’s operations. The amount of redemptions and the amount of cash that will remain in Trust following the Business Combination cannot be determined.

●	Diversion of Resources to the Business Combination Process. The board noted that MJF’s management and capital resources would be diverted in part to the Business Combination process at a time when such resources are required to shepherd MJF’s entrance into new markets and manage MJF’s organic business growth.

●	Expense of Being a Public Company. The board considered the added financial expense of being a public company, including greater legal and accounting expenses, and the requirement to dedicate personnel and other resources to quarterly, annual and other reporting obligations.

Certain Benefits of MTech’s Directors and Officers and Others in the Business Combination

When you consider the recommendation of our Board in favor of the Proposals, you should keep in mind that our directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $25,000 for their founder shares and such securities should have a significantly higher value at the time of the Business Combination;

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●	the fact that our Sponsor, officers and directors and their affiliates paid an aggregate of $2,437,500 for the placement units and such securities should have a significantly higher value at the time of the Business Combination;

●	if MTech is unable to complete a business combination within the required time period, our Chairman will be personally liable to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by MTech for services rendered or contracted for or products sold to MTech, but only if such a vendor or target business has not executed a waiver of claims against the trust account and except as to any claims under our indemnity of the underwriters;

●	unless MTech consummates an initial business combination, MTech’s officers, directors and the Sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account;

●	the fact that Sponsor has agreed not to redeem any of the founder shares in connection with a stockholder vote to approve a proposed initial business combination;

●	the fact that the founder shares and placement units, including the placement shares and placement warrants, purchased by the Sponsor will be worthless if a business combination is not consummated;

●	the Sponsor has agreed that the placement units, and all of their underlying securities, will not be sold or transferred by it until MTech has completed a business combination, subject to limited exceptions;

●	the appointment of Scott Sozio, Tahira Rehmatullah and Douglas Rothschild as designees to the board of directors of MTech Holdings which will entitle such individuals to any cash fees, stock options or stock awards that MTech Holdings determines to pay to its non-executive directors in the future; and

●	the continued indemnification of current directors and officers of MTech and the continuation of directors’ and officers’ liability insurance after the Business Combination.

Total Shares to be Issued in the Business Combination

MTech’s public stockholders currently own approximately 77.38% of MTech’s issued and outstanding capital stock and the Sponsor currently owns approximately 22.62% of MTech’s issued and outstanding capital stock. It is anticipated that, immediately after the Business Combination and if there are no redemptions, MTech’s public stockholders will own approximately 40.15% of MTech Holdings’ issued and outstanding capital stock, the Sponsor will own approximately 11.74% of MTech Holdings’ issued and outstanding capital stock and the Sellers will own approximately 48.11% of MTech Holdings’ issued and outstanding capital stock. If any of MTech’s public stockholders exercise their redemption rights, the ownership interest in MTech Holdings of MTech’s public stockholders will decrease and the ownership interest in MTech Holdings of the Sellers and the Sponsor will increase, and if there are redemptions by MTech’s public stockholders up to the maximum level that would permit completion of the Business Combination, MTech’s public stockholders will own 8.89% of MTech Holdings’ issued and outstanding capital stock, the Sponsor will own approximately 17.87% of MTech Holdings’ issued and outstanding capital stock and the Sellers will own approximately 73.24% of MTech Holdings’ issued and outstanding capital stock. If the actual facts are different than these assumptions (based on redemptions by MTech’s public stockholders, changes in the terms of the Business Combination, adjustments to the MJF purchase price pursuant to the Merger Agreement or otherwise), the percentage ownership interests in MTech Holdings post-Business Combination may be different.

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The ownership percentage set forth above with respect to MTech Holdings includes the shares issuable to the Sellers that are held in escrow, as well as shares issued in exchange for unvested MJF profits interest units that are subject to continued vesting, and does not take into account (i) the issuance of any shares under the Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 5,993,750 shares of MTech Holdings common stock that will remain outstanding following the Business Combination or any additional warrants that are issued to our Sponsor pursuant to the conversion of its working capital loans that were made to MTech, (iii) any adjustments to the merger consideration payable to the Sellers as a result of MJF’s working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the issuance of any underlying shares upon the exercise of the underwriter’s option to purchase up to 250,000 units and (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of MTech Holdings’ common stock. See “Unaudited Pro Forma Combined Financial Information” for further information.

The following table illustrates varying ownership levels of the issued and outstanding capital stock of MTech Holdings, assuming varying levels of redemptions by MTech’s public stockholders:

	Ownership Percentage Assuming No Redemption of Shares	Ownership Percentage Assuming Maximum Redemption of Shares
Sellers	48.11%	73.24%
Sponsor	11.74%	17.87%
MTech’s public stockholders	40.15%	8.89%

Sources and Uses of Funds for the Business Combination

The following table summarizes the sources and uses for funding the Business Combination assuming no redemptions:

Sources		Uses
($ in Millions)
MTech Cash	$58.4	New Equity to the Sellers	$70
Cash from MJF	9.9	Deferred Underwriting Fees	2.3
New Equity to the Sellers	70	Transaction Expenses	2.2
		Cash to Balance Sheet	63.8
Total Sources	$138.3	Total Uses	$138.3

The following table summarizes the sources and uses for funding the Business Combination assuming MTech stockholders exercise their redemption rights assuming maximum redemption:

Sources		Uses
($ in Millions)
MTech Cash	$5	New Equity to the Sellers	$70
Cash from MJF	9.9
New Equity to the Sellers	70	Deferred Underwriting Fees	2.3
		Transaction Expenses	2.2
		Cash to Balance Sheet	10.4
Total Sources	$84.9	Total Uses	$84.9

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Accounting Treatment

The Business Combination will be accounted for as a “reverse merger” in accordance with U.S. GAAP. Under this method of accounting MTech will be treated as the “acquired” company for financial reporting purposes. This determination is primarily based on MJF shareholders expecting to have a majority of the voting power of the combined company, MJF comprising the ongoing operations of the combined entity, MJF comprising a majority of the governing body of the combined company, and MJF’s senior management comprising the senior management of the combined company. Accordingly, for accounting purposes, the Business Combination will be treated as the equivalent of MJF issuing stock for the net assets of MTech, accompanied by a recapitalization. The net assets of MTech will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be those of MJF.

Material U.S. Federal Income Tax Considerations

The following is a discussion of the material U.S. federal income tax considerations for U.S. Holders (as defined below) of MTech common stock that elect either (1) to participate in the Business Combination or (2) to have their MTech common stock redeemed for cash if the Business Combination is completed. Unless otherwise noted in the following discussion, the following is the opinion of Ellenoff Grossman & Schole LLP with respect to U.S. Holders of MTech common stock. This discussion is based upon the Code, the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the Internal Revenue Services (the “IRS”) (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax considerations described below. No ruling has been or will be sought from the IRS regarding any matter discussed in this discussion. This discussion does not discuss the impact that U.S. state and local taxes or taxes imposed by non-U.S. jurisdictions could have on the matters discussed below. This discussion does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular stockholder in light of its investment or tax circumstances or to stockholders subject to special tax rules, such as:

●	MTech stockholders who are not U.S. Holders;

●	traders in securities that elect mark-to-market treatment;

●	S corporations;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	financial institutions;

●	mutual funds;

●	qualified plans, such as 401(k) plans, individual retirement accounts, etc.;

●	insurance companies;

●	broker-dealers;

●	regulated investment companies (or RICs);

●	real estate investment trusts (or REITs);

●	persons holding MTech common stock as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

●	persons subject to the alternative minimum tax provisions of the Code;

●	tax-exempt organizations;

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●	persons that actually or constructively own 5 percent or more of MTech common stock;

●	U.S. Holders who acquired their shares of MTech common stock through the exercise of an employee stock option or otherwise in connection with the performance of services; and

●	the Sponsor.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner that is:

●	a citizen or resident of the United States;

●	a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any political subdivision thereof;

●	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

●	any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If any partnership (including for this purpose, any entity treated as a partnership for U.S. federal income tax purposes) holds MTech common stock, the tax treatment of a partner generally will depend on the status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding MTech common stock, you should consult your tax advisor. This discussion assumes that stockholders hold MTech common stock as capital assets within the meaning of Section 1221 of the Code, which generally means as property held for investment and not as a dealer or for sale to customers in the ordinary course of the stockholder’s trade or business.

WE URGE HOLDERS OF MTECH COMMON STOCK CONTEMPLATING PARTICIPATION IN THE BUSINESS COMBINATION OR EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations of Participating in the Business Combination

This section is addressed to U.S. Holders of MTech common stock that elect to participate in the Business Combination, as described in the section entitled “The Business Combination Proposal.” MTech shall receive an opinion of its counsel, Ellenoff, Grossman & Schole LLP, to the effect that the merger of Purchaser Merger Sub and MTech, taken together with the merger of Company Merger Sub with MJF, will qualify as part of an exchange described in Section 351(a) of the Code. In rendering this opinion, counsel may require and rely upon representations contained in letters and certificates to be received from MTech and MJF. If the letters or certificates are incorrect, the conclusions reached in the tax opinion could be jeopardized. In addition, the opinion will be subject to certain qualifications and limitations as set forth therein.

The tax opinion given in connection with the Business Combination will not be binding on the IRS. In addition, neither MTech nor MJF intends to request any ruling from the IRS as to the U.S. federal income tax consequences of the Business Combination. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. In addition, if any of the representations or assumptions upon which the opinion is based is inconsistent with the actual facts, the U.S. federal income tax consequences of the Business Combination could be adversely affected.

The Business Combination will qualify as an exchange described in Section 351 of the Code. If the Mergers so qualify, a U.S. Holder of MTech common stock will not recognize gain or loss upon the exchange of MTech common stock for MTech Holdings common stock pursuant to the Business Combination. The aggregate tax basis of the MTech Holdings common stock the U.S. Holder of MTech common stock receives will be equal to the aggregate tax basis of the MTech common stock exchanged therefor, and the holding period of the MTech Holdings common stock will include the U.S. Holder’s holding period of the MTech common stock surrendered in exchange therefor.

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Reporting Requirements

U.S. Holders of MTech common stock who receive MTech Holdings common stock and, upon consummation of the Business Combination, own MTech Holdings common stock representing at least 5% of the total combined voting power or value of the total outstanding MTech Holdings common stock, are required to attach to their tax returns for the year in which the Business Combination is consummated, and maintain a permanent record of, a complete statement of all the facts relating to the exchange of stock in connection with the Business Combination containing the information listed in Treasury regulations section 1.351-3. The facts to be disclosed by a U.S. Holder include the aggregate fair market value of, and the U.S. Holder’s basis in, the MTech common stock exchanged pursuant to the Business Combination.

U.S. Federal Income Tax Considerations of Exercising Redemption Rights

This section is addressed to U.S. Holders of MTech common stock that elect to have their MTech common stock redeemed for cash as described in the section entitled “Special Meeting of MTech Stockholders – Redemption Rights” (we refer to these U.S. Holders as “Redeeming U.S. Holders”). A Redeeming U.S. Holder will generally recognize capital gain or loss equal to the difference between the amount realized on the redemption and such stockholder’s adjusted basis in the MTech common stock exchanged therefor if the Redeeming U.S. Holder’s ownership of stock in MTech is completely terminated or if the redemption meets certain other tests described below. Special constructive ownership rules apply in determining whether a Redeeming U.S. Holder’s ownership of stock in MTech is treated as completely terminated. If gain or loss treatment applies, such gain or loss will be long-term capital gain or loss if the holding period of such stock is more than one year at the time of the exchange. Stockholders who hold different blocks of MTech common stock (generally, shares of MTech common stock purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.

Cash received upon redemption that does not completely terminate the Redeemed U.S. Holder’s interest will still give rise to capital gain or loss, if the redemption is either (i) “substantially disproportionate” or (ii) “not essentially equivalent to a dividend.” In determining whether the redemption is substantially disproportionate or not essentially equivalent to a dividend with respect to a Redeeming U.S. Holder, that Redeeming U.S. Holder is deemed to own not just stock actually owned but also, in some cases, stock owned by certain family members, certain estates and trusts of which the Redeeming U.S. Holder is a beneficiary, and certain affiliated entities.

Generally, the redemption will be “substantially disproportionate” with respect to the Redeeming U.S. Holder if (i) the Redeeming U.S. Holder’s percentage ownership of the outstanding voting stock (including all classes which carry voting rights) of MTech is reduced immediately after the redemption to less than 80% of the Redeeming U.S. Holder’s percentage interest in such stock immediately before the redemption; (ii) the Redeeming U.S. Holder’s percentage ownership of the outstanding common stock (both voting and nonvoting) immediately after the redemption is reduced to less than 80% of such percentage ownership immediately before the redemption; and (iii) the Redeeming U.S. Holder owns, immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of MTech entitled to vote. Whether the redemption will be considered “not essentially equivalent to a dividend” with respect to a Redeeming U.S. Holder will depend upon the particular circumstances of that U.S. Holder. At a minimum, however, the redemption must result in a meaningful reduction in the Redeeming U.S. Holder’s actual or constructive percentage ownership of MTech. The IRS has ruled that any reduction in a stockholder’s proportionate interest is a “meaningful reduction” if the stockholder’s relative interest in the corporation is minimal and the stockholder does not have meaningful control over the corporation.

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If none of the redemption tests described above give rise to capital gain or loss, the consideration paid to the Redeeming U.S. Holder will be treated as dividend income for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits. However, for the purposes of the dividends-received deduction and of “qualified dividend” treatment, due to the redemption right, a Redeeming U.S. Holder may be unable to include the time period prior to the redemption in the stockholder’s “holding period.” Any distribution in excess of our earnings and profits will reduce the Redeeming U.S. Holder’s basis in the MTech common stock (but not below zero), and any remaining excess will be treated as gain realized on the sale or other disposition of the MTech common stock.

As these rules are complex, U.S. Holders of MTech common stock considering exercising their redemption rights should consult their own tax advisors as to whether the redemption will be treated as a sale or as a distribution under the Code.

Certain Redeeming U.S. Holders who are individuals, estates or trusts pay a 3.8% tax on all or a portion of their “net investment income” or “undistributed net investment income” (as applicable), which may include all or a portion of their capital gain or dividend income from their redemption of MTech common stock. Redeeming U.S. Holders should consult their tax advisors regarding the effect, if any, of the net investment income tax.

Backup Withholding

In general, proceeds received from the exercise of redemption rights will be subject to backup withholding for a non-corporate U.S. Holder that:

●	fails to provide an accurate taxpayer identification number;

●	is notified by the IRS regarding a failure to report all interest or dividends required to be shown on his or her federal income tax returns; or

●	in certain circumstances, fails to comply with applicable certification requirements.

Any amount withheld under these rules will be creditable against the U.S. Holder’s U.S. federal income tax liability or refundable to the extent that it exceeds this liability, provided that the required information is timely furnished to the IRS and other applicable requirements are met.

Vote Required for Approval

Adoption of this proposal requires the affirmative vote of a majority of the issued and outstanding shares of common stock of MTech represented in person or by proxy at the meeting and entitled to vote thereon. Failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Business Combination Proposal.

This proposal is conditioned upon the approval of the Incentive Plan Proposal and the Charter Amendments Proposal. Unless this proposal, the Charter Amendments Proposal and the Incentive Plan Proposal are approved, the Business Combination will not occur.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

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THE CHARTER AMENDMENTS PROPOSAL

The following table sets forth a summary of the principal changes proposed to be made between MTech’s certificate of incorporation and the proposed MTech Holdings amended and restated certificate of incorporation. This summary is qualified by reference to the complete text of the proposed MTech Holdings amended and restated certificate of incorporation, a copy of which is attached to this proxy statement/prospectus as Annex B. All stockholders are encouraged to read the proposed MTech Holdings amended and restated certificate of incorporation in its entirety for a more complete description of its terms.

	MTech Certificate of Incorporation	MTech Holdings Amended and Restated Certificate of Incorporation
Common Stock	MTech’s current charter currently authorizes two classes of common stock – Class A common stock and Class B common stock. MTech has 18,000,000 authorized shares of common stock, par value $0.0001 per share.	MTech Holdings will have one single class of common stock and 75,000,000 authorized shares of common stock, par value $0.0001 per share.
Preferred Stock	MTech’s current charter authorizes 1,000,000 shares of preferred stock	MTech Holdings will have 5,000,000 authorized shares of preferred stock.
Number of Directors	MTech’s certificate of incorporation is silent on the number of directors.	The total number constituting the board of directors shall be eight, subject to change from time to time by resolution adopted by the affirmative vote of at least a majority of the board of directors then in office
Classified Board	The board of directors of MTech consists of two classes with staggered two-year terms.	The board of directors of MTech Holdings is divided into three classes with staggered three-year terms.
Stockholder Actions	MTech’s current charter does not specifically address the issue of stockholder actions pursuant to Section 228 of the Delaware General Corporation Law.	MTech Holdings stockholders may not act by written consent in lieu of a meeting.
Provisions Specific to a Blank Check Company	MTech’s certificate of incorporation sets forth various provisions related to its operations as a blank check company prior to the consummation of an initial business combination.	The proposed MTech Holdings amended and restated certificate of incorporation does not include these blank check company provisions.

Each of the amendments above is referred to as a “Charter Amendment” and collectively, the “Charter Amendments.”

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Pursuant to the Merger Agreement, upon the closing of the Business Combination, MTech Holdings’ bylaws will be amended and restated promptly to:

●	reflect necessary changes and to be consistent with the proposed Charter Amendments described herein; and

●	make certain other changes that the board of directors of MTech Holdings deems appropriate for a public operating company.

Reasons for the Charter Amendments

Common Stock

The principal purpose of this Charter Amendment is to authorize additional shares of MTech Holdings common stock, which will be used to issue shares pursuant to the Merger Agreement, under the Incentive Plan and for general corporate purposes. Our board of directors believes that it is important for the combined entity to have available for issuance a number of authorized shares of MTech Holdings common stock and preferred stock sufficient to support the growth of the combined entity and to provide flexibility for future corporate needs (including, if needed, as part of financing for future growth acquisitions). Our board of directors also believes that a single class of common stock provides a cleaner capital structure and suits the combined entity’s requirements following the consummation of the Business Combination.

Notwithstanding the foregoing, authorized but unissued common shares may enable the combined entity’s board of directors to render it more difficult or to discourage an attempt to obtain control of the combined entity and thereby protect continuity of or entrench its management, which may adversely affect the market price of the combined entity’s common stock. If, in the due exercise of its fiduciary obligations, for example, the combined entity’s board of directors were to determine that a takeover proposal was not in the best interests of the combined entity, such shares could be issued by the board of directors without shareholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. The authorization of additional shares will, however, enable the combined entity to have the flexibility to authorize the issuance of shares in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. The combined entity currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized shares for such purposes.

Preferred Stock

The board of directors of MTech Holdings believes that these additional shares will provide MTech Holdings with needed flexibility to issue shares in the future in a timely manner and under circumstances it considers favorable without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Authorized but unissued preferred stock may enable the board of directors to render it more difficult or to discourage an attempt to obtain control of MTech Holdings and thereby protect continuity of or entrench its management, which may adversely affect the market price of MTech Holdings. If, in the due exercise of its fiduciary obligations, for example, the board of directors was to determine that a takeover proposal was not in the best interests of MTech Holdings, such preferred stock could be issued by the board without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing MTech Holdings’ board of directors to issue the authorized preferred stock on its own volition will enable MTech Holdings to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. MTech Holdings currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized stock for such purposes.

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Number of Directors

This Charter Amendment is being made to ensure stockholders understand the exact number of directors that the combined entity has and requirements to change the number of directors. This amendment will have no practical effect to stockholders as this amendment is in line with requirements under the DGCL.

Classified Board

Reasons for amending the certificate of incorporation to divide the board of directors into three classes with staggered three-year terms are (1) to account for the increase in the size of the authorized board of directors to eight members and (2) provide for continuity in the combined entity’s board of directors. A classified board makes it more difficult for the stockholders to replace the combined entity’s board of directors as well as for another party to obtain control of the combined entity by replacing its board of directors. Because the combined entity’s board of directors has the power to retain and discharge the combined entity’s officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.

Stockholder Actions

MTech Holdings’ amended and restated certificate of incorporation provides that any action to be taken by its stockholders may not be taken by written consent. MTech Holdings’ board of directors believes that each decision of the stockholders should be made by all stockholders and only after thoughtful consideration of complete information. Information is provided to stockholders through a proxy statement, and the period between delivery of the proxy statement and the stockholder meeting provides time for consideration of stockholder proposals. MTech Holdings’ board of directors believes that all stockholders, not just stockholders executing a written consent, should have the opportunity to participate in the decision-making process. This allows minority stockholders to take whatever action they deem appropriate to protect their interests, including seeking to persuade majority stockholders to follow a different course, or selling their shares.

The proposed Charter Amendment will have the effect of preventing MTech Holdings stockholders from taking action at any time other than an annual meeting or a special meeting to replace directors or take any other action authorized to be taken by stockholders under the DGCL. This Charter Amendment may make more difficult, or delay, actions by a person or a group seeking to acquire a substantial percentage of MTech Holdings’ common stock, to replace directors or to take other action to influence or control its management or policies, even though the holders of a majority of the outstanding shares of MTech Holdings’ common stock might desire those actions.

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Provisions Specific to a Blank Check Company

The elimination of certain provisions related to our status as a blank check company is desirable because these provisions will serve no purpose following the business combination. For example, the proposed MTech Holdings amended and restated certificate of incorporation does not include the requirement to dissolve the combined entity and allows it to continue as a corporate entity with perpetual existence following consummation of the business combination. Perpetual existence is the usual period of existence for corporations, and our board of directors believes it is the most appropriate period for the combined entity following the business combination. In addition, certain other provisions in MTech’s current certificate require that proceeds from its IPO be held in the trust account until a business combination or liquidation of MTech has occurred. These provisions cease to apply once the business combination is consummated and are therefore not included in the proposed MTech Holdings amended and restated certificate of incorporation.

Vote Required for Approval

This Charter Amendments Proposal will be approved and adopted in its entirety only if the holders of a majority of the issued and outstanding shares of MTech common stock vote “FOR” each of the Charter Amendments. Failure to vote by proxy or to vote in person at the Special Meeting or an abstention from voting will have the same effect as a vote “AGAINST” the Charter Amendments Proposal.

The approval and adoption of the Charter Amendments Proposal, is conditioned on the approval of the Business Combination Proposal and the Incentive Plan Proposal at the Special Meeting.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF EACH OF THE CHARTER AMENDMENTS IN THE CHARTER AMENDMENTS PROPOSAL.

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THE INCENTIVE PLAN PROPOSAL

General

On January 23, 2019, the board of directors of MTech Holdings adopted the Incentive Plan, subject to the approval of MTech Holdings’ stockholders. The purpose of the Incentive Plan is to attract and retain personnel of the highest caliber, provide incentive for officers, directors, employees and other key persons and to promote the well-being of MTech Holdings, it is in the best interest of MTech Holdings and its stockholders to provide to officers, directors, employees, consultants and other independent contractors who perform services for MTech Holdings, through the granting of stock options, restricted stock, deferred stock or other stock-based awards, the opportunity to participate in the value and/or appreciation in value of the MTech Holdings’ common stock. Accordingly, the board of directors of MTech Holdings believes that the Incentive Plan (a) will provide MTech Holdings with significant means to attract and retain talented personnel, (b) will result in saving cash, which otherwise would be required to maintain current employees and adequately attract and reward personnel and others who perform services for MTech Holdings, and (c) consequently, will prove beneficial to MTech Holdings’ ability to be competitive.

If approved by the stockholders of MTech Holdings at the meeting, the Incentive Plan will become effective on the consummation of the Merger. MTech Holdings’ board of directors is recommending that its shareholders approve the material terms of the Incentive Plan as described below. The summary is qualified in its entirety by reference to the specific language of the Incentive Plan, a copy of which is attached as Annex C.

Summary of the Incentive Plan

The following is summary of the principal features of the Incentive Plan. The summary is qualified in its entirety by reference to the full text of the Incentive Plan, which is set forth in Annex C.

Purpose

The purpose of the Incentive Plan is to enable the Company to offer its employees, officers, directors and consultants whose past, present and/or potential future contributions to the Company have been, are, or will be important to its success, an opportunity to acquire a proprietary interest in the Company. The various types of incentive awards that may be provided under the plan are intended to enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its business.

Administration

The Incentive Plan is administered by the Board or by a committee of the Board. In this summary, references to the “committee” are to the committee administering the plan or, if no such committee is designated, the Board. The committee will be comprised solely of “non-employee” directors, as defined in Rule 16b-3 under the Exchange Act, as amended. Presently, the Incentive Plan is administered by the compensation committee. Subject to the provisions of the plan, the committee determines, among other things, the persons to whom from time to time awards may be granted, the specific type of awards to be granted, the number of shares subject to each award, share prices, any restrictions or limitations on the awards, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions related to the awards.

Stock Subject to the Incentive Plan

Assuming the Incentive Plan Proposal is approved, there will be available for issuance 10% of the issued and outstanding shares of MTech Holdings common stock immediately after the Closing under the Incentive Plan. Shares of stock subject to other awards that are forfeited or terminated will be available for future award grants under the Incentive Plan. If a holder pays the exercise price of a stock option by surrendering any previously owned shares of common stock or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the stock option exercise, the shares surrendered by the holder or withheld by the Company will not be available for future award grants under the plan.

Under the Incentive Plan, in the event of a change in the number of shares of Company common stock as a result of a dividend on shares of common stock payable in shares of common stock, common stock forward split or reverse split or other extraordinary or unusual event that results in a change in the shares of common stock as a whole, the committee shall determine whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the plan or the aggregate number of shares reserved for issuance under the plan.

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Eligibility

The Company may grant awards under the Incentive Plan to employees, officers, directors, and consultants who are deemed to have rendered, or to be able to render, significant services to the Company and who are deemed to have contributed, or to have the potential to contribute, to its success. An incentive stock option may be granted under the plan only to a person who, at the time of the grant, is an employee of the Company or its subsidiaries. Based on the current number of employees and consultants of the Company and on the current size of the Board, the Company estimates that approximately 25 individuals are eligible for awards under the Incentive Plan.

Types of Awards

Options. The Incentive Plan provides both for “incentive” stock options as defined in Section 422 of the Code, and for options not qualifying as incentive options, both of which may be granted with any other stock based award under the plan. The committee determines the exercise price per share of common stock purchasable under an incentive or non-qualified stock option, which may not be less than 100% of the fair market value on the day of the grant or, if greater, the par value of a share of common stock. However, the exercise price of an incentive stock option granted to a person possessing more than 10% of the total combined voting power of all classes of Company stock may not be less than 110% of the fair market value on the date of grant. The aggregate fair market value of all shares of common stock with respect to which incentive stock options are exercisable by a participant for the first time during any calendar year (under all of the Company’s plans), measured at the date of the grant, may not exceed $100,000.

An incentive stock option may only be granted within 10 years from the effective date of the Incentive Plan. An incentive stock option may only be exercised within ten years from the date of the grant, or within five years in the case of an incentive stock option granted to a person who, at the time of the grant, owns common stock possessing more than 10% of the total combined voting power of all classes of Company stock.

Subject to any limitations or conditions the committee may impose, stock options may be exercised, in whole or in part, at any time during the term of the stock option by giving written notice of exercise to the Company specifying the number of shares of common stock to be purchased. The notice must be accompanied by payment in full of the purchase price, either in cash or, if provided in the agreement, in Company securities or in a combination of the two.

Generally, stock options granted under the plan may not be transferred other than by will or by the laws of descent and distribution and all stock options are exercisable, during the holder’s lifetime, only by the holder, or in the event of legal incapacity or incompetency, the holder’s guardian or legal representative. However, a holder, with the approval of the committee, may transfer a non-qualified stock option by gift to a family member of the holder or by domestic relations order to a family member of the holder or may transfer a non-qualified stock option to an entity in which more than 50% of the voting interests are owned by family members of the holder or the holder.

Generally, if the holder is an employee, no stock options granted under the plan may be exercised by the holder unless he or she is employed by the Company or one of its subsidiaries at the time of the exercise and has been so employed continuously from the time the stock options were granted. However, in the event the holder’s employment is terminated due to disability or normal retirement, the holder may still exercise his or her vested stock options for a period of 12 months, or such other greater or lesser period as the committee may determine, from the date of termination or until the expiration of the stated term of the stock option, whichever period is shorter. Similarly, should a holder die while employed by the Company or a subsidiary, his or her legal representative or legatee under his or her will may exercise the decedent holder’s vested stock options for a period of 12 months from the date of his or her death, or such other greater or lesser period as the Board or committee may determine, or until the expiration of the stated term of the stock option, whichever period is shorter. If the holder’s employment is terminated for any reason other than death, disability or normal retirement, the stock option will automatically terminate, except that if the holder’s employment is terminated by the Company without cause, then the portion of any stock option that is vested on the date of termination may be exercised for the lesser of three months after termination of employment, or such other greater or lesser period as the committee may determine but not beyond the balance of the stock option’s term.

Stock Appreciation Rights. Under the Incentive Plan, the Company may grant stock appreciation rights to participants who have been, or are being, granted stock options under the plan as a means of allowing the participants to exercise their stock options without the need to pay the exercise price in cash, or the Company may grant them alone and unrelated to an option. In conjunction with non-qualified stock options, stock appreciation rights may be granted either at or after the time of the grant of the non-qualified stock options. In conjunction with incentive stock options, stock appreciation rights may be granted only at the time of the grant of the incentive stock options. A stock appreciation right entitles the holder to receive a number of shares of common stock having a fair market value equal to the excess fair market value of one share of common stock over the exercise price of the related stock option, multiplied by the number of shares subject to the stock appreciation rights. The granting of a stock appreciation right in tandem with a stock option will not affect the number of shares of common stock available for awards under the plan. In such event, the number of shares available for awards under the plan will, however, be reduced by the number of shares of common stock acquirable upon exercise of the stock option to which the stock appreciation right relates.

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Restricted Stock. Under the Incentive Plan, the Company may award shares of restricted stock either alone or in addition to other awards granted under the plan. The committee determines the persons to whom grants of restricted stock are made, the number of shares to be awarded, the price (if any) to be paid for the restricted stock by the person receiving the stock from the Company, the time or times within which awards of restricted stock may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock awards.

The Incentive Plan requires that all shares of restricted stock awarded to the holder remain in the Company’s physical custody until the restrictions have terminated and all vesting requirements with respect to the restricted stock have been fulfilled. The Company will retain custody of all dividends and distributions made or declared with respect to the restricted stock during the restriction period. A breach of any restriction regarding the restricted stock will cause a forfeiture of the restricted stock and any retained dividends and distributions. Except for the foregoing restrictions, the holder will, even during the restriction period, have all of the rights of a stockholder, including the right to vote the shares.

Restricted Stock Units. Under the Incentive Plan, the Company may also award restricted stock units. Restricted stock units are the right to receive shares of common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the Committee, which include substantial risk of forfeiture and restrictions on their sale or other transfer by the participant. Restrictions or conditions could also include, but are not limited to, the attainment of performance goals, continuous service with the Company, the passage of time or other restrictions or conditions. The committee determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the restricted stock units awards. The value of the restricted stock units may be paid in shares, cash, or a combination of both, as determined by the Committee.

Other Stock-Based Awards. Under the Incentive Plan, the Company may grant other stock-based awards, subject to limitations under applicable law that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, as deemed consistent with the purposes of the plan. These other stock-based awards may be in the form of purchase rights, shares of common stock awarded that are not subject to any restrictions or conditions, convertible or exchangeable debentures or other rights convertible into shares of common stock and awards valued by reference to the value of securities of, or the performance of, one of the Company’s subsidiaries. These other stock-based awards may include performance shares or options, whose award is tied to specific performance criteria. These other stock-based awards may be awarded either alone, in addition to, or in tandem with any other awards under the Incentive Plan or any of the Company’s other plans.

Accelerated Vesting and Exercisability

If any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, and the Board does not authorize or otherwise approve such acquisition, then immediately prior to the closing of such acquisition, the vesting periods of any and all stock options and other awards granted and outstanding under the Incentive Plan shall be accelerated and all such stock options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all common stock subject to such stock options and awards on the terms set forth in the plan and the respective agreements respecting such stock options and awards. An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as an acquisition of stock.

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The committee may, in the event of an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, or if any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total fair market value or combined voting power of the stock of the Company, which has been approved by the Board, (i) accelerate the vesting of any and all stock options and other awards granted and outstanding under the Incentive Plan, or (ii) require a holder of any award granted under the plan to relinquish such award to the Company upon the tender by the Company to the holder of cash in an amount equal to the repurchase value of such award. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

Notwithstanding any provisions of the Incentive Plan or any award granted thereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the plan or an award granted thereunder to fail to comply with Section 409A of the Code.

Other Limitations

The committee may not modify or amend any outstanding option or stock appreciation right to reduce the exercise price of such option or stock appreciation right, as applicable, below the exercise price as of the date of grant of such option or stock appreciation right. In addition, no option or stock appreciation right with a lower exercise price may be granted in exchange for, or in connection with, the cancellation or surrender of an option or stock appreciation right or other award with a higher exercise price.

Withholding Taxes

When an award is first included in the gross income of the holder for federal income tax purposes, the holder will be required to make arrangements regarding the payment of all federal, state and local withholding tax requirements, including by settlement of such amount in shares of Company common stock. The obligations of the Company under the Incentive Plan are contingent on such arrangements being made.

Term and Amendments

Unless terminated by the Board, the Incentive Plan shall continue to remain effective until no further awards may be granted and all awards granted under the plan are no longer outstanding. Notwithstanding the foregoing, grants of incentive stock options may be made only until ten years from the initial effective date of the plan. The Board may at any time, and from time to time, amend the plan or any award agreement, but no amendment will be made that would impair the rights of a holder under any agreement entered into pursuant to the plan without the holder’s consent.

Federal Income Tax Consequences

The following discussion of the federal income tax consequences of participation in the Incentive Plan is only a summary of the general rules applicable to the grant and exercise of stock options and other awards and does not give specific details or cover, among other things, state, local and foreign tax treatment of participation in the plan. The information contained in this section is based on present law and regulations, which are subject to being changed prospectively or retroactively.

Incentive Stock Options. Participants will recognize no taxable income upon the grant of an incentive stock option. The participant generally will realize no taxable income when the incentive stock option is exercised. The excess, if any, of the fair market value of the shares on the date of exercise of an incentive stock option over the exercise price will be treated as an item of adjustment for a participant’s taxable year in which the exercise occurs and may result in an alternative minimum tax liability for the participant. The Company will not qualify for any deduction in connection with the grant or exercise of incentive stock options. Upon a disposition of the shares after the later of two years from the date of grant or one year after the transfer of the shares to a participant, the participant will recognize the difference, if any, between the amount realized and the exercise price as long-term capital gain or long-term capital loss, as the case may be, if the shares are capital assets.

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If common stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of the holding periods described above, the participant will recognize ordinary compensation income in the taxable year of disposition in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price paid for the shares; and the Company will qualify for a deduction equal to any amount recognized, subject to the limitation that the compensation be reasonable.

Non-Qualified Stock Options. With respect to non-qualified stock options:

●	upon grant of the stock option, the participant will recognize no income provided that the exercise price was not less than the fair market value of Company common stock on the date of grant;

●	upon exercise of the stock option, if the shares of common stock are not subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the shares on the date of exercise over the exercise price, and the Company will qualify for a deduction in the same amount, subject to the requirement that the compensation be reasonable; and

●	the Company will be required to comply with applicable federal income tax withholding requirements with respect to the amount of ordinary compensation income recognized by the participant.

On a disposition of the shares, the participant will recognize gain or loss equal to the difference between the amount realized and the sum of the exercise price and the ordinary compensation income recognized. The gain or loss will be treated as capital gain or loss if the shares are capital assets and as short-term or long-term capital gain or loss, depending upon the length of time that the participant held the shares.

If the shares acquired upon exercise of a non-qualified stock option are subject to a substantial risk of forfeiture, the participant will recognize ordinary income at the time when the substantial risk of forfeiture is removed, unless the participant timely files under Section 83(b) of the Code to elect to be taxed on the receipt of shares, and the Company will qualify for a corresponding deduction at that time. The amount of ordinary income will be equal to the excess of the fair market value of the shares at the time the income is recognized over the amount, if any, paid for the shares.

Stock Appreciation Rights. Upon the grant of a stock appreciation right, the participant recognizes no taxable income and the Company receives no deduction. The participant recognizes ordinary income and the Company receives a deduction at the time of exercise equal to the cash and fair market value of common stock payable upon the exercise.

Restricted Stock. A participant who receives restricted stock will recognize no income on the grant of the restricted stock and the Company will not qualify for any deduction. At the time the restricted stock is no longer subject to a substantial risk of forfeiture, a participant will recognize ordinary compensation income in an amount equal to the excess, if any, of the fair market value of the restricted stock at the time the restriction lapses over the consideration paid for the restricted stock. The holding period to determine whether the participant has long-term or short-term capital gain or loss begins when the restriction period expires, and the tax basis for the shares will generally be the fair market value of the shares on this date.

A participant may elect under Section 83(b) of the Code, within 30 days of the transfer of the restricted stock, to recognize ordinary compensation income on the date of transfer in an amount equal to the excess, if any, of the fair market value on the date of transfer of the shares of restricted stock, as determined without regard to the restrictions, over the consideration paid for the restricted stock. If a participant makes an election under Section 83(b), the holding period will commence on the day after the date of transfer and the tax basis will equal the fair market value of shares, as determined without regard to the restrictions, on the date of transfer.

On a disposition of the shares, a participant will recognize gain or loss equal to the difference between the amount realized and the tax basis for the shares.

Whether or not the participant makes an election under Section 83(b), the Company generally will qualify for a deduction, subject to the reasonableness of compensation limitation, equal to the amount that is taxable as ordinary income to the participant, in the taxable year in which the income is included in the participant’s gross income. The income recognized by the participant will be subject to applicable withholding tax requirements.

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Dividends paid on restricted stock that is subject to a substantial risk of forfeiture generally will be treated as compensation that is taxable as ordinary compensation income to the participant and will be deductible by the Company subject to the reasonableness limitation. If, however, the participant makes a Section 83(b) election, the dividends will be treated as dividends and taxable as ordinary income to the participant, but will not be deductible by the Company.

Other Stock-Based Awards. The federal income tax treatment of other stock-based awards will depend on the nature and restrictions applicable to the award.

Certain Awards Deferring or Accelerating the Receipt of Compensation. Section 409A of the Code, enacted as part of the American Jobs Creation Act of 2004, imposes certain new requirements applicable to “nonqualified deferred compensation plans.” If a nonqualified deferred compensation plan subject to Section 409A fails to meet, or is not operated in accordance with, these new requirements, then all compensation deferred under the plan may become immediately taxable. Stock appreciation rights and deferred stock awards that may be granted under the Incentive Plan may constitute deferred compensation subject to the Section 409A requirements. It is the Company’s intention that any award agreement governing awards subject to Section 409A will comply with these rules.

New Plan Benefits

The benefits that will be awarded or paid in connection with the increase in available shares under the Incentive Plan are not currently determinable. Awards granted under the Incentive Plan are within the discretion of the committee and the committee has not determined any future awards or who might receive them.

Vote Required for Approval

The approval of the Incentive Plan Proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Abstentions and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

The approval and adoption of the Incentive Plan Proposal, is conditioned on the approval of the Business Combination Proposal and the Charter Amendments Proposal at the Special Meeting.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” APPROVAL OF THE INCENTIVE PLAN PROPOSAL.

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THE ADJOURNMENT PROPOSAL

The Adjournment Proposal, if adopted, will allow our Board to adjourn the Special Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event that, at the time of the Special Meeting, MTech is unable to consummate the Business Combination for any reason.

Consequences if the Adjournment Proposal is Not Approved

If the Adjournment Proposal is not approved by our stockholders, our Board may not be able to adjourn the Special Meeting to a later date in the event that, at the time of the Special Meeting, MTech is unable to consummate the Business Combination for any reason.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast by stockholders present in person or represented by proxy and entitled to vote thereon at the Special Meeting. Abstentions and broker non-votes will not be counted for purposes of determining whether this proposal has been approved.

Recommendation of the Board

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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MTECH’S MANAGEMENT

Unless otherwise indicated or the context otherwise requires, references in this section to “we,” “our,” “us” and other similar terms refer to MTech before the Business Combination.

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Steven Van Dyke	59	Chairman(2)

Scott Sozio	39	Chief Executive Officer and Director(2)

Tahira Rehmatullah	37	Chief Financial Officer

Emily Paxhia	38	Director(1)

Anthony Georgiadis	41	Director(1)

W. Jake Bergmann	32	Director(1)

(1) Class I directors

(2) Class II directors

Steven Van Dyke, Chairman

Mr. Van Dyke has served as Chairman of our Board since September 2017. Mr. Van Dyke is a Co-Founder and Chairman of Hypur Ventures, L.P., or Hypur Ventures, a cannabis-focused venture capital fund founded in 2016. His role at Hypur Ventures is to guide portfolio construction and deal structuring. Mr. Van Dyke has more than 30 years of capital management experience, having founded and run two hedge funds with over $1 billion in assets under management, most recently as founding partner of New York-based BHR Capital LLC, a hedge fund with over $1 billion in assets under management at the time of his departure in 2012. Mr. Van Dyke founded BHR’s predecessor firm, Bay Harbour Management, L.C. in 1996, growing it into a $1 billion distressed-debt focused hedge fund. Mr. Van Dyke built his career and reputation around his expertise in alternative investments, including restructurings, venture capital and real estate. In addition to his role at Hypur Ventures, Mr. Van Dyke has managed his own capital out of his family office, Van Dyke Holdings, since its founding in 2013. Since 2003, Mr. Van Dyke has served as a Director of American Banknote Corp., a secure payment, credit card and documents company and since 2015 as a Director of GCH, Inc., the parent company of the Willie’s Reserve brand, the namesake cannabis brand of Willie Nelson. He is a former director of TelCove, Inc. (from 2005 to 2006), a telecom provider, and Great Destinations, Inc. (from 2013 to 2016), a timeshare sales business. Mr. Van Dyke graduated from the University of Kentucky with his BBA in Finance. He is a Chartered Financial Analyst, a member of the Association for Investment Management and Research and the Society of International Business Fellows. Mr. Van Dyke is well-qualified to serve as a Director due to his extensive experience in the cannabis industry, as well as his expertise in finance and alternative investments.

Scott Sozio, Chief Executive Officer and Director

Mr. Sozio has been our Chief Executive Officer since September 2017 and a Director since December 2017. Mr. Sozio is also a Co-Founder and Managing Director of Hypur Ventures since 2016, where he sources, structures, negotiates and executes portfolio investments. Since 2015, Mr. Sozio has been a Director of Hypur Inc., a financial technology firm focused on banking compliance, and since 2016, a Director of Simplifya Holdings, LLC, a cannabis compliance technology business, both portfolio companies of Hypur Ventures. Mr. Sozio has also been a Partner at the family office investment firm of our Chairman, Van Dyke Holdings, since its inception in 2013. Since the founding of Van Dyke Holdings, Mr. Sozio has been responsible for its private investment portfolio, and he led its initial deal in the cannabis industry in 2014. Prior to joining Van Dyke Holdings, Mr. Sozio was a Vice President of Bay Harbour Management L.C., a distressed-debt focused hedge fund founded by our Chairman. He joined Bay Harbour in 2004 after working in the Financial Restructuring Advisory Group at CIBC World Markets. Mr. Sozio is the former Chairman of Island One, Inc., a timeshare company based in Florida (from 2011 to 2012), and acquired by Diamond Resorts as part of Diamond’s IPO, and a former Director of Great Destinations, Inc., a timeshare sales business based in California (from 2013 to 2016), and acquired by Interval International in 2016. Mr. Sozio holds a B.A. in Architecture from Columbia University. Mr. Sozio is well-qualified to serve as a Director due to his extensive experience in the cannabis industry, as well as his expertise in finance and alternative investments.

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Tahira Rehmatullah, Chief Financial Officer

Ms. Rehmatullah has been our Chief Financial Officer since September 2017. Since 2016, Ms. Rehmatullah has been a Managing Director of Hypur Ventures, where she is responsible for portfolio company management as well as investment sourcing and execution. Since June 2017, Ms. Rehmatullah has served as a Director of Dope Media, a cannabis media company and portfolio company of Hypur Ventures. Prior to joining Hypur Ventures, from 2014 to 2016 Ms. Rehmatullah served as the General Manager of Marley Natural, a cannabis brand based on the life and legacy of Bob Marley, where she was responsible for the brand launch as well as managing its day-to-day operations. From 2014 to 2016, she was also an Investment Manager at Privateer Holdings, a private equity firm with investments in the legal cannabis industry. Prior to her activities in the cannabis industry, from 2011 to 2012, Ms. Rehmatullah was a Portfolio Manager at City First Enterprises, or CFE, where she was responsible for underwriting, structuring and managing deals for their community development and investment portfolio. Before CFE, from 2007 to 2011 Ms. Rehmatullah was an associate at Perry Capital where she led research initiatives for the asset-backed securities team. Her career began in Ernst & Young’s Financial Services Advisory practice in 2005. Ms. Rehmatullah holds an M.B.A. from the Yale School of Management and was a Yale Entrepreneurial Institute Venture Creation Advisor. She holds a B.S. in Finance and minor in Life Sciences from The Ohio State University where she graduated Magna Cum Laude and was a Presidential Scholar.

Emily Paxhia, Director

Ms. Paxhia has served as a member of our Board since January 29, 2018. Ms. Paxhia is a co-founder and Managing Director of Poseidon Investment Management, which has two private funds dedicated to cannabis and hemp related investments, and has served in such role since 2013. The Poseidon team launched its first fund in 2014, and has been actively investing in the cannabis industry since that time, recently launching a later-stage cannabis and hemp fund in October 2017. Poseidon has over 30 portfolio companies across several verticals in the industry in the United States and abroad. In her role as co-founder of Poseidon, Ms. Paxhia participates in portfolio-wide investment decisions and market research, interacts with management of portfolio companies, monitors their performance, serves as a primary negotiator for approved transactions, maintains industry business relationships to generate on-going deal flow and works with external capital providers to gain support for investment financing. She is currently a director of Dope Media (from 2016 to present), a brand and publishing company, Tradiv, Inc. (from 2016 to present), a digital B2B wholesale platform, Flowhub, LLC (from 2015 to present), a compliance technology solution, and the Marijuana Policy Project, a marijuana policy reform organization. She also participates as an adviser to several of Poseidon’s portfolio companies such as Wurkforce, Inc., a human capital software platform (from 2016 to present), Baker Technologies, Inc., a consumer engagement and loyalty technology solution (from 2015 to present), and Headset, Inc., a cannabis business intelligence technology (from 2015 to present). Ms. Paxhia graduated from New York University with an M.A. in Psychology and earned a B.A. in Psychology from Skidmore College. Ms. Paxhia is well-qualified to serve as a Director due to her extensive experience in the cannabis industry, as well as her background in sourcing, negotiating and managing investments.

Anthony Georgiadis, Director

Mr. Georgiadis has served as a member of our Board since January 29, 2018. Since 2000, Mr. Georgiadis has been a private investor and entrepreneur, serving since 2015 as the Chief Financial Officer and Board Member of Green Thumb Industries, a vertically integrated cannabis retailer licensed in eight states. Mr. Georgiadis has invested in more than 14 cannabis-related companies including industry leaders such as PAX (vapor technology), Cannasure (insurance), Headset (data analytics) and Baker (customer engagement). Prior to entering the cannabis industry, from 2005 to 2015, Mr. Georgiadis was the Chief Operating Officer of Wendover Art Group, a Florida-based manufacturing business that he helped grow into a nationally prominent manufacturer of wall décor. Prior to that, from 2000 to 2002 he worked as an M&A analyst for Bowles Hollowell Conner & Co., and from 2002 to 2005 as an investment associate for CIVC Partners, a Chicago-based private equity firm. Mr. Georgiadis graduated magna cum laude from Bucknell University with a degree in finance and a minor in mathematics. Mr. Georgiadis is well-qualified to serve as a Director due to his extensive experience in the cannabis industry, his operational expertise as well as his background in finance and investing.

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W. Jake Bergmann, Director

Mr. Bergmann has served as a member of our Board since January 29, 2018. In 2014, he founded Surterra Holdings Inc., a cannabis operator with vertically integrated licenses in Florida and Texas, and has served as its Chief Executive Officer since its foundation. Mr. Bergmann began his career in 2010 as an investment banking analyst at SunTrust Robinson Humphrey, where he worked on acquisitions, structured debt originations and asset dispositions until 2012. In 2010, he also founded Valkyrie Capital, a global macroeconomic-themed investment fund, and served as its Chief Investment Officer until 2014 where he led asset allocation strategy, investment research, fund manager due diligence and direct equity, start-up and real estate investments. Mr. Bergmann holds B.A. degrees in Finance and Real Estate from Georgia State University and a Certificate of Public Finance from the London School of Economics. Mr. Bergmann is well-qualified to serve as a Director due to his experience in the cannabis industry, as well as his background in finance and investment management.

Douglas Rothschild, Senior Advisor

Douglas Rothschild, our senior advisor, is a senior analyst at Scoggin Management LP, a privately owned hedge fund sponsor, assisting in the management of its investment portfolio. Since joining Scoggin Capital in 2002, he has focused on analyzing and investing in both public and private securities across all asset sectors. Prior to joining Scoggin Capital, Mr. Rothschild was an associate in the asset management group of Goldman Sachs from 1997 to 2002, where he focused on the real estate, lodging and gaming sectors. Mr. Rothschild received a B.A. in Finance from the Sy Syms School of Business at Yeshiva University. He is a CFA charter holder.

We currently expect our senior advisor to (i) assist us in sourcing potential business combination targets, (ii) provide business insights when we assess potential business combination targets and (iii) upon our request, provide business insights as we work to create additional value in the businesses that we acquire. In this regard, he will fulfill some of the same functions as our board members. However, our senior advisor will not perform board or committee functions, nor will he have any voting or decision-making capacity on our behalf. He will also not be required to devote any specific amount of time to our efforts or be subject to the fiduciary requirements to which our board members are subject. We may modify or expand our roster of advisors as we source potential business combination targets or create value in businesses that we may acquire.

Number and Terms of Office of Officers and Directors

Our Board is divided into two classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a two-year term. The term of office of the first class of directors, consisting of Ms. Paxhia, Mr. Georgiadis and Mr. Bergmann, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mr. Van Dyke and Mr. Sozio, will expire at the second annual meeting of stockholders. We do not currently intend to hold an annual meeting of stockholders until after we consummate our initial business combination.

Our officers are elected by the Board and serve at the discretion of the Board, rather than for specific terms of office. Our Board is authorized to appoint persons to the offices set forth in our bylaws as it deems appropriate. Our bylaws provide that our officers may consist of a Chief Executive Officer, President, Chief Financial Officer, Vice Presidents, Secretary, Assistant Secretaries, Treasurer and such other offices as may be determined by the Board.

Director Independence

Currently Ms. Paxhia, Mr. Georgiadis and Mr. Bergmann would each be considered an “independent director” under the Nasdaq listing rules, which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of our Board would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Our Board reviews and approves all affiliated transactions with any interested director abstaining from such review and approval.

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Audit Committee

Our audit committee consists of Ms. Paxhia, Mr. Georgiadis and Mr. Bergmann each of whom is an independent director under Nasdaq’s listing standards. The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 10-K;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

Financial Experts on Audit Committee

Our audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under Nasdaq’s listing standards. Nasdaq’s standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The Board has determined that Mr. Georgiadis qualifies as an “audit committee financial expert,” as defined under rules and regulations of the SEC.

Nominating Committee

Our nominating committee consists of Ms. Paxhia and Mr. Georgiadis, each of whom is an independent director under Nasdaq’s listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our Board. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

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Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

●	should have demonstrated notable or significant achievements in business, education or public service;

●	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

●	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

Our compensation committee consists of Ms. Paxhia and Mr. Georgiadis, each of whom is an independent director under Nasdaq’s listing standards. The compensation committee’s duties, which are specified in our compensation committee charter, include, but are not limited to:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of all of our other executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our incentive compensation equity-based remuneration plans;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	if required, producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

Code of Ethics

We have adopted a code of ethics that applies to all of our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing January 29, 2018 through the acquisition of a target business, we pay our Sponsor an aggregate fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide our executive officers or directors compensation in lieu of a salary.

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Other than the $10,000 per month administrative fee and the repayment of any loans made by our Sponsor to us, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to our Sponsor, members of our management team or their respective affiliates, for services rendered prior to or in connection with the consummation of our initial business combination (regardless of the type of transaction that it is). However, they will receive repayment of any loans from our Sponsor, officers and directors for working capital purposes and reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by us.

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF MTECH

References to the “Company,” “our,” “us” or “we” in this section refer to MTech Acquisition Corp. References to our “management” or our “management team” refer to our officers and directors, references to the “Sponsor” refer to MTech Sponsor, LLC. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the unaudited condensed financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Cautionary Note Regarding Forward-Looking Statements

This proxy statement/prospectus includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act that are not historical facts, and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this proxy statement/prospectus including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements. Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of this proxy statement/prospectus. The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

Overview

We are a blank check company incorporated on September 27, 2017 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. We intend to effectuate our initial business combination using cash from the proceeds of the initial public offering and the sale of the founder units that occurred simultaneously with the completion of the initial public offering, our capital stock, debt or a combination of cash, stock and debt. We have until August 1, 2019 to complete a business combination.

The issuance of additional shares of common stock or preferred stock:

●	may significantly reduce the equity interest of our stockholders;
●	may subordinate the rights of holders of shares of common stock if we issue shares of preferred stock with rights senior to those afforded to our shares of common stock;
●	will likely cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and most likely will also result in the resignation or removal of our present officers and directors; and
●	may adversely affect prevailing market prices for our securities.

Similarly, if we issue debt securities, it could result in:

●	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

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●	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
●	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
●	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We expect to continue to incur significant costs in the pursuit of our acquisition plans. We cannot assure you that our plans to raise capital or to complete a business combination will be successful.

Recent Developments

On October 10, 2018, we entered into the Merger Agreement by and among the Company, Pubco, the Purchaser Merger Sub, the Company Merger Sub, the Purchaser Representative, MJF and the Seller Representative. The Merger Agreement was amended on April 17, 2019. See Note 10 to our audited financial statements set forth herein for a description of the Merger Agreement and the transactions contemplated thereby.

Results of Operations

We have neither engaged in any operations nor generated any revenues to date. Our only activities from inception through December 31, 2018 were organizational activities, those necessary to prepare for our initial public offering, described below, identifying a target for our business combination and activities in connection with the proposed acquisition of MJF. We do not expect to generate any operating revenues until after the completion of our business combination. We generate non-operating income in the form of interest income on marketable securities. We are incurring expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as due diligence expenses in connection with completing a business combination.

For the year ended December 31, 2018, we had a net loss of $29,957, which consists of operating costs of $906,166, an unrealized loss on marketable securities held in our trust account of $7,703 and a provision for income taxes of $75,733, offset by interest income on marketable securities held in the Trust Account of $959,645.

For the period from September 27, 2017 (inception) through December 31, 2017, we had net loss of $1,558, which consists of operating costs of $1,558.

Liquidity and Capital Resources

On February 1, 2018, we consummated the initial public offering of 5,000,000 units, at a price of $10.00 per unit, generating gross proceeds of $50,000,000. Simultaneously with the closing of the initial public offering, we consummated the sale of 225,000 founder units to our Sponsor at a price of $10.00 per unit, generating gross proceeds of $2,250,000.

On February 8, 2018, in connection with the underwriters’ exercise of their over-allotment option in full, we consummated the sale of an additional 750,000 units and the sale of an additional 18,750 founder units, generating total gross proceeds of $7,687,500.

Following the initial public offering and the exercise of the over-allotment option in full, a total of $57,500,000 was placed in the Trust Account. We incurred $1,848,278 in initial public offering related costs, including $1,437,500 of underwriting fees and $410,778 of other costs.

As of December 31, 2018, we had marketable securities held in the Trust Account of $58,451,942 (including approximately $952,000 of interest income, net of unrealized losses), substantially all of which is invested in U.S. treasury bills with a maturity of 180 days or less. Interest income earned on the balance in the Trust Account may be available to us to pay taxes. Since inception, we have not withdrawn interest income from the Trust Account.

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For the year ended December 31, 2018, cash used in operating activities amounted to $609,021. Net loss of $29,957 was affected by interest earned on marketable securities held in the trust account of $959,645, an unrealized loss on marketable securities held in the trust account of $7,703 and a deferred tax benefit of $1,618. Changes in our operating assets and liabilities provided $374,496 of cash from operating activities.

For the period from September 27, 2017 (inception) through December 31, 2017, cash used in operating activities amounted to $812. Net loss of $1,558 was impacted by changes in our operating assets and liabilities provided $746 of cash from operating activities.

We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account, to complete our initial business combination. We may withdraw interest from the trust account to pay franchise and income taxes. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.

As of December 31, 2018, we had cash of $4,489 held outside the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.

In order to finance transaction costs in connection with a business combination, our Sponsor or certain of our officers, directors or affiliates may, but are not obligated to, loan us funds as may be required. If we complete a business combination, we would repay such loaned amounts out of the proceeds of the Trust Account released to us. In the event that a business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used to repay such loaned amounts. Up to $1,500,000 of such loans may be converted into units of the post business combination entity at a price of $10.00 per unit at the option of the lender. As of the date hereof, an aggregate of $150,000 of such loans have been made.

As of December 31, 2018, we had $4,489 in cash and a working capital deficit of $370,753, which excludes franchise and income taxes payable of $137,401, of which such amounts will be paid from interest earned on the Trust Account. We have not generated operating revenues, nor do we expect to generate operating revenues until the consummation of a business combination. Our Sponsor, and/or certain of our officers and directors or their affiliates are not under any obligation to advance us funds, or to invest in us. Accordingly, we may not be able to obtain additional financing. If we are unable to raise additional capital, we may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. We cannot provide any assurance that new financing will be available to us on commercially acceptable terms, if at all. These conditions raise substantial doubt about our ability to continue as a going concern within one year after the date that the condensed financial statements are issued.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements as of December 31, 2018. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

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Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than an agreement to pay our Sponsor a monthly fee of $10,000 for office space, utilities and administrative support provided to the Company. We began incurring these fees on January 29, 2018 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination or our liquidation.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. The Company has identified the following critical accounting policy:

Common Stock subject to possible redemption

We account for our common stock subject to possible conversion in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stocks that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) are classified as temporary equity. At all other times, common stocks are classified as stockholders’ equity. Our common stocks feature certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2018, the common stocks subject to possible redemption are presented at redemption value as temporary equity, outside of the stockholders’ equity section of our balance sheet.

Recent Accounting Pronouncements

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

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INFORMATION ABOUT MJF

General

MJF is a large and growing regulatory compliance and inventory management technology company. MJF’s proprietary software platform is adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. Nine years ago, MJF identified a need for organic material tracking and regulatory compliance SaaS solutions in the growing cannabis and hemp industry. MJF developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law. MJF provides its regulatory software platform, Leaf Data Systems®, to state government regulatory agencies, and its business software platform, MJ Platform®, to state-licensed businesses. Although MJF has helped monitor legal compliance for more than $13 billion in cannabis sales to date, it does not handle any cannabis related material, does not process sales transactions within the United States, and its revenue generation is not related to the type or amount of sales made by its clients, as revenues are generated by MJF on a fixed-fee based subscription model. MJF’s annual revenues have grown each year since inception, from $0.8 million in its first full year of operations in the fiscal year ended December 31, 2010 to $10.5 million in the fiscal year ended June 30, 2018. MJF currently has clients in 29 of the 33 U.S. states that have legalized cannabis in some form, as well as the District of Columbia. MJF also serves clients in Australia, Canada, Chile, Colombia, Denmark, New Zealand, South Africa, Spain, Switzerland and Uruguay.

MJF’s core products, Leaf Data Systems and MJ Platform, are highly-versatile platforms that provide MJF’s clients with a central data management system for tracking regulated products– from seed to initial plant growth to product – throughout the complete supply chain, using a global unique identifier method. MJF’s platforms also provide clients with integrated security, transparency and scalability capabilities. These capabilities allow MJF’s state-licensed clients to control inventory, operate efficiently in a fast-changing industry and comply with state, local, and federal (in countries such as Canada and Colombia) regulation at all times, and allows its government regulatory clients to effectively and cost-efficiently monitor licensees and ensure that commercial businesses are complying with their states’ regulations.

MJF generates revenue in three principal areas:

●	Government Regulatory Software – Leaf Data Systems is MJF’s SaaS offering for government agencies. Leaf Data Systems is a compliance tracking system designed to give regulators visibility into the activity of licensed cannabis businesses in their jurisdictions. MJF currently has two clients for Leaf Data Systems, the State of Washington and the Commonwealth of Pennsylvania.

●	Commercial Software – MJ Platform is MJF’s SaaS offering for state-licensed businesses. MJ Platform is an ERP (Enterprise Resource Planning) compliance system specific to the cannabis and hemp CBD industry. MJ Platform is comprised of integrated modules designed to meet the regulations and inventory management needs of cannabis and hemp CBD cultivators, manufacturers and retailers. MJF has meaningful market share for cannabis-centric enterprise software in most regulated U.S. state markets, with market share in each state ranging from 6% to 100% based on Marijuana Business Media’s latest fact book, state tax agencies’ records, and locator services.

●	Consulting Services – MJF’s consulting team provides a complete suite of consulting services to banks, investors, businesses, and governments interested in the cannabis and hemp CBD industry. The offerings center on legal compliance, compliance monitoring systems, legal application processes and inspection readiness and business reviews.

MJF also resells a limited number of printers for printing compliance product labels and scales that are NTEP certified legal for trade. Revenue from these resale activities was approximately 1% of total revenue in the fiscal year ended June 30, 2018, and 2.3% of total revenue in the six months ended December 31, 2018, and is not expected to become a significant generator of revenue.

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Cannabis Industry

General

MJF believes the growing cannabis industry in numerous U.S. states and other countries outside of the U.S. represents an ideal market for its technology, as states need to ensure legal compliance and the maintenance of the seed-to-sale life cycle within their states, and state-licensed operating companies need to ensure they operate within applicable state law and carefully track inventory.

Although in its early stages, the cannabis and hemp industries (medicinal and adult-use) are experiencing rapid growth. MJF believes it is witnessing a global paradigm shift in which the cannabis industry is moving from a state of prohibition to a state of legalization and general public acceptance. According to numerous sources, including Arcview Market Research, cannabis is one of the fastest growing industries in the world. According to Arcview Market Research, the legal cannabis market in the United States is projected to grow from $9.1 billion in sales in 2017 to more than $47 billion in sales by the year 2027, and to $57 billion globally in the same period, as the number of states and nations liberalizing their cannabis legalization rules and policies grows.

The cannabis industry is a competitive, changing landscape. Laws and regulations are rapidly changing, and fines for non-compliance are steep. Proper, safe and profitable operation of a cannabis business requires a full understanding of applicable laws, the ability to track plants and products to ensure compliance with these laws, and the ability to operate at scale in a competitive environment.

MJF uses its years of experience, proprietary databases, and resources to identify trends and predict changes in the cannabis industry in order to evolve its products and better assist its clients in operating in compliance with the applicable laws of their jurisdictions and capitalizing on commercial opportunities within the applicable regulatory framework, with accuracy, efficiency, and geographic specificity.

Seed to Sale

Accurate tracking of any organic products requires the ability to identify an item that changes over time. A seed grows into a plant, and a plant is refined into multiple different products, some of which are sold to consumers, and others of which are destroyed or allowed to expire. The following is a general description of the seed-to-sale process:

Cultivation. The process of growing begins at the cultivation facility, where all living plants are tracked throughout their growth phases. The plants progress from propagation material (seeds or tissue cultures), to the vegetative stage (immature plants), then to the flowering stage (mature plants).

Harvest. Upon harvest, weights are gathered which represent the weight of the flower and other material (e.g. stems and roots). Weights decrease as product is processed through drying, trimming and elimination of waste.

Quality Assurance (QA) Laboratory Testing. Certain jurisdictions require cannabis or hemp CBD material to be tested. Samples of flower and other material are sent to a testing laboratory where the required testing can be performed. While product samples are undergoing lab testing, the remaining packages of the associated inventory remain quarantined until passing test results have been entered by the testing laboratory.

Packaging. Once harvested material has had the appropriate QA testing performed, harvest packages may be transferred to extraction and infusion (“E&I”) facilities to undergo extraction and infusion processes. E&I facilities process the usable plant material for sale, or extract the organic compounds from the plant, which can then be packaged for sale directly as concentrated extract, such as cannabis concentrate, or processed into infused products (such as topical products, edible products, and tinctures). In some jurisdictions, it is required that samples be sent to a testing laboratory again at this point for final testing prior to being transported to retail facilities to be distributed to consumers.

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MJF’s Platform Capabilities

MJF’s platforms and related technology offer wide ranging capabilities. MJF integrates these capabilities into its software offerings to provide platforms that allow government regulators to engage in accurate and real-time compliance monitoring, and which provide licensed businesses with a true enterprise solution for managing their inventory and compliance. Key capabilities of the Leaf Data Systems and MJ Platform include:

●	Seed-to-Sale Tracking – This allows tracking of products from cultivation, through harvest and processing and manufacturing, to monitoring of the final sale to the patient or customer. MJF’s traceability technology captures everything that happens in an individual plant’s life, providing visibility into the supply chain from any measurement of finished product dispensed to a patient or customer, back to the plant it came from, and all activity, transportation, and transactions that happen in between. While MJF does not provide point of sale processing, and never takes, owns, or handles any product or cash transaction , its platform does record all sales as part of state and jurisdictional compliance monitoring processes.

●	Single System Integration – This allows state-licensed clients to manage inventory, customer records and staff in one tracking system. MJ Platform and Leaf Data Systems platforms can be fully integrated with one another. MJF’s platforms can also be integrated with systems of numerous third-party suppliers.

●	Remote Usage and Connectivity – This allows access through any Internet connection from anywhere and on any device.

Leaf Data Systems

General

Leaf Data Systems provides regulatory authorities with visibility into the operations of licensed medical and recreational cannabis businesses. Licensed cannabis facilities within a state can enter data regarding the basic workflows performed at their facility, which is processed into reporting tailored to the government agencies that regulate and enforce the rules of the industry. This enhances the ability of regulators to ensure public and product safety as well as to monitor sales and inventory within the industry. Leaf Data Systems is customized to the regulations of the state in which it is contracted and tailored to capture the relevant data points desired by regulatory officials.

Government regulators desire visibility into many of the metrics involved in the seed-to-sale process in order to ensure public safety, monitor sales data for the purposes of taxation, and perform physical inspections of cannabis industry facilities. Leaf Data Systems allows for specific data points captured during these workflows to be compiled into the state and regional view retrievable by regulatory officials. These data points include:

●	Licensed facilities locations;

●	Individual employees at licensed facilities;

●	Specific physical locations at licensed facilities, such as where plants are grown or products exist;

●	Plants tracked as they move through their life cycle with location, phase, and origin data captured;

●	Harvest details collected throughout the harvest process;

●	Product and type attributes associated with physical inventory;

●	Packages of physical inventory on hand at a licensed facility and all associated actions performed with inventory, such as inventory adjustments, transfers and destruction; and

●	Wholesale and retail transactions.

Leaf Data Systems leverages the use of unique identifiers that are assigned to each batch, plant and inventory item to connect the life cycle phases together and provide the foundation for the chain of custody. State officials are able to review all seed-to-sale information captured for all licensees through reporting of real-time data. The system allows regulators the ability to set alerts based on specific data points and their relative expected values.

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Leaf Data Systems provides regulators with three methods for data capture from licensees:

●	Application Programming Interface (API) – Licensees that utilize business management software provided by a third-party vendor to manage their plants, inventory and sales (including the MJ Platform) can integrate their existing system with Leaf Data Systems via an API. An API is a set of requirements that governs how one software application communicates with another. MJF’s API details for Leaf Data Systems are available for any software company to utilize for their clients’ benefit.

●	File Upload – If API integration is not a possibility, licensees can utilize the data upload feature using CSV (comma-separated values) files. A CSV file is a common format for data exchange that is widely supported and is useful for transferring tabular data between programs that operate on incompatible formats. Leaf Data Systems provides a template as a guideline for proper formatting of CSV files for any data to be uploaded.

●	User Interface – Licensees who choose not to utilize API integration capabilities or data upload tools have the option of manually entering each line item of data to be captured. Leaf Data Systems’ data collection forms allow field by field detail entry for each piece of information that must be recorded.

Leaf Data Systems allows government regulatory clients to track product of licensees from seed to plant, view manifest data on demand in order to verify the transport details for a licensee transporting cannabis products or materials, and ensure proper taxation and payment of fees by licensees.

Government Contract Bidding Process

When seeking cannabis compliance monitoring and regulatory governance systems, states publish requests for proposal (“RFP”) to which companies, such as MJF, can respond. MJF monitors government contract opportunities by reviewing all available state registries for notifications of RFP and similar proposal invitations. MJF has relationships with industry lobbyists, industry coalitions, regulatory agencies and industry businesses, enabling it to learn of all government contract opportunities. MJF believes its industry expertise, adaptable platform technology and ability to timely provide a quality commercial off-the-shelf (COTS) solution at a competitive price provides MJF with the ability to win the bidding process and secure state regulatory customers.

Based on an RFP, MJF conducts internal road-mapping to determine if there is value in responding to the proposal. If MJF decides to proceed, it will formulate a detailed response, including granular responses to solicitation requirements; identifying and detailing the benefits of the Leaf Data System for the state’s needs and formulating a pricing regime that the state will find attractive. Typically, MJF will propose multiple pricing models, all of which consider the extent of customization required and the number of expected licensees operating across the platform:

●	The state pays for the entire project – In this model, the state pays all costs associated with implementation, licensee tags (e.g., radio frequency identification (RFID) tags, barcode tags, etc.), ongoing support, and maintenance for the duration of the contract.

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●	The costs for the project are split between the state and the licensees – In this model, the state pays for implementation and ongoing support and maintenance, while the licensees might pay for cost of tags.

●	The licensees pay for the entire project – In this model, the licensees bear the entire cost of the project in the form of monthly fees or license tag fees.

State procurements for compliance platforms in the cannabis industry have occurred relatively infrequently, with only 21 states currently using some form of compliance tracking. MJF believes that states’ demand for these platforms will increase as further state-level cannabis legislation is introduced, and the existing legalized states further expand their compliance initiatives.

Since 2015, MJF has placed seven bids and won contracts in Nevada, Washington, and Pennsylvania. In 2018, MJF submitted a response to a RFP from Florida, and in 2019, MJF submitted a response to a RFP from New Mexico. MJF expects both states to render their decisions on proposal in 2019. . After Nevada legalized adult use, the Nevada market to be addressed by MJF increased by approximately 400% and Nevada did not make corresponding concessions for increased fees to MJF, resulting in the contract with Nevada becoming cost prohibitive to MJF. MJF and Nevada agreed to an early termination of the contract.

MJF has supplied Washington State with Leaf Data Systems since 2017. The platform has been integrated with the Washington State Liquor and Cannabis Board and is used to monitor, control, and report on activities of authorized producers, processors and dispensaries. This project involved the conversion of three years of cannabis tracking data from the state’s prior tracking system, as well as coordinating the cutover of all licensed businesses in the state to the Leaf Data Systems, as well as the integration of APIs from numerous third parties.

MJF has supplied Pennsylvania with Leaf Data Systems since 2017. The platform has been integrated with the Pennsylvania Department of Health and is used to monitor, control, and report on activities of authorized growers/processors, dispensaries, laboratories, clinical registrants, and academic clinical research centers. The Leaf Data System, as configured for Pennsylvania, permits growers and processors to begin cultivating, growing, and processing activities as soon as possible. This platform also integrates a third-party SaaS registry from Oracle for patients, caregivers, practitioners and medical providers with our seed to sale system to track patient dispensary activity in the state.

Agreement with State of Pennsylvania

On January 30, 2017, the Pennsylvania Department of Health (PADOH), together with Pennsylvania’s Office of Information Technology Bureau of IT Procurement accepted MJF’s bid to provide a hosted SaaS medical marijuana seed to sale tracking system and awarded MJF a service contract. MJF, as the prime contractor for this contract, provides all services and meets the requirements requested by PADOH, except the production of the Medical Marijuana Patient and Caregiver identification cards, which is provided by the Pennsylvania Department of Transportation. These specific services are provided through MJF’s Leaf Data System, which monitors, controls and reports on activities of authorized growers/processors, dispensaries, laboratories, clinical registrants and academic clinical research centers. Additionally, the services provided to the Commonwealth by MJF includes implementation of a hosted, SaaS registry for patients, caregivers, practitioners and medical providers, which is integrated with the Leaf Data System as necessary to track patient dispensary activity. The term of the purchase order which was issued under the contract commenced on April 18, 2017, with an initial term of five years and the option for three (3) consecutive one-year renewals at the Commonwealth of Pennsylvania’s (the “Commonwealth”) discretion. The Commonwealth may exercise the renewal(s) in single or multiple year increments, at any time during the purchase order. MJF’s payments from PADOH are made quarterly through invoicing to the Commonwealth’s procurement office with purchase orders added to the main purchase order from time to time and invoiced after completion of delivery date agreed upon in any change request. Termination of the contract will occur at contract closeout and all data collected and stored in MJF’s systems will be transferred to PADOH without cost within 30 calendar days in a format agreed upon by the Commonwealth. Termination by the Commonwealth can occur in whole or any part at any time for certain prescribed reasons, including MJF’s failure to provide services as and when required, MJF’s failure to dedicate sufficient resources, including personnel, equipment and material, to the completion of prescribed services and unsatisfactory performance in the judgment of the Commonwealth. In addition, the Commonwealth can terminate the contract without cause for convenience upon 30 days’ notice if it determines that termination is in the best interest of the Commonwealth.

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Agreement with State of Washington

In July 2017, MJF and the Washington State Liquor and Cannabis Board (“WSLCB”) entered into negotiations and acceptance of a services contract for MJF’s provision of the Leaf Data System. The contract provides for MJF to undertake the work necessary to implement and integrate the Leaf Data system with WSLCB, with a subscription for maintenance and other services by MJF thereafter. The initial term of the contract for performance of such implementation and integration commenced on July 10, 2017 and was for a one-year term. MJF expects Washington to complete the initial license and implementation phase in July 2019. At that time, Washington is expected to move into subscription services. Upon final acceptance and approval by WSLCB of the implementation of the Leaf Data System, the term of the state’s subscription for software maintenance and support shall initially be for one year, with up to five consecutive one-year renewals, at the sole option of Washington State. As of the date hereof, MJF is completing the implementation of the Leaf Data system with WSLCB, including providing deliverables such as project management plans, testing, data conversion, interfaces, training, production cutover, and initial licensing. The subscription fee payable by WSLCB includes all costs associated with hosting, licensing, and support for each year of subscription services. WSLCB shall pay in advance the respective annual cost. Suspension or termination of this contract by WSLCB can occur in whole or any part at any time for certain prescribed reasons, including MJF’s breach of the contract, for the convenience of Washington State or the failure of Washington State to allocate funds in its budget for the Contract.

MJ Platform

MJF provides state-licensed dispensaries, cultivators, and manufacturers with a data-driven seed-to-sale tracking platform, MJ Platform, which provides clients with an enterprise solution for managing their inventory and regulatory compliance, whether they are a small boutique shop, a large multi-state company or a multi-country business, and is available in English, Spanish and French. MJ Platform is used by customers to make their operations more efficient, profitable, and compliant through all phases of the seed-to-sale cycle – from cultivation to extraction and infusion to distribution and retail sales.

Every stage of the product lifecycle has costs attached to it, including building, labor, nutrients, lighting, water, and other, sometimes hidden, expenses. As margins tighten in any products-based industry with the emergence of more competition, managing costs becomes an increasingly important part of sustainability. MJ Platform allows users to track costs with specificity – by the day, by the hour, by the method, by the employee, by the product line, and by the square foot of facility space.

MJF services licensed cannabis operators in all verticals of the industry, including cultivation, manufacturing and retail dispensaries. MJF believes its ability to service clients in the cultivation and manufacturing markets differentiates it from other industry software providers that typically do not provide solutions for these types of businesses. MJF has significant client presence for its commercial software solutions in mature cannabis markets such as Arizona, Colorado, Oregon, Nevada, California and Pennsylvania as well as Spain. MJF has exclusivity in the Pennsylvania market due to its government contract, which requires operators in the state to use not only MJF’s track and trace system Leaf Data Systems but also MJF’s seed to sale tracking ERP product MJ Platform.

Cultivation

The cultivation module in MJ Platform allows licensed cultivators to quickly get ground-level details about plant strain creation and plant growth location, together with enterprise-level costing and yield projection modeling.

The following summarizes MJ Platform’s functionality, utility, and monitoring capabilities through the cultivation stages:

●	Creating plants. Cultivators use MJ Platform to identify strains of plants based on various phenotypes and to monitor and track genetics from a particular Mother Plant, thus allowing the Mother Plant and its progeny to be tracked genetically and by strain/phenotype performance over generations.

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●	Growing plants. MJ Platform allows cultivators to view and track high-level details about the plants they have in the propagation, vegetation, and flowering stages, with the added ability to dive into an individual plant or group of plants. Cultivators can quickly move large batches of plants through the plant life cycle (vegetation/flowering stages) or individual plants can be moved if those plants need more or less time in a particular stage while keeping track of all inventory and monitoring regulatory compliance.

●	Harvesting plants. When plants have finished the flowering stage and are ready to be harvested, those plants can be reviewed through the platform as a group or individually. At this time, the overall harvest weight is entered, with corresponding waste weights. Both harvested and waste material are inventoried and tracked, allowing the business and the governing body, such as the state regulatory agency, to know where all such material is at any given time. Additionally, the harvest can be graded for quality, which allows for an evaluation of the genetics of the plant strain and the growing conditions within the cultivation facility.

●	Packaging harvest. After the harvest has gone through its various drying and curing stages, it will be ready to be either sold wholesale by the commercial business for extraction purposes or sent to a retail facility. At this point, “harvest lots” are created based on the variation of cannabis flower that the cultivation facility deals with (e.g. bulk flower, trim, prepacks, etc.) and each lot is inventoried, tracked and monitored.

●	Testing product. Test results can be added for products in order to track cannabinoid potency, terpenes, microbials, residual solvents, heavy metals, mycotoxins, pesticides, and foreign materials. This information can then be used for business or customer facing labeling. All test results become part of the data record and is monitorable.

●	Distributing to extraction or retail facilities. When product is ready to be distributed to an extraction facility (to run extractions and produce concentrates) or a retail facility (to be sold to patients or consumers), it can be sent out on a transfer, at which point the inventory will be removed from the system and the MJ Platform has done its job of helping the customer ensure compliance. Most U.S. States require a transport manifest be created and filed at this time as well, which MJ Platform does. If this cultivation facility and the facility to which the product is being transferred are under the same parent company, a corresponding purchase order will be created at that receiving facility, easily allowing that facility to receive the inventory.

Extraction and Infusion (E&I)

The following summarizes MJ Platform’s functionality, utility, and monitoring capabilities through the extraction and infusion stages:

●	Receiving inventory. When licensed extraction facilities are sent organic materials, such as raw cannabis plants, from other facilities in order to run extractions or processing on that material, the MJ Platform allows the extraction facility to easily receive that inventory into their system through a purchase order. The extraction facility is able to locate the vendor sending them product via the “vendor network” integrated into the MJ Platform, at which point the products they typically receive from the vendor will automatically be displayed. This allows the E&I facility to carefully track the products being sent by each vendor. Any payments made during the transfer are recorded in the MJ Platform and become part of the monitorable data.

●	Extracting and processing. Monitoring and accounting data for each of the varying pieces of equipment used in cannabis processing jobs can be added to MJ Platform. As equipment is used to transform cannabis material into cannabis oil, live resin, and other products, that processing time is deducted from that equipment’s overall life expectancy, allowing for true product costing capabilities. MJ Platform allows the user to select monitoring of particular starting material to be extracted and processed and the platform will present only the relevant information. Additionally, the platform can monitor individual employee tasking, job completion timelines and process efficiency.

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●	Viewing multiple processing jobs. Larger E&I facilities have more equipment and therefore will have various processes running in various machines at the same time. MJ Platform allows for an E&I facility manager to view and modify details about all of the active processes running in each machine at any point in time.

●	Inventory listing. E&I facilities have inventory in various stages of processing at any point in time. Cannabis flower may be in the process of being extracted into oil, distilled to achieve high levels of purity, or packaged into a final product. Therefore, it becomes necessary for an E&I facility manager to see in which stage all of this inventory resides at various times and to be able to accurately and immediately track such inventory. The E&I inventory listing within MJ Platform has these inventory stages set up into buckets which include pre-run, curing infusion concentrate and finished product. This inventory bucketing structure takes the guess work out of knowing where various products are in the extraction and processing phases, ensuring efficient state compliance and the meeting of product “finishing” timelines.

●	Completing processing jobs. When the processing job has completed, the output product(s) are selected and the new quantity of the output product are captured and become part of the compliance and monitorable data log. Quality ratings can also be assigned at this time to capture product color, clarity, aroma, consistency.

●	Assembling a final product. Once the varying extraction and processing jobs have been run and the output material is in its final form, the final product (such as cartridges, concentrates, oil capsules) can then be assembled for the final patient or consumer. Within MJ Platform, assemblies are monitored based on the facility’s operating procedures. For example, if cartridges are to be filled and packaged, the pre-built platform assembly would contain the appropriate amount of cannabis oil, an empty cartridge, MCT Oil for dilution, and a box to house the cartridge. All of these components are monitored in MJ Platform with their corresponding costs and inventory levels, with the location of each components identifiable and monitored. As employees assemble these cartridges, they will know which components are needed (and monitor the adequacy of inventory levels) and pull from existing inventory (or reorder inventory as necessary). The pre-built assemblies also allow for the comparison of expected cost/completion times relative to actual cost/completion times.

●	Testing product. In MJ Platform, product testing can be monitored and recorded at any stage of inventory (pre-run, curing, infusion concentrate and finished product). Certain states require tests to be completed at each stage of the cannabis product for consumer sales. For example, if an E&I facility is producing cartridges, it may be necessary to test the oil in the curing stage, the infusion concentrate stage, and the final finished product stage. MJ Platform is easily adaptable for these requirements and provides for traceability and compliance monitoring from one stage to another.

●	Distributing to retail locations. Once the E&I facility has finished taking in cannabis flower and outputting product, the E&I facility wholesales that product to retail facilities to be sold to patients and consumers. These transactions are recorded by MJ Platform and are monitorable by state governments and other governing bodies.

Retail

The following summarizes MJ Platform’s functionality, utility, and monitoring capabilities through the retail stages:

●	Receiving inventory. The process for receiving inventory at the licensed retail facility is the same as at the E&I and cultivation facilities. The licensed vendor sending the product can be easily located via the retail facility’s vendor network, at which point the products which are typically received from this vendor will automatically be displayed on the MJ Platform and tracking of same continues. Any payments made during this transfer are recorded and become part of the monitorable data.

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●	Creating customer records. Licensed retail facilities use MJ Platform to create a record of each customer and capture relevant customer information, including medical history, purchase history, and overall spending. MJ Platform provides retail facilities with the ability to capture demographic information (e.g. phone, email, address, driver’s license and medical ID) and special grouping information (e.g. veteran, senior and repeat customer), which can be used by commercial business to determine any product pricing adjustments, and allows compliance with all customer record keeping requirements.

●	Selling to customers. Whether a retail facility handles in-store orders, phone orders or third-party online orders, MJ Platform records all sales finalized at or through the retail facility, including amounts of product sold, prices, inventory identification, and the employees handling and delivering product.

●	Adding products to an order. As orders are placed, MJ Platform records all package labeling, retail location and patient or customer information to the monitorable data for the commercial business. MJ Platform also assists clients in the provision of accurate labeling based on information input by the client. Depending on an inventory manager’s need for inventory restriction, packages can be moved within the system to various sales and storage locations to allow them to be visible to (or hidden from) the retail employees completing the sale in order to ensure compliance. In fact, the software can prevent the retail employee from compliantly recording an inventory sale which is not in the virtual sales location to which they’ve been assigned.

●	Enforcing purchase limits. Certain jurisdictions have restrictions on the amount of cannabis or cannabis derivatives which can be purchased during a given time period. MJ Platform allows for retail managers to set limits for their facility while providing the flexibility to override the limits for certain patient-based medical need. If product sale would put an end patient or customer over the applicable purchase limit, MJ Platform provides a warning message to the retail employee and the product is prevented from being compliantly recorded as a sale. Additionally, retail employees see a running total of the amount of cannabis material currently allocated to a patient or customer, allowing for tailored product choices based on the patient or customer’s remaining purchasable amount. If this retail facility’s parent company has multiple retail locations, all of these locations can be linked together to prevent “looping,” ensuring patients or customers aren’t purchasing their full limit at one location then purchasing additional product at another location.

●	Paying for orders. MJ Platform does not sell or handle cannabis products and does not process any payments for same, but integrates with the client facilities’ payment processors to record all transactions to further enhance state compliance data sets. There are no U.S. clients who have any integration to payment processing through MJ Platform. Currently, only Canadian clients have the ability to integrate to payment processors to receive data back to record a sale. In the U.S., MJ Platform simply records that a sale was made for compliance purposes.

●	Printing customer labels and receipts. MJ Platform allows for easy printing of labels that can be attached to the products or handed to the customer. Certain jurisdictions require such materials to be given to the customer for law enforcement purposes. Labels can be easily customized within MJ Platform to suit the needs of changing laws. Certain jurisdictions may require “mandated statements” on patient labels which apply to the whole order or which may apply only to certain product categories. Instead of hardcoding these statements, MJ Platform empowers retail personnel to remain in compliance by allowing them to build out their own global label statements, category statements, subcategory statements to allow them to quickly pivot based on new rules or regulations.

Business Intelligence

The MJ Platform Business Intelligence (“BI”) leverages the extensive data captured in each of MJ Platform’s cultivation, E&I, and retail modules, allowing for informed actionable insights. MJ Platform allows users to align their operational data from three vantage points: in real-time, past trends, and predictive future. MJF believes it has cultivated the cannabis industry’s largest database providing users with valuable market comparison data available only through MJ Platform and helps clients keep track of emerging legal and commercial trends. This proprietary database assists user in making important decisions in real-time with respect to product planning and pricing.

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During the cultivation phase, the platform allows for yield and cycle management forecasting. The platform leverages plant growth cycle and expected harvest yield data from the propagation, vegetation and flowering stages to forecast when there will be on-hand inventory for various products, allowing for ramp up in cultivation staffing and marketing/pre-selling of the inventory. It also allows the cultivator to evaluate the harvest yields and quality ratings achieved by various mother plants to determine which mother plants to clone for future harvests.

During the E&I phase, the platform allows the licensed facility to monitor product efficiency and product quality. It provides the facility manager with insight into the efficiency and quality of extraction, processing, and assembly jobs by employee, and enables the manager to determine with employees are achieving the highest yielded product output, and which are achieving product output with the highest quality ratings.

During the retail phase, the platform allows licensed retail locations to run patient analytics by tracking sales data relative to patient information, such as age, gender, zip code and date of product sale. The platform helps compliantly monitor and track retail locations retention efforts with existing patients or customers by tracking and reporting on the client’s targeted marketing and advertising efforts. The platform also allows retail location managers to view details about product sales by type and strain, allowing for reorder of products that sell and allowing for discontinuation of laggard product. Retail locations can also use the BI provided by the MJ Platform to evaluate gross profit based on the product’s production cost less the product’s sale price or based on the wholesale price. The platform also provides high-level sales data about daily, weekly and monthly sales, sales by payment type, sales by retail employee, sales by product and strain type and other metrics. MJ Platform also allows for inventory management and monitoring.

Partner Integrations

MJ Platform is built on a microservices architecture. This structure has a number of benefits, including the ability to segregate certain pieces of the service in order to allow for those pieces to be easily accessed by third-party services. For example, if a dispensary wishes to partner with an online menu company, that dispensary’s “menu service” can easily be shared with this third-party partner so that the partner only sees the information the dispensary wishes the partner to see, keeping other pieces of information hidden (e.g. patient data and sales data).

The “cultivation” microservice allows for the querying of all of the plants in a cultivation facility, and all of the details that go along with those plants. This allows for third-party integrations, such as with messaging platforms used by cultivation staff. Cultivation staff can be notified in their messaging platform when a plant or group of plants is ready to be switched over from the vegetation stage to flowering stage.

The “customers” microservice allows for integrators to view details about all customers within an organization and to create new customers within that organization. For example, if a dispensary allows for patients to create an account on its website (even if they have never shopped at the brick and mortar store), that information is sent to MJ Platform and the new customers are automatically added to the dispensary’s MJ Platform account database. This ensure up-to-date and readily available customer identification and monitoring.

The “inventory” microservice provides visibility into which products are available at a particular facility and the quantity of those products. This information can be integrated with third-party online menu providers, allowing for the real-time display all of a dispensary’s available products (including photos, descriptions and prices).

The “orders” microservice monitors all orders that come into a client retail facility and helps ensure that same of fulfilled in compliance with law and that all such sales are monitored – from inventory identification to the facility employee handling the product to the end customer purchasing the product.

Consulting

MJF’s experienced services team assists its government regulatory and business clients in integrating its platforms into their operations and systems.

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Entering the cannabis industry is a significant undertaking. MJF works with clients to efficiently comply with state requirements in connection with the launch and operations of their cannabis businesses. MJF’s management and key personnel bring deep cannabis industry experience to the company. MJF’s management team and key personnel have broad experience gained form working with numerous cannabis operations. MJF’s consulting team has experience in every aspect of cannabis operations in every vertical (e.g., cultivation, processing and retail). MJF’s team has managed projects, including growth facilities exceeding 100,000 square feet, retail operations with locations in multiple states and online businesses serving an entire country.

MJF provides project-focused consulting services to clients that are initiating or expanding their cannabis businesses or are interested in data consulting engagements regarding the legal cannabis industry. MJF typically provides its consulting services to clients in emerging markets that are seeking consultation on newly introduced licensing regimes and assistance with the regulatorily compliant buildout of operations in newly opened states.

MJF consults with clients on a wide range of areas to help them successfully operate in the cannabis industry in compliance with state law, including:

●	reviewing plant and product procedures to ensure compliance and safety, as well as create greater safeguards against diversion (for example, the redirection of medicinal marijuana to a recreational user sales);

●	providing role-based, recorded training customized for clients’ businesses and personnel with an emphasis on the applicable state regulatory scheme;

●	identifying inefficiencies and redundancies in operational set-up with a focus on saving time and labor costs;

●	setting up tracking of nutrient mixes by plant grouping to track cost of goods and maximize yields;

●	evaluating extraction process and substrate mixture to reach optimal production and maximize yields;

●	advising on design of patient/consumer marketing plan, automated marketing tools and loyalty rewards programming with an emphasis on allowed advertising and marketing which varies from jurisdiction to jurisdiction and state to state;

●	creating business plans and models; and

●	writing license applications and compliance programs.

Strategy

MJF intends to pursue additional growth through organic initiatives, including increased marketing personnel and resources, acquisitions, and strategic relationships. Key elements of MJF’s strategy include:

●	entering into additional, large emerging markets where legal compliance and detailed inventory control and monitoring is required, including potentially markets other than cannabis and hemp CBD, as these markets first legalize or expand their existing legalization regime from solely medicinal to adult recreation use;

●	the hiring of additional research and marketing personnel;

●	exploiting the network effect that results from MJF having the leading compliance and inventory technology market share in the cannabis industry and clients across its platforms in many states;

●	enhancing its systems infrastructure and data security systems;

●

expanding MJF products to other organic material industries in the United States and aboard; leveraging its first-to-market position and utilizing its long-standing relationships with thousands of growers, cultivators, dispensaries and government agencies, to continue to develop and sell its platforms and related products and services; and

●	making strategic acquisitions to enhance product and service offerings and marketing breadth.

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Government Regulation

MJF does not grow, handle, process or sell cannabis or cannabis-derived products, nor does it ever possess any such material or process any transactions related to the sale of same. MJF only provides a technology platform for its clients to ensure their compliance with state law, and to monitor and control their inventory in compliance with state regulatory environments. MJF does not receive any commissions from sale by its clients and MJF’s revenue generation is not based on the sales of cannabis product by its clients, but rather MJF generates revenues through a set-fee based subscription revenue model. MJF is not directly subject to state or federal government drug regulation and its products are only intended to be used to ensure compliance with applicable state law under which clients operate. MJF’s clients are subject to state and federal law as it relates to cannabis growth, processing and sale. As of the date of this proxy statement/prospectus, 33 U.S. states have legalized cannabis in some form. Cannabis, however, is still deemed illegal under federal law. The federal government regulates drugs through the Controlled Substances Act (CSA) (21 U.S.C. § 811), which does not recognize the difference between medical and recreational use of cannabis.

MJF believes the existing and emerging state and federal regulatory landscape creates opportunities for MJF’s platforms. MJF is awarded contracts with its government regulatory clients for its products and services through the process of competitive bidding. This process begins when MJF firsts learns, formally or otherwise, of a potential contract from a prospective government customer and concludes after all negotiations are completed upon award. When preparing its response to a prospective customer for a potential contract, MJF evaluates the contract requirements and determines and outlines the services and products it can provide to fulfill the contract at a competitive price.

MJF’s government contracts and sub-contracts are subject to the procurement rules and regulations of the individual states. Many of the contract terms are dictated by these rules and regulations. During and after the fulfillment of a government contract, MJF may be audited in respect of the direct and allocated indirect costs attributed thereto. These audits may result in adjustments to MJF’s contract costs. Additionally, MJF may be subject to government inquiries and investigations because of its participation in government procurement. Any inquiry or investigation can result in fines or limitations on MJF’s ability to continue to bid for government contracts and fulfill existing contracts.

The applicable state government generally has the ability to terminate MJF’s contract, in whole or in part, without prior notice, for convenience or for default based on performance. If a government contract were to be terminated for convenience, MJF generally would be protected by provisions covering reimbursement for costs incurred on the contract and profit on those costs, but not the anticipated profit that would have been earned had the contract been completed. The state government also has the ability to stop work under a contract for a limited period of time for its convenience. In the event of a stop work order, MJF generally would be protected by provisions covering reimbursement for costs incurred on the contract to date and for costs associated with the temporary stoppage of work on the contract.

In order to obtain a government contract for the Leaf Data Systems, MJF is required to follow a competitive bidding process in each state where it seeks a contract. Any government contract awarded to MJF could require MJF:

●	to expend material time and money ahead of receipt of revenues thereunder;

●	to be become subject to potential audits and reviews by government agencies; and

●	to reserve for potential liabilities under such contracts for periods longer than under private, commercial contracts.

Competition

MJF competes with numerous companies in the cannabis industry that offer services that are similar to some of our services, including, but not limited to, Acumatica, BDS Analytics, BioTrackTHC, Canna Advisors, Cannabis 365, Cova Cannabis, Denver Relief, Flowhub, Greenbits, Guardian, Headset Medicine Man, Metrc, New Frontier, Nextec, 3C, Treez and Trelis. MJF also directly competes with Kind Financial, a company offering substantively similar services to MJF and which has partnered with Microsoft (Nasdaq: MSFT) to deliver such services in the United States.

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MJF faces competition in each of the revenue segments in which it operates. MJF believes, however, that it possesses relative strengths in each segment that provide MJF with competitive advantages, including:

●	the range of services offered by MJF

●	MJF’s management personnel and their industry knowledge and experience;

●	MJF’s proprietary databases, which are only available to users of MJF’s platforms.

Range of Services

MJF believes it possesses a unique viewpoint into the industry because it offers solutions to, and works with, both commercial businesses and government regulatory agencies towards the common goal of ensuring regulatory compliance and real-time monitoring of inventory and sales. MJF offers a complete range of both software and services to meet these needs for both state governments and commercial businesses. While MJF does face competition from firms focusing on specific subsets of the company’s markets, there are a very limited number of competitors providing products or services that compete with MJF’s complete range of products and services. MJF competes with software companies offering a product to businesses only in a certain geographic region or of a certain business type. MJF also competes with consulting firms serving a specific phase of the cannabis plant lifecycle.

Industry Knowledge and Experience

MJF’s management personnel have extensive technical and business operations knowledge and experience within the cannabis industry, which has been developed through numerous years of service in key roles with a broad range of cannabis companies, both in terms of product and service type and size. MJF’s leverages this knowledge and experience to guide its product and service development and delivery. MJF’s management team possesses significant compliance expertise, allowing MJF to continually monitor changes in legislation and regulation within the markets MJF and its customers operate. MJF faces competition from companies who have teams with technical expertise or cannabis industry experience, but there are a limited number of competitors who have both and which understand the interplay between software and technical development and the application of same to the evolving cannabis compliance landscape.

Proprietary Databases

MJF’s nine years of operations has provided it with a statistically significant dataset of cannabis transaction information that MJF’s believes cannot be readily duplicated by new entrants into the marketplace. This growing database includes proprietary sales, market trends, customer preferences, pricing and regulatory data. MJF uses this dataset to more accurately predict trends in the marketplace and makes this dataset available to users of its platforms, providing greater utility to customers in this regard than can be provided by competing platforms.

Size Compared to Direct Competitors

Based on numerous private and public sources, including state tax rolls and comparative industry websites, such as https://www.owler.com/company/mjfreeway, MJF contends that it is the largest competitor in the software based compliance and inventory monitoring industry with respect to the cannabis industry. The comparative data available indicates that MJF is at the top of the industry in terms of annual revenues and number of employees. Additionally, MJF has the longest operating history in the industry amongst these competitors, and holds the largest global footprint amongst these competitors, serving cannabis operators in 29 states and 11 countries globally.

Intellectual Property

MJF’s success depends in part upon its ability to protect its core technology and intellectual property. To establish and protect its proprietary rights, MJF relies on a combination of patent applications, trade secrets, including know-how, license agreements, confidentiality procedures, non-disclosure agreements with third parties, employee disclosure and invention assignment agreements, and other contractual rights.

MJF generally controls access to and use of its proprietary technology and other confidential information through the use of internal and external controls, including contractual protections with employees, contractors, customers, and partners, and its software is protected by U.S. and international copyright laws.

Despite efforts to protect its trade secrets and proprietary rights through intellectual property rights, licenses, and confidentiality agreements, unauthorized parties may still copy or otherwise obtain and use MJF’s software and technology, as was the case when its source code was hacked in June 2017. MJF has taken significant actions to improve security, but will be required to regularly modify its systems to combat new hacking approaches as they develop. In addition, as MJF’s intentional operations expand, effective intellectual property protections may not be available or may be limited in foreign countries.

Companies in the Internet, technology, and software industries frequently enter into litigation based on allegations of infringement, misappropriation, or other violations of intellectual property or other rights. From time to time, MJF may face allegations that it has infringed the trademarks, copyrights, patents, trade secrets and other intellectual property rights of third parties, including competitors and non-practicing entities.

Employees

MJF has 71 full-time employees and no part-time employees. None of MJF’s employees is a member of a union or a party to any collective bargaining agreement. MJF also uses third party nearshore contractors. MJF considers its relationship with its employees to be good.

Properties

MJF currently maintains offices at 1601 Arapahoe St., Denver, Colorado 80202, which MJF leases pursuant to three separate leases for an aggregate of approximately $12,000 per month. Each lease expires on February 29, 2020. MJF believes its current offices are suitable and adequate to operate its business at this time. MJF does not own any real property.

Legal Proceedings

MJF knows of no material pending legal proceedings, other than ordinary routine litigation incidental to MJF’s business, to which the company is a party or of which any of its property is subject. There are no proceedings in which any of MJF’s directors, officers or affiliates, or any registered or beneficial holder holding more than 5% of MJF is an adverse party or has a material interest adverse to MJF’s interest.

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EXECUTIVE OFFICERS AND DIRECTORS OF MJF

Directors and Executive Officers

MJF’s current directors and executive officers are as follows:

Name	Age	Position
Jessica Billingsley	41	Chief Executive Officer and Director
Amy Poinsett	51	Chairperson and Director
Ruth Ann Kraemer	65	Chief Financial Officer
Matthew Bigliardi	37	Director
Emery J. Huang	34	Director
Mark Iwanowski	63	Director
Matthew R. Kane	38	Director
Roger McNamee	62	Senior Strategic Advisor

Jessica Billingsley. Ms. Billingsley has served as MJF’s Chief Executive Officer and has been a member of MJF’s board of directors since MJF’s inception in January 2010 and is expected to serve as Chief Executive Officer and board member of MTech Holdings following the completion of this offering. Billingsley co-founded MJF in 2010 and served as President from 2010 to April 2018. An early investor in one of Colorado’s first legal medical cannabis businesses, Ms. Billingsley created the category of cannabis seed-to-sale technology after seeing the need firsthand. Prior to MJF, Ms. Billingsley was Chief Executive Officer and founder of Zoco, a technology services firm with clients across the United States. Ms. Billingsley has 20 years of technology and systems experience with rapidly scaling businesses, including founding her first business at the age of 22. Ms. Billingsley has served on the board of the National Cannabis Industry Association since 2012. Ms. Billingsley was named one of Fortune’s 10 most promising women entrepreneurs in 2015, and named one of Inc. Magazine’s 100 Female Founders in 2018. Ms. Billingsley holds a dual degree from the University of Georgia in Computer Science and Communications.

Amy Poinsett. Ms. Poinsett is a co-founder of MJF and has been a member of MJF’s board of directors since MJF’s inception in January 2010. Ms. Poinsett has been MJF’s Chairperson of the board since May 2018. From January 2010 to April 2018, she was MJF’s Chief Executive Officer. Ms. Poinsett was a co-founder of WebDogs, a division of WonderDogs Corp., a provider of technology solutions, where she served as Chief of Web Operations from 2003 to 2011, managing new business and web and interactive project development. Prior to founding WebDogs, Amy used her software and managerial expertise to manage the mortgage lending department at Mesa National Bank (2002 to 2003), the Southern Cross Club, a fishing and diving resort in the Cayman Islands (2001 to 2002), and the Technical Support Group at WRQ, Inc., a leading software integration solutions company (1993 to 2001). Among other qualifications, Ms. Poinsett brings to MJF seasoned technology experience and knowledge providing MJF with strategic direction and leadership.

Ruth Ann Kraemer. Ms. Kraemer has served as MJF’s Chief Financial Officer since October 2018. From November 2012 to October 2018, Ms. Kraemer worked as the CFO of Tempo Financial Holdings, Inc., Tempo Financial US Corporation, and Unidos Financial Services, Inc., subsidiary corporations of Catalina Acquisitions, LLC, each a highly regulated money services business. During this time, Ms. Kraemer managed and was responsible for the finance, accounting and tax strategies for these companies. From October 2010 through November 2012, Ms. Kraemer worked for Linc Energy Operations, Inc., a producer of oil and natural gas products, as its Divisional CFO of its clean energy operations division. From 2006 through 2010, Ms. Kraemer held the position of CFO for Allegro Multimedia, Inc., a software development company involved in the video gaming industry. From 2001 through 2006, Ms. Kraemer worked as the Chief of Operations/Compliance for Providence Investment Management, LLC and Agilis Capital Management, LLC, two mortgage hedge funds regulated by RIA, the Registered Investment Advisor Act. From 2000 to 2001, Ms. Kraemer held the position of VP of Financial Operations for Convergent Communications, a public telecommunications corporation. From 1998 through 2000, Ms. Kraemer acted as the Director of Decision Support for JD Edwards Software Development, a public software development company eventually purchased by PeopleSoft. From 1994 through 1998 Ms. Kraemer led the accounting, finance, budgetary, and strategic forecasting functions of the Telecom Division of American Management Systems, a public business consulting and information technology firm, as its CFO. From 1983 through 1994, Ms. Kraemer served in varying controller and senior accounting roles for Deloitte and Touche, Okland Oil Company, Trison Properties, and Qualmed Plans for Health which later merged into Foundation Health Corporation. Ms. Kraemer was certified as a CPA in 1985. In 2016, Ms. Kraemer obtained the CAMS, Certified Anti-Money Laundering Specialist, designation. Ms. Kraemer holds a BS Accounting and Finance degree from Oklahoma State University. Ms. Kraemer’s background in highly regulated, high volume, new market technology companies provides the expertise needed to successfully span the responsibilities of the CFO position in a company seeking to go public in a highly fluctuating, evolving and emerging industry.

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Matthew Bigliardi. Mr. Bigliardi has served as a member of MJF’s board of directors since July 2014. Mr. Bigliardi is the Director of Investments at Tao Capital Partners (“Tao”), a family office investment firm based in San Francisco, CA. Mr. Bigliardi joined Tao in 2013 and is responsible for managing Tao’s private investment portfolio. Tao invests in technology, alternative energy and transportation, healthcare, education, sustainable food & agriculture, consumer, and real estate businesses that have a positive impact. Tao is an active investor with the ability to support companies through various stages of their life-cycle. From 2010 to 2013, Mr. Bigliardi was a Vice President at H.I.G. Capital, a private equity firm, where he focused on middle-market private equity investments across a wide-range of sectors. From 2006 to 2008, he was an Associate at Silver Lake Partners, a private equity firm focused on technology investments, where he focused on growth equity and private equity investments in technology. From 2004 to 2006, Mr. Bigliardi was an Analyst at Lehman Brothers, a global investment bank, where he focused on M&A and financings in technology. He serves as a member of the board of directors of PAX Labs, a cannabis vaporization company, and Atlantica Hotels, a hotel management company in Brazil, and as a board observer on more than ten private companies. He received his BA in Computer Science and BA in Economics from Brown University, and received his MBA from Wharton.

Emery J. Huang. Mr. Huang has been a director of MJF since August 2018. He has been a managing partner at Batu Capital, a VC technology-focused investment company, since June 2018, as well as managing partner at Velocity Capital Group, a multi-family real estate investment company, since November 2017. He has also served as a managing partner at Titan Capital, a cross-border investment management company, since June 2015. Since April 2013 he has been managing the Huang family office, making investments in real estate and stock markets. Before that, from 2010 to 2013, Mr. Huang was Head of Real Estate at Celebrate Florida Group, a food and beverage company with a portfolio of commercial real estate in the Central Florida area. From 2008 to 2010, he was based in New York City as Head of Business Development for the Baohaus restaurant brand. Among other qualifications, Emery brings to MJF a wealth of experience in the technology and finance spaces and access to a broad international network of capital.

Mark D. Iwanowski. Mr. Iwanowski is the founder of Global Visions-Silicon Valley, Inc., a global consulting group focused on venture, mergers and acquisitions, and turnarounds, and has served as its President and Chief Executive Officer since August 2011. Mr. Iwanowski advises and invests in a variety of early stage companies and is an experienced veteran in the international technology sector. Recent projects including overseeing the selection, mentoring and seed funding of approximately 20 start-up companies in the Republic of Georgia. He also serves on the Virgin Galactic advisory board, which recently made it first successful commercial flight into space. Prior to Global Visions, Mr. Iwanowski was a Managing Director with Trident Capital from April 2005 to November 2011. During this time, Mr. Iwanowski also served as Chairman of Neohapsis, a cyber security form that was then acquired by Cisco from 2006 to 2010. From 2002 to 2005, Mr. Iwanowski was Senior Vice President - Global IT and Chief Information Officer for Oracle Corporation. Prior to Oracle, Mr. Iwanowski co-managed an outsourcing business at Science Applications International Corp and served as its Chief Operating Officer - Telecom and IT Outsourcing Business Unit from 1997 to 2002. Mr. Iwanowski served as a principal at Quantum Magnetics, an airport explosive detection system company, as a General Manager and Vice President from 1995 to 1997. Mr. Iwanowski also held executive positions with Raytheon as the Vice President of Business Development from 1993 to 1995, and was a principal at Applied Remote Technology, an underwater robotics company that was acquired by Raytheon, serving as its Executive Vice President - Business Development from 1991 to 1993. Mr. Iwanowski played professional football from 1978 to 1980 with the New York Jets, Oakland Raiders and Kansas City Chiefs. Mr. Iwanowski received an MBA from National University in 1989, an MS in Engineering from California Institute of Technology in 1979, and a BS in Engineering from the University of Pennsylvania in 1977.

Matthew R. Kane. Mr. Kane has been a board member since December 2015.  In 2002, Mr. Kane co-founded and, since then has served as Co-CEO of Green Shades Software, Inc., a human resources and tax reporting software company. Additionally, Mr. Kane has served as CEO of Welltality, a health care tech startup, since 2014.  He received his bachelor’s degree in Computer Information Systems from Jacksonville University in 2001 and his MBA from the Warrington College of Business at the University of Florida in 2006.  He previously served for 11 years on the board of Jacksonville University from 2007 to May 2018. Mr. Kane brings to the board significant experience in the software technology applications industry.

Roger McNamee. Mr. McNamee has been the senior strategic advisor to MJF’s board since October 2018. He was a board member of MJF from December 2015 to October 2018.  Mr. McNamee is a managing director of Elevation Partners, an investment firm focused on technology that he co-founded in 2004.  In 1999, Mr. McNamee co-founded Silver Lake Partners, a private equity firm focused on technology, where he worked until 2003. In 1991, Mr. McNamee co-founded Integral Capital Partners, an investment firm that invested in public and late-stage private technology companies. He began his career in 1982 at T. Rowe Price Associates, where he was a technology analyst, co-manager of the New Horizons Fund, and portfolio manager of the Science & Technology Fund. In the past, he served on the board of directors of Move, Palm, and Gartner Group.  Mr. McNamee holds a bachelor’s degree from Yale and an MBA from the Tuck School at Dartmouth.  Mr. McNamee brings to MJF 36 years of experience as an investor in technology businesses, including approximately 100 vendors of enterprise software.

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EXECUTIVE COMPENSATION OF MJF

The following sections provide compensation information pursuant to the scaled disclosure rules applicable to “emerging growth companies” under the rules of the SEC.

Overview

MJF’s “Named Executive Officers” for the year ended June 30, 2018 and the year ended June 30, 2017 include Jessica Billingsley, the Chief Executive Officer and Amy Poinsett, the Chairperson and former Chief Executive Officer.

MJF’s compensation policies and philosophies are designed to align compensation with business objectives, while also enabling MJF to attract, motivate and retain individuals who contribute to MJF’s long-term success. MJF historically links a significant portion of annual cash compensation to performance objectives.

The compensation of MJF’s Named Executive Officers has consisted of a base salary and retirement, health and welfare benefits. MJF’s Named Executive Officers are at-will employees and do not have employment agreements. They are not eligible to receive payments and benefits upon a termination of employment.

Summary Compensation Table

The following table presents summary information regarding the total compensation for the years ended June 30, 2018 and 2017 for the current and former Named Executive Officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Jessica Billingsley[1]	2018	200,000	61,000	—	200,000
Chief Executive Officer	2017	200,000	—	—	261,000

Amy Poinsett[2]	2018	200,000	61,000	—	200,000
Chairperson, Former Chief Executive Officer	2017	200,000	—	—	261,000

Ruth Ann Kraemer[3]	2018	—	—	—	—
Chief Financial Officer	2017	—	—	—	—

James Daly[4]	2018	150,000	—	—	150,000
Vice President of Client Solutions	2017	150,000	11,250	—	161,250

(1) Ms. Billingsley became Chief Executive Officer of MJF in April 2018. Ms. Billingsley served as President of MJF from 2010 to April 2018.

(2) Ms. Poinsett resigned as Chief Executive Officer of MJF effective as of April 2018. Ms. Poinsett currently serves as Chairperson of MJF.

(3) Ms. Kraemer joined MJF on October 1, 2018.

(4) Mr. Daly joined MJF on January 1, 2017. Mr. Daly received 100,000 profits interest units issued on January 1, 2017 which vest over a four year period. In accordance with the MJF's accounting policy, no value was recorded at the time these profits interest units were issued.

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Salaries and Annual Incentive Bonuses

Each of MJF’s Named Executive Officers receives a base salary to compensate them for services rendered to MJF. The base salary is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, position and responsibilities.

Each of MJF’s Named Executive Officers is also eligible to receive an annual cash bonus based on the performance of MJF. Historically through December 31, 2017, each of MJF’s CEO and President were eligible to receive an annual cash bonus based on MJF attaining certain milestones related to MJF’s gross marginal revenue targets:

●	up to $50,000 cash bonus if MJF attained 75% of its targets;

●	up to $200,000 cash bonus if MJF attained 100% of its targets; or

●	up to $220,000 cash bonus if MJF attained 110% of its targets.

In 2018, Mses. Billingsley and Poinsett each earned cash bonuses of $61,000, including $50,000 as a result of MJF attaining 100% of its services revenue target and $11,000 as a result of MJF attaining 110% of its retail/resale target.

Employment Arrangements – Jessica Billingsley and Amy Poinsett

MJF does not currently have any written agreements with Jessica Billingsley or Amy Poinsett for their employment as MJF’s Named Executive Officers. As agreed between MJF and these officers, each receives a base salary of $200,000, plus annual cash bonuses as described above. In connection with the consummation of the Mergers, Ms. Billingsley and MTech Holdings will enter into an employment agreement. Under the terms of the employment agreement, Ms. Billingsley will continue to serve at the Chief Executive Officer of MJF, at will, at an annual base salary of $250,000. Ms. Billingsley also will be eligible to receive an annual bonus of up to 200% of base salary based on certain criteria to be established by the board of directors with the following criteria being use for 2019: (a) platform recurring revenue (55%) of bonus); (b) government recurring revenue (20%) of bonus; (c) services revenue (15% of bonus) and (d) net income (10% of bonus), with 75% of the component bonus amount payment if 75% of the component target is achieved and up 200% payable upon achievement of higher targets. Ms. Billingsley also will be paid a one-time bonus of $95,000.00 (Ninety-Five Thousand Dollars). The employment agreement also contain noncompetition and non-solicitation provisions that apply through her employment and for a term of one year thereafter, and which are in addition to the noncompetition and non-solicitation provisions prescribed under the Non-Competition Agreement to be executed by Ms. Billingsley at closing as an MJ Founder.

Offer Letter – Ruth Ann Kraemer

MJF entered into an offer letter with Ms. Kraemer when she was hired as Chief Financial Officer. The offer letter provides for an initial base salary of $200,000 and includes a grant of 100,000 profits interest units. Ms. Kraemer shall receive an additional grant of 100,000 profits interest units upon the consummation of the Mergers.

Outstanding Equity Awards at Fiscal Year End

In connection with the hiring of certain members of MJF’s management team and other employees, including Ms. Kraemer as MJF’s chief financial officer, MJF granted profits interest units to such new hires that vest over time. In connection with the consummation of the Mergers, all profits interest units shall be converted into shares of MTech Holdings constituting part of the Merger Consideration, with any unvested profits interest units being converted into restricted shares that are subject to the same vesting schedule as applicable to the profits interest units from which they are converted. Typically, the profits interest units of MJF vest in four equal 25% annual installments, with the first tranche vesting on the first anniversary of the date of grant. Vesting of each tranche is conditioned upon the holder thereof being employed by MJF on the vesting date. Assuming that 6,889,764 shares of MTech Holdings common stock are issued to the current unit holders of MJF in the business combination (using the aggregate merger consideration amount of $70 million (assuming that there are no adjustments to the merger consideration at the closing for net working capital or indebtedness) divided by the fixed price of $10.16 per share, and including the shares of MTech Holdings common stock to be held in escrow), an aggregate of 88,568 shares of MTech Holdings common stock will be issued to the holders of the unvested profit interests units of MJF.

Retirement Benefits

MJF maintains a tax-qualified defined contribution plan that meets the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of its employees. The 401(k) plan is available on the same basis to all employees, including the Named Executive Officers. Each participant in the 401(k) plan can elect to defer from 0% to 100% of compensation, subject to limitations under the Internal Revenue Code and Employee Retirement Income Security Act (“ERISA”).

Transaction Bonuses

MJF agreed to transaction bonus arrangements with Ms. Billingsley. The transaction bonus arrangements provided for payment of bonuses upon the completion of the following events:

●	$25,000 cash bonus upon the completion of MJF’s Series C financing; and

●	$50,000 cash bonus upon MJF entering into the Merger Agreement.

Ms. Billingsley received cash bonuses totaling $75,000 upon the completion of these events.

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Named Executive Officers Following the Mergers

It is anticipated that following the consummation of the Mergers, Jessica Billingsley and Ruth Ann Kraemer will continue in their positions and be Named Executive Officers of MTech Holdings. MTech Holdings has agreed to enter into a new employment agreement with Ms. Billingsley effective as of, and subject to, the consummation of the Mergers. See “Executive Compensation Following the Business Combination.”

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MANAGEMENT AFTER THE BUSINESS COMBINATION

Directors and Executive Officers

MTech Holdings’ directors and executive officers upon consummation of the Business Combination will be as follows:

Name	Age	Position
Jessica Billingsley (b)	41	Chief Executive Officer and Director
Ruth Ann Kraemer	65	Chief Financial Officer
Scott Sozio (a)	39	Director
Emery Johnathon Huang (b)	34	Director
Matthew R. Kane (b)	38	Director
Tahira Rehmatullah (a)	37	Director
Douglas Rothschild (a)	42	Director
Mark Iwanowski (b)	63	Director

(a)	MTech designee

(b)	MJF designee

For biographical information concerning MJF executive officers and MJF designees to the board of directors, see “Executive Officers and Directors of MJF.” For biographical information concerning the MTech designees to the board of directors see “MTech’s Management.”

Director and Executive Officer Qualifications

MTech Holdings has not formally established any specific, minimum qualifications that must be met by each of its officers or directors or specific qualities or skills that are necessary for one or more of its officers or members of the board of directors to possess. However, MTech Holdings expects to generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former CEO or CFO of a public company or the head of a division of a prominent organization, knowledge of MTech Holdings’ business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of MTech Holdings’ stockholders.

MTech Holdings’ officers and board of directors will be composed of a diverse group of leaders in their respective fields. Many of these officers or directors have senior leadership experience at various companies. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, compliance, risk management, and leadership development. Many of MTech Holdings’ officers and directors also have experience serving on boards of directors and/or board committees of other public companies and private companies, and have an understanding of corporate governance practices and trends, which provides an understanding of different business processes, challenges, and strategies. Further, these officers and directors also have other experience that makes them valuable, such as managing and investing assets or facilitating the consummation of business investments and combinations.

MTech Holdings, along with its officers and directors, believe that the above-mentioned attributes, along with the leadership skills and other experiences of MTech Holdings’ officers and board members described above, provide MTech Holdings with a diverse range of perspectives and judgment necessary to facilitate MTech Holdings’ goals of shareholder value appreciation through organic and acquisition growth.

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Number and Terms of Office of Officers and Directors

MTech Holdings’ board of directors will be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The board of directors may assign members of the board of directors already in office to such classes upon consummation of the Business Combination. The directors in Class I shall be elected for a term expiring at the first annual meeting of stockholders after the Business Combination, the directors in Class II shall be elected for a term expiring at the second annual meeting of stockholders after the Business Combination, and the directors in Class III shall be elected for a term expiring at the third annual meeting of stockholders after the Business Combination. The term of office of Class I directors, consisting of Tahira Rehmatullah, Matthew R. Kane and Mark Iwanowski, will expire at the 2019 annual meeting of stockholders. The term of office of Class II directors, consisting of Douglas Rothschild, Emery Johnathon Huang and a designee of MJF, will expire at the 2020 annual meeting of stockholders. The term of office of Class III directors, consisting of Scott Sozio and Jessica Billingsley, will expire at the 2021 annual meeting of MTech Holdings’ stockholders.

MTech Holdings’ officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. MTech Holdings’ board of directors is authorized to appoint persons to the offices set forth in MTech Holdings’ amended and restated bylaws as it deems appropriate.

Collectively, through their positions described above, MTech Holdings’ anticipated officers and directors have extensive experience in cannabis compliance technology, business operation and financing, public companies and investment management.

Governance

MTech Holdings seeks to list on the Nasdaq Capital Market, and as a result MTech Holdings will comply with Nasdaq corporate governance requirements on an ongoing basis.

Director Independence

Nasdaq listing standards require that a majority of MTech Holdings’ board of directors be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of MTech Holdings board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. It is anticipated that the board of directors of MTech Holdings will affirmatively determine that each of Scott Sozio, Emery Johnathon Huang, Matthew R. Kane, Tahira Rehmatullah, Douglas Rothschild and Mark Iwanowski are independent in accordance with the Nadsaq listing rules.

MTech Holdings is expected to have the following standing committees: the Audit Committee, Nominating Committee and Compensation Committee. Each of the standing committees of the board of directors will be composed entirely of independent directors.

Audit Committee

MTech Holdings is expected to have a separately-designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act and Nasdaq listing rules. In addition, the board of directors is expected to adopt a written charter for the Audit Committee. The Audit Committee’s duties, which will be specified in its charter, will include, but are not limited to:

●	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our annual reports;

●	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

●	discussing with management major risk assessment and risk management policies;

●	monitoring the independence of the independent auditor;

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●	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law

●	reviewing and approving all related-party transactions;

●	inquiring and discussing with management our compliance with applicable laws and regulations;

●	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

●	appointing or replacing the independent auditor;

●	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

●	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

●	approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

The Audit Committee will be comprised of Emery Johnathon Huang, Matthew R. Kane and Scott Sozio. It is anticipated that the board of directors will determine that is an audit committee financial expert, as defined by the SEC rules, based on his education, experience and background. The chairperson of the Audit Committee is Matthew R. Kane.

In addition, MTech Holdings must certify to Nasdaq that the Audit Committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities. It is anticipated that the board of directors will determine that Matthew R. Kane satisfy this requirement.

Nominating Committee

MTech Holdings’ Nominating Committee is expected to consist of Scott Sozio, Emery Johnathon Huang and Tahira Rehmatullah. MTech Holdings’ board of directors has determined each proposed member is independent under the Nasdaq listing rules. The chairperson of the Nominating Committee is Scott Sozio. The Nominating Committee will adopt a written charter.

Specific responsibilities of the Nominating Committee include:

●	identifying, evaluating and selecting, or recommending that board of directors approve, nominees for election to board of directors;

●	evaluating the performance of board of directors and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to board of directors regarding corporate governance guidelines and matters.

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Compensation Committee

MTech Holdings is expected to have a separately-designated standing Compensation Committee established in accordance with the NASDAQ Listing Rules. The Compensation Committee will be comprised of Matthew R. Kane, Tahira Rehmatullah and Douglas Rothschild. The chairperson of the Compensation Committee is Douglas Rothschild.

The Compensation Committee will have overall responsibility for determining and approving the compensation of MTech Holdings’ Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of MTech Holdings’ executive officers. MTech Holdings may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations are to be conveyed to the Compensation Committee, and the Compensation Committee takes such information into consideration in making its compensation decisions. The Compensation Committee will adopt a written charter.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has ever been an officer or employee of MTech Holdings. None of MTech Holdings’ expected executive officers serve, or have served during the last fiscal year, as a member of the board of directors, compensation committee, or other board committee performing equivalent functions of any other entity that has one or more executive officers serving as one of MTech Holdings’ directors or on the Compensation Committee.

Code of Conduct and Ethics

It is anticipated that the board of directors will adopt a Code of Ethics that applies to all its employees including its principal executive and financial officers.

Legal Proceedings

To the knowledge of MTech Holdings’ management, there is no litigation currently pending or contemplated against MTech Holdings, any of its officers or directors in their capacity as such or against any of its properties.

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EXECUTIVE COMPENSATION FOLLOWING THE BUSINESS COMBINATION

Executive Officer and Director Compensation

In addition to the employment agreement with Mrs. Billingsley described above under “Executive Compensation of MJF - Employment Arrangements — Jessica Billingsley and Amy Poinsett,” it is currently anticipated that MTech Holdings will be offering new employment agreements to other certain current executive officers of MJF after the consummation of the Business Combination. The terms of these agreements will be disclosed after such agreements are finalized.

Expected Compensation Policies

MTech Holdings has not yet developed a comprehensive executive officer and director compensation program and philosophy with respect to the executive officers and directors who will manage MTech Holdings in connection with the consummation of the Business Combination. MTech Holdings expects that such a program and philosophy will be developed after the consummation of the Business Combination, but will be substantially as described below.

Executive Compensation

MTech Holdings will seek to provide total compensation packages that are competitive, tailored to the unique characteristics and needs of MTech Holdings within its industry, and that will adequately reward its executives for their roles in creating value for MTech Holdings’ stockholders. MTech Holdings intends to be competitive in its executive compensation with other similarly situated companies in its industry following the consummation of the Business Combination. The compensation decisions regarding MTech Holdings’ executives will be based on its need to attract individuals with the skills necessary to achieve its business plan, to reward those individuals fairly over time, and to retain those individuals who continue to perform at or above MTech Holdings’ expectations.

MTech Holdings anticipates that its executives’ compensation will consist of three primary components: salary, incentive bonus and stock-based awards issued under the Incentive Plan. MTech Holdings anticipates determining the appropriate level for each compensation component based in part, but not exclusively, on its view of internal equity and consistency, individual performance, MTech Holdings’ performance and other information deemed relevant and timely.

Compensation Arrangements for Directors

Upon the consummation of the Business Combination, non-employee directors of MTech Holdings will receive varying levels of compensation for their services as directors based on their eligibility as members of MTech Holdings’ audit, compensation and nominating committees. MTech Holdings anticipates determining director compensation in accordance with industry practice and standards.

Compensation Committee Information

The Compensation Committee will have overall responsibility for determining and approving the compensation of MTech Holdings’ Chief Executive Officer and reviewing and approving the annual base salaries and annual incentive opportunities of MTech Holdings’ executive officers. MTech Holdings may utilize the services of independent consultants to perform analyses and to make recommendations relative to executive compensation matters. These analyses and recommendations will be conveyed to the Compensation Committee, and the Compensation Committee will take such information into consideration in making its compensation decisions. The Compensation Committee will adopt a written charter.

Compensation of MTech Holdings’ Board and Executive Officers

The executive and director compensation will be determined by MTech Holdings’ board, following the consummation of the Business Combination. Any compensation to be paid to MTech Holdings’ executive officers will be determined, or recommended to the MTech Holdings’ board for determination, by the Compensation Committee.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS OF MJF

The following discussion and analysis of MJF’s financial condition and results of operations should be read together with MJF’s financial statements and related notes appearing elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/prospectus, including information with respect to MJF’s plans and strategy for MJF’s business and related financing, includes forward-looking statements involving risks and uncertainties and should be read together with the “Risk Factors” section of this proxy statement/prospectus. Such risks and uncertainties could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

MJF changed from a fiscal year ending December 31 to a fiscal year ending June 30 for its fiscal year ended June 30, 2017 and thereafter.

Business Overview

MJ Freeway, or MJF, is a large and growing regulatory compliance and inventory management technology company. MJF’s proprietary software platform is adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired.

Nine years ago, MJF identified a need for organic material tracking and regulatory compliance SaaS solutions in the growing cannabis, hemp, and other regulated organic industries. MJF developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law. MJF provides its regulatory software platform, Leaf Data Systems®, to state government regulatory agencies, and its business software platform, MJ Platform®, to state-licensed businesses. Although MJF has helped monitor legal compliance for more than $13 billion in cannabis sales to date, it does not handle any cannabis related material, does not process sales transactions within the United States, and its revenue generation is not related to the type or amount of sales made by its clients, as revenues are generated by MJF on a fixed-fee based subscription model.

MJF’s annual revenues have grown each year since inception, from $0.8 million in its first full year of operations in the fiscal year ended December 31, 2010 to $5.6 million in the fiscal year ended June 30, 2017 to $10.5 million in the fiscal year ended June 30, 2018. The growth in fiscal year ending June 30, 2018, was primarily due to the winning of governmental contracts from the State of Washington and the Commonwealth of Pennsylvania. Prior to June 30, 2018, the growth was mainly attributed to MJF’s strong presence as a first mover in an expanding cannabis market.

MJF currently has clients in 29 of the 33 U.S. states that have legalized cannabis in some form, as well as the District of Columbia. MJF also serves clients in Australia, Canada, Chile, Colombia, Denmark, New Zealand, South Africa, Spain, Switzerland and Uruguay.

Products and Services

MJF’s core products, Leaf Data Systems and MJ Platform, are highly-versatile platforms that provide MJF’s clients with a central data management system for tracking regulated products – from seed to initial plant growth to product – throughout the complete supply chain, using a global unique identifier method.

MJF’s platforms also provide clients with integrated security, transparency and scalability capabilities. These capabilities allow MJF’s state-licensed clients to control inventory, operate efficiently in a fast-changing industry and comply with state, local, and federal (in countries such as Canada and Colombia) regulation at all times, and allows its government regulatory clients to effectively and cost-efficiently monitor licensees and ensure that commercial businesses are complying with their states’ regulations.

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MJF generates revenue in three principal areas:

●	Government Regulatory Software – Leaf Data Systems is MJF’s SaaS offering for government agencies. Leaf Data Systems is a compliance tracking system designed to give regulators visibility into the activity of licensed cannabis businesses in their jurisdictions. MJF currently has two clients for Leaf Data Systems, the State of Washington and the Commonwealth of Pennsylvania. Leaf Data Systems comprised 49% and 44% of MJF’s revenue for the six months ended December 31, 2018 and 2017, respectively. For the full fiscal years ended June 30, 2018 and 2017, Leaf Data Systems comprised 43% and 4% of MJF’s total revenue, respectively. The 2018 growth was a result of winning government contracts in the state of Pennsylvania and Washington.

●

Commercial Software – MJ Platform is MJF’s SaaS offering for state-licensed businesses. MJ Platform is an ERP (“Enterprise Resource Planning”) compliance system specific to the cannabis, hemp and CBD industry. MJ Platform is comprised of integrated modules designed to meet the regulations and inventory management needs of cannabis and hemp CBD cultivators, manufacturers and retailers. MJF has meaningful market share for cannabis-centric enterprise software in most regulated U.S. state markets, with market share in each state ranging from 6% to 100% based on Marijuana Business Media’s latest fact book, state tax agencies’ records, and locator services. MJ Platform comprised 36% and 29% of MJF’s revenue for the six months ended December 31, 2018 and 2017 respectively. For the full fiscal years ended June 30, 2018 and 2017, Commercial Software comprised 35% and 52% of MJF’s total revenue, respectively. Fiscal year 2018 noted increased growth as a result of the release of the second-generation ERP product, MJ Platform gaining market traction and the general expansion of the organic and cannabis markets.

●

Consulting Services – MJF’s consulting team provides a complete suite of consulting services to banks, investors, businesses, and governments interested in the cannabis, hemp, and CBD industry. The offerings center on legal compliance, compliance monitoring systems, legal application processes and inspection readiness and business reviews. Consulting comprised 12% and 26% of MJF’s revenue for the six months ended December 31, 2018 and 2017, respectively. For the full fiscal years ended June 30, 2018 and 2017, Consulting Services comprised 22% and 38% of MJF’s total revenue, respectively.

Revenue derived from MJF’s consulting activities has been dependent on emerging market activity. As a result, to date, the months in which MJF recognizes consulting revenue has varied from year to year depending on whether legalization has expanded, and new market entrants have appeared, or existing market participants have expanded their operations. For example, while consulting revenue appears to have slowed during the three months ended December 31, 2018, it is expected to increase during the six months ending June 30, 2019, due to emerging opportunities in Missouri, Utah, New Jersey, and Arkansas as these states have experienced recent state legal changes. Further, 5 of MJF’s clients in Ohio have recently won processing licenses.

MJF also resells a limited number of printers for printing compliance product labels and scales that are NTEP certified legal for trade. Revenue from these resale activities was approximately 2.5% of total revenue in the three months ended December 31, 2018, and 1.4% of total revenue in the six months ended December 31, 2017. Resale activities comprised 1% of total revenue in the fiscal year ended June 30, 2018 and 6% of total revenue in the fiscal year ended June 30, 2017. This income stream is not expected to become a significant generator of revenue.

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Financial Results of Operations

Revenue

MJF’s software revenue is derived from MJ Platform, the company’s SaaS ERP offering for state-licensed businesses, and Leaf Data Systems, MJF’s track-and-trace product for government agencies. MJ Platform contracts are generally annual contracts paid monthly in advance of service and cancellable upon 30 days’ notice, although MJF does have some multi-year MJ Platform contracts. Leaf Data Systems contracts are generally multi-year contracts payable annually or quarterly in advance of service, although a percentage retainer or holdback fees (generally ranging from 10% to 30%) are common until all initial deliverables are complete. MJ Platform and Leaf Data Systems contracts generally may only be terminated early for breach of contract as defined in the respective agreements. Leaf Data Systems’ contract with the Commonwealth of Pennsylvania is covered under a performance bond. MJF’s consulting revenue is derived throughout the life cycle of a customer. MJF’s other revenue is derived primarily from point of sale hardware and labels.

Commercial software revenue growth is driven by MJF leveraging its reputation and continued cannabis, hemp and CBD industry growth. MJF believes it is well known in these industries and can leverage its reputation, brand recognition, and wealth of relevant experience to attract existing cultivation, manufacturing and dispensary customers from their current service providers, and attract new market entrants. MJF believes that the reputation of its existing products and its ability to provide services in all areas of the seed to sale life cycle will attract customers from competitors that are seeking more comprehensive services and will attract new customers as they enter into existing markets and markets that become newly legalized. MJF also experiences revenue growth in mature, established states and countries by providing a solution to operators seeking to vertically integrate their operations and improve their operations. MJF provides not only a vertically integrated solution across the cannabis, hemp, and CBD supply chain, but also uniquely has the business intelligence capture which allows operators to run their businesses in a more informed and efficient manner. This business intelligence capture is unique to the suite of services provided by MJF and sets MJF apart from competitors.

Consulting Services revenue growth is driven by numerous factors. In new emerging states, MJF provides proven solutions for aspiring operators in the pre-application of licensures and pre-operational phases of development. These services include application and business plan preparation as they seek licenses to be granted. Consulting services are provided to post operational licensees to consult them during the setup and buildout phases as they open and begin operating their businesses. MJF also provides business optimization services for established businesses that can benefit from consulting to increase efficiencies as they expand and grow.

MJF’s contracts its consulting services through Statements of Work (SOW) for businesses, investors, and governments interested in the cannabis, hemp and CBD industry. SOW issued and completed during the pre-application phase generally solidify MJF as the contractor of choice for subsequent operational phases once the operator is granted the license. As a result, MJF consulting revenue is driven as new emerging states pass legislation and as its client-operators gain licenses. Subsequent to December 31, 2018, MJF had 5 clients granted their operator’s license in the state of Ohio. Also, MJF expects to win work in the emerging states of Missouri, Utah, New Jersey, and Arkansas as MJF has strong industry reputation in those states. Accordingly, MJF expects its consulting services to continue to grow.

Cost of Revenue

MJF’s cost of revenue is derived from direct costs derived primarily from government contract subcontractor expenses and hosting costs. MJF records cost of revenue based on the direct cost method. This method requires allocation of direct costs including support services and materials to cost of revenue. Consulting cost of revenue is primarily determined as a result of the consultant’s hourly costs.

Product and Development Expenses

MJF's product and development expenses include salaries and benefits, nearshore contractor expenses, technology expenses, and other overhead. These expenses have grown over time, and MJF expects these expenses to continue to increase with the company’s growth.

Selling, General and Administrative Expenses

MJF’s selling, general and administrative expenses include salaries and benefits, public relations and investor relations fees, outage expenses, professional fees, and other overhead. These expenses have grown over time, and MJF expects these expenses to continue to increase with the company’s growth.

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RESULTS OF OPERATIONS FOR THE THREE AND SIX MONTHS ENDED

DECEMBER 31, 2018 COMPARED WITH THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2017

Summary Financial Data

The following table sets forth information comparing the components of net loss for the three and six months ended December 31, 2018 and 2017, consolidating the results of commercial software and government software:

	Three months ended December 31,
	2018	2017
Revenues:
Software	$2,294,091	$1,940,439
Consulting	$239,797	$888,426
Other	$64,191	$30,717
Total Revenue	$2,598,079	$2,859,582

Cost of revenues:	$1,198,911	$1,068,828
Operating expenses:
Product development:	$1,058,011	$699,707

Selling, general and administrative	$2,768,528	$2,071,126

Total operating expenses	$3,826,539	$2,770,833

Other income (expenses)	$57,167	$(12,384)
Net Loss	$(2,370,204)	$(992,463)

	Six months ended December 31,
	2018	2017
Revenues:
Software	$4,245,854	$4,034,169
Consulting	$609,880	$1,421,590
Other	$114,245	$76,325
Total Revenue	$4,969,979	$5,532,084

Cost of revenues:	$2,155,034	$2,600,716
Operating expenses:
Product development:	$1,876,475	$1,496,266

Selling, general and administrative	$5,006,040	$4,312,580

Total operating expenses	$6,882,515	$5,808,846

Other income (expenses)	$74,184	$(28,333)
Net Loss	$(3,993,386)	$(2,905,811)

Revenue

Total revenue decreased to approximately $2.6 million for the three months ended December 31, 2018, from $2.9 million for the three months ended December 31, 2017, a decrease of approximately $0.3 million, or 9%. Total revenue decreased to approximately $5.0 million for the six months ended December 31, 2018, from $5.5 million for the six months ended December 31, 2017, a decrease of approximately $0.6 million, or 10%. This decline is primarily due to decreased revenues from the State of Washington, in addition to consulting services, because of a smaller volume of activities for the period and the variability of consulting revenues discussed above. This decrease in revenue was partially offset by an increase in revenue from software subscriptions.

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Leaf Data Systems revenue from the contract with the State of Washington decreased for the three and six months ended December 31, 2018 mainly as a result of a higher volume of change orders in the prior period. Change orders represent out-of-scope functionality modifications requested by the client that were completed at the onset of the contract. Revenues earned from these change orders are recognized upon successful implementation and delivery of the requested modifications. As a result, revenues from these clients when compared year over year may be impacted by the timing of the agreement relative to the requested change orders in one or either period.

MJF’s software revenue increased to $2,294,091 for the three months ended December 31, 2018 from $1,940,439 for the three months ended December 31, 2017, for an increase of $353,652, or 18%. Additionally, software revenue increased to $4,245,854 for the six months ended December 31, 2018 from $4,034,169 for the six months ended December 31, 2017, for an increase of $211,685, or 5%. This increase was primarily due to growth in the number of subscriptions to MJ Platform, thus increasing recurring SaaS revenue, in addition to continued increases in revenue from the Leaf Data Systems contract with the state of Pennsylvania (both monthly subscription services and Change Orders delivered over the period). The decline in revenue from the contract with the State of Washington was partially offset by a high volume of activity under the contract with the State of Pennsylvania during the period for the three and six months ended December 31, 2018. The Company's software revenues generated from government customers under Leaf Data Systems totaled $1,360,587 and $969,283 during the three months ended December 31, 2018 and 2017, respectively. These software revenues generated from government customers also totaled $2,453,479 and $2,432,963 during the six months ended December 31, 2018 and 2017, respectively.

Software revenue accounted for 88% and 68% of net revenue for the three months ended December 31, 2018 and 2017, respectively and 85% and 73% of net revenue for the six months ended December 31, 2018 and 2017, respectively. MJF’s software recurring revenue includes revenue generated from MJF’s commercial product, MJ Platform, and MJF’s regulatory systems product, Leaf Data Systems and seed-to-sale implementation fees for MJ Platform.

Consulting Revenue

MJF’s consulting revenue includes revenue generated from consulting professional services delivered to prospective and current cannabis, hemp and CBD businesses and business operators. MJF’s consulting revenue was $239,797 for the three months ended December 31, 2018 compared to $888,426 for the three months ended December 31, 2017, for a decrease of $648,629, or 73%, as a result of a smaller volume of consulting activities and engagements. Consulting services are correlated to state legalizations and experience variability as a result. MJF’s consulting revenue was $609,880 for the six months ended December 31, 2018 compared to $1,421,590 for the six months ended December 31, 2017, for a decrease of $811,710, or 57%.

Consulting revenue was 9% and 31% of net revenue for the three months ended December 31, 2018 and 2017, respectively. Similarly, Consulting revenue was 12% and 26% of net revenue for the six months ended December 31, 2018 and 2017, respectively. Due to the nature of consulting revenue and its dependence on emerging market activity as a driver of demand, the months in which MJF recognizes consulting revenue has varied from year to year depending on whether state legislation has expanded to allow new market entrants or growth of existing market participant operations. For example, while consulting revenue appears to have slowed during the three months ended December 31, 2018, it is expected to increase during the six months ending June 30, 2019, due to emerging opportunities in Missouri, Utah, New Jersey, and Arkansas as these states have experienced recent state legal changes. Further, 5 of MJF’s clients in Ohio have recently won processing licenses.

Other Revenue

MJF’s retail/resale revenue increased to $64,191 for the three months ended December 31, 2018 from $30,717 for the three months ended December 31, 2017, for an increase of $33,474, or 109%. MJF’s retail/resale revenue increased to $114,245 for the six months ended December 31, 2018 from $76,325 for the six months ended December 31, 2017, for an increase of $37,920, or 50%.

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Retail/resale revenue was 2.5% and 1.1% of net revenue for the three months ended December 31, 2018 and 2017, respectively. Retail/resale revenue was 2.3% and 1.4% of net revenue for the six months ended December 31, 2018 and 2017, respectively. MJF’s retail/resale revenue includes revenue generated from point of sale hardware and labels.

Cost of Revenue

MJF’s cost of revenue increased to $1,198,911 for the three months ended December 31, 2018 from $1,068,828 for the three months ended December 31, 2017, for an increase of $130,083, or 12%. The increase over the three-month period resulted primarily from higher costs realized for our Software business as it continues to expand across both commercial and government clients. For the six-month period ended December 31, 2018 and 2017, MJF’s cost of revenue decreased to $2,155,034 from $2,600,716, for a decrease of $445,682, or 17%. This decrease over the six-month period resulted primarily from a decline in ongoing support and maintenance fees related to Leaf Data Systems of approximately $124,621 during the three months ended December 31, 2018 and $732,720 for the six months ended December 31, 2018 because of a smaller volume of services provided in connection with the contracts with the state of Washington.

Since the applications and services available through the Leaf Data System are provided through relationships with third-party service providers at higher costs, the gross profit margins from the government contracts are generally lower. As a result of the decreased cost of revenue associated with these government contracts, the overall gross profit margin increased to 57% for the six months ended December 31, 2018 from 53% for the same period in 2017.

Operating Expenses

The following table presents operating expense line items for the three and six months ended December 31, 2018 and 2017 and the period-over-period dollar and percentage changes for those line items:

	Three months ended December 31,
	2018	% of revenue	2017	% of revenue	Change Period over Period
Operating expenses:
Product development	$1,058,011	41%	$699,707	25%	$358,304	51%
Selling, general and administrative	2,768,528	107%	2,071,126	72%	697,402	34%

Total operating expenses	$3,826,539	148%	$2,770,833	97%	$1,055,706	38%

The following table presents operating expense line items for the six months ended December 31, 2018 and 2017 and the period-over-period dollar and percentage changes for those line items:

	Six months ended December 31,
	2018	% of revenue	2017	% of revenue	Change Period over Period
Operating expenses:
Product development	$1,876,475	38%	$1,496,266	27%	$380,209	25%
Selling, general and administrative	5,006,040	101%	4,312,580	78%	693,460	16%

Total operating expenses	$6,882,515	139%	$5,808,846	105%	$1,073,669	18%

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MJF’s operating expenses increased to $3,826,539 for the three months ended December 31, 2018 from $2,770,833 for the three months ended December 31, 2017, for an increase of $1,055,706, or 38%. MJF’s operating expenses increased to $6,882,515 for the six months ended December 31, 2018 from $5,808,846 for the six months ended December 31, 2017, for an increase of $1,073,669, or 18%. The increased level of operating expenses was primarily driven by an increase in professional fees of $893,335 in addition to continued investments in research and development in addition to sales and marketing. Research and development expenses increased as MJF continued to build out its second-generation ERP software product, which should deliver enhanced performance and security to its software clients.

Liquidity and Capital Resources

Cash Flows

MJF’s cash and restricted cash balance was $9,083,212 and $2,572,401 as of December 31, 2018 and June 30, 2018, respectively. Cash flow information for the six months ended December 31, 2018 and 2017 is as follows:

	Six Months Ended December 31,
	2018	2017
Cash provided by (used in):
Operating activities	$(3,489,189)	$(3,546,218)
Financing activities	10,000,000	1,000,000
Net increase / (decrease) in cash	$6,510,811	$(2,546,218)

Sources and Uses of Cash for the Six Months Ended December 31, 2018 and 2017

Net cash used in operating activities decreased to $3,489,189 during the six months ended December 31, 2018, from $3,456,218 during the six months ended December 31, 2017, for a decrease of $57,029, or 2%. Cash used in operating activities was primarily driven by the net loss discussed above during the six months ended December 31, 2018 and 2017. During the six months ended December 31, 2018, the net loss was partially offset by efforts to generate cash flow through working capital management. Cash used in operations during the six months ended December 31, 2017, was also impacted by an increase in receivables of over $1 million.

MJF did not have any net cash used in investing activities in the six months ended December 31, 2018 and 2017.

Net cash provided by financing activities totaled $10,000,000 during the six months ended December 31, 2018, as a result of amounts raised in MJF’s Series C financing. Net cash provided by financing activities totaled $1,000,000 during the six months ended December 31, 2017, as a result of amounts raised in the MJF’s Series B financing.

Liquidity and Capital Resources

Since its inception, MJF has incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue funding ongoing operations. However, after considering all available evidence, MJF has determined that, due to its current positive working capital and the receipt of cash proceeds from the issuance of Series C Preferred Units during the six months ended December 31, 2018, no substantial doubt exists in regard to MJF's ability to continue as a going concern for a period of at least twelve months from the date its financial statements were issued. Management will continue to evaluate the impact of this standard on MJF’s financial statements.

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MJF believes that its current and expected future liquidity over the next 12 months will be sufficient to fund operations and capital expenditures. There can be no assurance, however, that cash flows from operations and additional funding will be available in the future to fund future obligations. Any projections of future cash needs and cash flows are subject to substantial uncertainty. It is possible that MJF could incur unexpected costs and expenses in the future, fail to collect significant amounts that may be owed to it, or experience unexpected cash requirements that would force MJF to seek additional financing. In this event, additional financing could be required. If MJF seeks additional financing, it would likely issue additional equity or debt securities, and as a result, MJF’s holders may experience additional dilution, or the new debt or equity securities may have rights, preferences or privileges more favorable than those of existing holders of MJF’s debt or equity. If additional financing is not available or is not available on acceptable terms, MJF may be required to delay or reduce the scope of its plans.

MJF has historically relied on cash flows provided by equity financings to fund its operations. As of December 31, 2018, MJF had cash of approximately $8.1 million, excluding restricted cash. MJF had a working capital balance of $6.6 million (excluding restricted cash) as of December 31, 2018 as compared to $0.6 million as of June 30, 2018.

Series C Preferred Units Financing

In August 2018, MJF sold an aggregate of approximately $10 million of Series C Preferred Units in private placements to accredited investors.

RESULTS OF OPERATIONS FOR THE YEAR ENDED

JUNE 30, 2018 COMPARED WITH THE YEAR ENDED JUNE 30, 2017

Summary Financial Data

The following table sets forth information comparing the components of net loss for the fiscal years ended June 30, 2018 and 2017, consolidating the results of commercial software and government software:

	Year ended June 30,
	2018	2017
Revenues:
Software	$8,082,424	$3,138,786
Consulting	$2,281,836	$2,112,541
Other	$112,523	$344,967
Total Revenue	$10,476,783	$5,596,294

Cost of revenues:	$4,042,164	$1,249,818
Operating expenses:
Product development:	$2,645,093	$1,898,221

Selling, general and administrative	$6,252,685	$9,439,759

Total operating expenses	$8,897,778	$11,337,980

Other income (expenses)	$25,149	$27,591
Net Loss	$(2,488,309)	$(7,019,095)

Revenue

Total revenue increased to $10.5 million for the fiscal year ended June 30, 2018 from $5.6 million for the fiscal year ended June 30, 2017, an increase of approximately $4.9 million, or 87.5%. This growth primarily resulted from an increase in revenue from software subscriptions. Market demand has been high for the second-generation MJ Platform, which commands higher fees than MJF’s predecessor legacy seed-to-sale products. MJF also won its bid on two Leaf Data Systems contracts with the Commonwealth of Pennsylvania and the State of Washington in the fourth quarter of fiscal 2018.

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Software Revenue

MJF’s software revenue increased to $8,082,424, for the fiscal year ended June 30, 2018 from $3,138,786 for the fiscal year ended June 30, 2017, for an increase of $4,943,638, or 157.5%. This increase was primarily due to increased sales of MJ Platform and new Leaf Data Systems contracts with the states of Washington and Pennsylvania. Leaf Data Systems revenue represented about $4.2 million of the $4.9 million increase realized from 2017 to 2018.

Software revenue accounted for 77.1% and 56.1% of net revenue for the fiscal years ended June 30, 2018 and 2017, respectively. MJF’s software recurring revenue includes revenue generated from MJF’s commercial product, MJ Platform, and MJF’s regulatory systems product, Leaf Data Systems and seed-to-sale implementation fees for MJ Platform.

Consulting Revenue

MJF’s consulting revenue was $2,281,836 for the fiscal year ended June 30, 2018 compared to $2,112,541 for the fiscal year ended June 30, 2017, for an increase of $169,295, or 8.0%, as a result of the re-engagement of existing clients on new projects and contracting with new clients.

Consulting revenue was 21.8% and 37.8% of net revenue for the fiscal years ended June 30, 2018 and 2017, respectively. MJF’s consulting revenue includes revenue generated from consulting professional services delivered to prospective cannabis businesses and current cannabis business operators.

Retail/Resale Revenue

MJF’s retail/resale revenue decreased to $112,523 for the fiscal year ended June 30, 2018 from $344,967 for the fiscal year ended June 30, 2017, for a decrease of $232,444, or 67.4%. This was due to the MJF’s de-emphasis on this line of business due to its low gross profit margin.

Retail/resale revenue was 1.1% and 6.1% of net revenue for the fiscal years ended June 30, 2018 and 2017, respectively. MJF’s retail/resale revenue includes revenue generated from point of sale hardware and labels.

Cost of Revenue

MJF’s cost of revenue increased to $4,042,164 for the fiscal year ended June 30, 2018 from $1,249,818 for the fiscal year ended June 30, 2017, for an increase of $2,792,346, or 223%. This increase resulted primarily from the costs related to the Leaf Data Systems of $2,670,319 in fiscal 2018, including the patient registry product and integration provided by Oracle Corporation for the Leaf Data Systems implementation for the Commonwealth of Pennsylvania. As a result of the above, gross profit margin decreased to 61% in fiscal 2018 from 78% in fiscal 2017.

Operating Expenses

The following table presents operating expense line items for the fiscal years ended June 30, 2018 and 2017 and the year-over-year dollar and percentage changes for those line items:

	Year ended June 30,
	2018	% of revenue	2017	% of revenue	Change Period over Period
Operating expenses:
Product development	$2,645,093	25%	$1,898,221	34%	$746,872	39%
Selling, general and administrative	6,252,685	60%	9,439,759	169%	(3,187,074)	(34)%

Total operating expenses	$8,897,778	85%	$11,337,980	203%	$(2,440,202)	(22)%

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MJF’s operating expenses decreased to $8,897,778 for the fiscal year ended June 30, 2018 from $11,337,980 for the fiscal year ended June 30, 2017, for a decrease of $ 2,440,202, or 22%. This decrease resulted primarily from a decrease in outage related expenses primarily due to data recovery, legal, and forensic efforts related to the cyberattack MJF experienced in January 2017. Further, in 2018, MJF received an insurance settlement related to the 2017 cyberattack which partially offset the 2018 operating expenses.

Liquidity and Capital Resources

Cash Flows

MJF’s cash and restricted cash balance was $2,572,401 and $5,316,282 as of June 30, 2018 and 2017, respectively. Cash flow information for the fiscal years ended June 30, 2018 and 2017 is as follows:

	Year Ended June 30,
	2018	2017
Cash provided by (used in):
Operating activities	$(3,743,881)	$(4,862,161)
Financing activities	1,000,000	3,416,427
Net increase / (decrease) in cash	$(2,743,881)	$(1,445,734)

Sources and Uses of Cash for the Fiscal Years Ended June 30, 2018 and 2017

Net cash used in operating activities decreased to $3,743,881 in the fiscal year ended June 30, 2018, from $4,862,161 in the fiscal year ended June 30, 2017, for a decrease of $1,118,280. This was primarily due to an increase in revenue from software sales in 2018 over 2017 primarily as a result of the Leaf Data system contracts realized in 2018.

MJF did not have any net cash used in investing activities in the fiscal years ended June 30, 2018 and 2017.

Net cash provided by financing activities decreased to $1,000,000 in the fiscal year ended June 30, 2018, from $3,416,427 in the fiscal year ended June 30, 2017, for a decrease of $2,416,427, primarily due to the decrease in amounts raised in the company’s Series B financing.

Liquidity and Capital Resources

MJF has historically relied on cash flows provided by equity financings to fund its operations. As of June 30, 2018, MJF had liquidity of $1.5 million in cash and cash equivalents, excluding restricted cash. MJF had a working capital of $1.6 million as of June 30, 2018 as compared to $3.1 million as of June 30, 2017.

After giving effect to the Series C financing, and amounts due to MJF from existing contractual obligations, MJF believes its cash and restricted cash on hand should be sufficient to meet its cash requirements for at least the next 12 months. However, any projections of future cash needs and cash flows are subject to substantial uncertainty. It is possible that MJF could incur unexpected costs and expenses in the future, fail to collect significant amounts that may be owed to it, or experience unexpected cash requirements that would force MJF to seek additional financing. In this event, additional financing could be required. If MJF seeks additional financing, it would likely issue additional equity or debt securities, and as a result, its holders may experience additional dilution, or the new debt or equity securities may have rights, preferences or privileges more favorable than those of existing holders of MJF’s debt or equity. If additional financing is not available or is not available on acceptable terms, MJF may be required to delay or reduce the scope of its plans.

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Series C Preferred Units Financing

In August 2018, MJF sold an aggregate of approximately $10 million of Series C Preferred Units in private placements to accredited investors.

Off-Balance Sheet Arrangements

MJF did not have any off-balance sheet arrangements as of December 31, 2018.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of MJF’s financial condition and results of operations is based on MJF’s financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States of America, or U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported periods. In accordance with U.S. GAAP, MJF base its estimates on historical experience and on various other assumptions MJF believes are reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions.

Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include MJF's allowance for doubtful accounts, the estimated average customer life used in the calculation of the deferral and recognition of implementation fees earned from certain customers, and the estimated useful lives of long-lived assets. Actual results could differ from those estimates.

Cash

MJF considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. MJF continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, MJF has maintained balances in various operating accounts in excess of federally insured limits.

Restricted Cash

Restricted cash serves as collateral for MJF's letter-of-credit (See Note 6 to the financial statements included elsewhere in this proxy statement/prospectus).

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Prepaid Expenses

Prepaid expenses consist primarily of third-party technology and software used by MJF in its day-to-day operations and professional services expenses paid in advance.

Accounts Receivable, Net

MJF provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. MJF's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that MJF's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The allowance for doubtful accounts was $70,056 as of December 31, 2018 and $39,571 as of June 30, 2018.

MJF grants credit in the normal course of business to customers in the United States. MJF periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

Concentration of Credit Risk

For the three months ended December 31, 2018, two customers accounted for 37% and 15% of total revenue, and for the three months ended December 31, 2017, two customers accounted for 19% and 15% of total revenues. For the six months ended December 31, 2018, two customers accounted for 36% and 14% of total revenue, and for the six months ended December 31, 2017, two customers accounted for 29% and 15% of total revenues. At December 31, 2018, one customer accounted for 61% of net accounts receivable. At June 30, 2018, two customers accounted for 55% and 11% of net accounts receivable, respectively.

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from five to seven years, and the shorter of the estimated economic life or related lease terms for leasehold improvements. Repairs and maintenance costs that do not improve the service potential or extend the economic life are expensed as incurred. MJF's purchases of property and equipment have historically been immaterial.

Preferred Units

MJF applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred units. Preferred units subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred units (including preferred units that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within MJF's control) are classified as temporary equity. At all other times, preferred units are classified as members' equity.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, restricted cash, accounts receivable, prepaid expenses, and accounts payable approximated fair value as of December 31, 2018 because of the relatively short term nature of these instruments. MJF accounts for fair value measurements in accordance with Accounting Standards Codification ("ASC") Topic No. 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC Topic 820 are described below:

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Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Software Development Costs

MJF accounts for costs incurred in the development of computer software in accordance with ASC Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software. Costs incurred in the application development stage are subject to capitalization and subsequent amortization and impairment. Application development stage costs were not material for MJF during the three and six months ended December 31, 2018 or 2017. Product development costs are primarily comprised of personnel costs incurred related to activities for evaluating future changes to the software, testing, bug fixes, and other maintenance activities. Product development costs are expensed as incurred.

Revenue Recognition

MJF recognizes revenue only when all of the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been performed, the fee for the arrangement is fixed or determinable, and collectability is reasonable assured.

MJF’s software-as-a service fees are earned through arrangements in which customer pay MJF a recurring subscription fee based upon the term of their respective contract.

MJF also offers various software consulting services to its customers, including implementation services, business planning, support, and other customer services. From time to time, MJF purchases equipment for resale to customers. Such equipment is generally drop-shipped to MJF's customers. MJF recognizes revenue as the services are performed or products are delivered, or in the case of up-front implementation fees, over the longer of the contract term or estimated customer life. In most arrangements, MJF bills the customer prior to performing services, which requires MJF to record deferred revenue on the accompanying balance sheets.

Income Taxes

MJF has elected to be treated as a partnership for income tax purposes. Accordingly, taxable income and losses of MJF are reported on the income tax returns of MJF's members. MJF prescribes a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. MJF files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. No provision for federal income taxes has been recorded in the accompanying financial statements.

MJF records interest and penalties related to unrecognized tax benefits in selling, general, and administrative expenses. No penalties or interest were incurred during the three and six month periods ended December 31, 2018 or 2017.

The Tax Cuts and Jobs Act ("Tax Act") was signed into law on December 22, 2017. The Tax Act includes significant changes to the U.S. corporate income tax system, including a federal corporate rate reduction from 35% to 21% effective January 1, 2018; limitations on the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax ("AMT") and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. MJF does not expect the Tax Act to have a material impact on MJF because, as a limited liability company, it is not subject to federal income tax and the tax effect of its activities accrues to the members.

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Beginning January 1, 2018, new rules apply to IRS audits of partnership and limited liability companies that are taxed as partnerships. Under these rules, adjustments resulting from an IRS audit of the partnership will be assessed at the partnership level. There are currently no years under audit.

Segment

MJF's chief operating decision maker reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance and information for different revenue streams is not evaluated separately. As such, MJF has determined that it operates a single reporting segment.

Recent Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09, as subsequently amended, supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance throughout the industry topics of the codification. Under ASU No. 2014-09, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. ASU No. 2014-09 is effective for MJF beginning July 1, 2019 with early adoption permitted, and allows for either full retrospective or modified retrospective adoption. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires certain equity investments to be measured at fair value with changes in fair value recognized in net income, to record changes in instrument-specific credit risk for financial liabilities measured under the fair value option in other comprehensive income. The new standard is expected to reduce diversity in practice. The new standard is effective for MJF beginning July 1, 2019, with early adoption permitted for certain provisions or for the new provisions as a whole, with certain restrictions. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard, as subsequently amended, establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for MJF beginning July 1, 2020 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting which simplifies the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Among other changes, the new standard allows non-public business entities to make an accounting policy election to either estimate the number of awards that are expected to vest or to account for forfeitures as they occur. The Company has adopted the new standard effective July 1, 2018. The application of this standard has no material impact on MJF’s condensed financial statements.

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments. Among other things, these amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. The new standard is effective for MJF beginning July 1, 2021 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which broadens the scope of existing guidance applicable to internal-use software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is applicable for MJF beginning July 1, 2020 with early adoption permitted, including adoption in an interim period. The Company is evaluating the impact of adoption of the new standard on its condensed financial statements.

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DESCRIPTION OF SECURITIES OF MTECH

Unless otherwise indicated, references in this section to the “Company,” “we,” “us,” and “our” are to MTech.

General

As of the date of this proxy statement/prospectus, we are authorized to issue 15,000,000 shares of Class A common stock, par value $0.0001, 3,000,000 shares of Class B common stock, par value $0.0001 and 1,000,000 shares of preferred stock, par value $0.0001. As of the date of this proxy statement/prospectus, 1,437,500 shares of Class B common stock, 5,993,750 shares of Class A common stock and no shares of preferred stock are currently outstanding. The following description summarizes the material terms of our securities. Because it is only a summary, it may not contain all the information that is important to you.

Units

Each unit consists of one share of Class A common stock and one warrant. Each warrant entitles the holder to purchase one share of Class A common stock.

Common Stock

Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with any vote held to approve our initial business combination, our Sponsor, as well as all of our officers and directors, have agreed to vote their respective founder shares, the placement shares and any public shares held by them in favor of the proposed Business Combination.

We will consummate the Business Combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the business combination.

Our Board is divided into two classes, each of which will generally serve for a term of two years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our Amended and Restated Certificate of Incorporation, if we do not consummate an initial business combination by 18 months from the closing of our IPO, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to an initial business combination, our public stockholders are entitled to share ratably in the trust account, based on the amount then held in the trust account, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any). Our Sponsor, officers and directors have agreed to waive their rights to participate in any liquidation distribution occurring upon our failure to consummate an initial business combination with respect to the founder’s Class B common stock. Our Sponsor, officers and directors will therefore not participate in any liquidation distribution with respect to such shares. They will, however, participate in any liquidation distribution with respect to any shares of Class A common stock acquired in connection with or following our IPO but not with respect to any shares of Class A common stock underlying the placement units.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the shares of common stock, except that public stockholders have the right to sell their shares to us in a tender offer or have their shares of Class A common stock converted to cash equal to their pro rata share of the trust account if they vote on the proposed business combination in connection with such business combination and the business combination is completed. Public stockholders who sell or convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Founder Shares

The holders of the founder shares have agreed (i) that the founder shares are subject to certain transfer restrictions, as described in more detail below and (ii) (A) to waive their redemption rights with respect to the founder shares and public shares in connection with the completion of our business combination and (B) to waive their rights to liquidating distributions from the trust account with respect to the founder shares and the shares of Class A common stock underlying the placement units if we fail to complete our business combination within 18 months from the closing of our IPO, although our initial stockholder (or any of our executive officers, directors or affiliates) will be entitled to liquidating distributions from the trust account with respect to any public shares acquired if we fail to complete our initial business combination within the allotted 18-month time period. The founder shares are automatically convertible into shares of our Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment pursuant to certain anti-dilution rights, as described herein. Our Sponsor has agreed to vote its founder shares, the shares of Class A common stock underlying its placement units and any public shares purchased during or after our IPO in favor of the Business Combination and our executive officers and directors have also agreed to vote any public shares purchased during or after our IPO in favor of the Business Combination. As a result, we would need only 2,034,376 of the 5,750,000 public shares, or 35.38%, sold in our IPO to be voted in favor of the Business Combination in order to have such transaction approved. Permitted transferees of our Sponsor will be subject to the same obligations of such purchasers.

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The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of our initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in our IPO and related to the closing of the business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of our IPO (not including the shares of Class A common stock underlying the placement units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination or pursuant to units (and their underlying securities) issued to our Sponsor upon conversion of working capital loans, after taking into account any shares of Class A common stock redeemed in connection with the business combination. The term “equity-linked securities” refers to any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A common stock issued in a financing transaction in connection with our initial business combination, including but not limited to a private placement of equity or debt. Securities could be “deemed issued” for purposes of the conversion rate adjustment if such shares are issuable upon the conversion or exercise of convertible securities, warrants or similar securities.

Subject to certain limited exceptions, 50% of the founder shares will not be transferred, assigned or sold until the earlier of (i) one year after the date of the consummation of our initial business combination or (ii) the date on which the closing price of our common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period and the remaining 50% of the founder shares will not be transferred, assigned or sold until one year after the date of the consummation of our initial business combination.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of preferred stock with such designation, rights and preferences as may be determined from time to time by our Board. Accordingly, our Board is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to affect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Redeemable Warrants

Each warrant entitles the registered holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 30 days after the completion of an initial business combination or 12 months from the closing of our IPO. No warrants will be exercisable for cash unless we have an effective and current registration statement covering the shares of Class A common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Class A common stock. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the public warrants is not effective within a specified period following the consummation of our initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” for this purpose will mean the average reported last sale price of the shares of Class A common stock for the 5 trading days ending on the trading day prior to the date of exercise. The warrants will expire on the fifth anniversary of our completion of an initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

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The placement warrants underlying the placement units, as well as any warrants underlying the units we issue to our Sponsor, officers, directors or their affiliates in payment of working capital loans made to us, will be identical to the warrants underlying public units except that such warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and will not be redeemable by us, in each case so long as they are still held by our Sponsor, other purchasers of our placement units, or their affiliates. The placement units and their underlying securities may not be sold or transferred until after we have completed a business combination.

We may call the warrants for redemption (excluding the placement warrants and any warrants underlying units issued to our Sponsor, officers or directors in payment of working capital loans made to us but including any outstanding warrants issued upon exercise of the UPOs issued to EBC and/or its designees), in whole and not in part, at a price of $0.01 per warrant,

●	at any time during the exercise period,

●	upon not less than 30 days’ prior written notice of redemption to each warrant holder,

●	if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations), for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of our redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the shares of Class A common stock for the 5 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.

The warrants will be issued in registered form under the warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of at least 50% of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.

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The exercise price and number of shares of Class A common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of shares of Class A common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of shares of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

Under the terms of the warrant agreement, we have agreed to use our best efforts to have declared effective a prospectus relating to the shares of Class A common stock issuable upon exercise of the warrants as promptly as practicable and keep such prospectus current until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the shares of Class A common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants for cash and we will not be required to net cash settle or cash settle the warrant exercise.

Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.8% of the shares of common stock outstanding.

No fractional shares will be issued upon exercise of the warrants. If, by reason of any adjustment made pursuant to the warrant agreement, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

UPO

We sold to EBC (and/or its designees) an option to purchase up to 250,000 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those sold in the IPO.

Dividends

We have not paid any cash dividends on our shares of common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our Board to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Listing of Our Securities

Our units, Class A common stock and warrants are traded on the Nasdaq Capital Market under the symbols “MTECU,” “MTEC” and “MTECW,” respectively.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and By-Laws

Staggered Board of Directors

Our Amended and Restated Certificate of Incorporation provides that our Board will be classified into two classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our Board only by successfully engaging in a proxy contest at two or more annual meetings. Furthermore, because our board is classified, directors may be removed only with cause by a majority of our outstanding shares.

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Special Meeting of Stockholders

Our bylaws provide that special meetings of our stockholders may be called only by a majority vote of our Board, by our Chief Executive Officer or by our Chairman.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders, must provide timely notice of their intent in writing. To be timely, a stockholder’s notice will need to be received by the company secretary at our principal executive offices not later than the close of business on the 90th day nor earlier than the open of business on the 120th day prior to the anniversary date of the immediately preceding annual meeting of stockholders. Pursuant to Rule 14a-8 of the Exchange Act, proposals seeking inclusion in our annual proxy statement must comply with the notice periods contained therein. Our bylaws also specify certain requirements as to the form and content of a stockholders’ meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

Authorized but Unissued Shares

Our authorized but unissued common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Exclusive Forum Selection

Our amended and restated certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in our name, actions against directors, officers and employees for breach of fiduciary duty, actions under the Delaware general corporation law or under our certificate of incorporation, or actions asserting a claim governed by the internal affairs doctrine may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel. Although we believe this provision benefits our company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Section 203 of the Delaware General Corporation Law

We will be subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

●	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

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●	on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of our stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Limitation on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

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DESCRIPTION OF SECURITIES OF MTECH HOLDINGS

General

Pursuant to MTech Holdings’ proposed amended and restated certificate of incorporation, MTech Holdings’ authorized capital stock will consist of 80,000,000 shares, of which 75,000,000 are shares of common stock, par value $0.0001 per share, and 5,000,000 are shares of preferred stock, $0.0001 par value. As of the date of this proxy statement/prospectus, there were 1,000 shares of MTech Holdings common stock and no shares of MTech Holdings preferred stock issued and outstanding. The following description summarizes the material terms of MTech Holdings’ capital stock pursuant to the proposed MTech Holdings’ amended and restated certificate of incorporation which will be adopted if the Charter Amendments Proposal is approved. This description is qualified by reference to MTech Holdings’ amended and restated certificate of incorporation as will be in effect upon consummation of the Business Combination, a copy of which is attached to this proxy statement/prospectus as Annex B and is incorporated in this proxy statement/prospectus by reference.

Common Stock

Upon completion of the Business Combination, each share of MTech common stock will be exchanged for one share of MTech Holdings common stock.

Holders of MTech Holdings common stock will exclusively possess all voting power and each share of common stock will have one vote on all matters submitted to the stockholders for a vote. Holders of MTech Holdings common stock will be entitled to receive dividends or other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and share equally on a per share basis in all such dividends and other distributions. In the event of any liquidation, dissolution or winding up of MTech Holdings, either voluntary or involuntary, holders of MTech Holdings common stock will be entitled to receive their ratable and proportionate share of the remaining assets of MTech Holdings.

Holders of MTech Holdings common stock will have no cumulative voting rights, conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock.

MTech Holding’s board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year and with directors only permitted to be removed for cause.

Preferred Stock

The board of directors of MTech Holdings is expressly granted authority to issue shares of the preferred stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of MTech Holdings entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation. No preferred stock is to be registered under this proxy statement/prospectus.

Warrant

Upon completion of the Business Combination, all of the warrants to purchase MTech common stock will be cancelled and exchanged for MTech Holdings warrants to purchase an equal number of shares of MTech Holdings common stock on the same terms and conditions as the original warrants. See the section titled “Description of Securities of MTech – Redeemable Warrants” for terms and conditions of the MTech warrants.

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Dividends

Following completion of the Business Combination, MTech Holdings’ board of directors will consider whether or not to institute a dividend policy. It is the present intention of MTech Holdings to retain any earnings for use in its business operations and, accordingly, MTech Holdings does not anticipate its board of directors declaring any dividends in the foreseeable future.

Transfer Agent and Warrant Agent

It is anticipated that the transfer agent for MTech Holdings’ common stock and preferred stock and warrant agent for MTech Holdings’ warrants will be Continental Stock Transfer & Trust Company at 17 Battery Place, New York, New York 10004.

Listing of MTech Holdings’ Securities

It is anticipated that MTech Holdings’ common stock and public warrants will be listed on the Nasdaq Capital Market under the symbols “KERN” and “KERNW,” respectively, following the closing of the Business Combination.

Certain Anti-Takeover Provisions of Delaware Law and MTech Holdings’ Proposed Amended and Restated Certificate of Incorporation

Section 203 of the Delaware General Corporation Law

MTech Holdings is subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

●	a stockholder who owns 15% or more of MTech Holdings’ outstanding voting stock (otherwise known as an “interested stockholder”);

●	an affiliate of an interested stockholder; or

●	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of MTech Holdings’ assets. However, the above provisions of Section 203 do not apply if:

●	MTech Holdings’ board of directors approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

●	after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of MTech Holdings’ voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

●	on or subsequent to the date of the transaction, the business combination is approved by MTech Holdings’ board of directors and authorized at a meeting of MTech Holdings’ stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

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Exclusive Forum Selection

The sole and exclusive forum for any stockholder (including a beneficial owner) of MTech Holdings to bring (i) any derivative action or proceeding brought on behalf of MTech Holdings, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to MTech Holdings or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or its certificate of incorporation or bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Although MTech Holdings believes this provision benefits the company by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against its directors and officers. This forum selection provision does not apply to claims under the Securities Act or the Exchange Act.

Registration Rights

The holders of the founder shares, placement units (and their underlying securities), and any units that may be issued upon conversion of the working capital loans (and their underlying securities) are entitled to registration rights in connection with a registration rights agreement executed in connection with MTech’s IPO that is being assumed by MTech Holdings pursuant to the Merger Agreement. The holders of a majority of these securities are entitled to make up to three demands that MTech Holdings register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the placement units or units issued to the Sponsor, officers, directors or their affiliates in payment of working capital loans made to MTech Holdings (in each case, including the underlying securities) can elect to exercise these registration rights at any time after MTech Holdings consummates the Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination. MTech Holdings will bear the expenses incurred in connection with the filing of any such registration statements. Additionally, the Sellers are being granted piggyback registration rights under the transmittal letters for any shares that may be issued to them by MTech Holdings under the Merger Agreement after the Closing for purchase price adjustments or indemnification claims.

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BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information regarding (i) the actual beneficial ownership of MTech common stock as of the date of this proxy statement/prospectus (pre-Business Combination) and (ii) the expected beneficial ownership of MTech Holdings’ common stock immediately following the consummation of the Business Combination, assuming that no public shares of MTech are redeemed, and alternatively the maximum number of shares of MTech are redeemed, by:

●	each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of MTech common stock;
●	each of MTech’s current executive officers and directors;
●	each person who will become an executive officer or director of MTech Holdings post-Business Combination; and
●	all executive officers and directors of MTech as a group pre-Business Combination and all executive officers and directors of MTech Holdings post-Business Combination.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of MTech common stock pre-Business Combination is based on 7,431,250 shares of common stock issued and outstanding as of the date of this proxy statement/prospectus.

The expected beneficial ownership of MTech Holdings common stock post-Business Combination is based on 14,321,014 shares of MTech Holdings common stock assuming no redemption and 9,407,628 shares of MTech Holdings common stock assuming maximum redemption. The expected beneficial ownership percentages with respect to MTech Holdings following the Business Combination includes the shares issuable to the Sellers that are held in escrow, as well as shares issued in exchange for unvested MJF profits interest units that are subject to continued vesting, and do not take into account (i) the issuance of any shares (or options to acquire shares) under the Incentive Plan, (ii) the issuance of any shares upon the exercise of warrants to purchase up to a total of 5,993,750 shares of MTech Holdings common stock that will remain outstanding following the Business Combination or any other warrants underlying units that are issued to the Sponsor pursuant to the conversion of its working capital loans that were made to MTech, (iii) any adjustments to the merger consideration payable to the Sellers as a result of MTech’ working capital and/or debt as of the completion of the Business Combination varying from certain specified targets set forth in the Merger Agreement, (iv) the issuance of any underlying securities upon the exercise of the underwriter’s option to purchase up to 250,000 units and, (v) any indemnification payments that are made after the consummation of the Business Combination by delivery of shares of MTech Holdings’ common stock. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownerships in MTech Holdings will be different.

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Unless otherwise indicated, MTech believes that all persons named in the table below have sole voting and investment power with respect to all shares of capital stock beneficially owned by them.

	MTech Before the Business Combination		MTech Holdings After the Business Combination
			Assuming No Redemption		Assuming Maximum Redemption
Name and Address of Beneficial Owner (1)	Number of shares (2)%		Number of shares	%	Number of shares	%
MTech Sponsor LLC (3)	1,681,250	22.62%	1,681,250	11.74%	1,681,250	17.87%
Game Boy Partners, LLC (3)	1,681,250	22.62%	1,681,250	11.74%	1,681,250	17.87%
SS FL, LLC (3)	1,681,250	22.62%	1,681,250	11.74%	1,681,250	17.87%
Steven Van Dyke (3)(7)	1,681,250	22.62%	1,681,250	11.74%	1,681,250	17.87%
Scott Sozio (3)(7)(8)	1,681,250	22.62%	1,681,250	11.74%	1,681,250	17.87%
Tahira Rehmatullah (7)(8)	-	-	-	-	-	-
Emily Paxhia (7)	-	-	-	-	-	-
Anthony Georgiadis (7)	-	-	-	-	-	-
W. Jake Bergmann (7)	-	-	-	-	-	-
Douglas Rothschild (8)	-	-	-	-	-	-
Jessica Billingsley (4)(8)	-	-	1,412,441	9.86%	1,412,441	15.01%
Ruth Ann Kraemer (4)(8)	-	-	28,249	*	28,249	*
Emery Johnathon Huang (4)(5)(8)	-	-	652,135	4.55%	652,135	6.93%
Matthew Kane (4)(6)(8)	-	-	287,921	2.01%	287,921	3.06%
Mark Iwanowski (4)(8)	-	-	-	-	-	-
Amy Poinsett (4)	-	-	1,412,441	9.86%	1,412,441	15.01%
M&J Special Investments LLC (9)	-	-	1,049,596	7.33%	1,049,596	11.16%
SV MJF Investors LP (10)	-	-	697,460	4.87%	697,460	7.41%
Batu Capital Investments MJT LLC (4)	-	-	652,135	4.55%	652,135	6.93%
All directors and officers as a group (Pre-Business Combination (six persons))	1,681,250	22.62%	1,681,250	11.74%	1,681,250	17.87%
All directors and officers as a group (Post-Business Combination (nine persons))	1,681,250	22.62%	7,873,628	54.98%	7,873,628	83.69%

*	Less than one percent.

(1)	Unless otherwise noted, the business address of each of the persons and entities listed above is 10124 Foxhurst Court, Orlando, Florida 32836.
(2)	Interests shown also consists of 243,750 shares of Class A common stock and 1,437,500 shares of Class B common stock. Shares of Class B common stock will automatically convert into shares of Class A common stock on a one-for-one basis upon consummation of the Business Combination.
(3)	Represents shares held by the Sponsor. Each of MTech’s officers and directors is a member of the Sponsor or owns, indirectly, membership interests in the Sponsor through a managing member entity. Messrs. Van Dyke and Sozio, MTech’s Chairman and Chief Executive Officer, respectively, are the managing members of SS FL, LLC, which is one of the managing members of the Sponsor. Accordingly, they may be deemed to have or share beneficial ownership of such shares. The managing member of the Sponsor’s other managing member, Game Boy Partners, LLC is Drew Effron, and he may be deemed to have or share beneficial ownership of such shares. Other individuals who are members of Game Boy Partners, LLC are Craig Effron (brother of Drew Effron), Curtis Schenker and MTech’s senior advisor, Douglas Rothschild. Each such person disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest they may have therein, directly or indirectly.
(4)	The business address of each of these persons and entities is 1601 Arapahoe St., Ste. 900, Denver, Colorado 80202.
(5)	Represents shares held by Batu Capital Investments MJT LLC. Mr. Huang is a managing partner of Batu Capital, which is the managing member of Batu Capital Investments MJT LLC. Accordingly, he may be deemed to have or share beneficial ownership of such shares.
(6)	Represents 200,257 shares held by Jud Wiebe Fund LLC and 87,664 shares held by Seam Capital, LLC. Mr. Kane is a manager of each of Jud Wiebe Fund LLC and Seam Capital, LLC. Accordingly, he may be deemed to have or share beneficial ownership of such shares.
(7)	Pre-Business Combination directors and officers.
(8)	Post-Business Combination directors and officers.

(9)	Each of Nicholas J. Pritzker and Joseph I. Perkovich, the managers of M&J Special Investments LLC, has sole voting and dispositive power over the shares held by M&J Special Investments LLC. The address of M&J Special Investments LLC is c/o Tao Capital Partners LLC, 1 Letterman Drive, Suite C4-420, San Francisco, CA 94129.

(10)	Andrew L. Shapiro, the Managing Member of SV MJF General Partner LLC, the general partner of SV MJF Investors LP, has sole voting and dispositive power over the shares held by SV MJF Investors LP. The address of SV MJF Investors LP is 55 East 59th Street, Suite 1700, New York, NY 10022.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

MTech’s Related Person Transactions

In September 2017, MTech issued 1,437,500 shares of Class B common stock to the Sponsor for $25,000 in cash, at a purchase price of approximately $0.017 per share, in connection with its organization. The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of MTech’s initial business combination on a one-for-one basis, subject to adjustment as provided herein. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered the IPO of MTech and related to the closing of the business combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of MTech’s (not including the shares of Class A common stock underlying the placement units) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with the business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in the business combination or pursuant to units (and their underlying securities) issued to the Sponsor upon conversion of working capital loans, after taking into account any shares of Class A common stock redeemed in connection with the business combination.

As a result of the underwriters’ election to fully exercise their over-allotment option, 187,500 founder shares are no longer subject to forfeiture.

Simultaneously with the IPO of MTech, the Sponsor purchased an aggregate of 225,000 placement units at $10.00 per unit, for an aggregate purchase price of $2,250,000. On February 8, 2018, MTech consummated the sale of an additional 18,750 placement units at a price of $10.00 per unit which were purchased by the Sponsor, generating gross proceeds of $2,437,500. Each placement units consists of one share of Class A common stock and one warrant, each placement warrant exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the placement units were added to the proceeds from the IPO to be held in the trust account. If MTech does not complete a business combination by August 1, 2019, the proceeds of the sale of the placement units will be used to fund the redemption of the public shares (subject to the requirements of applicable law), and the placement units and all underlying securities will expire worthless.

In order to meet MTech’s working capital needs following the consummation of its IPO, the Sponsor, officers and directors of MTech may, but are not obligated to, loan MTech funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion. Each loan would be evidenced by a promissory note. The notes would either be paid upon consummation of MTech’s initial business combination, without interest, or, at holder’s discretion, up to $1,500,000 of the notes may be converted into units at a price of $10.00 per unit. The units would be identical to the placement units. If MTech does not complete a business combination, the loans will be forgiven. On February 19, 2019, MTech issued an unsecured promissory note (the “Note”) in the principal amount of up to $500,000 to the Sponsor. The Note bears no interest and is repayable in full upon consummation of MTech’s initial business combination. The Sponsor has the option to convert any unpaid balance of the Note into units, consisting of shares of the Company's Class A common stock and warrants exercisable for shares of MTech’s Class A common stock, based on a conversion price of $10.00 per unit. The terms of any such units shall be identical to the terms of the placement units. On February 19, 2019, the Sponsor funded $75,000 of the Note. As of March 31, 2019, the Sponsor has funded an aggregate of $180,000 of the Note.

Pursuant to a registration rights agreement entered into on January 29, 2018, the holders of the founder shares, placement units (and their underlying securities), and any units that may be issued upon conversion of the working capital loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that MTech register such securities. The holders of the majority of the founder shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the placement units or units issued to the Sponsor, officers, directors or their affiliates in payment of working capital loans made to MTech (in each case, including the underlying securities) can elect to exercise these registration rights at any time after MTech consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require MTech to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that MTech will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. MTech will bear the expenses incurred in connection with the filing of any such registration statements.

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The Sponsor has agreed to make available to MTech certain general and administrative services, including office space, utilities and administrative support, as MTech may require from time to time. MTech has agreed to pay the Sponsor an aggregate of $10,000 per month for these services. Mr. Van Dyke, the Chairman of MTech, and Mr. Sozio, President and Chief Executive Officer of MTech, are the managing members of one of the managing members of the Sponsor. Each of the officers and directors of MTech is a member of the Sponsor or owns, indirectly, membership interests in the Sponsor through a managing member entity. Accordingly, they will benefit from the transaction to the extent of their interest in the Sponsor. However, this arrangement is solely for MTech’s benefit and is not intended to provide MTech’s officers or directors compensation in lieu of a salary. MTech believes, based on rents and fees for similar services in the Orlando, Florida area, that the fee charged by the Sponsor is at least as favorable as it could have obtained from an unaffiliated person.

Other than the $10,000 per month administrative fee, no compensation or fees of any kind, including finder’s, consulting fees and other similar fees, will be paid to the Sponsor, members of MTech’s management team or their respective affiliates, for services rendered prior to or in connection with the consummation of MTech’s initial business combination (regardless of the type of transaction that it is). However, such individuals will receive the repayment of any loans from the Sponsor, officers and directors of MTech for working capital purposes and reimbursement for any out-of-pocket expenses incurred by them in connection with activities on behalf of MTech, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. There is no limit on the amount of out-of-pocket expenses reimbursable by MTech.

After MTech’s initial business combination, members of its management team who remain with MTech may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Current Report on Form 8-K, as required by the SEC.

All ongoing and future transactions between MTech and any of its officers and directors or their respective affiliates will be on terms believed by MTech to be no less favorable to it than are available from unaffiliated third parties. Such transactions will require prior approval by a majority of MTech’s uninterested “independent” directors or the members of MTech’s board who do not have an interest in the transaction, in either case who had access, at our expense, to MTech’s attorneys or independent legal counsel. MTech will not enter into any such transaction unless MTech’s disinterested “independent” directors determine that the terms of such transaction are no less favorable to MTech than those that would be available to MTech with respect to such a transaction from unaffiliated third parties.

MTech’s Related Person Transactions Policy and Procedure

MTech’s Code of Ethics requires it to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) MTech or any of its subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of MTech’s shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

MTech’s audit committee, pursuant to its written charter, will be responsible for reviewing and approving related-party transactions to the extent MTech enters into such transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable to MTech than terms generally available from an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the audit committee with all material information concerning the transaction. MTech also requires each of its directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

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These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

To further minimize conflicts of interest, MTech has agreed not to consummate an initial business combination with an entity that is affiliated with any of the Sponsor, officers or directors of MTech unless MTech has obtained an opinion from an independent investment banking firm, or another independent entity that commonly renders valuation opinions on the type of target business MTech is seeking to acquire, and the approval of a majority of MTech’s disinterested independent directors that the business combination is fair to its unaffiliated stockholders from a financial point of view.

MJF’s Related Person Transactions

The following is a summary of transactions since July 1, 2017 to which MJF has been a participant, in which:

●	the amount involved exceeded or will exceed $120,000; and

●	any of its managers, executive officers, or holders of more than 5% of its capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described in the section titled “Executive Compensation of MJF” or that were approved by its compensation committee.

MJF believes the terms obtained or consideration that it paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s-length transactions.

Rights Agreement

In August 2018, MJF entered into a Second Amended and Restated Rights Agreement with, MJF’s preferred unit investors and Jessica Billingsley and Amy Poinsett. Pursuant to this agreement, MJF granted those holders rights of first offer on certain stock issuances by MJF, rights of first refusal and co-sale, information rights, and observer rights. These provisions of this agreement will automatically terminate upon the closing of the Business Combination.

Indemnification Agreements

MJF Holdings’ amended and restated certificate of incorporation will contain provisions limiting the liability of directors, and its amended and restated bylaws will provide that it will indemnify the directors and executive officers to the fullest extent permitted under Delaware law. MJF Holdings’ amended and restated certificate of incorporation and bylaws will also provide the board of directors with discretion to indemnify the other officers, employees, and agents when determined appropriate by the board of directors. In addition, MJF Holdings will enter into an indemnification agreement with each of its directors and executive officers, which requires it to indemnify them.

MJF’s Related Person Transactions Policy and Procedure

While MJF does not have a formal written policy or procedure for the review, approval or ratification of related party transactions, its board of managers reviews and considers the interests of its managers, executive officers and members in its review and consideration of transactions.

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PRICE RANGE AND DIVIDENDS OF SECURITIES

MTech

Price Range of MTech Securities

MTech’s units, Class A common stock and warrants are currently listed on the Nasdaq Capital Market under the symbols “MTECU”, “MTEC” and “MTECW”, respectively. The units commenced public trading on January 30, 2018. The Class A common stock and warrants each commenced separate public trading on February 21, 2018.

Holders

As of the date of this proxy statement/prospectus, there were two holders of record of MTech units, two holders of record of MTech common stock and one holder of record of MTech warrants.

Dividend Policy

MTech has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of an initial business combination.

MTech Holdings

Price Range of MTech Holdings Securities

Historical market price information regarding MTech Holdings securities is not provided because there is no public market for MTech Holdings securities.

Holders

As of the date of this proxy statement/prospectus, there were one holder of MTech Holdings’ securities.

Dividend Policy Following the Business Combination

Following completion of the Business Combination, MTech Holdings’ board of directors will consider whether or not to institute a dividend policy. It is the present intention of MTech Holdings to retain any earnings for use in its business operations and, accordingly, MTech Holdings does not anticipate its board of directors declaring any dividends in the foreseeable future.

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LEGAL MATTERS

Ellenoff Grossman & Schole LLP will pass upon the validity of the common stock issued in connection with the Business Combination and certain other legal matters related to this proxy statement/prospectus.

INDEPENDENT AUDITORS

The financial statements of MTech at December 31, 2018 and 2017 and for the year ended December 31, 2018 and the period from September 27, 2017 (inception) through December 31, 2017 included in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon (which contains an explanatory paragraph relating to substantial doubt about the ability of MTech to continue as a going concern as described in Note 1 to the financial statements), appearing elsewhere in this proxy statement/prospectus, and are included in reliance on such report given upon such firm as experts in auditing and accounting.

The financial statements of MJF as of June 30, 2018 and 2017 and for each of the two years in the period ended June 30, 2018 included in this proxy statement/prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

TRANSFER AGENT AND REGISTRAR

The transfer agent for MTech’s securities is Continental Stock Transfer & Trust Company. The transfer agent for MTech Holdings’ securities is Continental Stock Transfer & Trust Company.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, MTech and servicers that it employs to deliver communications to MTech’s stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of this proxy statement/prospectus. Upon written or oral request, MTech will deliver a separate copy of this proxy statement/prospectus to any stockholder at a shared address to which a single copy of this proxy statement/prospectus was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of this proxy statement/prospectus may likewise request that MTech deliver single copies of its proxy statement in the future. Stockholders may notify MTech of their requests by calling or writing MTech at its principal executive offices at 10124 Foxhurst Court, Orlando, Florida 32836.

SUBMISSION OF STOCKHOLDER PROPOSALS

MTech’s Board is aware of no other matter that may be brought before the Special Meeting. Under Delaware law, only business that is specified in the notice of Special Meeting to stockholders may be transacted at the Special Meeting.

FUTURE STOCKHOLDER PROPOSALS

If the Business Combination is completed, you will be entitled to attend and participate in the combined entity’s annual meetings of stockholder. If we hold a 2018 annual meeting of shareholders, we will provide notice of or otherwise publicly disclose the date on which the 2018 annual meeting will be held. If the 2018 annual meeting of shareholders is held, shareholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for the Company’s 2018 annual meeting of shareholders in accordance with Rule 14a-8 under the Exchange Act.

WHERE YOU CAN FIND MORE INFORMATION

MTech files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read MTech’s SEC filings, including this proxy statement/prospectus, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document MTech files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

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If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination or the proposals to be presented at the Special Meeting, you should contact MTech by telephone or in writing:

Scott Sozio

Chief Executive Officer

MTech Acquisition Corp.

10124 Foxhurst Court

Orlando, Florida 32836

You may also obtain these documents by requesting them in writing or by telephone from MTech’s proxy solicitation agent at the following address and telephone number:

If you are a stockholder of MTech and would like to request documents, please do so by ______, 2019, in order to receive them before the Special Meeting. If you request any documents from MTech, MTech will mail them to you by first class mail, or another equally prompt means.

All information contained or incorporated by reference in this proxy statement/prospectus relating to MTech has been supplied by MTech, and all such information relating to MJF has been supplied by MJF. Information provided by either MTech or MJF does not constitute any representation, estimate or projection of any other party.

This document is a proxy statement/prospectus of MTech for the Special Meeting. MTech has not authorized anyone to give any information or make any representation about the Business Combination, MTech or MJF that is different from, or in addition to, that contained in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus, unless the information specifically indicates that another date applies.

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INDEX TO FINANCIAL STATEMENTS

MTECH ACQUISITION CORP.
AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-2
Consolidated Balance Sheets as of December 31, 2018 and 2017	F-3
Consolidated Statements of Operations for the Years Ended December 31, 2018 and the Period from September 27, 2017 (Inception) through December 31, 2017	F-4
Consolidated Statements of Changes in Stockholder’s Equity for the Period from September 27, 2017 (Inception) through December 31, 2017	F-5
Consolidated Statements of Cash Flows for the Years Ended December 31, 2018 and the Period from September 27, 2017 (Inception) through December 31, 2017	F-6
Notes to Financial Statements	F-7
MJ FREEWAY, LLC
UNAUDITED FINANCIAL STATEMENTS
Condensed Balance Sheets as of December 31, 2018 and June 30, 2018	F-20
Condensed Statements of Operations for the Three and Six Months Ended December 31, 2018 and 2017	F-21
Condensed Statements of Changes in Members’ Equity for the Three Months Ended December 31, 2018	F-22
Condensed Statements of Cash Flows for the Six Months Ended December 31, 2018 and 2017	F-23
Notes to Condensed Financial Statements	F-24
AUDITED FINANCIAL STATEMENTS
Report of Independent Registered Public Accounting Firm	F-33
Balance Sheets as of June 30, 2018 and 2017	F-34
Statements of Operations for the Years Ended June 30, 2018 and 2017	F-35
Statements of Changes in Members’ Equity for the Years Ended June 30, 2018 and 2017	F-36
Statements of Cash Flows for the Years Ended June 30, 2018 and 2017	F-37
Notes to Financial Statements	F-38

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MTECH ACQUISITION CORP.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and the Board of Directors of
MTech Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of MTech Acquisition Corp. and Subsidiary (the “Company”) as of December 31, 2018 and 2017, the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the year ended December 31, 2018 and for the period from September 27, 2017 (inception) through December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the year ended December 31, 2018 and for the period from September 27, 2017 (inception) through December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company’s business plan is dependent on the completion of a business combination and the Company’s cash and working capital as of December 31, 2018 are not sufficient to complete its planned activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditor since 2017.

New York, NY

March 14, 2019

MTECH ACQUISITION CORP.

CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017

ASSETS
Current assets
Cash	$4,489	$25,217
Prepaid expenses	16,496	—
Total Current Assets	20,985	25,217

Deferred offering costs	—	134,478
Deferred tax asset	1,618	—
Marketable securities held in Trust Account	58,451,942	—
Total Assets	$58,474,545	$159,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$314,387	$746
Income taxes payable	77,351	—
Accrued offering costs	—	5,507
Advances from related party	—	130,000
Total Current Liabilities	391,738	136,253

Commitments

Common stock subject to possible redemption, 5,234,134 and -0- shares at redemption value as of December 31, 2018 and 2017, respectively	53,082,804	—

Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; -0- shares issued and outstanding	—	—
Class A Common stock, $0.0001 par value; 15,000,000 shares authorized; 759,616 and -0- shares issued and outstanding (excluding 5,234,134 and -0- shares subject to possible redemption) as of December 31, 2018 and 2017, respectively	76	—
Class B Common stock, $0.0001 par value; 3,000,000 shares authorized; 1,437,500 shares issued and outstanding as of December 31, 2018 and December 31, 2017	144	144
Additional paid-in capital	5,031,298	24,856
Accumulated deficit	(31,515)	(1,558)
Total Stockholders’ Equity	5,000,003	23,442
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$58,474,545	$159,695

The accompanying notes are an integral part of the consolidated financial statements.

MTECH ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31, 2018	For the Period from September 27, 2017 (Inception) through December 31, 2017

Operating costs	$906,166	$1,558
Loss from operations	(906,166)	(1,558)

Other income (expense):
Interest income	959,645	—
Unrealized loss on marketable securities held in Trust Account	(7,703)	—
Other income, net	951,942	—

Income (loss) before provision for income taxes	45,776	(1,558)
Provision for income taxes	(75,733)	—
Net loss	$(29,957)	$(1,558)

Weighted average shares outstanding, basic and diluted (1)	2,057,246	1,250,000

Basic and diluted net loss per common share (2)	$(0.37)	$(0.00)

(1)	Excludes an aggregate of 5,234,134 shares subject to possible redemption at December 31, 2018
(2)	Excludes income of $741,477 attributable to shares subject to possible redemption for the year ended December 31, 2018.

The accompanying notes are an integral part of the consolidated financial statements.

MTECH ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

					Additional		Total
	Class A		Class B		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance – September 27, 2017 (inception)	—	$—	—	$—	$—	$—	$—

Issuance of common stock to initial stockholder	—	—	1,437,500	144	24,856	—	25,000

Net loss	—	—	—	—	—	(1,558)	(1,558)

Balance – December 31, 2017	—	—	1,437,500	144	24,856	(1,558)	23,442

Sale of 5,750,000 Units, net of underwriting discounts and offering expenses	5,750,000	575	—	—	55,651,147	—	55,651,722

Sale of 243,750 Founder Units	243,750	24	—	—	2,437,476	—	2,437,500

Sale of Unit Purchase Option	—	—	—	—	100	—	100

Common stock subject to possible redemption	(5,234,134)	(523)	—	—	(53,082,281)	—	(53,082,804)

Net loss	—	—	—	—	—	(29,957)	(29,957)

Balance – December 31, 2018	759,616	$76	1,437,500	$144	$5,031,298	$(31,515)	$5,000,003

The accompanying notes are an integral part of the consolidated financial statements.

MTECH ACQUISITION CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2018	For the Period from September 27, 2017 (Inception) through December 31, 2017
Cash Flows from Operating Activities:
Net loss	$(29,957)	$(1,558)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on marketable securities held in Trust Account	(959,645)	—
Unrealized loss on marketable securities held in Trust Account	7,703	—
Deferred tax benefit	(1,618)	—
Changes in operating assets and liabilities:
Prepaid expenses	(16,496)	—
Accounts payable and accrued expenses	313,641	746
Income taxes payable	77,351	—
Net cash used in operating activities	(609,021)	(812)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(57,500,000)	—
Net cash used in investing activities	(57,500,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of common stock to initial stockholder	—	25,000
Proceeds from sale of Units, net of underwriting discounts paid	56,062,500	—
Proceeds from sale of Founder Units	2,437,500	—
Proceeds from sale of unit purchase option	100	—
Advances from related party	45,000	130,000
Repayment of advances from related party	(175,000)	—
Payment of offering costs	(281,807)	(128,971)
Net cash provided by financing activities	58,088,293	26,029

Net Change in Cash	(20,728)	25,217
Cash – Beginning	25,217	—
Cash – Ending	$4,489	25,217

Non-Cash Investing and Financing activities:
Initial classification of common stock subject to possible redemption	$53,112,740	$—
Change in value of common stock subject to possible redemption	$(29,936)	$—
Offering costs included in accrued offering costs	$—	$5,507

The accompanying notes are an integral part of the consolidated financial statements.

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

MTech Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on September 27, 2017. The Company was formed for the purpose of acquiring, through a merger, share exchange, asset acquisition, stock purchase, reorganization, recapitalization, or other similar business transaction, one or more operating businesses or assets (a “Business Combination”). Although the Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination, the Company is focused on businesses ancillary to the cannabis industry, with a particular sector focus that includes compliance, business intelligence, brand development and media.

The Company has one subsidiary, MTech Acquisition Holdings Inc., a wholly-owned subsidiary of the Company incorporated in Delaware on October 3, 2018 (“Pubco”). MTech Purchaser Merger Sub Inc. is a wholly-owned subsidiary of Pubco incorporated in Delaware on October 3, 2018 (“Purchaser Merger Sub”) and MTech Company Merger Sub LLC is a wholly-owned subsidiary of Pubco incorporated in Colorado on September 17, 2018 (“Company Merger Sub”).

At December 31, 2018, the Company had not yet commenced operations. All activity through December 31, 2018 relates to the Company’s formation and its initial public offering (the “Initial Public Offering”), which is described below, identifying a target company for a Business Combination and activities in connection with the proposed acquisition of MJ Freeway LLC, a Colorado limited liability (“MJF”) (see Note 9).

The registration statement for the Company’s Initial Public Offering was declared effective on January 29, 2018. On February 1, 2018, the Company consummated the Initial Public Offering of 5,000,000 units (the “Units” and, with respect to the common stock included in the Units being offered, the “Public Shares”), generating gross proceeds of $50,000,000, which is described in Note 4.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 225,000 Units (the “Founder Units”) at a price of $10.00 per unit in a private placement to MTech Sponsor, LLC (the “Sponsor”), generating gross proceeds of $2,250,000, which is described in Note 5.

Following the closing of the Initial Public Offering on February 1, 2018, an amount of $50,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Founder Units was placed in a trust account (the “Trust Account”) which may be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 180 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account, except that interest earned on the Trust Account can be released to the Company to pay its franchise and income tax obligations, as described below.

On February 8, 2018, in connection with the underwriters’ election to fully exercise their over-allotment option, the Company consummated the sale of an additional 750,000 Units at $10.00 per Unit and the sale of an additional 18,750 Founder Units at $10.00 per unit, generating total gross proceeds of $7,687,500. Following the closing, an additional $7,500,000 of net proceeds ($10.00 per Unit) was placed in the Trust Account, resulting in $57,500,000 ($10.00 per Unit) held in the Trust Account.

Transaction costs amounted to $1,848,278, consisting of $1,437,500 of underwriting fees and $410,778 of Initial Public Offering costs. As of December 31, 2018, $4,489 of cash was held outside of the Trust Account and is available for working capital purposes.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and Founder Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The Company’s initial Business Combination must be with one or more target businesses that together have a fair market value equal to at least 80% of the balance in the Trust Account (net of taxes payable) at the time of the signing an agreement to enter into a Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the outstanding voting securities of the target business or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended, or the Investment Company Act. There is no assurance that the Company will be able to successfully effect a Business Combination.

The Company will provide its stockholders with the opportunity to redeem all or a portion of their shares of Class A common stock upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The stockholders will be entitled to redeem their shares for a pro rata portion of the amount then on deposit in the Trust Account (initially approximately $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay franchise and income its tax obligations).

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the outstanding shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents with the SEC prior to completing a Business Combination. If, however, a stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or other legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor, officers and directors (the “Initial Stockholders”) have agreed to vote their Founder Shares (as defined in Note 6), Placement Shares (as defined in Note 5) and any Public Shares held by them in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction.

The Company will have until August 1, 2019 to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than ten business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (less amounts previously released to pay taxes and less interest to pay up to $15,000 of dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law.

The Initial Stockholders have agreed to (i) waive their redemption rights with respect to their Founder Shares, Placement Shares and Public Shares in connection with the consummation of a Business Combination, (ii) to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares and Placement Shares if the Company fails to consummate a Business Combination within the Combination Period and (iii) not to propose an amendment to the Company’s Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their shares in conjunction with any such amendment. However, the Initial Stockholders will be entitled to liquidating distributions with respect to any Public Shares acquired if the Company fails to consummate a Business Combination or liquidates within the Combination Period. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution (including Trust Account assets) will be less than the $10.00 per Unit in the Initial Public Offering.

In order to protect the amounts held in the Trust Account, Mr. Steven Van Dyke, the Company’s Chairman, has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Mr. Van Dyke will not be responsible to the extent of any liability for such third party claims. The Company will seek to reduce the possibility that Mr. Van Dyke will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

NOTE 2. LIQUIDITY AND GOING CONCERN

As of December 31, 2018, the Company had $4,489 in its operating bank account, $58,451,942 in securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem its common stock in connection therewith and a working capital deficit of $370,753, which excludes franchise and income taxes payable of $137,401, of which such amounts will be paid from interest earned on the Trust Account.

Until the consummation of a Business Combination, the Company will be using the funds not held in the Trust Account for identifying and evaluating prospective acquisition candidates, performing due diligence on prospective target businesses, paying for travel expenditures, selecting the target business to acquire, and structuring, negotiating and consummating the Business Combination.

The Company will need to raise additional capital through loans or additional investments from its Sponsor, or its affiliates, officers, directors, or third parties. The Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds, from time to time or at any time, in whatever amount they deem reasonable in their sole discretion, to meet the Company’s working capital needs. Accordingly, the Company may not be able to obtain additional financing. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of a potential transaction, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern through August 1, 2019, the scheduled liquidation date. These financial statements do not include any adjustments relating to the recovery of the recorded assets or the classification of the liabilities that might be necessary should the Company be unable to continue as a going concern.

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany balances and transactions have been eliminated in consolidation.

Emerging growth company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future events. Accordingly, the actual results could differ significantly from those estimates.

Cash and cash equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2018 and 2017.

Marketable securities held in Trust Account

At December 31, 2018, the assets held in the Trust Account were substantially held in U.S. Treasury Bills.

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

Common stock subject to possible redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, at December 31, 2018, common stock subject to possible redemption is presented at redemption value as temporary equity, outside of the stockholders’ equity section of the Company’s consolidated balance sheet.

Offering costs

Offering costs consist of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounting to $1,848,278 were charged to stockholders’ equity upon the completion of the Initial Public Offering.

Income taxes

The Company complies with the accounting and reporting requirements of ASC Topic 740 “Income Taxes,” which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2018 and 2017, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company may be subject to potential examination by federal, state and city taxing authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal, state and city tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net loss per common share

Net loss per common share is computed by dividing net loss by the weighted average number of common shares outstanding for the period. The Company applies the two-class method in calculating earnings per share. Shares of common stock subject to possible redemption at December 31, 2018, which are not currently redeemable and are not redeemable at fair value, have been excluded from the calculation of basic loss per common share since such shares, if redeemed, only participate in their pro rata share of the Trust Account earnings. The Company has not considered the effect of (1) warrants sold in the Initial Public Offering and private placement to purchase 5,993,750 shares of Class A common stock and (3) 250,000 shares of Class A common stock and warrants to purchase 250,000 shares of Class A common stock in the unit purchase option (see Note 8) sold to the underwriter, in the calculation of diluted loss per share, since the exercise of the warrants and the conversion of the rights into shares of common stock is contingent upon the occurrence of future events. As a result, diluted loss per common share is the same as basic loss per common share for the periods.

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

Reconciliation of net loss per common share

The Company’s net loss is adjusted for the portion of income that is attributable to common stock subject to possible redemption, as these shares only participate in the income of the Trust Account and not the losses of the Company. Accordingly, basic and diluted loss per common share is calculated as follows:

	Year Ended December 31, 2018	For the Period from September 27, 2017 (Inception) through December 31, 2017
Net loss	$(29,957)	$(1,558)
Less: Income attributable to common stock subject to possible redemption	(741,477)	—
Adjusted net loss	(771,434)	(1,558)

Weighted average shares outstanding, basic and diluted	2,057,246	1,250,000

Basic and diluted net loss per common share	$(0.37)	$(0.00)

Concentration of credit risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. At December 31, 2018 and 2017, the Company had not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “Fair Value Measurements and Disclosures,” approximates the carrying amounts represented in the accompanying consolidated financial statements, primarily due to their short-term nature.

Recently issued accounting standards

Management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the Company’s consolidated financial statements.

NOTE 4. INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 5,750,000 Units at a purchase price of $10.00 per Unit, inclusive of 750,000 Units sold to the underwriters on February 8, 2018 upon the underwriters’ election to fully exercise their over-allotment option. Each Unit consists of one share of Class A common stock and one warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one share of Class A common stock at an exercise price of $11.50 (see Note 8).

NOTE 5. PRIVATE PLACEMENT

Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 225,000 Founder Units at $10.00 per Founder Unit, for an aggregate purchase price of $2,250,000. On February 8, 2018, the Company consummated the sale of an additional 18,750 Private Units at a price of $10.00 per Founder Unit, which were purchased by the Sponsor, generating gross proceeds of $187,500. Each Founder Unit consists of one share of Class A common stock (“Placement Share”) and one warrant (each, a “Placement Warrant”). Each Placement Warrant is exercisable to purchase one share of Class A common stock at an exercise price of $11.50. The proceeds from the Founder Units were added to the proceeds from the Initial Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds of the sale of the Founder Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Founder Units and all underlying securities will expire worthless.

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 6. RELATED PARTY TRANSACTIONS

Founder Shares

In September 2017, the Company issued an aggregate of 1,437,500 shares of Class B common stock to the Sponsor (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares will automatically convert into Class A common stock upon the consummation of a Business Combination on a one-for-one basis, subject to adjustments as described in Note 8.

The 1,437,500 Founder Shares included an aggregate of up to 187,500 shares subject to forfeiture by the Initial Stockholders to the extent that the underwriters’ over-allotment was not exercised in full or in part. As a result of the underwriters’ election to fully exercise their over-allotment option, 187,500 Founder Shares are no longer subject to forfeiture.

The Sponsor has agreed that, subject to certain limited exceptions, 50% of the Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination or earlier if, subsequent to a Business Combination, the last sales price of the Company’s Class A common stock equals or exceeds $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period after a Business Combination, and the remaining 50% of its Founder Shares will not be transferred, assigned or sold until one year after the date of the consummation of a Business Combination. All of the Founder Shares may be released from escrow earlier than as described above if, within that time period, the Company consummates a subsequent liquidation, merger, stock exchange, or other similar transaction which results in all of the stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Related Party Advances

Through February 1, 2018, the Company received an aggregate of $175,000 in advances from the Sponsor for costs associated with the Initial Public Offering. The advances were non-interest bearing, unsecured and due on demand. The Company repaid the advances on February 5, 2018.

Administrative Services Agreement

The Company entered into an agreement whereby, commencing on January 29, 2018 through the earlier of the consummation of a Business Combination or the Company’s liquidation, the Company will pay the Sponsor a monthly fee of $10,000 for office space, utilities and administrative support. For the year ended December 31, 2018, the Company incurred $110,000, in fees for these services, which such amounts are recorded in operating costs in the accompanying statement of operations and $110,000 is recorded in accounts payable and accrued expenses in the accompanying balance sheets at December 31, 2018.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor, the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds from time to time or at any time, as may be required (the “Working Capital Loans”). Each Working Capital Loan would be evidenced by a promissory note. The Working Capital Loans would either be paid upon consummation of a Business Combination, without interest, or, at the holder’s discretion, up to $1,500,000 of the Working Capital Loans may be converted into Units at a price of $10.00 per Unit. The Units would be identical to the Founder Units. There were no outstanding Working Capital Loans at December 31, 2018 and 2017. In February 2019, the Sponsor loaned the Company an aggregate of $150,000 (see Note 12).

NOTE 7. COMMITMENTS AND CONTINGENCIES

Contingent Fee Arrangement

The Company has entered into a fee arrangement with a service provider pursuant to which certain fees incurred by the Company will be deferred and become payable only if the Company consummates a Business Combination. If a Business Combination does not occur, the Company will not be required to pay these contingent fees. As of December 31, 2018, the amount of these contingent fees was approximately $395,000. To the extent a Business Combination is consummated, the Company anticipates incurring a significant amount of additional costs. There can be no assurances that the Company will complete a Business Combination.

On April 17, 2019, the Merger Agreement was amended to (i) increase the size of the MTech Holdings board of directors as of the Closing from seven (7) to eight (8) directors, (ii) increase the number of directors appointed prior to the Closing by MJF from four (4) to five (5) directors (which additional director will qualify as an independent director under Nasdaq rules) and (iii) revise the classification of directors so that the Class B directors will include two (2) MJF directors and one (1) MTech director.

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

Registration Rights

Pursuant to a registration rights agreement entered into on January 29, 2018, the holders of the Founder Shares, Founder Units (and their underlying securities), and any Units that may be issued upon conversion of the Working Capital Loans (and their underlying securities) are entitled to registration rights. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. The holders of the majority of the Founders Shares can elect to exercise these registration rights at any time commencing three months prior to the date on which the shares of common stock are to be released from escrow. The holders of a majority of the Founder Units or Units issued to the Sponsor, officers, directors or their affiliates in payment of Working Capital Loans made to the Company (in each case, including the underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Business Combination Marketing Agreement

The Company has engaged EarlyBirdCapital, Inc. (“EBC”) as an advisor in connection with a Business Combination to assist the Company in holding meetings with its shareholders to discuss a potential Business Combination and the target business’ attributes, introduce the Company to potential investors that are interested in purchasing securities, assist the Company in obtaining stockholder approval for the Business Combination and assist the Company with its press releases and public filings in connection with a Business Combination. The Company will pay EBC a cash fee for such services upon the consummation of a Business Combination in an amount equal to 4% of the aggregate amount sold to the public in the Initial Public Offering (exclusive of any applicable finders’ fees which might become payable). The fee is only payable upon the consummation of a Business Combination and is, therefore, not accrued as of December 31, 2018. If a Business Combination is not consummated for any reason, no fee will be due or payable.

NOTE 8. STOCKHOLDERS’ EQUITY

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s Board of Directors. At December 31, 2018 and 2017, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 15,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of the Company’s Class A common stock are entitled to one vote for each share. At December 31, 2018 and 2017, there were 759,616 and -0- shares of common stock issued and outstanding, excluding 5,234,134 and -0- shares of common stock subject to possible redemption, respectively.

Class B Common Stock — The Company is authorized to issue 3,000,000 shares of Class B common stock with a par value of $0.0001 per share. Holders of the Company’s Class B common stock are entitled to one vote for each share. At December 31, 2018 and 2017, there were 1,437,500 shares of common stock issued and outstanding.

The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment as follows. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering in connection with the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the total number of all shares of common stock outstanding upon completion of the Initial Public Offering (not including Placement Shares) plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination or pursuant to Units (and their underlying securities) issued to the Sponsor upon conversion of Working Capital Loans, after taking into account any shares of Class A common stock redeemed in connection with a Business Combination.

Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.

Warrants —The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Initial Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the Public Warrants and a current prospectus relating to them is available. The Company will use its best efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the Public Warrants. The Company will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the Public Warrants in accordance with the provisions of the warrant agreement. Notwithstanding the foregoing, if a registration statement covering the shares of Class A common stock issuable upon exercise of the Public Warrants is not effective within a specified period following the consummation of Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

The Company may redeem the Public Warrants:

●	in whole and not in part;
●	at a price of $0.01 per warrant;
●	at any time during the exercise period;
●	upon a minimum of 30 days’ prior written notice of redemption;
●

if, and only if, the last sale price of the Company’s Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders; and

●	if, and only if, there is a current registration statement in effect with respect to the shares of Class A common stock underlying such warrants.

The Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Placement Warrants and the Class A common stock issuable upon the exercise of the Placement Warrants are not transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Placement Warrants are exercisable on a cashless basis and are non-redeemable so long as they are held by the initial purchasers or their permitted transferees. If the Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuance of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

Unit Purchase Option

On February 1, 2018, the Company sold to EBC (and its designees), for $100, an option to purchase up to 250,000 Units exercisable at $10.00 per Unit (or an aggregate exercise price of $2,500,000) commencing on the later of the first anniversary of the effective date of the registration statement related to the Initial Public Offering or the consummation of a Business Combination. The unit purchase option may be exercised for cash or on a cashless basis, at the holder’s option, and expires five years from the effective date of the registration statement related to the Initial Public Offering. The Units issuable upon exercise of this option are identical to those offered in the Initial Public Offering. The Company accounted for the unit purchase option, inclusive of the receipt of $100 cash payment, as an expense of the Initial Public Offering resulting in a charge directly to stockholders’ equity. The fair value of this unit purchase option was estimated to be approximately $873,867 (or $3.50 per Unit) using the Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriters was estimated as of the date of grant using the following assumptions: (1) expected volatility of 35%, (2) risk-free interest rate of 2.56% and (3) expected life of five years. The option and such units purchased pursuant to the option, as well as the shares of common stock underlying such units, the warrants included in such units, and the shares of common stock underlying such warrants, have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA’s Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners. The option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or the Company’s recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 9. MERGER AGREEMENT

On October 10, 2018, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Pubco, Purchaser Merger Sub, Company Merger Sub (together with Purchaser Merger Sub, the “Merger Subs”, and the Merger Subs collectively with MTech and Pubco, the “Purchaser Parties”), the Sponsor in the capacity thereunder as the representative after the Effective Time (as defined below) for the equity holders of Pubco (other than the Sellers (as defined below)) (the “Purchaser Representative”), MJF, and Jessica Billingsley (successor to Harold Handelsman), in the capacity thereunder as the representative for the Sellers (the “Seller Representative”).

The Merger Agreement provides for two mergers: (i) the merger of Purchaser Merger Sub with and into the Company, with the Company continuing as the surviving entity (the “Purchaser Merger”), and (ii) the merger of Company Merger Sub with and into MJF, with MJF continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”). Subject to the terms and conditions set forth in the Merger Agreement, at the effective time of the Mergers (the “Effective Time”): (a) each issued and outstanding share of the Company’s common stock will be converted automatically into the right to receive one share of Pubco common stock; (b) each issued and outstanding Company warrant shall be automatically adjusted to become one Pubco warrant; (c) the unit purchase option held by the Company’s underwriters will become an equivalent unit purchase option for Pubco; (d) each issued and outstanding membership unit of MJF (including profits interest units, the “Company Units”) will be converted automatically into the right to receive a pro rata portion of the Merger Consideration (as defined below) (except that for MJF profits interest units that are unvested as of the Effective Time, the Merger Consideration will continue to be subject to vesting restrictions); and (e) each outstanding MJF security that is not a Company Unit, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated.

The value of the aggregate merger consideration (the “Merger Consideration” ) to be paid pursuant to the Merger Agreement to the holders of Company Units as of immediately prior to the Effective Time (the “Sellers”) will be an amount equal to: (i) $70,000,000, plus (or minus if negative) (ii) the net working capital of MJF as of the closing of the transactions contemplated by the Merger Agreement (the “Closing” and the date of such Closing, the “Closing Date”) less the targeted amount of net working capital set forth in the Merger Agreement and minus (iii) the aggregate indebtedness of MJF as of the Closing. The Merger Consideration is subject to a true-up adjustment after the Closing based on final confirmation of the net working capital and aggregate indebtedness of MJF as of the Closing. If the adjustment is (i) a negative adjustment in favor of Pubco, Pubco will make a claim against the Escrow Shares (as defined below) at the Closing Share Price (as defined below) per share or other escrow property in the Escrow Account (as defined below) or (ii) a positive purchase price in favor of the Sellers, Pubco will issue additional shares to the Sellers at the Closing Share Price per share.

The Merger Consideration will be paid in shares of Pubco common stock (the “Consideration Shares”) at a price per share equal to $10.16 per share (the “Closing Share Price”). Notwithstanding the foregoing, ten percent (10%) of the Consideration Shares otherwise issuable to the Sellers (the “Escrow Shares”) shall be held in an escrow account (the “Escrow Account”) to cover any adjustments to the Merger Consideration or claims for indemnification pursuant to the Merger Agreement until 90 days after Pubco files its Annual Report on Form 10-K with the Securities Exchange Commission for the fiscal year ending June 30, 2019 (the “Expiration Date “), with the exception of Escrow Shares held to satisfy then pending claims which shall remain in the escrow account until the claims are resolved.

The obligations of the Parties to consummate the Merger is subject to various conditions, including the following mutual conditions of the parties unless waived: (i) the approval of the Merger Agreement and the transactions contemplated thereby and related matters by the requisite vote of the Company’s stockholder and MJF’s members; (ii) expiration of the applicable waiting period under any applicable antitrust laws; (iii) receipt of requisite regulatory approvals and requisite third party consents; (iv) no law or order preventing or prohibiting the Mergers or the other transactions contemplated by the Merger Agreement; (v) no pending litigation to enjoin or restrict the consummation of the Closing; (vi) the Company having at least $5,000,001 in net tangible assets as of the Closing, after giving effect to the redemption of the Company’s public stockholders (the “Redemption”) in accordance with the Company’s organizational documents and initial public offering prospectus; (vii) the election or appointment of members to Pubco’s board of directors in accordance with the Merger Agreement; and (viii) the effectiveness of the registration statement to be filed by Pubco to register the Pubco shares to be issued to the Company’s stockholders in the Merger (the “Registration Statement”).

Unless waived by MJF, the obligations of MJF to consummate the Mergers are subject to the satisfaction of the certain Closing conditions, including that the shares of Pubco common stock shall have been accepted for listing on Nasdaq, and that Pubco shall have amended and restated its charter. Unless waived by MTech, the obligations of MTech and the other Purchaser Parties to consummate the Merger are subject to the satisfaction of certain closing conditions, including MTech having received evidence that MJF has terminated and cancelled in full all outstanding options, warrants, rights or other securities that confer on the holder any right to acquire any equity securities of MJF (excluding Company Units), MTech having received evidence that certain contracts involving MJF and/or the Sellers shall have been terminated with no further obligation or liability of MJF, as well as receipt of certain ancillary documents, including the escrow agreement for the Escrow Account, non-competition and non-solicitation agreements from certain Sellers that are part of management of the MJF and transmittal letters and lock-up agreements from the Sellers.

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

The Merger Agreement may be terminated under certain customary and limited circumstances prior to the Closing, including by written notice by either MTech or MJF if the Closing has not occurred on or prior to March 15, 2019, for a breach by the other party (or with respect to MTech, the other Purchaser Parties) of its representations, warranties or covenants such that the related Closing condition would not be met or for a Material Adverse Effect on the other party following the date of the Merger Agreement which is uncured and continuing. If the Merger Agreement is terminated, all further obligations of the parties under the Merger Agreement will terminate and will be of no further force and effect (except that certain obligations related to public announcements, confidentiality, termination and termination fees (as described below), waiver of claims against the trust, and certain general provisions will continue in effect), and no party will have any further liability to any other party thereto except for liability for any fraud claims or willful breach of the Merger Agreement prior to such termination.

In the event that the Merger Agreement is terminated by MTech or MJF as a result of a material breach by the other party, then the non-breaching party is entitled to receive a cash termination fee equal to $2,000,000, plus the expenses actually incurred by the non-breaching party in connection with the Merger Agreement and the transactions contemplated thereby. The MTech termination fee shall however only be payable on the earlier of the completion of a business combination with a person or entity other than MJF or upon the liquidation of MTech (in each case solely to the extent of funds outside of MTech’s trust account after payment of amounts owned by MTech to its public stockholders).

The Merger Agreement contains customary representations and warranties by each of MJF, MTech, Pubco and the Merger Subs. Many of the representations and warranties are qualified by materiality or “Material Adverse Effect”. The representations and warranties made by the parties survive the Closing until the Expiration Date except that fraud claims will survive indefinitely.

Each party agreed to use its commercially reasonable efforts to affect the Closing. The Merger Agreement also contains certain customary covenants by each of the Parties during the period between the signing of the Merger Agreement and the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms, as well as certain customary covenants, such as confidentiality and publicity that will continue after the termination of the Agreement. Each of the parties also agreed not to solicit or enter into any alternative competing transactions during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement or the Closing. The Agreement also contains certain covenants regarding the post-Closing board of directors of Pubco and the Registration Statement.

After the Closing, the Sellers are required to severally indemnify Pubco, the Purchaser Representative and their respective affiliates, and each of their respective officers and directors, managers, employees, successors and permitted assignees for breaches of any of representations, warranties or covenants of MFJ or any post-Closing covenants of the Purchaser Parties. After the Closing, Pubco is required to indemnify the Sellers, the Seller Representative and their respective affiliates, and each of their respective officers and directors, managers, employees, successors and permitted assignees for breaches of any of representations or warranties by the Purchaser Parties or any pre-Closing covenants of the Purchaser Parties.

Except for fraud claims and certain fundamental representations and warranties, indemnification claims for breaches of representations and warranties are subject to an aggregate basket of $500,000 before any indemnification claims can be made, at which point the applicable indemnifying parties will be responsible for all claims from the first dollar of losses.

The maximum aggregate amount of indemnification payments which (i) the Sellers will be obligated to pay (excluding fraud claims) is capped at the Escrow Shares or other escrow property in the Escrow Account at the time of determination and (ii) Pubco will be obligated to pay (excluding fraud claims) will not exceed a number of shares of Pubco common stock equal to the number of the Escrow Shares deposited in the escrow account at the Closing. Any indemnification payments by Pubco will be made by issuance of new shares of Pubco common stock at the then current market price and any indemnification payments by the Sellers (other than fraud claims) will be made solely from the Escrow Account, with any Escrow Shares valued at the then current market price. In the case of fraud, claims for indemnification are limited to the Merger Consideration actually paid.

MJF agreed that it and its affiliates will not have any right, title, interest or claim of any kind in or to any monies in MTech’s trust account held for its public stockholders, and agreed not to, and waived any right to, make any claim against the trust account (including any distributions therefrom) directly or indirectly to public stockholders.

NOTE 10. INCOME TAXES

The Company’s net deferred tax asset at December 31, 2018 is as follows:

Deferred tax asset
Unrealized loss on marketable securities held in the Trust Account	$1,618
Total deferred tax asset	1,618
Valuation allowance	—
Deferred tax asset, net of valuation allowance	$1,618

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

The income tax provision for the year ended December 31, 2018 consists of the following:

Federal
Current	$77,351
Deferred	(1,618)

State
Current	$—
Deferred	—
Income tax provision	$75,733

As of December 31, 2018, the Company did not have any U.S. federal and state net operating loss carryovers (“NOLs”) available to offset future taxable income.

In assessing the realization of the deferred tax asset, management considers whether it is more likely than not that some portion of all of the deferred tax asset will not be realized. The ultimate realization of deferred tax asset is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2018 is as follows:

Statutory federal income tax rate	21.0%
Meals and entertainment	144.4%
Income tax provision	165.4%

The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open and subject to examination. The Company considers Florida to be a significant state tax jurisdiction

NOTE 11. FAIR VALUE MEASUREMENTS

The Company follows the guidance in ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually.

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

The following table presents information about the Company’s assets that are measured at fair value on a recurring basis at December 31, 2018, indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

		December 31,
Description	Level	2018
Assets:
Marketable securities held in Trust Account	1	$58,451,942

MTECH ACQUISITION CORP.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018

NOTE 12. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the consolidated financial statements were issued. Other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the consolidated financial statements.

On February 19, 2019, the Company issued an unsecured promissory note (the “Note”) in the principal amount of up to $500,000 to the Sponsor. The Note bears no interest and is repayable in full upon consummation of the Company’s Business Combination. The Sponsor has the option to convert any unpaid balance of the Note into Units at a conversion price of $10.00 per Unit. The Units are identical to the Founder Units. In February, 2019, the Sponsor funded $150,000 of the Note.

MJ FREEWAY, LLC

Condensed Financial Statements

For the Quarterly Period Ended December 31, 2018

F-19

MJ FREEWAY, LLC

Condensed Balance Sheets

	December 31,	June 30,
	2018	2018
	(unaudited)
Assets
Current assets
Cash	$8,082,272	$1,572,090
Restricted cash	1,000,940	1,000,311
Accounts receivable, net	489,665	254,092
Prepaid expenses	263,301	191,238
Total current assets	$9,836,178	$3,017,731

Liabilities and Members' Equity
Current liabilities
Accounts payable	$1,154,089	$550,437
Accrued liabilities	710,592	373,834
Deferred revenue	341,054	469,631
Total current liabilities	2,205,735	1,393,902

Commitments and contingencies (Note 6)

Members' equity
Series C Preferred Units; 4,115,057 units authorized and 4,115,042 units issued and outstanding at December 31, 2018, liquidation preference of $10,000,000	10,000,000	-
Series B Preferred Units; 6,425,831 units authorized, issued, and outstanding at December 31, 2018 and June 30, 2018, respectively, liquidation preference of $12,463,594	12,463,594	12,463,594
Series A Preferred Units; 2,000,000 units authorized, issued, and outstanding at December 31, 2018 and June 30, 2018, respectively, liquidation preference of $2,000,000	2,000,000	2,000,000
Common Units; 10,000,000 units authorized, issued and outstanding	100,000	100,000
Accumulated deficit	(16,933,151)	(12,939,765)
Total members' equity	7,630,443	1,623,829

Total liabilities and members' equity	$9,836,178	$3,017,731

See notes to condensed financial statements.

F-20

MJ FREEWAY, LLC

Condensed Statements of Operations

(unaudited)

	For the Three Months Ended		For the Six Months Ended
	December 31,		December 31,
	2018	2017	2018	2017
Revenues
Software	$2,294,091	$1,940,439	$4,245,854	$4,034,169
Consulting	239,797	888,426	609,880	1,421,590
Other	64,191	30,717	114,245	76,325
Total revenues	2,598,079	2,859,582	4,969,979	5,532,084
Cost of revenues	1,198,911	1,068,828	2,155,034	2,600,716
Gross profit	1,399,168	1,790,754	2,814,945	2,931,368
Operating expenses
Product development	1,058,011	699,707	1,876,475	1,496,266
Selling, general, and administrative	2,768,528	2,071,126	5,006,040	4,312,580
Total operating expenses	3,826,539	2,770,833	6,882,515	5,808,846
Loss from operations	(2,427,371)	(980,079)	(4,067,570)	(2,877,478)

Other income (expense)
Interest	30,723	692	48,351	1,537
Other income (expenses)	26,444	(13,076)	25,833	(29,870)
Total other income (expense)	57,167	(12,384)	74,184	(28,333)
Net loss	$(2,370,204)	$(992,463)	$(3,993,386)	$(2,905,811)
Basic and diluted weighted average common units outstanding	10,000,000	10,000,000	10,000,000	10,000,000
Basic and diluted net loss per common unit (Note 4)	$0.00	$0.00	$0.00	$0.00

Weighted average preferred units outstanding	12,540,873	8,173,650	11,544,860	8,041,956
Net loss per preferred unit (Note 4)	$(0.19)	$(0.12)	$(0.35)	$(0.36)

See notes to condensed financial statements.

F-21

MJ FREEWAY, LLC

Consolidated Statement of Changes in Stockholders’ Deficit

(unaudited)

	Series C Preferred		Series B Preferred		Series A Preferred		Common		Accumulated	Members'
	Units	Amounts	Units	Amount	Units	Amount	Units	Amount	Deficit	Equity
Balance - June, 30, 2018	-	$-	6,425,831	$12,463,594	2,000,000	$2,000,000	10,000,000	$100,000	$(12,939,765)	$1,623,829
Issuance of Series C Preferred Units for cash	4,115,042	10,000,000	-	-	-	-	-	-	-	10,000,000
Net loss	-	-	-	-	-	-	-	-	(3,993,386)	(3,993,386)
Balance - December 31, 2018	4,115,042	$10,000,000	6,425,831	$12,463,594	2,000,000	$2,000,000	10,000,000	$100,000	$(16,933,151)	$(7,630,443)

See notes to condensed financial statements.

F-22

MJ FREEWAY, LLC

Condensed Statements of Cash Flows

(unaudited)

	For the Six Months Ended
	December 31,
	2018	2017
Cash flows from operating activities
Net loss	$3,993,386	$2,905,811
Adjustment to reconcile net loss to net cash used in operating activities
Bad debt expense	101,446	53,547
Changes in operating assets and liabilities
Accounts receivable	(337,019)	(1,128,531)
Prepaid expenses	(72,063)	339,816
Accounts payable	603,652	578,161
Accrued liabilities	336,758	(89,249)
Deferred revenue	(128,577)	(394,151)
Net cash used in operating activities	(3,489,189)	(3,546,218)

Cash flows from financing activities
Issuance of Series C Preferred Units for cash	10,000,000	1,000,000
Net cash provided by financing activities	10,000,000	1,000,000

Net increase (decrease) in cash and restricted cash	6,510,811	(2,546,218)

Cash and restricted cash - beginning of period	2,572,401	5,316,282

Cash and restricted cash - end of period	$9,083,212	$2,770,064

Cash paid for taxes	$-	$-

Cash paid for interest	$571	$-

See notes to condensed financial statements.

F-23

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

Note 1 - Description of Business, Liquidity and Capital Resources

Description of Business

MJ Freeway, LLC (the "Company") was established January 24, 2010 and is a Colorado limited liability company located in Denver, Colorado. The Company provides regulatory compliance and inventory management technology, which is adaptable for industries in which interfacing with government regulatory agencies for compliance purposes is required, or where the tracking of organic materials from seed or plant to end products is desired. Nine years ago, the Company identified a need for organic material tracking and regulatory compliance software-as-a-service solutions in the growing cannabis and hemp industry. As a result, the Company developed products intended to assist states in monitoring licensed businesses’ compliance with state regulations, and to help state-licensed businesses operate in compliance with such law.

Liquidity and Capital Resources

In August 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU No. 2014-15 are intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. Under accounting principles generally accepted in the United States of America ("U.S. GAAP"), financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. This ASU provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The Company adopted this guidance on July 1, 2016.

Since its inception, the Company has incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. However, after considering all available evidence, the Company has determined that, due to its current positive working capital and the receipt of cash proceeds from the issuance of Series C Preferred Units during the six months ended December 31, 2018 (Note 5), no substantial doubt exists in regard to the Company's ability to continue as a going concern for a period of at least twelve months from the date these financial statements were issued. Management will continue to evaluate the impact of this standard on the Company's financial statements.

F-24

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

Note 2 - Summary of Significant Accounting Policies

The Company’s significant accounting policies are disclosed in Note 2 – Summary of Significant Accounting Policies in the Company’s audited annual financial statement included elsewhere in this registration statement for the years ended June 30, 2018 and 2017. Since the date of the annual financial statements were issued there have been no material changes to the Company’s significant accounting policies, except as disclosed below.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

For the three months ended December 31, 2018, two customers accounted for 37% and 15% of total revenue, and for the three months ended December 31, 2017, two customers accounted for 19% and 15% of total revenues. For the six months ended December 31, 2018, two customers accounted for 36% and 14% of total revenue, and for the six months ended December 31, 2017, two customers accounted for 29% and 15% of total revenues. At December 31, 2018, one customer accounted for 61% of net accounts receivable. At June 30, 2018, two customers accounted for 55% and 11% of net accounts receivable, respectively.

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been performed, the fee for the arrangement is fixed or determinable, and collectability is reasonable assured.

The Company's software-as-a-service fees are earned through arrangements in which customers pay the Company a recurring subscription fee based upon the terms of their respective contracts. The Company's software revenues generated from government customers totaled $1,360,587 and $969,283 of total revenues during the three months ended December 31, 2018 and 2017, respectively (See Note 2, "Concentrations of Credit Risk"). The Company's software revenues generated from government customers totaled $2,453,479 and $2,432,963 of total revenues during the six months ended December 31, 2018 and 2017, respectively (See Note 2, "Concentrations of Credit Risk"). Total costs of government revenues incurred by the Company, which are included in cost of revenues on the statements of operations, were $642,986 and $767,606 during the three months ended December 31, 2018 and 2017, respectively. Total costs of government revenues incurred by the Company were $1,154,264 and $1,886,984 during the six months ended December 31, 2018 and 2017, respectively.

The Company also offers various software consulting services to its customers, including implementation services, business planning, support, and other customer services. From time to time, the Company purchases equipment for resale to customers. Such equipment is generally drop-shipped to the Company's customers. The Company recognizes revenue as the services are performed or products are delivered, or in the case of up-front implementation fees, over the longer of the contract term or estimated customer life.

F-25

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

In most arrangements, the Company bills the customer prior to performing services, which requires the Company to record deferred revenue on the accompanying balance sheets.

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09, as subsequently amended, supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance throughout the industry topics of the codification. Under ASU No. 2014-09, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. ASU No. 2014-09 is effective for the Company beginning July 1, 2019 with early adoption permitted, and allows for either full retrospective or modified retrospective adoption. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires certain equity investments to be measured at fair value with changes in fair value recognized in net income, to record changes in instrument-specific credit risk for financial liabilities measured under the fair value option in other comprehensive income. The new standard is expected to reduce diversity in practice. The new standard is effective for the Company beginning July 1, 2019, with early adoption permitted for certain provisions or for the new provisions as a whole, with certain restrictions. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard, as subsequently amended, establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for the Company beginning July 1, 2020 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting which simplifies the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Among other changes, the new standard allows non-public business entities to make an accounting policy election to either estimate the number of awards that are expected to vest or to account for forfeitures as they occur. The Company has adopted the new standard effective July 1, 2018. The application of this standard has no material impact on the Company’s condensed financial statements.

F-26

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments. Among other things, these amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. The new standard is effective for the Company beginning July 1, 2021 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its condensed financial statements.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles—Goodwill and Other—Internal-Use Software (Subtopic 350-40): Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which broadens the scope of existing guidance applicable to internal-use software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is applicable for the Company beginning July 1, 2020 with early adoption permitted, including adoption in an interim period. The Company is evaluating the impact of adoption of the new standard on its condensed financial statements.

Note 3 - Balance Sheet Disclosures

Prepaid expenses consist of the following:

	December 31,	June 30,
	2018	2018
Software and technology	$87,163	$115,516
Professional services	120,568	47,626
Insurance	45,570	18,096
Deposit	10,000	10,000

	$263,301	$191,238

Accrued liabilities consist of the following:

	December 31,	June 30,
	2018	2018
Professional fees	$227,166	$24,404
Sales taxes	95,494	66,347
Compensation	43,873	251,393
Leaf Data Systems contractors	314,718	-
Other	29,341	31,690

	$710,592	$373,834

The accrued compensation as of June 30, 2018 includes $122,000 of accrued bonus earned by the Company's Chief Executive Officer and a member of the Company's Board of Managers during the year ended June 30, 2018 and such bonus is calculated based on the Company's operational results. No such bonus was earned or accrued for the three and six months ended December 31, 2018.

F-27

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

Note 4 - Loss Per Unit

Basic net loss per common unit is calculated based on the weighted-average number of common units outstanding in accordance with ASC Topic 260, Earnings per Share. Diluted net loss per common unit is calculated based on the weighted-average number of common units outstanding plus the effect of potentially dilutive common units. When the Company reports a net loss, the calculation of diluted net loss per common unit excludes potential common units as the effect would be anti-dilutive. As of December 31, 2018, and June 30, 2018, the Company does not have any potential dilutive common units.

The Company computes net loss per unit using the two-class method, which is an allocation formula that determines net loss per unit for common units and participating securities. The Company’s participating securities include its issued and outstanding preferred units and profit interest units. Net losses and net profits, as defined by the Company's operating agreement, are allocated to the members' capital accounts. Historically, the Company has sustained losses that are generally allocated first to Common Units until the respective capital accounts are zero, and then to Preferred Units until the respective capital accounts are zero, and then on a pro rata basis among all unit holders.

As a result of the Company’s historical losses, the capital accounts of the common unit holders have been depleted. Therefore, the net losses for the six months ended December, 2018 and 2017 have been allocated to the Preferred Unit holders and will continue to until the capital accounts of Preferred Unit holders reach zero. The computations of basic and diluted net loss per common unit and net loss per preferred unit are as follows:

	Three months ended December 31,		Six months ended December 31,
	2018	2017	2018	2017

Net loss	$(2,370,204)	$(992,463)	$(3,993,386)	$(2,905,811)
Net loss allocated to Preferred Units	(2,370,204)	(992,463)	(3,993,386)	(2,905,811)
Net loss from operations attributable to Common Units	$0	$0	$0	$0

Basic and diluted weighted average common units outstanding	10,000,000	10,000,000	10,000,000	10,000,000

Net loss per common unit
Basic and diluted	$0.00	$0.00	$0.00	$0.00

Weighted average preferred units outstanding	12,540,873	8,173,650	11,544,860	8,041,956
Net loss per preferred unit	$(0.19)	$(0.12)	$(0.35)	$(0.36)

F-28

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

Note 5 - Members' Equity

The Company is authorized to issue 20,575,221 units consisting of four classes: 10,000,000 Common Units (the "Common"), 2,000,000 Series A Preferred Units (the "Series A"), 6,425,831 Series B Preferred Units (the "Series B"), and 2,149,390 Profits Interest Units (collectively the "Members").

In August 2018, the Company amended and restated its operating agreement. The restated operating agreement authorized the issuance of 4,115,057 Series C Preferred Units and authorized the issuance of 6,425,831 Series B Preferred Units. In August 2018, the Company also issued 4,115,042 Series C Preferred Units for cash consideration of $10,000,000. The restated operating agreement further established minimum liquidation preferences in the event of a sale requiring that Preferred Unit holders should receive no less than the greater of the capital contributions made by such holder and the amount the holder would have received had the proceeds from the sale been distributed to all members in proportion to their respective membership interests. Should the amount available for distribution be insufficient, the full amount of the proceeds will be distributed to holders of Preferred Units in proportion to their respective capital contributions.

The Company is managed by a Board of Managers. The restated operating agreement also increased membership on the Board of Managers from five managers to seven managers. One manager is elected by a majority vote of the Series A holders; two managers are elected by a majority vote of the Series B holders; one manager is elected by a majority vote of the Series C holders; two managers are elected by a majority vote of the Common Unit holders; and one manager is elected by majority votes of the Preferred Unit holders and the Common Unit holders voting as separate classes provided that if the majority holders of the Preferred Units and Common Units do not select the same person, the position will remain vacant. Certain actions of the Company require approval by the Board of Managers and a vote of the Preferred Units, voting as a single class.

The holders of Series A, Series B, Series C, Common Units, and Profits Interest Units (collectively, the "Units") granted the Company a right of first refusal to purchase any Units at the same price and on the same terms offered to any prospective purchaser of such Units. The holders of the Units granted qualified preferred unit holders and qualified founders, as defined by the Company's operating agreement, a secondary right of first refusal if the Company does not purchase the Units.

Profits Interest Plan

The Company adopted the 2014 Profits Interest Incentive Plan ("Profits Interest Plan") whereby the Company may grant Profits Interest Units of the Company to employees or consultants and other independent advisors of the Company.

F-29

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

The Company assessed whether its Profits Interest Units represent share-based payments within the scope of ASC Topic 718 or are more akin to a profit-sharing compensation arrangement. The Company determined Profits Interest Units are more akin to a profit-sharing compensation arrangement. The Company determined Profits Interest Units only have value upon a defined liquidating event, and as a defined liquidating event is not probable, the Company did not accrue any value for the Profits Interest Units granted during the three and six months ended December 31, 2018 or 2017.

The Profits Interest Units activity consisted of the following for the six months ended December 31, 2018:

Beginning balance	1,719,000
Units granted	285,324
Forfeitures	(92,500)

Ending balance	1,911,824

As of December 31, 2018, 640,324 Profits Interest Units were vested, respectively.

Note 6 - Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases. Rent expense for the three months ended December 31, 2018 and 2017 was $35,475 and $35,100, respectively. Rent expense for the six months ended December 31, 2018 and 2017 was $78,950 and $70,050, respectively.

Future minimum lease payments under these leases are approximately $72,000 for the fiscal year ending June 30, 2019, and $96,000 for the fiscal year ending June 30, 2020.

Letter-of-Credit

The Company maintains deposit for a standby letter-of-credit with a bank in the amount of $1,000,000 that terminates on June 22, 2019, which is classified as restricted cash on the condensed balance sheets. The beneficiary of the letter-of-credit is an insurance company.

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. As of December 31, 2018 and June 30, 2018, there were no legal proceedings requiring recognition or disclosure in the financial statements.

F-30

MJ FREEWAY, LLC

Notes to Condensed Financial Statements

Merger

On October 21, 2018, the Company entered into a definitive merger agreement (the “Merger Agreement”) with MTech Acquisition Corp., a Nasdaq listed special purpose acquisition company and MTech Acquisition Holdings Inc., collectively (“MTech”). For the consummation of the transaction to be effective, each party’s equity holder will need to vote to approve the mergers. MTech holders of at least a majority of the outstanding common stock will need to provide their approval. As of the date these financial statements were issued, no vote has occurred.

Note 7 - Subsequent Events

The Company has evaluated all subsequent events through the date these condensed financial statements were issued.

On January 1, 2019, the Company issued 100,000 Profit Interest Units to a newly hired management-level employee.

On January 18, 2019, the parties to the Merger Agreement and certain of the holders of MJF’s outstanding preferred and common units entered into an allocation agreement which served to modify the allocation of the merger consideration prescribed by the Merger Agreement. Under the terms of the allocation agreement, if the merger closes, additional shares comprising the merger consideration shall be reallocated to holders of the profit interest units of MJF, which additional shares shall be funded from shares otherwise issuable to such holders of MJF’s preferred and common units. As of the date these financial statements were issued, the merger has not closed.

On April 17, 2019, the Merger Agreement was amended to (i) increase the size of the MTech Holdings board of directors as of the Closing from seven (7) to eight (8) directors, (ii) increase the number of directors appointed prior to the Closing by MJF from four (4) to five (5) directors (which additional director will qualify as an independent director under Nasdaq rules) and (iii) revise the classification of directors so that the Class B directors will include two (2) MJF directors and one (1) MTech director.

F-31

MJ FREEWAY, LLC

Financial Statements

For the Years Ended June 30, 2018 and 2017

F-32

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members and Board of Managers of

MJ Freeway, LLC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of MJ Freeway, LLC (the “Company”) as of June 30, 2018 and 2017, the related statements of operations, changes in members’ equity and cash flows for each of the two years in the period ended June 30, 2018, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2018 and 2017, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and with standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Marcum LLP

Marcum LLP

We have served as the Company’s auditors since 2018.

New York, NY

October 1, 2018

F-33

MJ FREEWAY, LLC

Balance Sheets

	June 30,
	2018	2017
Assets
Current assets
Cash	$1,572,090	$4,316,276
Restricted cash	1,000,311	1,000,006
Accounts receivable, net	254,092	94,863
Prepaid expenses	191,238	353,127
Total current assets	$3,017,731	$5,764,272
Liabilities and Members' Equity
Current liabilities
Accounts payable	$550,437	$1,105,727
Accrued liabilities	373,834	425,437
Deferred revenue	469,631	1,120,970
Total current liabilities	1,393,902	2,652,134

Commitments and contingencies (Note 7)

Members' equity
Series B Preferred Units; 6,425,831 units authorized, 6,425,831 units issued and outstanding at June 30, 2018, and 5,910,261 units issued and outstanding at June 30, 2017, liquidation preference of $3,689,717	12,463,594	11,463,594
Series A Preferred Units; 2,000,000 units authorized, issued, and outstanding at June 30, 2018 and 2017, respectively, liquidation preference of $1,713,183	2,000,000	2,000,000
Common Units; 10,000,000 units authorized, issued and outstanding	100,000	100,000
Accumulated deficit	(12,939,765)	(10,451,456)
Total members' equity	1,623,829	3,112,138
Total liabilities and members' equity	$3,017,731	$5,764,272

See notes to financial statements.

F-34

MJ FREEWAY, LLC

Statements of Operations

	For the Years Ended
	June 30,
	2018	2017
Revenues
Software	$8,082,424	$3,138,786
Consulting	2,281,836	2,112,541
Other	112,523	344,967
Total revenues	10,476,783	5,596,294

Cost of revenues	4,042,165	1,249,818
Gross profit	6,434,618	4,346,476

Operating expenses
Product development	2,645,093	1,898,221
Selling, general, and administrative	6,252,685	9,439,759
Total operating expenses	8,897,778	11,337,980

Loss from operations	(2,463,160)	(6,991,504)

Other income (expense)
Interest	5,841	6
Other	(30,990)	(27,597)
Total other expense	(25,149)	(27,591)

Net loss	$(2,488,309)	$(7,019,095)

Basic and diluted weighted average common units outstanding	10,000,000	10,000,000
Basic and diluted net loss per common unit	$0.00	$0.00

Weighted average preferred units outstanding	8,232,315	6,491,786
Net loss per preferred unit	$(0.30)	$(1.08)

See notes to financial statements.

F-35

MJ FREEWAY, LLC

Statements of Changes in Members' Equity

For the Years Ended June 30, 2018 and 2017

	Series B Preferred		Series A Preferred		Common		Accumulated	Members'
	Units	Amount	Units	Amount	Units	Amount	Deficit	Equity
Balance - July 1, 2016	4,137,425	$8,025,000	2,000,000	$2,000,000	7,833,332	$78,333	$(3,432,361)	$6,670,972
Common units no longer subject to buy-back provision	—	—	—	—	2,166,668	21,667	—	21,667
Issuance of Series B Preferred Units for cash	1,772,836	3,438,594	—	—	—	—	—	3,438,594
Net loss	—	—	—	—	—	—	(7,019,095)	(7,019,095)
Balance - June 30, 2017	5,910,261	11,463,594	2,000,000	2,000,000	10,000,000	100,000	(10,451,456)	3,112,138
Issuance of Series B Preferred Units for cash	515,570	1,000,000	—	—	—	—	—	1,000,000
Net loss	—	—	—	—	—	—	(2,488,309)	(2,488,309)
Balance - June 30, 2018	6,425,831	$12,463,594	2,000,000	$2,000,000	10,000,000	$100,000	$(12,939,765)	$1,623,829

See notes to financial statements.

F-36

MJ FREEWAY, LLC

Statements of Cash Flows

	For the Years Ended
	June 30,
	2018	2017
Cash flows from operating activities
Net loss	$(2,488,309)	$(7,019,095)
Adjustment to reconcile net loss to net cash used in operating activities
Bad debt expense	169,784	207,364
Changes in operating assets and liabilities
Accounts receivable	(329,013)	(218,563)
Prepaid expenses	161,889	(288,368)
Accounts payable	(555,290)	1,007,910
Accrued liabilities	(51,603)	327,621
Deferred revenue	(651,339)	1,120,970
Net cash used in operating activities	(3,743,881)	(4,862,161)

Cash flows from financing activities
Principal payment on note payable	—	(22,167)
Issuance of Series B Preferred Units for cash	1,000,000	3,438,594
Net cash provided by financing activities	1,000,000	3,416,427

Net decrease in cash and restricted cash	(2,743,881)	(1,445,734)

Cash and restricted cash - beginning of year	5,316,282	6,762,016

Cash and restricted cash - end of year	$2,572,401	$5,316,282

Cash paid for taxes	$—	$6,800
Cash paid for interest	$—	$3,003

Supplemental disclosure of non-cash financing activities:

Common Units no longer subject to buy-back provision	$—	$21,667

See notes to financial statements.

F-37

MJ FREEWAY, LLC

Notes to Financial Statements

Note 1 - Description of Business, Liquidity and Capital Resources

Description of Business

MJ Freeway, LLC (the "Company") was established January 24, 2010 and is a Colorado limited liability company located in Denver, Colorado. The Company provides cloud-based seed-to-sale compliance software for the cannabis industry under a subscription model, to both commercial and government customers in retail, delivery, wholesale, cultivation, and/or manufacturing. The Company also provides a complete suite of consulting services to cannabis businesses. The offerings include services spanning the full cannabis business lifecycle, including pre-application, application for licensing, pre-operation, operation, inspection readiness, and business reviews.

Liquidity and Capital Resources

In August 2014, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. ASU No. 2014-15 are intended to define management's responsibility to evaluate whether there is substantial doubt about an organization's ability to continue as a going concern and to provide related footnote disclosures. Under accounting principles generally accepted in the United States of America ("U.S. GAAP"), financial statements are prepared under the presumption that the reporting organization will continue to operate as a going concern, except in limited circumstances. This ASU provides guidance to an organization's management, with principles and definitions that are intended to reduce diversity in the timing and content of disclosures that are commonly provided by organizations today in the financial statement footnotes. The Company adopted this guidance on July 1, 2016.

Since its inception, the Company has incurred recurring operating losses, used cash from operations, and relied on capital raising transactions to continue ongoing operations. However, after considering all available evidence, the Company has determined that, due to its current positive working capital and the receipt of cash proceeds from the issuance of Series C Preferred Units subsequent to June 30, 2018 (Note 10), no substantial doubt exists in regards to the Company's ability to continue as a going concern for a period of at least twelve months from the date these financial statements were issued. Management will continue to evaluate the impact of this standard on the Company's financial statements.

F-38

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates for the years ended June 30, 2018 and 2017 were the Company's allowance for doubtful accounts, the estimated average customer life used in the calculation of the deferral and recognition of implementation fees earned from certain customers, and the estimated useful lives of long-lived assets. Actual results could differ from those estimates.

Cash

The Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company continually monitors its positions with, and the credit quality of, the financial institutions with which it invests. As of the balance sheet date, and periodically throughout the year, the Company has maintained balances in various operating accounts in excess of federally insured limits.

Restricted Cash

Restricted cash serves as collateral for the Company's letter-of-credit (See Note 7).

Prepaid Expenses

Prepaid expenses consist primarily of third-party technology and software used by the Company in its day-to-day operations and professional services expenses paid in advance.

Accounts Receivable, Net

The Company provides an allowance for doubtful accounts equal to the estimated uncollectible amounts. The Company's estimate is based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company's estimate of the allowance for doubtful accounts will change and that losses ultimately incurred could differ materially from the amounts estimated in determining the allowance. The allowance for doubtful accounts was $39,571 and $188,858 as of June 30, 2018 and 2017, respectively.

Concentrations of Credit Risk

The Company grants credit in the normal course of business to customers in the United States. The Company periodically performs credit analysis and monitors the financial condition of its customers to reduce credit risk.

During the year ended June 30, 2018, one customer accounted for 37% of total revenues. At June 30, 2018, the two customers accounted for 55% and 11% of net accounts receivable, respectively. No customers accounted for a significant portion of the Company's revenue during the year ended June 30, 2017 or a significant portion of accounts receivable as of June 30, 2017.

F-39

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment are stated at cost. Depreciation is provided utilizing the straight-line method over the estimated useful lives for owned assets, ranging from five to seven years, and the shorter of the estimated economic life or related lease terms for leasehold improvements. Repairs and maintenance costs that do not improve the service potential or extend the economic life are expensed as incurred. The Company's purchases of property and equipment have historically been immaterial.

Preferred Units

The Company applies the accounting standards for distinguishing liabilities from equity when determining the classification and measurement of its preferred units. Preferred units subject to mandatory redemption are classified as liability instruments and are measured at fair value. Conditionally redeemable preferred units (including preferred units that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company's control) are classified as temporary equity. At all other times, preferred units are classified as members' equity.

Fair Value of Financial Instruments

The carrying amounts of financial instruments, including cash, restricted cash, accounts receivable, prepaid expenses, and accounts payable approximated fair value as of June 30, 2018 and 2017 because of the relatively short term nature of these instruments. The Company accounts for fair value measurements in accordance with Accounting Standards Codification ("ASC") Topic No. 820, Fair Value Measurements and Disclosures, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.

ASC Topic 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy under ASC Topic 820 are described below:

F-40

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Fair Value of Financial Instruments (continued)

Level 1:	Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2:	Applies to assets or liabilities for which there are inputs other than quoted prices included within Level 1 that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3:	Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Software Development Costs

The Company accounts for costs incurred in the development of computer software in accordance with ASC Subtopic 350-40, Intangibles - Goodwill and Other - Internal-Use Software. Costs incurred in the application development stage are subject to capitalization and subsequent amortization and impairment. Application development stage costs were not material for the Company during the years ended June 30, 2018 or 2017. Product development costs are primarily comprised of personnel costs incurred related to activities for evaluating future changes to the software, testing, bug fixes, and other maintenance activities. Product development costs are expensed as incurred.

Revenue Recognition

The Company recognizes revenue only when all of the following criteria have been met: persuasive evidence of an arrangement exists, delivery has occurred or services have been performed, the fee for the arrangement is fixed or determinable, and collectability is reasonable assured.

The Company's software-as-a-service fees are earned through arrangements in which customers pay the Company a recurring subscription fee based upon the terms of their respective contracts. The Company's software revenues generated from government customers totaled $4,470,310 and $217,298 of total revenues during the years ended June 30, 2018 and 2017, respectively (See Note 2, "Concentrations of Credit Risk"). Total costs of government revenues incurred by the Company, which are included in cost of revenues on the statements of operations, were $2,670,319 during the year ended June 30, 2018 and were immaterial during the year ended June 30, 2017.

The Company also offers various software consulting services to its customers, including implementation services, business planning, support, and other customer services. From time to time, the Company purchases equipment for resale to customers. Such equipment is generally drop-shipped to the Company's customers. The Company recognizes revenue as the services are performed or products are delivered, or in the case of up-front implementation fees, over the longer of the contract term or estimated customer life.

F-41

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Revenue Recognition (continued)

In most arrangements, the Company bills the customer prior to performing services, which requires the Company to record deferred revenue on the accompanying balance sheets.

Income Taxes

The Company has elected to be treated as a partnership for income tax purposes. Accordingly, taxable income and losses of the Company are reported on the income tax returns of the Company's members. The Company prescribes a more-likely-than-not measurement methodology to reflect the financial statement impact of uncertain tax positions taken or expected to be taken in a tax return. The Company files income tax returns in the U.S. federal jurisdiction and various state and local jurisdictions. No provision for federal income taxes has been recorded in the accompanying financial statements.

The Company records interest and penalties related to unrecognized tax benefits in selling, general, and administrative expenses. No penalties or interest were incurred during the years ended June 30, 2018 or 2017.

The Tax Cuts and Jobs Act ("Tax Act") was signed into law on December 22, 2017. The Tax Act includes significant changes to the U.S. corporate income tax system, including a federal corporate rate reduction from 35% to 21% effective January 1, 2018; limitations on the deductibility of interest expense and executive compensation; eliminating the corporate alternative minimum tax ("AMT") and changing how existing AMT credits can be realized; changing the rules related to uses and limitations of net operating loss carryforwards created in tax years beginning after December 31, 2017; and the transition of U.S. international taxation from a worldwide tax system to a territorial tax system. The Company does not expect the Tax Act to have a material impact on the Company because, as a limited liability company, it is not subject to federal income tax and the tax effect of its activities accrues to the members.

Beginning January 1, 2018, new rules apply to IRS audits of partnership and limited liability companies that are taxed as partnerships. Under these rules, adjustments resulting from an IRS audit of the partnership will be assessed at the partnership level. There are currently no years under audit.

Segments

The Company's chief operating decision maker reviews financial information presented on a consolidated basis for purposes of allocating resources and evaluating financial performance and information for different revenue streams is not evaluated separately. As such, the Company has determined that it operates a single reporting segment.

F-42

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. ASU No. 2014-09, as subsequently amended, supersedes the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific guidance throughout the industry topics of the codification. Under ASU No. 2014-09, an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. ASU No. 2014-09 also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts. ASU No. 2014-09 is effective for the Company beginning July 1, 2019 with early adoption permitted, and allows for either full retrospective or modified retrospective adoption. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In January 2016, the FASB issued ASU No. 2016-01, Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities, which requires certain equity investments to be measured at fair value with changes in fair value recognized in net income, to record changes in instrument-specific credit risk for financial liabilities measured under the fair value option in other comprehensive income. The new standard is expected to reduce diversity in practice. The new standard is effective for the Company beginning July 1, 2019, with early adoption permitted for certain provisions or for the new provisions as a whole, with certain restrictions. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases. The new standard, as subsequently amended, establishes a right-of-use model that requires a lessee to record a right-of-use asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the statement of operations. The new standard is effective for the Company beginning July 1, 2020 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In March 2016, the FASB issued ASU No. 2016-09, Compensation - Stock Compensation: Improvements to Employee Share-Based Payment Accounting which simplifies the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Among other changes, the new standard allows non-public business entities to make an accounting policy election to either estimate the number of awards that are expected to vest or to account for forfeitures as they occur. The new standard is effective for the Company in the annual period beginning July 1, 2018 with early adoption permitted. The Company is evaluating the impact the adoption of the new standard will have on its financial statements.

F-43

MJ FREEWAY, LLC

Notes to Financial Statements

Note 2 - Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements (continued)

In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments - Credit Losses: Measurement of Credit Losses on Financial Instruments. Among other things, these amendments require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. The new standard is effective for the Company beginning July 1, 2021 with early adoption permitted. The Company is evaluating the impact of adoption of the new standard on its financial statements.

In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows: Classification of Certain Cash Receipts and Cash Payments, which provides guidance on specific cash flow presentation issues. The new standard is expected to reduce diversity in practice. The new standard is effective for the Company beginning July 1, 2019, with early adoption permitted. The Company adopted the standard as of July 1, 2016, which resulted in no impact on the financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows: Restricted Cash, which requires the inclusion of restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts shown on the statement of cash flows. The new standard is effective for the Company beginning July 1, 2019, with early adoption permitted. The Company adopted the standard as of July 1, 2016. As a result, cash and restricted cash have been combined for the years ended June 30, 2018 and 2017 on the accompanying statements of cash flows.

In August 2018, the FASB issued ASU No. 2018-15, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Customers Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That Is a Service Contract, which broadens the scope of existing guidance applicable to internal-use software development costs. The update requires costs to be capitalized or expensed based on the nature of the costs and the project stage in which they are incurred subject to amortization and impairment guidance consistent with existing internal-use software development cost guidance. The guidance is applicable for the Company beginning July 1, 2020 with early adoption permitted, including adoption in an interim period. The Company is evaluating the impact of adoption of the new standard on its financial statements.

F-44

MJ FREEWAY, LLC

Notes to Financial Statements

Note 3 - Balance Sheet Disclosures

Prepaid expenses consist of the following:

	June 30,
	2018	2017
Software and technology	$115,516	$81,434
Professional services	47,626	243,981
Insurance	18,096	17,712
Deposit	10,000	10,000
	$191,238	$353,127

Accrued liabilities consist of the following:

	June 30,
	2018	2017
Compensation	$251,393	$121,241
Sales taxes	66,347	—
Professional fees	24,404	236,993
Other	31,690	67,203
	$373,834	$425,437

The accrued compensation as of June 30, 2018 includes $122,000 of accrued bonus earned by the Company's Chief Executive Officer and a member of the Company's Board of Managers during the year ended June 30, 2018 and such bonus is calculated based on the Company's operational results. No such bonus was earned or accrued for during the year ended June 30, 2017.

Note 4 - Note Payable

The Company held an unsecured note payable with no periodic payment requirements with a creditor that matured in November 2016. Principal and interest on the note were fully paid at maturity.

F-45

MJ FREEWAY, LLC

Notes to Financial Statements

Note 5 - Loss Per Unit

Basic net loss per common unit is calculated based on the weighted-average number of common units outstanding in accordance with ASC Topic 260, Earnings per Share. Diluted net loss per common unit is calculated based on the weighted-average number of common units outstanding plus the effect of potentially dilutive common units. When the Company reports a net loss, the calculation of diluted net loss per common unit excludes potential common units as the effect would be anti-dilutive. As of June 30, 2018 and 2017, the Company does not have any potential dilutive common units.

The Company computes net loss per unit using the two-class method, which is an allocation formula that determines net loss per unit for common units and participating securities. The Company’s participating securities include its issued and outstanding preferred units and profits interest units. Net losses and net profits, as defined by the Company's operating agreement, are allocated to the members' capital accounts. Historically, the Company has sustained losses that are generally allocated first to Common Units until the respective capital accounts are zero, and then to Preferred Units until the respective capital accounts are zero, and then on a pro rata basis among all unit holders.

As a result of the Company’s historical losses, the capital accounts of the common unit holders have been depleted. Therefore, the net losses for the years ended June 30, 2018 and 2017 have been allocated to the Preferred Unit holders and will continue to until the capital accounts of Preferred Unit holders reach zero. The computations of basic and diluted net loss per common unit and net loss per preferred unit are as follows:

	June 30,
	2018	2017

Net loss	$(2,488,309)	$(7,019,095)
Net loss allocated to Preferred Units	(2,488,309)	(7,019,095)
Net loss allocated to Common Units	$0	$0
Basic and diluted weighted average common units outstanding	10,000,000	10,000,000
Net loss per common unit
Basic and diluted	$0.00	$0.00
Weighted average preferred units outstanding	8,232,315	6,491,786
Net loss per preferred unit	$(0.30)	$(1.08)

As of June 30, 2018 and 2017, the Company had no potentially dilutive securities.

F-46

MJ FREEWAY, LLC

Notes to Financial Statements

Note 6 - Members' Equity

The Company is authorized to issue 20,575,221 units consisting of four classes: 10,000,000 Common Units (the "Common"), 2,000,000 Series A Preferred Units (the "Series A"), 6,425,831 Series B Preferred Units (the "Series B"), and 2,149,390 Profits Interest Units (collectively the "Members"). The Company was initially capitalized through the issuance of 10,000,000 Common Units for $100,000. The Common Unit holders are the CEO and Chairman, both co-founders. Subsequent issuances of Series A and Series B were completed for which the Company received proceeds of $2,000,000 and $12,463,594, respectively. Holders of Common, Series A, and Series B have voting privileges, and Profits Interest Units are non-voting. See Note 10 for subsequent events relating to the amended and restated operating agreement and the issuance of Series C round.

F-47

MJ FREEWAY, LLC

Notes to Financial Statements

Note 6 - Members' Equity (continued)

Net losses and net profits, as defined by the Company's operating agreement, are allocated to the members' capital accounts. Historically, the Company has sustained losses that are generally allocated first to Common Units until the respective capital accounts are zero, and then to Preferred Units until the respective capital accounts are zero, and then on a pro rata basis among all unit holders. Distributions, as defined by the Company's operating agreement, may be made at the discretion of the Managers and are allocated to members on the basis of taxable income allocated to each holder and then pro rata in accordance with their respective capital account balances. Upon liquidation, including in the event of a sale of the Company, distributions will be made first to Members with positive capital accounts on a pro rata basis. Remaining assets available for distribution, if any, will be made to the Members in proportion to their respective percentage interests.

The Company is managed by a Board of Directors consisting of five managers, with each manager being entitled to one vote. One manager is elected by a majority vote of the Series A holders; one manager is elected by a majority vote of the Series B holders; one manager is elected by a majority vote of the Series A and B holders (voting as a single class); and two managers are elected by a majority vote of the Common Unit holders. Certain actions of the Company require approval by the Board of Managers and a vote of the Preferred Units, voting as a single class).

The holders of Series A, Series B, Common Units, and Profits Interest Units (collectively, the "Units") granted the Company a right of first refusal to purchase any Units at the same price and on the same terms offered to any prospective purchaser of such Units. The holders of the Units granted qualified preferred unit holders and qualified founders, as defined by the Company's operating agreement, a secondary right of first refusal if the Company does not purchase the Units.

The Company has granted major investors and qualified holders, as defined by the Company's operating agreement, a right of first offer, which requires the Company to first offer any new securities offers to those major investors and qualified holders prior to sale of the new securities.

Redeemable Common Units

In December 2015, the Company entered into a buy-back agreement with the Common Unit holders, which required the Company to buy-back a defined amount of Common Units at $0.01 per Common Unit if the holders of those Common Units ceased full-time employment with the Company, except for in certain, defined limited circumstances.

At the time the buy-back agreement was entered into, 3,430,558 Common Units were subject to the buy-back obligation at a price of $0.01 per share. The number of Common Units subject to the buy-back obligation was to decrease ratably over the next 19 months. The buy-back provision required the Common Units to be accounted for as a temporary equity on the balance sheet until the units are no longer subject to the buy-back provisions. During the term of the agreement no Common Units were repurchased.

During the year ended June 30, 2017, 2,166,668 Common Units were reclassified from temporary equity to members' equity and as of June 30, 2017, no Common Units were subject to the buy-back obligation.

F-48

MJ FREEWAY, LLC

Notes to Financial Statements

Note 6 - Members' Equity (continued)

Series B Percentage Interest Adjustment

During the year ended June 30, 2017, the Company's operating agreement was amended to provide for Series B Unit Holders to receive additional units based on a fixed formula if the aggregate monthly recurring revenue for the three months ended December 31, 2017 did not exceed a stated target of $2,000,000. The Company achieved the stated target, as defined; accordingly, no Preferred Unit issuances occurred as a result of the provision. The Company evaluated the embedded right to receive units to determine whether it should be bifurcated from the Series B and accounted for as a derivative. The Company determined that the embedded feature was clearly and closely related to its host instrument and, therefore, did not need to be bifurcated.

Profits Interest Plan

The Company adopted the 2014 Profits Interest Incentive Plan ("Profits Interest Plan") whereby the Company may grant Profits Interest Units of the Company to employees or consultants and other independent advisors of the Company. During the year ended June 30, 2017, the number of award units authorized to be outstanding at any time was increased from 631,390 to 2,149,390 Profits Interest Units. Profits Interest Units granted under the Profits Interest Plan generally vest once a year over four years commencing on the date granted, or based on specified performance targets. The Company has the right, but not the obligation to repurchase vested Profits Interest Units from holders upon their termination of employment. Unvested Profits Interest Units are to be forfeited upon termination of employment. If the holder is terminated for cause, as defined, all vested and unvested units will be forfeited. Profits Interest Units repurchased by the Company or canceled or forfeited by the award recipient are available for reissuance.

The Company assessed whether its Profits Interest Units represent share-based payments within the scope of ASC Topic 718 or are more akin to a profit-sharing compensation arrangement. The Company determined Profits Interest Units are more akin to a profit-sharing compensation arrangement. The Company determined Profits Interest Units only have value upon a defined liquidating event, and as a defined liquidating event is not probable, the Company did not accrue any value for the Profits Interest Units granted during the years ended June 30, 2018 or 2017.

The Profits Interest Units activity consisted of the following:

	For the Years Ended
	June 30,
	2018	2017
Beginning balance	1,284,000	936,500
Units granted	677,500	420,000
Forfeitures	(242,500)	(72,500)
Ending balance	1,719,000	1,284,000

As of June 30, 2018 and 2017, 615,000 and 332,750 Profits Interest Units were vested, respectively.

F-49

MJ FREEWAY, LLC

Notes to Financial Statements

Note 7 - Commitments and Contingencies

Operating Leases

The Company leases facilities, equipment, and vehicles under non-cancelable operating leases. Rent expense for the years ended June 30, 2018 and 2017 was $140,946 and $138,750, respectively.

Future minimum lease payments under these leases are approximately $142,000 for the year ending June 30, 2019 and $96,000 for the year ending June 30, 2020.

Letter-of-Credit

The Company has a standby letter-of-credit with a bank in the amount of $1,000,000 that terminates on June 22, 2019, which is classified as restricted cash on the balance sheets. The beneficiary of the letter-of-credit is an insurance company which provides bonding for the State of Pennsylvania in relation to the States contract with MJ Freeway.

Litigation

From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. The Company will accrue a liability for such matters when it is probable that a liability has been incurred and the amount can be reasonably estimated. When only a range of possible loss can be established, the most probable amount in the range is accrued. If no amount within this range is a better estimate than any other amount within the range, the minimum amount in the range is accrued. The accrual for a litigation loss contingency might include, for example, estimates of potential damages, outside legal fees and other directly related costs expected to be incurred. As of June 30, 2018 and 2017, there were no legal proceedings requiring recognition or disclosure in the financial statements.

Note 8 - Employee Benefit Plan

The Company has a 401(k) Plan (the “Plan”) to provide retirement benefits for its employees. Employees may contribute up to 100% of their annual compensation to the Plan, limited to a maximum annual amount as updated annually by the IRS. The Company does not offer a match of employee contributions nor any discretionary contributions.

Note 9 - Insurance Claim

In March 2018, the Company received approximately $940,000 in proceeds, net of legal fees, from an insurance claim related to business interruption, which was included as a component of selling, general, and administrative operating expenses on the statement of operations.

F-50

MJ FREEWAY, LLC

Notes to Financial Statements

Note 10 - Subsequent Events

The Company has evaluated all subsequent events through October 1, 2018 which is the date these financial statements were available to be issued.

In August 2018, the Company amended and restated its operating agreement. The restated operating agreement increased the authorized Series B Preferred Units to 6,425,831 and authorized the issuance of 4,115,057 Series C Preferred Units. The Company issued 4,115,042 Series C Preferred Units for cash consideration of $10,000,000. The restated operating agreement further established minimum liquidation preferences in the event of a sale requiring that Preferred Unit holders should receive no less than the greater of the capital contributions made by such holder and the amount the holder would have received had the proceeds from the sale been distributed to all members in proportion to their respective membership interests. Should the amount available for distribution be insufficient, the full amount of the proceeds will be distributed to holders of Preferred Units in proportion to their respective capital contributions. The restated operating agreement also increased membership on the Board of Managers from five managers to seven managers. One manager is elected by a majority vote of the Series A holders; two managers are elected by a majority vote of the Series B holders; one manager is elected by a majority vote of the Series C holders; two managers are elected by a majority vote of the Common Unit holders; and one manager is elected by majority votes of the Preferred Unit holders and the Common Unit holders voting as separate classes provided that if the majority holders of the Preferred Units and Common Units do not select the same person, the position will remain vacant.

Subsequent to June 30, 2018, the Company issued 185,324 Profits Interest Units to employees, of which 160,000 vest over a four year period from the date of grant and 25,324 vested immediately.

F-51

Annex A

EXECUTION COPY

CONFIDENTIAL

AGREEMENT AND PLAN OF MERGER

by and among

MTECH ACQUISITION CORP.,
as Purchaser,

MTECH ACQUISITION HOLDINGS INC.,
as Pubco,

MTECH PURCHASER MERGER SUB INC.,
as Purchaser Merger Sub,

MTECH COMPANY MERGER SUB LLC,
as Company Merger Sub,

MTECH SPONSOR LLC,
in the capacity as the Purchaser Representative,

MJ FREEWAY LLC,
as the Company,

and

HAROLD HANDELSMAN,
in the capacity as the Seller Representative

Dated as of October 10, 2018

i

4.4. Subsidiaries	22
4.5. Governmental Approvals	22
4.6. Non-Contravention	23
4.7. Financial Statements	23
4.8. Absence of Certain Changes	24
4.9. Compliance with Laws	25
4.10. Company Permits	25
4.11. Litigation	25
4.12. Material Contracts	25
4.13. Intellectual Property	27
4.14. Taxes and Returns	29
4.15. Real Property	31
4.16. Personal Property	31
4.17. Title to and Sufficiency of Assets	31
4.18. Employee Matters	32
4.19. Benefit Plans	33
4.20. Environmental Matters	35
4.21. Transactions with Related Persons	36
4.22. Insurance	36
4.23. Top Customers and Suppliers	37
4.24. Government Contracts	37
4.25. Export Control Laws	39
4.26. Certain Business Practices	39
4.27. Investment Company Act	39
4.28. Finders and Brokers	39
4.29. Information Supplied	40
4.30. No Other Representations	40
4.31. Reliance/Acknowledgement	40

V. COVENANTS	41
5.1. Access and Information	41
5.2. Conduct of Business of the Company	42
5.3. Conduct of Business of Purchaser	44
5.4. Annual and Interim Financial Statements	46
5.5. Purchaser Public Filings	46
5.6. No Solicitation	47
5.7. No Trading	48
5.8. Notification of Certain Matters	48
5.9. Efforts	49
5.10. Further Assurances	50
5.11. The Registration Statement	50
5.12. Company Member Meeting	52
5.13. Public Announcements	52
5.14. Confidential Information	53
5.15. Documents and Information	54
5.16. Post-Closing Board of Directors and Executive Officers	54
5.17. Indemnification of Officers and Directors; Tail Insurance	55
5.18. Trust Account Proceeds	55
5.19. Securities Listing	56

vI. survival and indemnification	56
6.1. Survival	56
6.2. Indemnification	56
6.3. Limitations and General Indemnification Provisions	57
6.4. Indemnification Procedures	58
6.5. Indemnification Payments	60
6.6. Exclusive Remedy	61

VII. Closing conditions	61
7.1. Conditions of Each Party’s Obligations	61
7.2. Conditions to Obligations of the Company	62
7.3. Conditions to Obligations of the Purchaser Parties	64
7.4. Frustration of Conditions	65

VIII. TERMINATION AND EXPENSES	65
8.1. Termination	65
8.2. Effect of Termination	67
8.3. Fees and Expenses	67
8.4. Termination Fee	67

Ix. WAIVER against trust	68
9.1. Waiver of Claims Against Trust	68

x. MISCELLANEOUS	69
10.1. Notices	69
10.2. Binding Effect; Assignment	70
10.3. Third Parties	71
10.4. Arbitration	71
10.5. Governing Law; Jurisdiction	72
10.6. WAIVER OF JURY TRIAL	72
10.7. Specific Performance	72
10.8. Severability	72
10.9. Amendment	72
10.10. Waiver	73
10.11. Entire Agreement	73
10.12. Interpretation	73
10.13. Counterparts	74
10.14. Purchaser Representative	74
10.15. Seller Representative	76
10.16. Legal Representation	77

XI DEFINITIONS	78
11.1. Certain Definitions	78
11.2. Section References	88

INDEX OF EXHIBITS

Exhibit	Description

Exhibit A	Form of Voting Agreement
Exhibit B	Form of Waiver Agreement
Exhibit C	Form of Letter of Transmittal
Exhibit D	Form of Lock-Up Agreement

Exhibit E	Form of Form of Amended Pubco Charter
Exhibit F	Form of Amended Registration Rights Agreement
Exhibit G	Form of Amended Stock Escrow Agreement
Exhibit H	Form of Non-Competition Agreement

AGREEMENT AND PLAN OF MERGER

This Agreement and Plan of Merger (this “Agreement”) is made and entered into as of October 10, 2018 by and among (i) MTech Acquisition Corp., a Delaware corporation (“Purchaser”), (ii) MTech Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Pubco”), (iii) MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (iv) MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub” and together with Purchaser Merger Sub, the “Merger Subs”, and the Merger Subs collectively with Purchaser and Pubco, the “Purchaser Parties”), (v) MTech Sponsor LLC, a Florida limited liability company, in the capacity as the representative from and after the Effective Time (as defined below) for the equity holders of Pubco (other than the Sellers (as defined below) and their successors and assignees) in accordance with the terms and conditions of this Agreement (the “Purchaser Representative”), (vi) MJ Freeway LLC, a Colorado, limited liability company (the “Company”), and (vii) Harold Handelsman, in the capacity as the representative from and after the Effective Time for the Sellers in accordance with the terms and conditions of this Agreement (the “Seller Representative”). Purchaser, Pubco, Purchaser Merger Sub, Company Merger Sub, the Purchaser Representative, the Company, and the Seller Representative are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

RECITALS:

A.          The Company, directly and indirectly through its subsidiaries, creates and sells software, consulting and data solutions for cannabis businesses, including cultivation management, point of sale, patient management and inventory tracking systems;

B.          Pubco is a newly incorporated Delaware corporation that is owned entirely by Purchaser, and Pubco owns all of the issued and outstanding equity interests of Purchaser Merger Sub and Company Merger Sub, each of which is a newly organized entity formed for the sole purpose of effecting the Mergers (as defined below);

C.          Upon the terms and subject to the conditions set forth herein, the Parties desire and intend to effect a business combination transaction pursuant to which (i) Purchaser Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Purchaser Merger”), and with security holders of Purchaser receiving substantially equivalent securities of Pubco and (ii) Company Merger Sub will merge with and into the Company, with the Company continuing as the surviving entity (the “Company Merger”, and together with the Purchaser Merger, the “Mergers”), and with security holders of the Company receiving shares of common stock of Pubco, and as a result of which Mergers, Purchaser and the Company will become wholly-owned subsidiaries of Pubco and Pubco will become a publicly traded company;

D.          Purchaser has received voting and support agreements in the form attached as Exhibit A hereto (collectively, the “Voting Agreements”) signed by the Company and the holders of Company Units representing in the aggregate the Required Company Member Approval (as defined herein);

E.           The Company has received waiver agreements in the form attached as Exhibit B hereto (collectively, the “Waiver Agreements”) signed by the holders of a majority of the shares of Purchaser Class B Common Stock waiving the anti-dilution provisions of the Purchaser Class B Common Stock in connection with the Mergers; and

F.           Certain capitalized terms used herein are defined in Article XI hereof.

1

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

Article I
THE MERGERS

1.1           The Purchaser Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Delaware General Corporation Law, as amended (the “DGCL”), Purchaser Merger Sub and Purchaser shall consummate the Purchaser Merger, pursuant to which Purchaser Merger Sub shall be merged with and into Purchaser, following which the separate corporate existence of Purchaser Merger Sub shall cease and Purchaser shall continue as the surviving corporation in the Purchaser Merger. The Purchaser as the surviving corporation after the Purchaser Merger is hereinafter sometimes referred to as “Purchaser Surviving Subsidiary” (provided, that references to Purchaser for periods after the Effective Time shall include Purchaser Surviving Subsidiary).

1.2           The Company Merger. At the Effective Time and subject to and upon the terms and conditions of this Agreement and in accordance with the applicable provisions of the Colorado Limited Liability Company Act, as amended (the “Colorado Act”), Company Merger Sub and the Company shall consummate the Company Merger, pursuant to which Company Merger Sub shall be merged with and into the Company, following which the separate limited liability company existence of Company Merger Sub shall cease and the Company shall continue as the surviving limited liability company in the Company Merger. The Company as the surviving limited liability company after the Company Merger is hereinafter sometimes referred to as “Company Surviving Subsidiary” (provided, that references to the Company for periods after the Effective Time shall include Company Surviving Subsidiary), and together with Purchaser Surviving Subsidiary, the “Surviving Subsidiaries” (provided, that notwithstanding the Company Merger, the Company will not be included within the meaning of the term Purchaser Parties for purposes of this Agreement).

1.3           Effective Time. Subject to the conditions of this Agreement, the Parties shall (i) cause the Purchaser Merger to be consummated by filing a certificate of merger in form and substance reasonably acceptable to the Company and Purchaser (the “Purchaser Certificate of Merger”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL, and (ii) cause the Company Merger to be consummated by filing a statement of merger in form and substance reasonably acceptable to the Company and Purchaser (the “Company Statement of Merger”) with the Secretary of State of the State of Colorado in accordance with the applicable provisions of the Colorado Act, with each of the Mergers to be consummated and effective simultaneously at 5:00 p.m. New York City time on the Closing Date or at such other date and/or time as may be agreed in writing by the Company and Purchaser and specified in each of the Purchaser Certificate of Merger and the Company Statement of Merger (the “Effective Time”).

1.4           Effect of the Mergers. At the Effective Time, the effect of the Mergers shall be as provided in this Agreement and the applicable provisions of the DGCL, the Colorado Act and other applicable Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, agreements, privileges, powers and franchises of Purchaser Merger Sub and Company Merger Sub shall vest in Purchaser Surviving Subsidiary and Company Surviving Subsidiary, respectively, and all debts, liabilities, obligations and duties of Purchaser Merger Sub and Company Merger Sub shall become the debts, liabilities, obligations and duties of Purchaser Surviving Subsidiary and Company Surviving Subsidiary, respectively, including in each case the rights and obligations of each such Party under this Agreement and the Ancillary Documents from and after the Effective Time.

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1.5          Governing Documents. At the Effective Time, (i) each of the certificate of incorporation and bylaws of Purchaser Merger Sub shall become the certificate of incorporation and bylaws of Purchaser Surviving Subsidiary, respectively, and (ii) each of the certificate of formation and the operating agreement of Company Merger Sub shall become the certificate of formation and the operating agreement of Company Surviving Subsidiary, respectively, except that the name of Company Surviving Subsidiary in such certificate of formation and operating agreement shall be “MJ Freeway LLC”.

1.6          Directors and Officers of the Surviving Subsidiaries. At the Effective Time, (i) Jessica Billingsley shall become the sole director and executive officer of Purchaser Surviving Subsidiary, and (ii) the executive officers of Company Surviving Subsidiary shall be the executive officers of Pubco, after giving effect to Section 5.16.

1.7          Merger Consideration. As consideration for the Company Merger, the holders of the Company Units as of the Effective Time (collectively, the “Sellers”) collectively shall be entitled to receive from Pubco, in the aggregate, a number of shares of Pubco Common Stock with an aggregate value equal to (i) Seventy Million U.S. Dollars ($70,000,000), plus (or minus if negative) (ii) (A) the Net Working Capital less (B) the Target Net Working Capital Amount, and minus (iii) the Closing Indebtedness (such resulting amount the “Merger Consideration”), with each share of Pubco Common Stock valued at the Redemption Price; provided, that the Merger Consideration otherwise deliverable to the Sellers is subject to the withholding of the Escrow Shares deposited in the Escrow Account in accordance with Section 1.16, and after the Closing is subject to adjustment in accordance with Section 1.15 and reduction or increase for the indemnification obligations set forth in Article VI. The Merger Consideration shall be allocated among the Sellers (including holders of vested and unvested Company Profits Interest Units, but subject to Section 1.9(b)) as if the Company had been liquidated in full for cash at the Effective Time in accordance with the Company’s Organizational Documents (each Seller’s portion of such Merger Consideration, its “Pro Rata Share”).

1.8          Effect of Purchaser Merger on Issued and Outstanding Securities of Purchaser and Purchaser Merger Sub. At the Effective Time, by virtue of the Purchaser Merger and without any action on the part of any Party or the holders of securities of any Purchaser Party or the Company:

(a)          Purchaser Units. At the Effective Time, every issued and outstanding Purchaser Unit shall be automatically detached and the holder thereof shall be deemed to hold one share of Purchaser Class A Common Stock and one Purchaser Warrant in accordance with the terms of the applicable Purchaser Unit, which underlying Purchaser Securities shall be converted in accordance with the applicable terms of this Section 1.8 below.

(b)          Purchaser Common Stock. At the Effective Time, each issued and outstanding share of Purchaser Common Stock (other than those described in Section 1.8(e) below, but including those described in Section 1.8(a) above) shall be converted automatically into and thereafter represent the right to receive one share of Pubco Common Stock, following which, all shares of Purchaser Common Stock shall cease to be outstanding and shall automatically be canceled and shall cease to exist. The holders of certificates previously evidencing shares of Purchaser Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares except as provided herein or by Law. Each certificate previously evidencing shares of Purchaser Common Stock (other than those described in Section 1.8(e) below, but including those described in Section 1.8(a) above) shall be exchanged for a certificate representing the same number of shares of Pubco Common Stock upon the surrender of such certificate in accordance with Section 1.11. To the extent required by Section 262 of the DGCL, each certificate formerly representing shares of Purchaser Common Stock owned by holders of Purchaser Common Stock who have validly elected to dissent from the Purchaser Merger pursuant to Section 262 of the DGCL shall thereafter represent only the right to receive fair value for their shares of Purchaser Common Stock in accordance with the applicable provisions of the DGCL.

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(c)          Purchaser Warrants. At the Effective Time, each issued and outstanding Purchaser Public Warrant shall be converted into one Pubco Public Warrant and each issued and outstanding Purchaser Private Warrant shall be converted into one Pubco Private Warrant. At the Effective Time, the Purchaser Warrants shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. Each of the Pubco Public Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Public Warrants, and each of the Pubco Private Warrants shall have, and be subject to, substantially the same terms and conditions set forth in the Purchaser Private Warrants, except that in each case they shall represent the right to acquire shares of Pubco Common Stock in lieu of shares of Purchaser Class A Common Stock. At or prior to the Effective Time, Pubco shall take all corporate action necessary to reserve for future issuance, and shall maintain such reservation for so long as any of the Pubco Warrants remain outstanding, a sufficient number of shares of Pubco Common Stock for delivery upon the exercise of such Pubco Warrants.

(d)          Purchaser UPO. At the Effective Time, the Purchaser UPO shall be automatically converted into an identical right to acquire the same securities of Pubco that the holder thereof would have received if the Purchaser UPO were to have been exercised immediately prior to the Effective Time (notwithstanding the provisions thereof prohibiting exercise at such time), including any successor securities to such Pubco securities, and shall no longer represent the right to receive securities of Purchaser.

(e)          Treasury Stock. At the Effective Time, if there are any shares of capital stock of Purchaser that are owned by Purchaser as treasury shares or by any direct or indirect Subsidiary of Purchaser, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(f)          Purchaser Merger Sub Stock. At the Effective Time, each share of common stock of Purchaser Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal number of shares of common stock of Purchaser Surviving Subsidiary, with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of Purchaser Surviving Subsidiary.

1.9          Effect of Company Merger on Issued Securities of the Company and Company Merger Sub. At the Effective Time, by virtue of the Company Merger and without any action on the part of any Party or the holders of securities of any Purchaser Party or the Company:

(a)          Company Units. At the Effective Time, all Company Units issued and outstanding immediately prior to the Effective Time (other than the Company Units described in Section 1.9(c) below) will be cancelled and automatically deemed for all purposes to represent the right to receive the Merger Consideration (as it may be adjusted after the Closing pursuant to Section 1.15), with each Seller receiving its Pro Rata Share, subject to Section 1.9(b) below. As of the Effective Time, each holder of Company Units shall cease to have any other rights with respect to the Company Units, except as otherwise required under applicable Law.

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(b)          Unvested Company Profits Interest Units. Notwithstanding anything to the contrary contained herein, the Merger Consideration to be issued to Sellers holding unvested Company Profits Interest Units as of the Closing (the “Company Unvested PIUs”) shall be restricted shares of Pubco Common Stock issued pursuant to the Pubco Restricted Stock Plan, which restricted shares shall vest in accordance with the same schedule that was applicable to the Company Unvested PIUs (such restricted shares, the “Restricted Merger Consideration”), and the pro rata portion of the Restricted Merger Consideration shall be included as part of the Escrow Shares. Notwithstanding anything to the contrary contained in this Agreement, if any Restricted Merger Consideration is forfeited after the Closing in accordance with the Pubco Restricted Stock Plan, (i) the related portion of the Escrow Property will also be forfeited by the applicable Seller and (ii) for purposes of determining the amount of any post-Closing issuances of shares of Pubco Common Stock by Pubco under Sections 1.15(d)(i) or 6.5(b), any portion of a Seller’s Pro Rata Share attributable to Restricted Merger Consideration forfeited by such Seller shall also be forfeited and not issued to such Seller.

(c)          Treasury Interests. At the Effective Time, if there are any equity securities of the Company that are owned by the Company in treasury or by any direct or indirect Subsidiary of the Company, such equity interests shall be canceled and extinguished without any conversion thereof or payment therefor.

(d)          Company Convertible Securities. Any outstanding Company Convertible Security that is not a Company Unit, if not exercised or converted prior to the Effective Time, shall be cancelled, retired and terminated and cease to represent a right to acquire, be exchanged for or convert into Company Units.

(e)          Company Merger Sub Interests. At the Effective Time, all membership interests of Company Merger Sub outstanding immediately prior to the Effective Time shall be converted into an equal amount of membership interests of Company Surviving Subsidiary, with the same rights, powers and privileges as the membership interests so converted and shall constitute the only membership interests in Company Surviving Subsidiary.

1.10        Effect of Mergers on Issued and Outstanding Securities of Pubco. At the Effective Time, by virtue of the Mergers and without any action on the part of any Party or the holders of securities of any Purchaser Party or the Company, all of the shares of Pubco issued and outstanding immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof or payment therefor.

1.11        Exchange Procedures.

(a)          At the Effective Time, (i) the holders of the Purchaser Common Stock will surrender their stock certificates or other instruments representing the Purchaser Common Stock (collectively, the “Purchaser Certificates”) and (ii) the holders of the Company Units will surrender their membership certificates or other instruments representing the Company Units, if any, and written acknowledgement of the termination of their rights to such Company Units (collectively, the “Company Certificates”), or in the case of a lost, stolen or destroyed Purchaser Certificate or Company Certificate, upon delivery of Lost Certificate Affidavit (and indemnity, if required) in the manner provided in Section 1.11(g), to Pubco for cancellation together with any related documentation reasonably requested by Pubco in connection therewith.

(b)          Certificates representing the shares of Pubco Common Stock shall be issued to the holders of Company Units and Purchaser Common Stock upon surrender of the Company Certificates and Purchaser Certificates as provided for herein or otherwise agreed by the Parties. Upon surrender of the Company Certificates and Purchaser Certificates (or in the case of a lost, stolen or destroyed Company Certificate or Purchaser Certificate, upon delivery of a Lost Certificate Affidavit (and indemnity, if required) in the manner provided in Section 1.11(g)) for cancellation to Pubco or to such other agent or agents as may be appointed by Pubco, Pubco shall issue, or cause to be issued, to each holder of the Company Certificates and Purchaser Certificates such certificates representing the number of shares of Pubco Common Stock for which their Company Units and Purchaser Common Stock, respectively, are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.11(f), and the Company Certificates and the Purchaser Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Company Certificates will be deemed, from and after the Effective Time, to evidence only the right to receive the applicable portion of the Merger Consideration (subject to the withholding of the Escrow Shares, and as it may be adjusted after the Closing pursuant to Section 1.15) pursuant to this Article I.

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(c)          If certificates representing the shares of Pubco Common Stock are to be issued in a name other than that in which the Company Certificates or Purchaser Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Company Certificates or Purchaser Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Persons requesting such exchange will have paid to Pubco or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates representing the shares of Pubco Common Stock in any name other than that of the registered holder of the Company Certificates or Purchaser Certificates surrendered, or established to the satisfaction of Pubco or any agent designated by it that such tax has been paid or is not payable.

(d)          Promptly after the date hereof, the Company shall send to each holder of Company Units a letter of transmittal for use in exchanging Company Certificates for the applicable portion of the Merger Consideration in the form attached hereto as Exhibit C (a “Letter of Transmittal”) (which shall specify that the delivery of share certificates in respect of the Merger Consideration shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Company Certificates to Pubco (or a Lost Certificate Affidavit)) for use in such exchange. Each Seller shall be entitled to receive its Pro Rata Share of the Merger Consideration (less the Escrow Shares) in respect of the Company Units represented by the Company Certificate(s) (excluding any equity securities described in Section 1.9(b)), as soon as reasonably practicable after the Effective Time, but subject to the delivery to Pubco of the following items (collectively, the “Transmittal Documents”): (i) the Company Certificate(s) for its Company Units (or a Lost Certificate Affidavit), together with a properly completed and duly executed Letter of Transmittal and such other documents as may be reasonably requested by Pubco and (ii) a duly executed counterpart to a lock-up agreement with Pubco and the Purchaser Representative, effective as of the Effective Time, substantially in the form attached as Exhibit D hereto (each a “Lock-Up Agreement”). Until so surrendered, each Company Certificate shall represent after the Effective Time for all purposes only the right to receive such portion of the Merger Consideration attributable to such Company Certificate.

(e)          Notwithstanding anything to the contrary contained herein, no fraction of a share of Pubco Common Stock will be issued by Pubco by virtue of this Agreement or the transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a share of Pubco Common Stock (after aggregating all fractional shares of Pubco Common Stock that otherwise would be received by such holder) shall instead have the number of shares of Pubco Common Stock issued to such Person rounded up in the aggregate to the nearest whole share of Pubco Common Stock.

(f)          No dividends or other distributions declared or made after the date of this Agreement with respect to Pubco Common Stock with a record date after the Effective Time will be paid to the holders of any Company Certificates or Purchaser Certificates that have not yet been surrendered with respect to the shares of Pubco Common Stock to be issued upon surrender thereof until the holders of record of such Company Certificates or Purchaser Certificates shall surrender such certificates. Subject to applicable Law, following surrender of any such Company Certificates or Purchaser Certificates, Pubco shall promptly deliver to the record holders thereof, without interest, the certificates representing the shares of Pubco Common Stock issued in exchange therefor and the amount of any such dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such shares of Pubco Common Stock.

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(g)          In the event any Company Certificate or Purchaser Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (a “Lost Certificate Affidavit”) by the Person claiming such Company Certificate or Purchaser Certificate to be lost, stolen or destroyed and, if required by Pubco, the posting by such Person of a bond in customary amount and upon such terms as may be reasonably required by Pubco as indemnity against any claim that may be made against it with respect to such Company Certificate or Purchaser Certificate, Pubco will issue or cause to be issued the number of shares of Pubco Common Stock for which such lost, stolen or destroyed Company Certificates or Purchaser Certificates are exchangeable at the Effective Time and any dividends or distributions payable pursuant to Section 1.11(f).

1.12        Tax Consequences. It is intended by the Parties that the Mergers shall, collectively, constitute a transaction described in Section 351 of the Code.

1.13        Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Purchaser Surviving Subsidiary and Company Surviving Subsidiary with full right, title and possession to all assets, property, rights, agreements, privileges, powers and franchises of Purchaser Merger Sub and Company Merger Sub, respectively, the then current officers and directors of Purchaser Surviving Subsidiary, Company Surviving Subsidiary and Pubco shall take all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

1.14        Estimated Closing Statement. Not later than five (5) Business Days prior to the Closing Date, the Company shall deliver to Purchaser a statement certified by the Company’s chief executive officer and chief financial officer (the “Estimated Closing Statement”) setting forth (a) an estimated consolidated balance sheet of the Company as of the Reference Time, prepared in good faith and in accordance with the Accounting Principles, (b) a good faith calculation of the Company’s estimate of the Closing Indebtedness and Net Working Capital, in each case, as of the Reference Time and along with reasonably detailed calculations, and (c) the resulting estimated Merger Consideration and shares of Pubco Common Stock to be issued by Pubco at the Closing (the “Merger Consideration Shares”) using the formula in Section 1.7 based on such estimates of Closing Indebtedness and Net Working Capital, which Estimated Closing Statement shall be subject to the review and the reasonable approval by Purchaser. Promptly after delivering the Estimated Closing Statement to Purchaser, the Company will meet with Purchaser to review and discuss the Estimated Closing Statement and the Company will consider in good faith Purchaser’s comments to the Estimated Closing Statement and make any appropriate adjustments to the Estimated Closing Statement prior to the Closing, as mutually approved by the Company and Purchaser both acting reasonably and in good faith, which adjusted Estimated Closing Statement shall thereafter become the Estimated Closing Statement for all purposes of this Agreement. The Estimated Closing Statement and the determinations contained therein shall be prepared in accordance with the Accounting Principles and otherwise in accordance with this Agreement. The Estimated Closing Statement will also include with respect to Closing Indebtedness the amount owed to each creditor of the Company and, with respect to any Closing Indebtedness that Purchaser and the Company agree to satisfy at the Closing, payment instructions, together with payoff and lien release letters from the Company’s creditors in form and substance reasonably acceptable to Purchaser. Schedule 1.14 sets forth an illustrative statement (the “Reference Statement”) prepared in good faith by the Company in cooperation with Purchaser setting forth the various line items used (or to be used) in, and illustrating for sample purposes only as of the date set forth therein, the calculation of Closing Indebtedness and Net Working Capital, and the resulting Merger Consideration and Merger Consideration Shares, if the Closing had occurred on such date, in each case prepared and calculated in accordance with this Agreement.

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1.15        Merger Consideration Adjustment.

(a)          Within ninety (90) days after the Closing Date, Pubco’s Chief Financial Officer (the “CFO”) shall deliver to the Purchaser Representative and the Seller Representative a statement (the “Closing Statement”) setting forth (i) a consolidated balance sheet of the Company as of the Reference Time and (ii) a good faith calculation of the Closing Indebtedness and Net Working Capital, in each case, as of the Reference Time, and the resulting Merger Consideration and Merger Consideration Shares using the formula in Section 1.7. The Closing Statement shall be prepared, and the Closing Indebtedness and Net Working Capital and the resulting Merger Consideration and Merger Consideration Shares shall be determined in accordance with the Accounting Principles and otherwise in accordance with this Agreement.

(b)          After delivery of the Closing Statement, each of the Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, shall be permitted reasonable access to the books, records, working papers, files, facilities and personnel of the Company relating to the preparation of the Closing Statement. The Seller Representative and the Purchaser Representative, and their respective Representatives on their behalves, may make inquiries of the CFO and related Pubco and Company personnel and advisors regarding questions concerning or disagreements with the Closing Statement arising in the course of their review thereof, and Pubco and the Company shall provide reasonable cooperation in connection therewith. If either the Seller Representative or the Purchaser Representative (each, a “Representative Party”) has any objections to the Closing Statement, such Representative Party shall deliver to the CFO and the other Representative Party a statement setting forth its objections thereto (in reasonable detail) (an “Objection Statement”). If an Objection Statement is not delivered by a Representative Party within thirty (30) days following the date of delivery of the Closing Statement, then such Representative Party will have waived its right to contest the Closing Statement, all determinations and calculations set forth therein, and the resulting Merger Consideration and Merger Consideration Shares set forth therein. If an Objection Statement is delivered within such thirty (30) day period, then the Seller Representative and the Purchaser Representative shall negotiate in good faith to resolve any such objections for a period of twenty (20) days thereafter. If the Seller Representative and the Purchaser Representative do not reach a final resolution within such twenty (20) day period, then upon the written request of either Representative Party (the date of receipt of such notice by the other Party, the “Independent Expert Notice Date”), the Representative Parties will refer the dispute to the Independent Expert for final resolution of the dispute in accordance with Section 1.15(c). For purposes hereof, the “Independent Expert” shall mean a mutually acceptable independent (i.e., no prior material business relationship with any party for the prior two (2) years) accounting firm appointed by the Purchaser Representative and the Seller Representative, which appointment will be made no later than ten (10) days after the Independent Expert Notice Date); provided, that if the Independent Expert does not accept its appointment or if the Purchaser Representative and the Seller Representative cannot agree on the Independent Expert, in either case within twenty (20) days after the Independent Expert Notice Date, either Representative Party may require, by written notice to the other Representative Party, that the Independent Expert be selected by the New York City Regional Office of the AAA in accordance with the AAA’s procedures. The parties agree that the Independent Expert will be deemed to be independent even though a Party or its Affiliates may, in the future, designate the Independent Expert to resolve disputes of the types described in this Section 1.15(b). The Parties acknowledge that any information provided pursuant to this Section 1.15(b) will be subject to the confidentiality obligations of Section 5.14.

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(c)          If a dispute with respect to the Closing Statement is submitted in accordance with this Section 1.15 to the Independent Expert for final resolution, the Parties will follow the procedures set forth in this Section 1.15(c). Each of the Seller Representative and the Purchaser Representative agrees to execute, if requested by the Independent Expert, a reasonable engagement letter with respect to the determination to be made by the Independent Expert. All fees and expenses of the Independent Expert and all other costs and expenses incurred by the Seller Representative or the Purchaser Representative in connection with resolving any dispute hereunder before the Independent Expert will be borne by Pubco. The Independent Expert will determine only those issues still in dispute as of the Independent Expert Notice Date and the Independent Expert’s determination will be based solely upon and consistent with the terms and conditions of this Agreement. The determination by the Independent Expert will be based solely on presentations with respect to such disputed items by the Purchaser Representative and the Seller Representative to the Independent Expert and not on the Independent Expert’s independent review, with the Independent Expert making its determination with respect to each issue by selecting the applicable position submitted by either the Purchaser Representative or Seller Representative in their respective presentation; provided, that such presentations will be deemed to include any work papers, records, accounts or similar materials delivered to the Independent Expert by a Representative Party in connection with such presentations and any materials delivered to the Independent Expert in response to requests by the Independent Expert. Each of the Seller Representative and the Purchaser Representative will use their reasonable efforts to make their respective presentations as promptly as practicable following submission to the Independent Expert of the disputed items, and each such Representative Party will be entitled, as part of its presentation, to respond to the presentation of the other Representative Party and any questions and requests of the Independent Expert. In deciding any matter, the Independent Expert will be bound by the provisions of this Agreement, including this Section 1.15. It is the intent of the parties hereto that the activities of the Independent Expert in connection herewith are not (and should not be considered to be or treated as) an arbitration proceeding or similar arbitral process and that no formal arbitration rules should be followed (including rules with respect to procedures and discovery). The Seller Representative and the Purchaser Representative will request that the Independent Expert’s determination be made within forty-five (45) days after its engagement, or as soon thereafter as possible, will be set forth in a written statement delivered to the Purchaser Representative and the Seller Representative and will be final, conclusive, non-appealable and binding for all purposes hereunder (other than for fraud or manifest error).

(d)          For purposes hereof, the term “Adjustment Amount” shall mean (x) the Merger Consideration as finally determined in accordance with this Section 1.15, less (y) the Merger Consideration that was issued at the Closing (including to the Escrow Account) pursuant to the Estimated Closing Statement.

(i)          If the Adjustment Amount is a positive number, then Pubco shall, within ten (10) Business Days after such final determination of the Merger Consideration, issue to the Sellers an additional number of shares of Pubco Common Stock equal to (x) the Adjustment Amount, divided by (y) the Redemption Price, with each Seller receiving its Pro Rata Share of such additional shares of Pubco Common Stock, subject to Section 1.9(b). Pubco hereby acknowledges and agrees to comply with the piggyback registration rights granted to the Sellers in each Letter of Transmittal with respect to any shares of Pubco Common Stock issued pursuant to this Section 1.15(d)(i).

(ii)         If the Adjustment Amount is a negative number, then the Sellers shall forfeit and deliver to Pubco a number of shares of Pubco Common Stock equal to (x) the absolute value of the Adjustment Amount, divided by (y) the Redemption Price, with each Seller responsible for its Pro Rata Share of such shares of Pubco Common Stock. In furtherance of the foregoing, the Seller Representative and the Purchaser Representative shall, within three (3) Business Days after such final determination, provide joint written instructions to the Escrow Agent to distribute to Pubco Escrow Property in an amount equal to the absolute value of the Adjustment Amount. If there is an insufficient amount of Escrow Property to satisfy such obligations, then the Sellers will forfeit and deliver to Pubco a number of shares of Pubco Common Stock to make up such shortfall (with each Seller responsible for its Pro Rata Share of such shortfall). Pubco will cancel any Escrow Shares or other shares of Pubco Common Stock that it receives promptly after its receipt thereof. If for any reason the Sellers’ obligations hereunder cannot reasonably be fully satisfied by forfeiture and delivery of shares Pubco Common Stock, then the Purchaser Representative may permit the Sellers to satisfy their obligations hereunder by delivery of cash or cash equivalents or other Escrow Property equal in value to any shortfall in delivery of shares of Pubco Common Stock, with each undelivered share of Pubco Common Stock valued at the Redemption Price.

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1.16        Withholding of Tax. Pubco (or any other payor) shall be entitled (but not obligated except as required by applicable Law) to deduct and withhold from the consideration otherwise payable to the holders of Company Units or Purchaser Securities pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code or any provision of federal, state, local or foreign Tax Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holders of Company Units or Purchaser Securities, as applicable. For the avoidance of doubt, the Parties expect no withholding from the consideration otherwise payable to the holders of Company Units or Purchaser Securities pursuant to this Agreement provided that a certificate is received in accordance with Section 7.3(d)(xii). The Sellers will be provided with written notice no later than five (5) Business Days prior to any withholding pursuant to this Section 1.16.

1.17        Escrow.

(a)          At or prior to the Closing, Pubco, the Seller Representative and Continental Stock Transfer & Trust Company (or such other escrow agent mutually acceptable to Purchaser and the Company), as escrow agent (the “Escrow Agent”), shall enter into an Escrow Agreement, effective as of the Effective Time, in form and substance reasonably satisfactory to Purchaser and the Company (the “Escrow Agreement”), pursuant to which Pubco shall issue to the Escrow Agent ten percent (10%) of the Merger Consideration otherwise issuable to the Sellers at the Closing (together with any equity securities paid as dividends or distributions with respect to such shares or into which such shares are exchanged or converted, the “Escrow Shares”) to be held, along with any other dividends, distributions or other income on the Escrow Shares (other than regular ordinary dividends) (together with the Escrow Shares, the “Escrow Property”), in a segregated escrow account (the “Escrow Account”) and disbursed in accordance with the terms of Section 1.15 and Article VI hereof and the Escrow Agreement. The Escrow Shares shall be allocated among and transferred to the Sellers pro rata based on their respective Pro Rata Shares, subject to Section 1.9(b). The Escrow Shares shall serve as a security for, and the sole source of payment of (other than for Fraud Claims), the obligations of the Sellers under Section 1.15 and the obligations of the Indemnitors pursuant to Article VI. Unless otherwise required by Law, all distributions made from the Escrow Account shall be treated by the Parties as an adjustment to the Merger Consideration received by the Sellers pursuant to Article I hereof.

(b)          The Escrow Property shall not be subject to any indemnification claim to the extent made after the date which is ninety (90) days after Pubco files with the SEC its annual report on Form 10-K for the fiscal year ended June 30, 2019 (the “Expiration Date”); provided, however, with respect to any indemnification claims made in accordance with Article VI hereof on or prior to the Expiration Date that remain unresolved at the time of the Expiration Date (“Pending Claims”), all or a portion of the Escrow Property reasonably necessary to satisfy such Pending Claims (as determined based on the amount of the indemnification claim included in the Claim Notice provided by the Purchaser Representative under Article VI and the Pubco Share Price as of the Expiration Date) shall remain in the Escrow Account until such time as such Pending Claim shall have been finally resolved and paid pursuant to the provisions of Article VI. After the Expiration Date, any Escrow Property remaining in the Escrow Account that is not subject to Pending Claims, if any, and not subject to resolved but unpaid claims in favor of an Indemnitee, shall be disbursed by the Escrow Agent to the Sellers that have previously delivered the Transmittal Documents in accordance with Section 1.11, with each such Seller receiving its Pro Rata Share of such Escrow Property, subject to Section 1.9(b). Promptly after the final resolution of all Pending Claims and payment of all indemnification obligations in connection therewith, the Escrow Agent shall transfer any remaining Escrow Property remaining in the Escrow Account to the Sellers that have previously delivered the Transmittal Documents in accordance with Section 1.11, with each such Seller receiving its Pro Rata Share of such Escrow Property, subject to Section 1.9(b).

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Article II
CLOSING

2.1          Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the consummation of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Ellenoff Grossman & Schole, LLP (“EGS”), 1345 Avenue of the Americas, New York, NY 10105, on the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived at 10:00 a.m. local time, or at such other date, time or place as the Purchaser and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

Article III
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER PARTIES

Except as set forth (i) in the disclosure schedules delivered by Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through EDGAR, the Purchaser Parties each represent and warrant to the Company, as of the date hereof and as of the Closing, as follows:

3.1          Organization and Standing. Purchaser is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware. Each of Pubco and Purchaser Merger Sub is a corporation duly incorporated, validly existing and in good standing under the Laws of Delaware, and Company Merger Sub is a limited liability company duly organized, validly existing and in good standing under the Laws of Colorado. Each Purchaser Party has all requisite corporate or limited liability company power and authority, as applicable, to own, lease and operate its properties and to carry on its business as now being conducted. Each Purchaser Party is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Purchaser has heretofore made available to the Company accurate and complete copies of the Organizational Documents of each Purchaser Party, as currently in effect. No Purchaser Party is in violation of any provision of its Organizational Documents in any material respect.

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3.2          Authorization; Binding Agreement. Each Purchaser Party has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which such Purchaser Party is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Purchaser Stockholder Approval. Purchaser as the sole stockholder of Pubco and Pubco as the sole stock stockholder of Purchaser Merger Sub and the sole member of Company Merger Sub has authorized, or will authorize immediately after the execution of this Agreement, the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Mergers and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement and each Ancillary Document to which each Purchaser Party is a party and the consummation of the transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser, Pubco and Purchaser Merger Sub, and (b) other than the Required Purchaser Stockholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement (including the approvals of the sole equity holder of Pubco and the Merger Subs as noted in the prior sentence), on the part of a Purchaser Party are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which each Purchaser Party is a party has been or shall be when delivered, duly and validly executed and delivered by such Purchaser Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Purchaser Party, enforceable against the such Purchaser Party in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally or by any applicable statute of limitation or by any valid defense of set-off or counterclaim, and the fact that equitable remedies or relief (including the remedy of specific performance) are subject to the discretion of the court from which such relief may be sought (collectively, the “Enforceability Exceptions”). The board of directors of each of Purchaser, Pubco and Purchaser Merger Sub, by resolutions duly adopted at a meeting duly called and held or by action by unanimous written consent in accordance with the applicable entity’s Organizational Documents, (i) determined that this Agreement and the Mergers and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, such entity and its equity owners, (ii) approved this Agreement and the Mergers and the other transactions contemplated by this Agreement in accordance with the DGCL, (iii) directed that this Agreement be submitted to its equity owners for adoption and (iv) resolved to recommend that such equity owners adopt this Agreement. The sole member of Company Merger Sub, by resolutions duly adopted at a meeting duly called and held or by action by written consent in accordance with its Organizational Documents, (i) determined that this Agreement and the Mergers and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, Company Merger Sub and its members, and (ii) approved this Agreement and the Mergers and the other transactions contemplated by this Agreement in accordance with the Colorado Act. The Waiver Agreements delivered by the Purchaser include holders of at least a majority of the outstanding Purchaser Class B Common Stock, and such Waiver Agreements are in full force and effect.

3.3          Capitalization.

(a)          Purchaser is authorized to issue (i) 15,000,000 shares of Purchaser Class A Common Stock, (ii) 3,000,000 shares of Purchaser Class B Common Stock, and (ii) 1,000,000 shares of Purchaser Preferred Stock. The issued and outstanding Purchaser Securities as of the date of this Agreement are set forth on Schedule 3.3(a). As of the date of this Agreement, there are no issued or outstanding shares of Purchaser Preferred Stock. All outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, the Purchaser’s Organizational Documents or any Contract to which Purchaser is a party. None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws.

(b)          As of the date of this Agreement, and immediately prior to the Effective Time, Purchaser is and will be the sole record and beneficial owner of all of the issued and outstanding capital stock of Pubco, and Pubco is and will be the sole record and beneficial owner of all of the issued and outstanding equity securities of each Merger Sub. All of the issued and outstanding equity securities of the Merger Subs have been duly authorized and validly issued, and are fully paid and non-assessable. No Person other than Purchaser has any rights with respect to such equity securities of Pubco, and no Person other than Pubco has any rights with respect to such equity securities of each Merger Sub, and no such rights arise by virtue of or in connection with the Mergers and the other transactions contemplated by this Agreement. Other than Pubco and the Merger Subs, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

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(c)          Except as set forth in Schedule 3.3(a) or Schedule 3.3(c), there are no (i) outstanding options, warrants, puts, calls, convertible securities, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued shares or other equity securities of any Purchaser Party or (B) obligating any Purchaser Party to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for such shares, or (C) obligating any Purchaser Party to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of any Purchaser Party to repurchase, redeem or otherwise acquire any shares or other equity securities of such Purchaser Party or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth in Schedule 3.3(c), there are no shareholders agreements, voting trusts or other agreements or understandings to which any Purchaser Party is a party with respect to the voting of any shares of such Purchaser Party.

(d)          All Indebtedness of Purchaser as of the date of this Agreement is disclosed on Schedule 3.3(d). No Indebtedness of Purchaser contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(e)          Since the date of formation of the Purchaser, and except as contemplated by this Agreement (including any redemptions that may occur in connection with an Extension, if any), Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

3.4          Governmental Approvals. Except as otherwise described in Schedule 3.4, no Consent of or with any Governmental Authority, on the part of any Purchaser Party is required to be obtained or made in connection with the execution, delivery or performance by the Purchaser Parties of this Agreement and each Ancillary Document to which any Purchaser Party is a party or the consummation by such Purchaser Party of the transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as contemplated by this Agreement, (c) any filings required with Nasdaq or the SEC with respect to the transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Purchaser.

3.5          Non-Contravention. Except as otherwise described in Schedule 3.5, the execution and delivery by each Purchaser Party of this Agreement and each Ancillary Document to which it is a party, the consummation by each Purchaser Party of the transactions contemplated hereby and thereby, and compliance by each Purchaser Party with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of such Purchaser Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 3.4 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Purchaser Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Purchaser Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of any Purchaser Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Purchaser.

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3.6          SEC Filings and Purchaser Financial Statements.

(a)          Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Purchaser’s annual reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, whether or not available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). The SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 3.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC. As of the date of this Agreement, (A) the Purchaser Public Units, the Purchaser Class A Common Stock and the Purchaser Public Warrants are listed on Nasdaq, (B) Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq and (D) Purchaser is in compliance with all of the applicable corporate governance rules of Nasdaq.

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(b)          The financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable).

(c)          Except as and to the extent reflected or reserved against in the Purchaser Financials, Purchaser has not incurred any Liabilities or obligations of the type required to be reflected on a balance sheet in accordance with GAAP that is not adequately reflected or reserved on or provided for in the Purchaser Financials, other than Liabilities of the type required to be reflected on a balance sheet in accordance with GAAP that have been incurred since Purchaser’s formation in the ordinary course of business.

(d)          Purchaser has established and maintains disclosure controls and procedures (as defined in Rule 13a-15 under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Purchaser is made known to Purchaser’s principal executive officer and its principal financial and accounting officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. Such disclosure controls and procedures are effective in timely alerting Purchaser’s principal executive officer and principal financial and accounting officer to material information required to be included in Purchaser’s periodic reports required under the Exchange Act.

(e)          Purchaser has established and maintained a system of internal controls sufficient to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of the Purchaser’s financial statements for external purposes in accordance with GAAP.

(f)          Purchaser has heretofore furnished to the Company complete and correct copies of all material amendments and modifications that have not been filed by Purchaser with the SEC to all agreements, documents and other instruments that previously had been filed by Purchaser with the SEC and are currently in effect.

(g)          To Purchaser’s Knowledge, as of the date hereof, each director and executive officer of Purchaser has filed with the SEC on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder.

3.7          Absence of Certain Changes. As of the date of this Agreement, except as set forth in Schedule 3.7, Purchaser has, (a) since its formation, conducted no business other than its formation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Company and the negotiation and execution of this Agreement) and related activities, (b) since June 30, 2018, not been subject to a Material Adverse Effect and (c) since June 30, 2018, not taken any action or committed or agreed to take any action that would be prohibited by Section 5.3 (without giving effect to Schedule 5.3) if such action were taken on or after the date hereof without the consent of the Company.

3.8          Compliance with Laws. Each Purchaser Party is, and has since its formation has been, in compliance with all Laws applicable to it and the conduct of its business except for such noncompliance which would not reasonably be expected to have a Material Adverse Effect on Purchaser, and no Purchaser Party has received written notice alleging any violation of applicable Law in any material respect by such Purchaser Party.

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3.9          Actions; Orders; Permits. There is no pending or, to the Knowledge of Purchaser, threatened Action to which any Purchaser Party is subject which would reasonably be expected to have a Material Adverse Effect on Purchaser. There is no material Action that Purchaser has pending against any other Person. None of the Purchaser Parties is subject to any material Orders of any Governmental Authority, nor are any such Orders pending. The Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Purchaser.

3.10        Taxes and Returns.

(a)          Each Purchaser Party has or will have timely filed, or caused to be timely filed, all material federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Each Purchaser Party has complied in all material respect with all applicable Laws relating to Taxes. There are no audits, examinations, investigations or other proceedings pending against any Purchaser Party in respect of any Tax, and no Purchaser Party has been notified in writing of any proposed Tax claims or assessments against such Purchaser Party (other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP or are immaterial in amount). There are no Liens with respect to any Taxes upon any of the assets of a Purchaser Party, other than Permitted Liens. No Purchaser Party has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Purchaser Party for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(b)          There is no Action currently pending or, to the Knowledge of Purchaser, threatened against a Purchaser Party by a Governmental Authority in a jurisdiction where such Purchaser Party does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or that it is or may be required to file Tax Returns in such jurisdiction.

(c)          Each Purchaser Party has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(d)          Since the date of its formation, no Purchaser Party has (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(e)          No Purchaser Party has participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury regulation section 1.6011-4.

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(f)          No Purchaser Party has any Liability for the Taxes of another Person (other than another Purchaser Party) (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). No Purchaser Party is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on any Purchaser Party with respect to any period following the Closing Date.

(g)          No Purchaser Party has requested, or is it the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(h)          No Purchaser Party is aware of any fact or circumstance that would reasonably be expected to prevent the Mergers from qualifying as a transaction described in Section 351 of the Code.

3.11        Employees and Employee Benefit Plans. The Purchaser Parties (a) do not have and have never had any paid employees or (b) do not maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans.

3.12        Properties. No Purchaser Party owns, licenses or otherwise has any right, title or interest in any material Intellectual Property. No Purchaser Party owns or leases any material real property or Personal Property.

3.13        Material Contracts.

(a)          Except as set forth on Schedule 3.13(a), other than this Agreement and the Ancillary Documents, there are no Contracts to which Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Purchaser as its business is currently conducted, any acquisition of material property by Purchaser, or restricts in any material respect the ability of Purchaser from engaging in business as currently conducted by it or from competing with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b)          With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against Purchaser and, to the Knowledge of Purchaser, the other parties thereto, and is in full force and effect (except as such enforcement may be limited by the Enforceability Exceptions); (iii) Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Purchaser under any Purchaser Material Contract.

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3.14        Investment Company Act. Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act.

3.15        Finders and Brokers. Except as set forth on Schedule 3.15, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Company or any of their respective Affiliates in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser.

3.16        Ownership of Merger Consideration. All shares of Pubco Common Stock to be issued and delivered to the Sellers as Merger Consideration in accordance with Article I shall be, upon issuance and delivery of such Pubco Common Stock, fully paid and non-assessable, free and clear of all Liens, other than restrictions arising from applicable securities Laws, the applicable Lock-Up Agreement, the Escrow Agreement, and any Liens incurred by any Seller.

3.17        Pubco and Merger Sub Activities. Since their formation, Pubco and the Merger Subs have not engaged in any business activities other than as contemplated by this Agreement, do not own directly or indirectly any ownership, equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of each Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they are a party and the Mergers and the other transactions contemplated by this Agreement, and, other than this Agreement and the Ancillary Documents to which they are a party, Pubco and the Merger Subs are not party to or bound by any Contract.

3.18        Certain Business Practices.

(a)          No Purchaser Party, nor any of their respective Representatives acting on their behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, (iii) made any other unlawful payment or (iv) since the formation of such Purchaser Party, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder such Purchaser Party or assist it in connection with any actual or proposed transaction.

(b)          The operations of each Purchaser Party are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving such Purchaser Party with respect to the any of the foregoing is pending or, to the Knowledge of the Purchaser, threatened.

(c)          No Purchaser Party nor any of their respective directors or officers, or, to the Knowledge of Purchaser, any other Representative acting on behalf of such Purchaser Party is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and no Purchaser Party has, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

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3.19         Insurance. Schedule 3.19 lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Purchaser relating to Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Purchaser. Purchaser has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to have a Material Adverse Effect on Purchaser.

3.20         Purchaser Trust Account. As of the Business Day immediately preceding the date of this Agreement, the Trust Account has a rounded off balance of no less than $58,156,600. Such monies are invested solely in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act, and held in trust by Continental Stock Transfer & Trust Company pursuant to the Trust Agreement. The Trust Agreement is valid and in full force and effect and enforceable in accordance with its terms (subject to the Enforceability Exceptions) and has not been amended or modified. There are no separate agreements, side letters or other agreements that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect and/or that would entitle any Person (other than the underwriters of the IPO, Public Stockholders who shall have elected to redeem their Purchaser Common Stock pursuant to Purchaser’s Organizational Documents (or in connection with an extension of Purchaser’s deadline to consummate a Business Combination) or Governmental Authorities for Taxes) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except as described in the first sentence of Section 9.1.

3.21         Affiliate Transactions. Except as set forth in Schedule 3.21 or otherwise disclosed in the SEC Reports, other than (i) for payment of salary and benefits for services rendered, (ii) reimbursement for expenses incurred on behalf of Purchaser or (iii) with respect to any Person’s ownership of capital stock or other securities of Purchaser, there are no contracts or arrangements that are in existence as of the date of this Agreement under which there are any existing or future liabilities or obligations between Purchaser, on the one hand, and, on the other hand, any (y) present or former manager, employee, officer or director of Purchaser or any of its Subsidiaries or (z) record or beneficial owner of five percent (5%) or more of Purchaser’s outstanding capital stock as of the date hereof.

3.22         No Other Representations. Except for the representations and warranties expressly made by the Purchaser Parties in this Article III (as modified by the Purchaser Disclosure Schedules) or as expressly set forth in an Ancillary Document, none of the Purchaser Parties nor any other Person on any of their behalves makes any express or implied representation or warranty with respect to any of the Purchaser Parties, the Purchaser Representative, the Purchaser Securities, the business of the Purchaser Parties, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and the Purchaser Parties hereby expressly disclaim any other representations or warranties, whether implied or made by the Purchaser Parties or any of their respective Representatives. Except for the representations and warranties expressly made by the Purchaser Parties in this Article III (as modified by the Purchaser Disclosure Schedules) or in an Ancillary Document, the Purchaser Parties hereby expressly disclaim all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Company, the Seller Representative or any Seller or any of their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided to the Company, the Seller Representative or any Seller or any of their respective Representatives by any Representative of the Purchaser Parties), including any representations or warranties regarding the probable success or profitability of the businesses of the Purchaser Parties.

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3.23         Reliance/Acknowledgement. Notwithstanding anything contained in this Agreement to the contrary, the Company and the Seller Representative acknowledges and agrees that, except for the representations and warranties expressly made by the Purchaser Parties in this Article III (as modified by the Purchaser Disclosure Schedules), or as expressly set forth in an Ancillary Document, and subject to Section 5.11 and any Fraud Claims: (i) none of the Purchaser Parties nor any other Person on any of their behalves is making any representations or warranties whatsoever, express or implied, at law or in equity, with respect to any of the Purchaser Parties, the business of the Purchaser Parties or the transactions contemplated by this Agreement or any of the other Ancillary Documents, including any representation or warranty as to the condition, merchantability, usage, suitability or fitness for a particular purpose with respect to the Purchaser Parties, any assets or liabilities of the Purchaser Parties or any part thereof; (ii) neither the Company nor the Seller Representative has executed or authorized the execution of this Agreement or any of the other Ancillary Documents or entered into the transactions contemplated hereby or thereby in reliance upon, and hereby specifically disclaim reliance upon, any promise, statement, projection, forecast, representation or warranty whatsoever made or omitted to be made to the Company, the Seller Representative, any of the Sellers or any of their respective Representatives, including any such promise, statement, projection, forecast, representation or warranty as to the condition, value, quality or prospects of any of the Purchaser Parties, any assets or liabilities of the Purchaser Parties or the business of the Purchaser Parties or any part thereof; and (iii) none of the Purchaser Parties nor any other Person on any of their behalves has made any representation or warranty, express or implied, at law or in equity, as to the accuracy or completeness of any projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Company, the Seller Representative, any Seller or any of their respective Representatives in connection with this Agreement and the transactions contemplated hereby (including any of the foregoing made in response to any due diligence request list or made during any due diligence telephonic or in-person meetings), and none of the Purchaser Parties or any of their respective Representatives will have or be subject to any liability to the Company, the Seller Representative, any Seller or any of their respective Representatives resulting from the distribution to the Company, the Seller Representative, any Seller or any of their respective Representatives of, or any such Person’s use of or reliance on, any such projection, forecast, statement or information or any errors therein or omissions therefrom.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to Purchaser on the date hereof (the “Company Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, the Company hereby represents and warrants to the Purchaser Parties, as of the date hereof and as of the Closing, as follows:

4.1           Organization and Standing. The Company is a limited liability company duly incorporated, validly existing and in good standing under the Laws of the State of Colorado and has all requisite limited liability power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Schedule 4.1 lists all jurisdictions in which the Company is qualified to conduct business and all names other than its legal name under which the Company does business. The Company has provided to Purchaser accurate and complete copies of its Organizational Documents, each as amended to date and as currently in effect. The Company is not in violation of any provision of its Organizational Documents in any material respect.

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4.2          Authorization; Binding Agreement. The Company has all requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, subject to obtaining the Required Company Member Approval. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the Company’s board of managers and its members in accordance with the Company’s Organizational Documents, the Colorado Act, any other applicable Law or any Contract to which the Company or any of its equity holders is a party or by which or its securities are bound and (b) other than the Required Company Member Approval, no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party has been or shall be when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. The Company’s board of managers, by resolutions duly adopted at a meeting duly called and held or by action by unanimous written consent in accordance with the Company’s Organizational Documents (i) determined that this Agreement and the Mergers and the other transactions contemplated hereby are advisable, fair to, and in the best interests of, the Company and its members, (ii) approved this Agreement and the Mergers and the other transactions contemplated by this Agreement in accordance with the Colorado Act, (iii) directed that this Agreement be submitted to the Company’s members for adoption and (iv) resolved to recommend that the Company’s members adopt this Agreement. The Voting Agreements delivered by the Company include holders of Company Units representing at least the Required Company Member Approval, and such Voting Agreements are in full force and effect.

4.3          Capitalization.

(a)          The issued and outstanding membership or other equity interests of the Company consists of 10,000,000 Company Common Units, 2,000,000 Company Series A Preferred Units, 6,322,807 Company Series B Preferred Units, 4,115,041 Company Series C Preferred Units and 1,844,324 Company Profits Interest Units. Prior to giving effect to the transactions contemplated by this Agreement, all of the issued and outstanding Company Units and other equity interests of the Company are set forth on Schedule 4.3(a), along with the beneficial and record owners thereof, all of which Company Units and other equity interests are owned free and clear of any Liens other than those imposed under the Company’s Organizational Documents. Schedule 4.3(a) also lists with respect to the Company Profits Interest Units the grant date, the unit hurdle price or amount, any expiration date and any vesting schedule. All of the outstanding Company Units and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Colorado Act, any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which it or its securities are bound. The Company does not directly or indirectly hold any Company Units or other equity interests of the Company in treasury. All of the Company’s securities have been granted, offered, sold and issued in compliance with all applicable securities Laws. The rights, privileges and preferences of the Company Units are as stated in the Company’s Organizational Documents and as provided by the Colorado Act.

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(b)          Other than as set forth on Schedule 4.3(b), there are no Company Convertible Securities, or preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company or, to the Knowledge of the Company, any of its equity holders is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Schedule 4.3(b), there are no voting trusts, proxies, shareholder agreements or any other agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in Schedule 4.3(b) or the Company’s Organizational Documents, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any equity interests or securities of the Company, nor has the Company granted any registration rights to any Person with respect to the Company’s equity securities. As a result of the consummation of the transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c)          Except as set forth on Schedule 4.3(c), since January 1, 2015, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of managers of the Company has not authorized any of the foregoing.

4.4          Subsidiaries. The Company does not have any Subsidiaries; provided, that, notwithstanding anything to the contrary contained in this Agreement, in the event of the breach of the foregoing representation and warranty, without limiting any rights or remedies available under this Agreement or applicable Law, any reference in this Agreement to the Company will include its Subsidiaries to the extent reasonably applicable. There are no Contracts to which the Company is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any other entity. The Company does not own or have any rights to acquire, directly or indirectly, any equity interests of, or otherwise Control, any Person. The Company is not a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of the Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any other Person.

4.5          Governmental Approvals. Except as otherwise described in Schedule 4.5, no Consent of or with any Governmental Authority on the part of the Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement, (b) pursuant to Antitrust Laws and (c) where the failure to obtain or make such Consents or to make such filings or notifications, would not, individually or in the aggregate, reasonably be expected to be material to the Company or materially impair the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

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4.6          Non-Contravention. Except as otherwise described in Schedule 4.6, the execution and delivery by the Company of this Agreement and each Ancillary Document to which the Company is a party or otherwise bound, and the consummation by the Company of the transactions contemplated hereby and thereby and compliance by the Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of the Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to the Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by the Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien upon any of the properties or assets of the Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not, individually or in the aggregate, reasonably be expected to be material to the Company or materially impair the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder.

4.7          Financial Statements.

(a)          As used herein, the term “Company Financials” means the (i) audited financial statements of the Company (including, in each case, any related notes thereto), consisting of the balance sheets of the Company as of June 30, 2018 (the “Balance Sheet Date”) and June 30, 2017, and the related income statements, changes in member equity and statements of cash flows for the fiscal years then ended, each audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor (the “Audited Company Financials”), and (ii) the unaudited financial statements, consisting of the balance sheet of the Company as of August 31, 2018, and the related unaudited income statement, changes in member equity and statement of cash flows for the two (2) months then ended. True and correct copies of the Company Financials have been provided to Purchaser. The Company Financials (i) accurately reflect the books and records of the Company as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), and (iii) fairly present in all material respects the financial position of the Company as of the respective dates thereof and the consolidated results of the operations and cash flows of the Company for the periods indicated. The Company has never been subject to the reporting requirements of Sections 13(a) and 15(d) of the Exchange Act.

(b)          The Company maintains accurate books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that provide reasonable assurance that (i) the Company does not maintain any off-the-book accounts and that the Company’s assets are used only in accordance with the Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets, (iv) access to the Company’s assets is permitted only in accordance with management’s authorization, (v) the reporting of the Company’s assets is compared with existing assets at regular intervals and verified for actual amounts, and (vi) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a current and timely basis. All of the financial books and records of the Company are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. The Company has never been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of the Company. Since January 1, 2015, neither the Company nor any of its Representatives have received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices.

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(c)          The Company does not have any Indebtedness other than the Indebtedness as set forth on Schedule 4.7(c), and in such amounts (including principal and any accrued but unpaid interest or other obligations with respect to such Indebtedness), as set forth on Schedule 4.7(c). Except as disclosed on Schedule 4.7(c), no Indebtedness of the Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by the Company, or (iii) the ability of the Company to grant any Lien on their respective properties or assets.

(d)          Except as set forth on Schedule 4.7(d), the Company is not subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), except for those that are either (i) adequately reflected or reserved on or provided for in the balance sheet of the Company as of the Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e)          The projections with respect to the Company that were delivered by or on behalf of the Company to Purchaser and its Representatives, including any statement with respect to projected revenues, costs, expenses and profits (the “Projections”), a copy of which are attached as Schedule 4.7(e) hereto, were prepared by the Company based on reasonable and appropriate assumptions for projections of such kind and with respect to the Company, including, among other things, assumptions related to (i) the Company’s anticipated future performance after the consummation of the Mergers, (ii) that there will be no material adverse change to general business and economic conditions, (iii) anticipated competitive forces and (iv) that there will be no material adverse actions of Governmental Authorities with respect to the cannabis industry. The Projections are based upon an analysis of the data available to the Company, after due inquiry, at the time of the Projections, and the Company believes the information contained in the Projections is reasonably accurate. The Projections were prepared in accordance with standards for projections promulgated by the American Institute of Certified Public Accountants or with a view to compliance with published guidelines of the SEC regarding projections or forecasts contained in Item 10(b) of Regulation S-K.

(f)          All accounts, notes and other receivables, whether or not accrued, and whether or not billed, of the Company (the “Accounts Receivable”) arose from sales actually made or services actually performed in the ordinary course of business and represent valid obligations to the Company arising from its business. None of the Accounts Receivable are subject to any right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor in excess of any amounts reserved therefore on the Company Financials. All of the Accounts Receivable are, to the Knowledge of the Company, fully collectible according to their terms in amounts not less than the aggregate amounts thereof carried on the books of the Company (net of reserves) within ninety (90) days.

4.8          Absence of Certain Changes. Except as set forth on Schedule 4.8, since the Balance Sheet Date, the Company has (a) conducted its business only in the ordinary course of business consistent with past practice, (b) not been subject to a Material Adverse Effect and (c) has not taken any action or committed or agreed to take any action that would be prohibited by Section 5.2(b) (without giving effect to Schedule 5.2) if such action were taken on or after the date hereof without the consent of Purchaser.

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4.9          Compliance with Laws. Except as set forth on Schedule 4.9, the Company is not and has never been in material conflict or material non-compliance with, or in material default or violation of, nor has the Company received, since January 1, 2012, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws by which it or any of its properties, assets, employees, business or operations are or were bound or affected.

4.10        Company Permits. The Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with the Company) holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted and as currently contemplated to be conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”), and all such Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened, except where the failure to hold such Permits or for such Permits to be in full force and effect would not, individually or in the aggregate, reasonably be expected to be material to the Company or materially impair the ability of the Company on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder. The Company has made available to Purchaser true, correct and complete copies of all material Company Permits, all of which material Company Permits are listed on Schedule 4.10. The Company is not in violation in any material respect of the terms of any Company Permit.

4.11        Litigation. Except as described on Schedule 4.11, there is no (a) Action of any nature current pending or, to the Company’s Knowledge, threatened, nor, to the Knowledge of the Company, is there any reasonable basis for any Action to be made (and no such Action has been brought or, to the Company’s Knowledge, threatened since January 1, 2012); or (b) Order pending now or rendered by a Governmental Authority since January 1, 2012, in either case of (a) or (b) by or against the Company, its current or former directors, officers or equity holders (provided, that any litigation involving the directors, officers or equity holders of the Company must be related to the Company’s business, equity securities or assets), its business, equity securities or assets. The items listed on Schedule 4.11, if finally determined adverse to the Company, will not have, either individually or in the aggregate, a Material Adverse Effect upon the Company. In the past five (5) years, to the Knowledge of the Company, none of the current or former officers, senior management or directors of the Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

4.12        Material Contracts.

(a)          Schedule 4.12(a) sets forth a true, correct and complete list of, and the Company has made available to Purchaser (including written summaries of oral Contracts), true, correct and complete copies of, each Contract to which the Company is a party or by which the Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Schedule 4.12(a), a “Company Material Contract”) that:

(i)          contains covenants that limit the ability of the Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

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(ii)         involves any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii)        involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices;

(iv)        evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of the Company having an outstanding principal amount in excess of $50,000;

(v)         involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $50,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of the Company or another Person;

(vi)        relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of the Company, its business or material assets;

(vii)       by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Company under such Contract or Contracts of at least $50,000 per year or $150,000 in the aggregate;

(viii)      is with any Top Customer or Top Vendor;

(ix)         obligates the Company to provide continuing indemnification or a guarantee of obligations of a third party after the date hereof in excess of $50,000;

(x)          is between the Company and any directors, officers or employees of the Company (other than at-will employment arrangements with employees entered into in the ordinary course of business consistent with past practice), including all non-competition, severance and indemnification agreements, or any Related Person;

(xi)         obligates the Company to make any capital commitment or expenditure in excess of $50,000 (including pursuant to any joint venture);

(xii)        relates to a material settlement entered into within three (3) years prior to the date of this Agreement or under which the Company has outstanding obligations (other than customary confidentiality obligations);

(xiii)       provides another Person (other than any manager, director or officer of the Company) with a power of attorney;

(xiv)      relates to the development, ownership, licensing or use of any Intellectual Property by, to or from the Company, other than Off-the-Shelf Software;

(xv)       will be required to be filed with the Registration Statement under applicable SEC requirements or would otherwise be required to be filed by the Company as an exhibit for a Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; or

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(xvi)      is otherwise material to the Company and not described in clauses (i) through (xiv) above.

(b)          Except as disclosed in Schedule 4.12(b), with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all respects against the Company and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) the Company is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by the Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in material breach or default in any respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by the Company, under such Company Material Contract; (v) the Company has not received written or, to the Knowledge of the Company, oral notice of an intention by any party to any such Company Material Contract that provides for a continuing obligation by any party thereto to terminate such Company Material Contract or amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Company; and (vi) the Company has not waived any rights under any such Company Material Contract.

4.13        Intellectual Property.

(a)          Schedule 4.13(a)(i) sets forth: (i) all U.S. and foreign registered Patents, Trademarks, Copyrights and Internet Assets and applications owned or licensed by the Company or otherwise used or held for use by the Company in which the Company is the owner, applicant or assignee (“Company Registered IP”), specifying as to each item, as applicable: (A) the nature of the item, including the title, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates; and (ii) all material unregistered Intellectual Property owned or licensed or purported to be owned or licensed by the Company. Schedule 4.13(a)(ii) sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions (“Company IP Licenses”) (other than “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available on reasonable terms to the public generally with license, maintenance, support and other fees of less than $10,000 per year (collectively, “Off-the-Shelf Software”), which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which the Company is a licensee or otherwise is authorized to use or practice any Intellectual Property, and describes (A) the applicable Intellectual Property licensed, sublicensed or used and (B) any royalties, license fees or other compensation due from the Company, if any. The Company owns, free and clear of all Liens (other than Permitted Liens), has valid and enforceable rights in, and has the unrestricted right to use, sell, license, transfer or assign, all Intellectual Property currently used, licensed or held for use by the Company, and previously used or licensed by the Company, except for the Intellectual Property that is the subject of the Company IP Licenses or where the lack of such rights would not, individually or in the aggregate, reasonably be expected to be material to the Company. No item of Company Registered IP that consists of a pending Patent application fails to identify all pertinent inventors, and for each Patent and Patent application in the Company Registered IP, the Company has obtained valid assignments of inventions from each inventor. Except as set forth on Schedule 4.13(a)(iii), all Company Registered IP is owned exclusively by the Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, and the Company has recorded assignments of all material Company Registered IP.

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(b)          The Company has a valid and enforceable license to use all Intellectual Property that is the subject of the Company IP Licenses applicable to the Company, except where the failure to have the same would not, individually or in the aggregate, reasonably be expected to be material to the Company. The Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions necessary to operate the Company as presently conducted. The Company has performed all obligations imposed on it in the Company IP Licenses, has made all payments required to date, and the Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder. The continued use by the Company of the Intellectual Property that is the subject of the Company IP Licenses in the same manner that it is currently being used is not restricted by any applicable license of the Company. All Copyrights, Patents, Trademarks and Internet Assets that are owned by or exclusively licensed to the Company are valid, in force, and in good standing with all required fees and maintenance fees having been paid with no Actions pending. The Company is not a party to any Contract that requires the Company to assign to any Person all of its rights in any Intellectual Property developed by the Company under such Contract.

(c)          Schedule 4.13(c) sets forth all licenses, sublicenses and other agreements or permissions under which the Company is the licensor (each, an “Outbound IP License”), and for each such Outbound IP License, describes (i) the applicable Intellectual Property licensed, (ii) the licensee under such Outbound IP License, and (iii) any royalties, license fees or other compensation due to the Company, if any. The Company has performed all obligations imposed on it in the Outbound IP Licenses, and the Company is not, nor, to the Knowledge of the Company, is any other party thereto, in breach or default thereunder, nor has any event occurred that with notice or lapse of time or both would constitute a default thereunder.

(d)          With the exception of the ongoing filing or prosecution of any applications to register any Patents, Trademarks, or Copyrights with the applicable Government Authorities, no Action is pending or, to the Company’s Knowledge, threatened against the Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense, or that otherwise relates to, any Intellectual Property currently owned, licensed, used or held for use by the Company, nor, to the Knowledge of the Company, is there any reasonable basis for any such Action. The Company has not received any written or, to the Knowledge of the Company, oral notice or claim asserting or suggesting that any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person is or may be occurring or has or may have occurred, as a consequence of the business activities of the Company, nor to the Knowledge of the Company is there a reasonable basis therefor. There are no Orders to which the Company is a party or is otherwise bound that (i) restrict the rights of the Company to use, transfer, license or enforce any Intellectual Property owned by the Company, (ii) restrict the conduct of the business of the Company in order to accommodate a third Person’s Intellectual Property, or (iii) other than the Outbound IP Licenses, grant any third Person any right with respect to any Intellectual Property owned by the Company. The Company is not currently infringing, and has not, in the past, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect in connection with the ownership, use or license of any Intellectual Property owned or purported to be owned by the Company or, to the Knowledge of the Company, otherwise in connection with the conduct of the business of the Company. To the Company’s Knowledge, no third party is currently, or in the past five (5) years has been, infringing upon, misappropriating or otherwise violating any Intellectual Property owned, licensed by, licensed to, or otherwise used or held for use by the Company (“Company IP”) in any material respect.

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(e)          All employees and independent contractors of the Company have assigned to the Company all Intellectual Property arising from the services performed for the Company by such Persons and all such assignments of Company Registered IP have been recorded. No current or former officers, employees or independent contractors of the Company have claimed any ownership interest in any Intellectual Property owned by the Company. To the Knowledge of the Company, there has been no violation of the Company’s policies or practices related to protection of Company IP or any confidentiality or nondisclosure Contract relating to the Intellectual Property owned by the Company. The Company has made available to Purchaser true and complete copies of all written Contracts referenced in subsections under which employees and independent contractors assigned their Intellectual Property to the Company. To the Company’s Knowledge, none of the employees of the Company is obligated under any Contract, or subject to any Order, that would materially interfere with the use of such employee’s best efforts to promote the interests of the Company, or that would materially conflict with the business of the Company as presently conducted or contemplated to be conducted. The Company has taken reasonable security measures in order to protect the secrecy, confidentiality and value of the material Company IP.

(f)          Except as set forth on Schedule 4.13(f), to the Knowledge of the Company, no Person has obtained unauthorized access to third party information and data (including personally identifiable information) in the possession of the Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data, and no written or, to the Knowledge of the Company, oral complaint relating to an improper use or disclosure of, or a breach in the security of, any such information or data has been received by the Company. The Company has complied in all material respects with all applicable Laws and Contractual requirements relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines. The operation of the business of the Company has not and does not violate any right to privacy or publicity of any third person, or constitute unfair competition or trade practices under applicable Law.

(g)          The consummation of any of the transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments with respect to, or release of source code because of (i) any Contract providing for the license or other use of Intellectual Property owned by the Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Company’s rights under such Contracts or Company IP Licenses to the same extent that the Company would have been able to exercise had the transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay in the absence of such transactions.

4.14        Taxes and Returns.

(a)          The Company has or will have timely filed, or caused to be timely filed, all material federal, state, local and foreign Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required by Law to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established. The Company has complied with all applicable Laws relating to Taxes.

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(b)          There is no Action currently pending or, to the Knowledge of the Company, threatened against the Company by a Governmental Authority in a jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction or that it is or may be required to file Tax Returns in such jurisdiction.

(c)          To the Knowledge of the Company, the Company is not being audited by any Governmental Authority. The Company has not been notified in writing or, to the Knowledge of the Company, orally by any Governmental Authority that any such audit is contemplated or pending. There are, to the Knowledge of the Company, no claims, assessments, audits, examinations, investigations or other Actions pending against the Company in respect of any Taxes, and the Company has not been notified in writing of any proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d)          There are no Liens with respect to any Taxes upon the Company’s assets, other than Permitted Liens.

(e)          The Company has collected or withheld all Taxes currently required to be collected or withheld by it, and all such Taxes have been paid to the appropriate Governmental Authorities or set aside in appropriate accounts for future payment when due.

(f)           The Company does not have any outstanding waivers or extensions of any applicable statute of limitations to assess any amount of Taxes. There are no outstanding requests by the Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return.

(g)          The Company has not made any change in accounting method (except as required by a change in Law) or received a ruling from, or signed an agreement with, any Governmental Authority that would reasonably be expected to have a material impact on its Taxes following the Closing.

(h)          The Company has not participated in, or sold, distributed or otherwise promoted, any “reportable transaction,” as defined in Treasury regulation section 1.6011-4.

(i)           The Company does not have any Liability for the Taxes of another Person (i) under any applicable Tax Law, (ii) as a transferee or successor, or (iii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). The Company is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on the Company with respect to any period following the Closing Date.

(j)           The Company has not requested, nor is the subject of or bound by any private letter ruling, technical advice memorandum, closing agreement or similar ruling, memorandum or agreement with any Governmental Authority with respect to any Taxes, nor is any such request outstanding.

(k)          At all times since the Company’s date of formation, the Company has been classified as either a disregarded entity or a partnership (in each case, for U.S. federal income Tax purposes or, where applicable, state and/or local income Tax purposes). The Company has not made an election to be treated as an association taxable as a corporation for U.S. federal income Tax purposes or, where applicable, state and/or local income Tax purposes.

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(l)          The Company is not aware of any fact or circumstance that would reasonably be expected to prevent the Mergers from qualifying as a transaction described in Section 351 of the Code.

4.15        Real Property. Schedule 4.15 contains a complete and accurate list of all premises currently leased or subleased or otherwise used or occupied by the Company for the operation of the business of the Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to Purchaser a true and complete copy of each of the Company Real Property Leases, and in the case of any oral Company Real Property Lease, a written summary of the material terms of such Company Real Property Lease. The Company Real Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect, subject to the Enforceability Exceptions. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or any other party under any of the Company Real Property Leases, and the Company has not received notice of any such condition. The Company does not own and has never owned any real property or any interest in real property (other than the leasehold interests in the Company Real Property Leases).

4.16        Personal Property. Each item of Personal Property which is currently owned, used or leased by the Company with a book value or fair market value of greater than Twenty-Five Thousand Dollars ($25,000) is set forth on Schedule 4.16, along with, to the extent applicable, a list of lease agreements, lease guarantees, security agreements and other agreements related thereto, including all amendments, terminations and modifications thereof or waivers thereto (“Company Personal Property Leases”). Except as set forth in Schedule 4.16, all such items of Personal Property are in good operating condition and repair (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Company. The operation of the Company’s business as it is now conducted or presently proposed to be conducted is not dependent upon the right to use the Personal Property of Persons other than the Company, except for such Personal Property that is owned by, or leased, licensed or otherwise contracted to the Company. The Company has provided to Purchaser a true and complete copy of each of the Company Personal Property Leases, and in the case of any oral Company Personal Property Lease, a written summary of the material terms of such Company Personal Property Lease. The Company Personal Property Leases are valid, binding and enforceable in accordance with their terms and are in full force and effect. To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a default on the part of the Company or any other party under any of the Company Personal Property Leases, and the Company has not received notice of any such condition.

4.17        Title to and Sufficiency of Assets. The Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (iii) Liens specifically identified on the Audited Company Financials and (d) Liens set forth on Schedule 4.17. The assets (including Intellectual Property rights and contractual rights) of the Company constitute all of the assets, rights and properties that are used in the operation of the business of the Company as it is now conducted and presently proposed to be conducted or that are used or held by the Company for use in the operation of the business of the Company, and taken together, are adequate and sufficient for the operation of the business of the Company as currently conducted and as presently proposed to be conducted.

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4.18        Employee Matters.

(a)          Except as set forth in Schedule 4.18(a), the Company is not a party to any collective bargaining agreement or other Contract covering a group of employees, labor organization or other representative of any of the employees of the Company, and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Schedule 4.18(a) sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between the Company and Persons employed by or providing services as independent contractors to the Company. No current officer or employee of the Company has provided the Company written or, to the Knowledge of the Company, oral notice of his or her plan to terminate his or her employment with the Company.

(b)          Except as set forth in Schedule 4.18(b), the Company (i) is and has been in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against the Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no Actions pending or, to the Knowledge of the Company, threatened against the Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c)          Schedule 4.18(c) hereto sets forth a complete and accurate list as of the date hereof of all employees of the Company showing for each as of such date (i) the employee’s name, job title or description, employer, location, salary level (including any bonus, commission, deferred compensation or other remuneration payable (other than any such arrangements under which payments are at the discretion of the Company)), (ii) any bonus, commission or other remuneration other than salary paid during the fiscal year ending June 30, 2018, and (iii) any wages, salary, bonus, commission or other compensation due and owing to each employee during or for the fiscal year ending June 30, 2019. Except as set forth on Schedule 4.18(c), (A) no employee is a party to a written employment Contract with the Company and each is employed “at will”, and (B) the Company has paid in full to all of its employees all wages, salaries, commission, bonuses and other compensation due to its employees, including overtime compensation, and the Company does not have any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth in Schedule 4.18(c), each of the Company’s employee has entered into the Company’s standard form of employee non-disclosure, inventions and restrictive covenants agreement with the Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of which has been made available to the Purchaser by the Company.

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(d)          Schedule 4.18(d) contains a list of all independent contractors (including consultants) currently engaged by the Company, along with the position, the entity engaging such Person, date of retention and rate of remuneration, most recent increase (or decrease) in remuneration and amount thereof, for each such Person. Except as set forth on Schedule 4.18(d), all of such independent contractors are a party to a written Contract with the Company. Except as set forth on Schedule 4.18(d), each such independent contractor has entered into customary covenants regarding confidentiality, non-competition and assignment of inventions and copyrights in such Person’s agreement with the Company, a copy of which has been provided to the Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by the Company are bona fide independent contractors and not employees of the Company. Each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of the Company to pay severance or a termination fee.

4.19        Benefit Plans.

(a)          Set forth on Schedule 4.19(a) is a true and complete list of each Benefit Plan which is sponsored, maintained, contributed to, or required to be contributed to by the Company and, with respect to any such Benefit Plans which are subject to Section 401(a) of the Code, any trade or business (whether or not incorporated) which is or at any relevant time was treated as a single employer with the Company within the meaning of Section 414 of the Code (an “ERISA Affiliate”), for the benefit of any Person who performs or who has performed services for the Company and with respect to which the Company or any ERISA Affiliate has any material liability or obligation (each, a “Company Benefit Plan”). With respect to each Company Benefit Plan, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations that have not been accounted for by reserves, or otherwise properly footnoted in accordance with GAAP on the Company Financials. The Company is not and has not in the past been a member of a “controlled group” for purposes of Section 414(b), (c), (m) or (o) of the Code, nor does the Company have any Liability with respect to any collectively-bargained for Benefit Plans, whether or not subject to the provisions of ERISA. No statement, either written or oral, has been made by the Company to any Person with regard to any Company Benefit Plan that was not in accordance with the terms of the Company Benefit Plan in any material respect.

(b)          Each Company Benefit Plan is and has been operated at all times in compliance with all applicable Laws in all material respects, including ERISA and the Code. Each Company Benefit Plan which is intended to be “qualified” within the meaning of Section 401(a) of the Code (i) has been determined by the IRS to be so qualified (or is based on a prototype plan which has received a favorable IRS opinion letter) during the period from its adoption to the date of this Agreement and (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code or the Company has requested an initial favorable IRS determination of qualification and/or exemption within the period permitted by applicable Law. No fact exists which could adversely affect the qualified status of such Company Benefit Plans or the exempt status of such trusts.

(c)          With respect to each Company Benefit Plan, the Company has provided to Purchaser accurate and complete copies, if applicable, of: (i) all Company Benefit Plan texts and agreements and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto); (ii) all summary plan descriptions and summaries of material modifications thereto; (iii) the three (3) most recent annual reports (Form 5500), if applicable, and annual report, including all schedules thereto; (iv) the most recent annual and periodic accounting of plan assets; (v) the three (3) most recent nondiscrimination testing reports; (vi) the most recent determination or opinion letter received from the IRS, if any; (vii) the most recent actuarial valuation; and (viii) all material communications with any Governmental Authority.

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(d)          With respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered in all material respects in accordance with its terms, the Code and ERISA; (ii) no breach of fiduciary duty has occurred; (iii) no Action is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) no prohibited transaction, as defined in Section 406 of ERISA and/or Section 4975 of the Code, has occurred; and (v) all contributions and premiums due through the Closing Date have been made or have been fully accrued in all material respects on the Company Financials.

(e)          No Company Benefit Plan is a “defined benefit plan” (as defined in Section 414(j) of the Code), a “multiemployer plan” (as defined in Section 3(37) of ERISA) or a “multiple employer plan” (as described in Section 413(c) of the Code) or is otherwise subject to Title IV of ERISA or Section 412 of the Code, and the Company has not incurred any Liability or otherwise could not have any Liability, contingent or otherwise, under Title IV of ERISA and no condition presently exists that is expected to cause such Liability to be incurred. No Company Benefit Plan will become a multiple employer plan with respect to the Company immediately after the Closing Date. The Company does not currently maintain and has never maintained, and is currently not required and has never been required to contribute to or otherwise participate in, a multiple employer welfare arrangement (as defined in Section 3(40) of ERISA) or voluntary employees’ beneficiary association as defined in Section 501(c)(9) of the Code.

(f)          There is no arrangement under any Company Benefit Plan with respect to any Company employee that would result in the payment of any amount that by operation of Section 280G or 162(m) of the Code would not be deductible by the Company, and no arrangement exists pursuant to which the Company will be required to “gross up” or otherwise compensate any person because of the imposition of any excise or penalty tax on a payment to such person.

(g)          With respect to each Company Benefit Plan which is a “welfare plan” (as defined in Section 3(1) of ERISA): (i) no such plan provides benefits with respect to current or former employees of the Company beyond their termination of employment (other than coverage mandated by Law, which is paid solely by such employees); and (ii) except as set forth in Schedule 4.19(g), there are no reserves, assets, surplus or prepaid premiums under any such plan. The Company has complied with the provisions of Sections 601 et seq. of ERISA and Section 4980B of the Code.

(h)          The consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation; (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any individual; or (iii) result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an “excess parachute payment” within the meaning of Section 280G of the Code. The Company has not incurred any Liability for any Tax imposed under Chapter 43 of the Code or civil liability under Section 502(i) or (l) of ERISA.

(i)          To the extent applicable, the present value of the accrued benefit liabilities (whether or not vested) under each Company Benefit Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the assets of such Company Benefit Plan allocable to such benefit liabilities.

(j)          All Company Benefit Plans can be terminated at any time as of or after the Closing Date without resulting in any Liability to Pubco or any Surviving Subsidiary or their respective Affiliates for any additional contributions, penalties, premiums, fees, fines, excise taxes or any other charges or liabilities.

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(k)          Each Company Benefit Plan that provides deferred compensation subject to Section 409A of the Code (each, a “Section 409A Plan”) as of the Closing Date is indicated as such on Schedule 4.19(k). No Company Profits Interest Units or other equity-based awards have been issued or granted by the Company that are, or are subject to, a Section 409A Plan. Each Section 409A Plan has been administered in compliance, and is in documentary compliance, with the applicable provisions of Section 409A of the Code and the official guidance issued thereunder. The Company has no obligations to any employee or other service provider with respect to any Section 409A Plan that may be subject to any Tax under Section 409A of the Code. No payment to be made under any Section 409A Plan is, or to the Knowledge of the Company will be, subject to the penalties of Section 409A(a)(1) of the Code. There is no Contract or plan to which the Company is a party or by which it is bound to compensate any service provider for penalty taxes paid pursuant to Section 409A of the Code.

4.20        Environmental Matters. Except as set forth in Schedule 4.20:

(a)          The Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respect with all Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge, threatened to revoke, modify, or terminate any such Environmental Permit, and, to the Company’s Knowledge, no facts, circumstances, or conditions currently exist that could adversely affect such continued compliance with Environmental Laws and Environmental Permits or require capital expenditures to achieve or maintain such continued compliance with Environmental Laws and Environmental Permits.

(b)          The Company is not the subject of any outstanding Order or Contract with any Governmental Authority or other Person in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material. The Company has not assumed, contractually or by operation of Law, any Liabilities or obligations under any Environmental Laws.

(c)          No Action has been made or is pending, or to the Company’s Knowledge, threatened against the Company or any assets of the Company alleging either or both that the Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d)          The Company has not manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws. No fact, circumstance, or condition exists in respect of the Company or any property currently or formerly owned, operated, or leased by the Company or any property to which the Company arranged for the disposal or treatment of Hazardous Materials that could reasonably be expected to result in the Company incurring any material Environmental Liabilities.

(e)          There is no investigation of the business, operations, or currently owned, operated, or leased property of the Company or, to the Company’s Knowledge, previously owned, operated, or leased property of the Company pending or, to the Company’s Knowledge, threatened that could lead to the imposition of any Liens under any Environmental Law or material Environmental Liabilities.

(f)          To the Knowledge of the Company, there is not located at any of the properties of the Company any (i) underground storage tanks, (ii) asbestos-containing material, or (iii) equipment containing polychlorinated biphenyls.

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(g)          The Company has provided to Purchaser all environmentally related site assessments, audits, studies, reports, analysis and results of investigations that have been performed in respect of the currently or previously owned, leased, or operated properties of the Company.

4.21        Transactions with Related Persons. Except as set forth on Schedule 4.21, neither the Company nor any of its Affiliates, nor any officer, director, manager, employee, trustee or beneficiary of the Company or any of its Affiliates, nor any immediate family member of any of the foregoing (whether directly or indirectly through an Affiliate of such Person) (each of the foregoing, a “Related Person”) is presently, or in the past two (2) years, has been, a party to any transaction with the Company, including any Contract or other arrangement (a) providing for the furnishing of services by (other than as officers, directors or employees of the Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to (other than for services or expenses as directors, officers or employees of the Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has an interest as an owner, officer, manager, director, trustee or partner or in which any Related Person has any direct or indirect interest (other than the ownership of securities representing no more than two percent (2%) of the outstanding voting power or economic interest of a publicly traded company). Except as set forth on Schedule 4.21, the Company does not have outstanding any Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of the Company. The assets of the Company do not include any receivable or other obligation from a Related Person, and the liabilities of the Company do not include any payable or other obligation or commitment to any Related Person. Schedule 4.21 specifically identifies all Contracts, arrangements or commitments set forth on such Schedule 4.21 that cannot be terminated upon sixty (60) days’ notice by the Company without cost or penalty.

4.22        Insurance.

(a)          Schedule 4.22(a) lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by the Company relating to the Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Company is otherwise in material compliance with the terms of such insurance policies. Each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. The Company does not have any self-insurance or co-insurance programs. Since January 1, 2015, the Company has not received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b)          Schedule 4.22(b) identifies each individual insurance claim in excess of $25,000 made by the Company since January 1, 2015. The Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Company. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. The Company has not made any claim against an insurance policy as to which the insurer is denying coverage.

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4.23        Top Customers and Suppliers. Schedule 4.23 lists, by dollar volume received or paid, as applicable, for the twelve (12) months ended on June 30, 2018, the ten (10) largest customers of the Company (the “Top Customers”) and the ten largest suppliers of goods or services to the Company (the “Top Vendors”), along with the amounts of such dollar volumes. The relationships of the Company with such suppliers and customers are good commercial working relationships and (i) no Top Vendor or Top Customer within the last twelve (12) months has cancelled or otherwise terminated, or, to the Company’s Knowledge, intends to cancel or otherwise terminate, any material relationships of such Person with the Company, (ii) no Top Vendor or Top Customer has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with the Company or intends to stop, decrease or limit materially its products or services to the Company or its usage or purchase of the products or services of the Company, (iii) to the Company’s Knowledge, no Top Vendor or Top Customer intends to refuse to pay any amount due to the Company or seek to exercise any remedy against the Company, (iv) the Company has not within the past two (2) years been engaged in any material dispute with any Top Vendor or Top Customer, and (v) to the Company’s Knowledge, the consummation of the transactions contemplated in this Agreement and the Ancillary Documents will not affect the relationship of the Company with any Top Vendor or Top Customer. The Company provides services and has never sold, licensed or distributed any product to any Person.

4.24        Government Contracts.

(a)          Schedule 4.24(a) lists all Government Contracts for which final payment or a final release has not yet been received, regardless of whether the period of performance has ended (collectively, the “Current Government Contracts”), and with respect to each such listed Current Government Contract, Schedule 4.24(a) accurately lists: (i) the contract name, (ii) the award date, (iii) the customer agency, (iv) the contract end date and/or option(s) dates, (v) type of pricing (e.g., firm-fixed-price, time-and-materials, cost-plus-fixed-fee, etc.), (vi) associated teaming partners (e.g., joint venture members or major subcontractors), if any, and (vii) as applicable, whether the Current Government Contract is premised on the Company’s small business status, small disadvantaged business status, veteran or service-disabled veteran status, HUBZone status, woman-owned status, protégé status, or other preferential status under the FAR or any similar state, local or foreign law (collectively “Preferential Status”). All task or delivery orders exceeding $50,000 issued under a Current Government Contract are separately listed on Schedule 4.24(a).

(b)          Schedule 4.24(b) lists all Government Bids, including task or delivery order bids under the Company’s or other Persons’ current Government Contracts submitted by the Company and for which no award has been made, and with respect to each such Government Bid, Schedule 4.24(b) accurately lists: (i) the customer agency, (ii) the request for proposal or solicitation number and, if such Government Bid is for a task or delivery order under a prime contract, the applicable prime contract number, (iii) the date of submission, (iv) the expected award date, (v) the estimated period of performance, (vi) the estimated value based on the Government Bid, if any, and (vii) except for Government Bids for task or delivery orders, whether such Government Bid is premised on the Company’s Preferential Status.

(c)          The Company has made available to Purchaser true and complete copies of all Current Government Contracts, including any amendments or modifications thereto, and all Government Bids and provided access to Purchaser to true and correct copies of all material documentation related thereto requested by Purchaser. All of the Current Government Contracts were legally awarded, are binding on the parties thereto, and are in full force and effect (subject to the Enforceability Exceptions). The Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are not currently the subject of bid or award protest Actions, and to the Knowledge of the Company, no such Current Government Contracts (or, where applicable, the prime Government Contracts under which the Current Government Contracts were awarded) are reasonably likely to become the subject of bid or award protest Actions.

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(d)          With respect to each Government Contract, there is no (i) pending investigation or audit by any Governmental Authority, including any administrative, civil or criminal investigation, (ii) suspension or debarment proceeding (or equivalent proceeding) pending against the Company or any of its Affiliates (as defined in FAR 9.403), (iii) written, or to the Knowledge of the Company, oral request by a Governmental Authority for a contract price adjustment based on a cost item that has been questioned or proposed for disallowance by an authorized contracting officer (or other applicable Governmental Authority) or a claim of defective pricing in excess of $50,000, (iv) dispute between the Company and a Governmental Authority which, since January 1, 2012, has resulted in a government contracting officer’s final decision where the amount in controversy exceeds or is expected to exceed $50,000, or (v) any written or, to the Knowledge of the Company, oral claim or request for equitable adjustment by the Company against a Governmental Authority in excess of $50,000. The Company’s cost accounting system and procurement systems with respect to the Government Contracts and Government Bids are in compliance with applicable regulations and legal requirements, and the Company has not received notice from a Governmental Authority of a determination that the cost accounting systems of the Company are inadequate for accumulating and billing costs under Government Contracts.

(e)          Except as set forth on Schedule 4.24(e), (i) the Company has complied in all material respects with all statutory and regulatory requirements where and to the extent applicable, including the Service Contract Act, the Contract Disputes Act, the False Claims Act, the Procurement Integrity Act, the Federal Procurement and Administrative Services Act, the FAR and Cost Accounting Standards and any similar applicable state, local or foreign Laws, where and as applicable to each of the Government Contracts and Government Bids, and the Company has not received written or, to the Knowledge of the Company, oral notice of any violation of such Laws; (ii) the representations, certifications, and warranties made by the Company with respect to the Government Contracts or Government Bids were accurate in all respects as of their effective date, and the Company has complied in all material respects with all such representations, certifications and warranties; (iii) no Government Contract has been terminated for default, breach, cause or other failure to perform; and (iv) the Company has not received any adverse or negative past performance evaluations or ratings within the past three (3) years. The Company has complied in all material respects with all terms and conditions of each Government Contract, including all FAR, state, local or foreign Law or agency supplement clauses identified or incorporated by reference therein, and the Company has not received written or, to the Knowledge of the Company, oral notice of any violation of any Government Contract, including any show cause, cure, deficiency, default or similar notice. No termination for default or convenience notice, cure notice, or show cause notice has been issued by any Governmental Authority, prime contractor or higher-tier subcontractor to the Company. Neither the Company, nor any of its directors, officers or employees is, or for the last five (5) years has been, debarred, proposed for debarment, suspended from or otherwise declared non-responsible or ineligible for participation in the award of contracts with any Governmental Authority. The Company possesses all facility and personnel security clearances and Permits necessary for the execution and performance of its obligations under the Government Contracts. In the past six (6) years, the Company has not engaged in any activity that gave rise to an Organizational Conflict of Interest (as defined in FAR 9.501 or applicable agency FAR supplements or the Government Contracts or any comparable applicable state, local or foreign Law).

(f)          As of the date hereof, the Company does not have any outstanding Government Bids that, if accepted or awarded, are expected to result in a Government Contract Loss to the Company, and the Company is not a party to any Current Government Contract that is expected to result in a Government Contract Loss to the Company. To the Knowledge of the Company, the Governmental Authority funding each Current Government Contract has allocated and appropriated funds for the full amount payable to the Company under such Current Government Contract. No Current Government Contract has incurred costs materially in excess of the total ceiling price, cost ceiling or funding ceiling of such Government Contract as amended.

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4.25        Export Control Laws. The Company is in compliance in all material respects with all Export Control Laws applicable to it. Without limiting the foregoing: (a) the Company has obtained all material export licenses and other material approvals required for its exports of products, Software and technologies required by any Export Control Law and all such approvals and licenses are in full force and effect; (b) the Company is in material compliance with the terms of such applicable export licenses or other approvals; and (c) there are no claims pending or threatened in writing against the Company with respect to such export licenses or other approvals.

4.26        Certain Business Practices.

(a)          Neither the Company nor any of its Representatives acting on its behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977 or (iii) made any other unlawful payment. Neither the Company nor any of its Representatives acting on its behalf has directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder the Company or assist the Company in connection with any actual or proposed transaction.

(b)          The operations of the Company are and have been conducted at all times in compliance with laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority in all material respects, and no Action involving the Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c)          Neither the Company nor any of its directors or officers, or, to the Knowledge of the Company, any other Representative acting on behalf of the Company is currently identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, and the Company has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC in the last five (5) fiscal years.

4.27        Investment Company Act. The Company is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act.

4.28        Finders and Brokers. Except as set forth in Schedule 4.28, the Company has not incurred or will incur any Liability for any brokerage, finder’s or other fee or commission in connection with the transactions contemplated hereby.

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4.29        Information Supplied. Subject to the Company having reviewed the same as contained in the reports and filings described below as prescribed by this Agreement, including by Sections 5.11 and 5.13, none of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to the Purchaser’s stockholders and/or prospective investors with respect to the consummation of the transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Purchaser or its Affiliates.

4.30        No Other Representations. Except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Schedules) or as expressly set forth in an Ancillary Document, neither the Company nor any other Person on its behalf makes any express or implied representation or warranty with respect to any of the Company, the Seller Representative, the Sellers, the Company Units, the business of the Company, or the transactions contemplated by this Agreement or any of the other Ancillary Documents, and the Company hereby expressly disclaims any other representations or warranties, whether implied or made by the Company or any of its Representatives. Except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Schedules) or in an Ancillary Document, the Company hereby expressly disclaims all liability and responsibility for any representation, warranty, projection, forecast, statement or information made, communicated or furnished (orally or in writing) to any Purchaser Party, the Purchaser Representative or any of their respective Representatives (including any opinion, information, projection or advice that may have been or may be provided to a Purchaser Party, the Purchaser Representative or any of their respective Representatives by any Representative of the Company), including any representations or warranties regarding the probable success or profitability of the businesses of the Company.

4.31        Reliance/Acknowledgement. Notwithstanding anything contained in this Agreement to the contrary, each Purchaser Party and the Purchaser Representative acknowledges and agrees that, except for the representations and warranties expressly made by the Company in this Article IV (as modified by the Company Disclosure Schedules) or as expressly set forth in an Ancillary Document, and subject to Section 5.11 and any Fraud Claims: (i) neither the Company nor any other Person on its behalf is making any representations or warranties whatsoever, express or implied, at law or in equity, with respect to the Company, the business of the Company or the transactions contemplated by this Agreement or any of the other Ancillary Documents, including any representation or warranty as to the condition, merchantability, usage, suitability or fitness for a particular purpose with respect to the Company, any assets or liabilities of the Company or any part thereof; (ii) no Purchaser Party nor the Purchaser Representative has executed or authorized the execution of this Agreement or any of the other Ancillary Documents or entered into the transactions contemplated hereby or thereby in reliance upon, and hereby specifically disclaim reliance upon, any promise, statement, projection, forecast, representation or warranty whatsoever made or omitted to be made to the Purchaser Parties, the Purchaser Representative or any of their respective Representatives, including any such promise, statement, projection, forecast, representation or warranty as to the condition, value, quality or prospects of the Company, any assets or liabilities of the Company or the business of the Company or any part thereof; and (iii) neither the Company nor any other Person on its behalf has made any representation or warranty, express or implied, at law or in equity, as to the accuracy or completeness of any projection, forecast, statement or information made, communicated or furnished (orally or in writing) to the Purchaser Parties, the Purchaser Representative or any of their respective Representatives in connection with this Agreement and the transactions contemplated hereby (including any of the foregoing made in response to any due diligence request list or made during any due diligence telephonic or in-person meetings), and neither the Company or any of its Representatives will have or be subject to any liability to the Purchaser Parties, the Purchaser Representative or any of their respective Representatives resulting from the distribution to the Purchaser Parties, the Purchaser Representative or any of their respective Representatives of, or any such Person’s use of or reliance on, any such projection, forecast, statement or information or any errors therein or omissions therefrom.

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Article V
COVENANTS

5.1          Access and Information.

(a)          Subject to Section 5.14, the Company shall give, and shall cause its Representatives to give, Purchaser and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Company, as Purchaser or its Representatives may reasonably request regarding the Company and its businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of the Company’s Representatives to reasonably cooperate with Purchaser and its Representatives in their investigation; provided, however, that Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company.

(b)          Subject to Section 5.14, Purchaser shall give, and shall cause its Representatives to give, the Company and its Representatives, at reasonable times during normal business hours and upon reasonable intervals and notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, agreements, commitments, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Purchaser or its Subsidiaries, as the Company or its Representatives may reasonably request regarding Purchaser, its Subsidiaries and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of Purchaser’s Representatives to reasonably cooperate with the Company and its Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser or any of its Subsidiaries.

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5.2          Conduct of Business of the Company.

(a)          Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 8.1 or the Closing (the “Interim Period”), except as expressly contemplated by this Agreement or as set forth on Schedule 5.2, the Company shall (i) conduct its business, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Company and its business, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, its business organization, to keep available the services of its managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of its material assets, all as consistent with past practice.

(b)          Without limiting the generality of Section 5.2(a) and except as contemplated by the terms of this Agreement or as set forth on Schedule 5.2, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), the Company shall not:

(i)          amend, waive or otherwise change, in any respect, its Organizational Documents;

(ii)         authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii)        split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv)        incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party (other than advancement of expenses to employees in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person;

(v)         increase the wages, salaries or compensation of its employees other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any employee, or materially increase other benefits of employees generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current consultant, officer, manager director or employee, in each case other than as required by applicable Law, pursuant to the terms of any Company Benefit Plans or in the ordinary course of business consistent with past practice;

(vi)        make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

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(vii)       transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP (excluding non-exclusive licenses of Company IP to the Company’s customers in the ordinary course of business consistent with past practice), or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii)      terminate, or waive or assign any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract outside of the ordinary course of business consistent with past practice;

(ix)        fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x)         establish any Subsidiary or enter into any new line of business;

(xi)        fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii)       revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting with the Company’s outside auditors;

(xiii)      waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Company or its Affiliates) not in excess of $50,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials;

(xiv)      close or materially reduce its activities, or effect any layoff or other personnel reduction or change, at any of its facilities;

(xv)       acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business consistent with past practice;

(xvi)      make capital expenditures in excess of $50,000 (individually for any project (or set of related projects) or $150,000 in the aggregate);

(xvii)     adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii)    voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 individually or $150,000 in the aggregate other than pursuant to the terms of a Company Material Contract or Company Benefit Plan;

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(xix)       sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xx)        enter into any agreement, understanding or arrangement with respect to the voting of equity securities of the Company;

(xxi)       take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xxii)      accelerate the collection of any trade receivables or delay the payment of trade payables or any other liability other than in the ordinary course of business consistent with past practice;

(xxiii)     enter into, amend, waive or terminate (other than terminations in accordance with their terms) any transaction with any Related Person (other than compensation and benefits and advancement of expenses, in each case, provided in the ordinary course of business consistent with past practice); or

(xxiv)     authorize or agree to do any of the foregoing actions.

5.3          Conduct of Business of Purchaser.

(a)          Unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement or as set forth on Schedule 5.3, Purchaser shall, and shall cause its Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to Purchaser and its Subsidiaries and their respective businesses, assets and employees, and (iii) take all commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 5.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending the deadline by which it much complete its Business Combination (an “Extension”) and incurring costs and expenses in connection therewith, subject to obtaining the approval of its stockholders to amend the Purchaser Charter in connection with such Extension and any other matters required to be approved by Purchaser’s stockholders in connection therewith and redeeming any of its stockholders who request to be redeemed in connection with the Extension, and no consent of any other Party shall be required in connection therewith.

(b)          Without limiting the generality of Section 5.3(a) and except as contemplated by the terms of this Agreement (including any Extension) or as set forth on Schedule 5.3, during the Interim Period, without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not, and shall cause its Subsidiaries to not:

(i)          amend, waive or otherwise change, in any respect, its Organizational Documents;

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(ii)         authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii)        split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv)        incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $50,000 (individually or in the aggregate), make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person (provided, that this Section 5.3(b)(iv) shall not prevent Purchaser from borrowing funds necessary to finance its ordinary course administrative costs and expenses and Expenses incurred in connection with the consummation of the Merger and the other transactions contemplated by this Agreement, including costs and expenses necessary for an Extension, up to aggregate additional Indebtedness during the Interim Period of $1,000,000);

(v)         make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi)        amend, waive or otherwise change the Trust Agreement in any manner adverse to Purchaser;

(vii)       terminate, waive or assign any material right under any material agreement to which it is a party;

(viii)      fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix)        establish any Subsidiary or enter into any new line of business;

(x)         fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xi)        revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP and after consulting Purchaser’s outside auditors;

(xii)       waive, release, assign, settle or compromise any claim, action or proceeding (including any suit, action, claim, proceeding or investigation relating to this Agreement or the transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Purchaser) not in excess of $50,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

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(xiii)      acquire, including by merger, consolidation, acquisition of stock or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv)      make capital expenditures in excess of $50,000 individually for any project (or set of related projects) or $150,000 in the aggregate (excluding for the avoidance of doubt, incurring any Expenses);

(xv)       adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Mergers);

(xvi)      voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) in excess of $50,000 individually or $150,000 in the aggregate (excluding the incurrence of any Expenses) other than pursuant to the terms of a Contract in existence as of the date of this Agreement or entered into in the ordinary course of business or in accordance with the terms of this Section 5.3 during the Interim Period;

(xvii)     sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii)    enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xix)      take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement; or

(xx)       authorize or agree to do any of the foregoing actions.

5.4          Annual and Interim Financial Statements. During the Interim Period, within thirty (30) calendar days following the end of each calendar month, each three-month quarterly period and each fiscal year, the Company shall deliver to Purchaser an unaudited income statement and an unaudited balance sheet of the Company for the period from the Balance Sheet Date through the end of such calendar month, quarterly period or fiscal year and the applicable comparative period in the preceding fiscal year, in each case accompanied by a certificate of the Chief Financial Officer of the Company to the effect that all such financial statements fairly present the financial position and results of operations of the Company as of the date or for the periods indicated, in accordance with GAAP, subject to year-end audit adjustments and excluding footnotes. From the date hereof through the Closing Date, the Company will also promptly deliver to Purchaser copies of any audited consolidated financial statements of the Company that the Company’s certified public accountants may issue.

5.5          Purchaser Public Filings. During the Interim Period, Purchaser will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws and shall use its commercially reasonable efforts prior to the Effective Time to maintain the listing of the Purchaser Public Units, the Purchaser Class A Common Stock and the Purchaser Public Warrants on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Pubco Common Stock and the Pubco Public Warrants.

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5.6          No Solicitation.

(a)          For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means (A) with respect to the Company and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning the sale of (x) all or any material part of the business or assets of the Company (other than in the ordinary course of business consistent with past practice) or (y) any of the shares or other equity interests or profits of the Company, in any case, whether such transaction takes the form of a sale of shares or other equity interests, assets, merger, consolidation, issuance of debt securities, management Contract, joint venture or partnership, or otherwise and (B) with respect to the Purchaser and its Affiliates, a transaction (other than the transactions contemplated by this Agreement) concerning a Business Combination.

(b)          During the Interim Period, in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the transactions contemplated hereby, each Party shall not, and shall cause its Representatives to not, without the prior written consent of the Company and the Purchaser, directly or indirectly, (i) solicit, assist, initiate or facilitate the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to, or that could be expected to lead to, an Acquisition Proposal, (iv) approve, endorse or recommend, or publicly propose to approve, endorse or recommend, any Acquisition Proposal, (v) negotiate or enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or (vi) release any third Person from, or waive any provision of, any confidentiality agreement to which such Party is a party.

(c)          Each of Pubco and the Company shall notify the other as promptly as practicable (and in any event within 48 hours) orally and in writing of the receipt by such Party or any of its Representatives of (i) any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations regarding or constituting any Acquisition Proposal or any bona fide inquiries, proposals or offers, requests for information or requests for discussions or negotiations that could be expected to result in an Acquisition Proposal, and (ii) any request for non-public information relating to such Party or its Affiliates, specifying in each case, the material terms and conditions thereof (including a copy thereof if in writing or a written summary thereof if oral) and the identity of the party making such inquiry, proposal, offer or request for information. Each of Pubco and the Company shall keep the other promptly informed of the status of any such inquiries, proposals, offers or requests for information. During the Interim Period, each Party shall, and shall cause its Representatives to, immediately cease and cause to be terminated any solicitations, discussions or negotiations with any Person with respect to any Acquisition Proposal and shall, and shall direct its Representatives to, cease and terminate any such solicitations, discussions or negotiations.

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5.7         No Trading. Each Party acknowledges and agrees that it is aware, and that its Affiliates are aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. Each Party hereby agrees that, while it is in possession of such material nonpublic information of Purchaser, it shall not purchase or sell any securities of Purchaser in violation of such Laws, communicate such information to any third party without the consent of Purchaser, take any other action with respect to Purchaser in violation of such Laws, or cause or encourage any third party to do any of the foregoing.

5.8         Notification of Certain Matters.

(a)          During the Interim Period, each of Purchaser and the Company shall give prompt written notice to the other if such Party or its Affiliates: (i) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (ii) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (A) that the Consent of such third party is or may be required in connection with the transactions contemplated by this Agreement or (B) any non-compliance with any Law by such Party or its Affiliates; (iii) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (iv) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would reasonably be expected to cause or result in any of the conditions to set forth in Article VII not being satisfied or the satisfaction of those conditions being materially delayed; (v) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event which, if existing or known on the date hereof, would cause the representations and warranties of such Party or its Affiliates made pursuant to this Agreement not to be true and correct in any material respect; or (vi) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. Except as set forth in Section 5.8(b) below, no such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

(b)           With respect to a disclosure made pursuant to clause (v) of Section 5.8(a), by written notice in accordance with the terms of this Agreement, the Company may supplement or amend the Company Disclosure Schedules and the Purchaser may supplement or amend the Purchaser Disclosure Schedules, in each case, in respect of any event, circumstance or matter so disclosed (i) that occurred (or, with respect to any existing circumstance, worsened) during the Interim Period, (ii) as to which to such Party or its Affiliates did not have Knowledge as of the date of this Agreement and (iii) that did not arise as a result of the breach of a covenant of such Party or its Affiliates contained in this Agreement (any disclosure meeting such requirement, a “Supplemental Disclosure”). Except as set forth in the final sentence of this Section 5.8(b), no such Supplemental Disclosure shall be deemed to cure any breach for any purpose of this Agreement, including Section 7.2(a) or 7.3(a), as applicable, or any indemnification rights under Article VI. Notwithstanding the foregoing, if (x) such Supplemental Disclosures of the Company, on the one hand, or the Purchaser, on the other hand, in the aggregate would result in a Material Adverse Effect with respect to such Party, (y) such Party delivers notice to the other Party no later than ten (10) Business Days prior to the Closing that indicates that such Supplemental Disclosures in the aggregate, have resulted in a Material Adverse Effect with respect to such Party, and (z) the Closing nevertheless occurs, any Supplemental Disclosures will be effective to cure and correct for all purposes any breach of any representation or warranty that would have existed if such Party had not made such Supplemental Disclosures.

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5.9         Efforts.

(a)          Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate the transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the transactions contemplated by this Agreement.

(b)          In furtherance and not in limitation of Section 5.9(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade (“Antitrust Laws”), each Party hereto agrees to make any required filing or application under Antitrust Laws, as applicable, at such Party’s sole cost and expense (provided, however, that filing fees for the Hart-Scott-Rodino application filing, if any, shall be shared equally between Purchaser and the Company), with respect to the transactions contemplated hereby as promptly as practicable, to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each Party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the transactions contemplated by this Agreement under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other Party or its Affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private Person; (ii) keep the other Parties reasonably informed of any communication received by such Party or its Representatives from, or given by such Party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private Person, in each case regarding any of the transactions contemplated by this Agreement; (iii) permit a Representative of the other Parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private Person, with any other Person, and to the extent permitted by such Governmental Authority or other Person, give a Representative or Representatives of the other Parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a Party’s Representative is prohibited from participating in or attending any meetings or conferences, the other Parties shall keep such Party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the transactions contemplated hereby, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c)          As soon as reasonably practicable following the date of this Agreement, the Parties shall cooperate in all respects with each other and use (and shall cause their respective Affiliates to use) their respective commercially reasonable efforts to prepare and file with Governmental Authorities requests for approval of the transactions contemplated by this Agreement and shall use all commercially reasonable efforts to have such Governmental Authorities approve the transactions contemplated by this Agreement. Each of Purchaser and the Company shall give prompt written notice to the other if such Party or its Representatives receives any notice from such Governmental Authorities in connection with the transactions contemplated by this Agreement, and shall promptly furnish the other with a copy of such Governmental Authority notice. If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the transactions contemplated hereby, whether prior to the Closing or after the Closing, each of Purchaser and the Company shall arrange for Representatives of such Party to be present for such hearing or meeting. If any objections are asserted with respect to the transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, cooperate in all respects with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated by this Agreement or the Ancillary Documents.

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(d)          Prior to the Closing, each Party shall use its commercially reasonable efforts to obtain any Consents of Governmental Authorities or other third Persons as may be necessary for the consummation by such Party or its Affiliates of the transactions contemplated by this Agreement or required as a result of the execution or performance of, or consummation of the transactions contemplated by, this Agreement by such Party or its Affiliates, and the other Parties shall provide reasonable cooperation in connection with such efforts.

5.10       Further Assurances. The Parties hereto shall further cooperate with each other and use their respective commercially reasonable efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this Agreement and applicable Laws to consummate the transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings.

5.11       The Registration Statement.

(a)          As promptly as practicable after the date hereof, Purchaser and Pubco shall prepare with the assistance, cooperation and commercially reasonable efforts of the Company, and file with the SEC a registration statement on Form S-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Pubco Securities to be issued under this Agreement to the holders of Purchaser Securities and the Sellers pursuant to the Mergers, which Registration Statement will also contain a proxy statement of Purchaser (as amended, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser stockholders for the matters to be acted upon at the Purchaser Special Meeting and providing the Public Stockholders an opportunity in accordance with Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Class A Common Stock redeemed (the “Redemption”) in conjunction with the stockholder vote on the Purchaser Stockholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser stockholders to vote, at an extraordinary general meeting of Purchaser stockholders to be called and held for such purpose (the “Purchaser Special Meeting”), in favor of resolutions approving (i) the adoption and approval of this Agreement and the Ancillary Document and the transactions contemplated hereby or thereby, including the Mergers, by the holders of Purchaser Common Stock in accordance with the Purchaser’s Organizational Documents, the DCGL and the rules and regulations of the SEC and Nasdaq, (ii) adoption and approval of the new omnibus equity incentive plan for Pubco, in form and substance reasonably acceptable to Purchaser and the Company (the “Incentive Plan”), that provides for the grant of awards to employees and other certain Representatives of Pubco and its Subsidiaries in the form of options, restricted shares, restricted share units or other equity-based awards based on shares of Pubco Common Stock with a total pool of awards of Purchaser Common Stock equal to ten percent (10%) of the aggregate number of shares of Purchaser Common Stock issued and outstanding immediately after the Closing, (iii) the adoption and approval of a new restricted stock plan for Pubco, in form and substance reasonably acceptable to Purchaser and the Company (the “Pubco Restricted Stock Plan”), which provides for the issuance of the Restricted Merger Consideration to Sellers holding Company Unvested PIUs in accordance with Section 1.9(b), (iv) the appointment, and designation of classes, of the members of the Post-Closing Pubco Board, and, if applicable, appointment of the members of any committees thereof, in each case in accordance with Section 5.16 hereof, (v) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Mergers and the other transactions contemplated by this Agreement (the approvals described in foregoing clauses (i) through (v), collectively, the “Purchaser Stockholder Approval Matters”), and (vi) the adjournment of the Purchaser Special Meeting, if necessary or desirable in the reasonable determination of Purchaser. If on the date for which the Purchaser Special Meeting is scheduled, Purchaser has not received proxies representing a sufficient number of shares to obtain the Required Purchaser Stockholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Purchaser Special Meeting. In connection with the Registration Statement, Purchaser and Pubco will file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable Law and applicable proxy solicitation and registration statement rules set forth in Purchaser’s Organizational Documents, the DGCL and the rules and regulations of the SEC and Nasdaq. Purchaser and Pubco shall cooperate and provide the Company (and its counsel) with a reasonable opportunity to review and comment on the Registration Statement and any amendment or supplement thereto prior to filing the same with the SEC. The Company shall provide Purchaser and Pubco with such information concerning the Company and its equity holders, officers, directors, employees, assets, Liabilities, condition (financial or otherwise), business and operations that may be required or appropriate for inclusion in the Registration Statement, or in any amendments or supplements thereto, which information provided by the Company shall be true and correct and not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not materially misleading.

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(b)          Purchaser and Pubco shall take any and all reasonable and necessary actions required to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Purchaser Special Meeting and the Redemption. Each of Purchaser, Pubco and the Company shall, and shall cause each of its Subsidiaries to, make their respective directors, officers and employees, upon reasonable advance notice, available to the Company, Purchaser, Pubco and, after the Closing, the Purchaser Representative and the Seller Representative, and their respective Representatives in connection with the drafting of the public filings with respect to the transactions contemplated by this Agreement, including the Registration Statement, and responding in a timely manner to comments from the SEC. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser and Pubco shall amend or supplement the Registration Statement and cause the Registration Statement, as so amended or supplemented, to be filed with the SEC and to be disseminated to Purchaser stockholders, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.

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(c)          Each of Purchaser and Pubco, with the assistance of the other Parties, shall promptly respond to any SEC comments on the Registration Statement and shall otherwise use its commercially reasonable efforts to cause the Registration Statement to “clear” comments from the SEC and become effective. Purchaser and Pubco shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Purchaser Special Meeting and the Redemption promptly after the receipt of such comments and shall give the Company a reasonable opportunity under the circumstances to review and comment on any proposed written or material oral responses to such comments.

(d)          As soon as practicable following the Registration Statement “clearing” comments from the SEC and being declared effective by the SEC, Purchaser and Pubco shall distribute the Registration Statement to Purchaser’s stockholders and the Sellers, and, pursuant thereto, shall call the Purchaser Special Meeting in accordance with the DGCL for a date no later than thirty (30) days following the effectiveness of the Registration Statement.

(e)          Purchaser and Pubco shall comply with all applicable Laws, any applicable rules and regulations of Nasdaq, Purchaser’s Organizational Documents and this Agreement in the preparation, filing and distribution of the Registration Statement, any solicitation of proxies thereunder, the calling and holding of the Purchaser Special Meeting and the Redemption.

5.12       Company Member Meeting. As promptly as practicable after the Registration Statement has become effective and been distributed by Pubco, the Company will call a meeting of its members in order to obtain the Required Company Member Approval (the “Company Special Meeting”), and the Company shall use its reasonable best efforts to solicit from the holders of the Company Units proxies in favor of the Required Company Member Approval prior to such Company Special Meeting, and to take all other actions necessary or advisable to secure the Required Company Member Approval, including enforcing the Voting Agreements.

5.13       Public Announcements.

(a)          The Parties agree that no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser, Pubco and the Company, except as such release or announcement may be required by applicable Law or the rules or regulations of any securities exchange, in which case the applicable Party shall use commercially reasonable efforts to allow Purchaser, Pubco and the Company reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b)          Purchaser and the Company shall mutually agree upon and, as promptly as practicable after the execution of this Agreement, issue a press release announcing the execution of this Agreement (the “Signing Press Release”). Promptly after the issuance of the Signing Press Release (but in any event within four (4) Business Days after the execution of this Agreement), Purchaser shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Company reviewing, commenting upon and approving such Signing Filing in any event no later than the third (3rd) Business Day after the execution of this Agreement). Pubco, the Purchaser Representative and the Seller Representative shall mutually agree upon and, as promptly as practicable after the Closing, issue a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release (but in any event within four (4) Business Days after the Closing), Pubco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which the Seller Representative and the Purchaser Representative shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing (with the Seller Representative and the Purchaser Representative each reviewing, commenting upon and approving such Closing Filing in any event no later than the third (3rd) Business Day after the Closing). In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/ or any Governmental Authority in connection with the transactions contemplated hereby.

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5.14       Confidential Information.

(a)          The Company hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder, enforcing their rights hereunder or thereunder, or in furtherance of their authorized duties on behalf of the Purchaser or its Subsidiaries), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without the Purchaser’s prior written consent; and (ii) in the event that the Company or any of its Affiliates or Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide the Purchaser, to the extent legally permitted, with prompt written notice of such requirement so that the Purchaser or an Affiliate thereof may seek, at Purchaser’s cost, a protective Order or other remedy or waive compliance with this Section 5.14(a), and (B) in the event that such protective Order or other remedy is not obtained, or Purchaser waives compliance with this Section 5.14(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, the Company shall, and shall cause its Affiliates and Representatives to, promptly deliver to the Purchaser or destroy (at the Company’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon.

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(b)          Each of Purchaser Party hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information, and will not use for any purpose (except in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that a Purchaser Party or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article VIII, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek (at the Company’s sole expense) a protective Order or other remedy or waive compliance with this Section 5.14(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 5.14(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised in writing by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the transactions contemplated hereby are not consummated, each Purchaser Party shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at such Purchaser Party’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, Purchaser, Pubco and their respective Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

5.15       Documents and Information. After the Closing Date, Pubco shall, and shall cause its Subsidiaries (including the Company) to, until the seventh (7th) anniversary of the Closing Date, retain all books, records and other documents pertaining to the business of the Purchaser Parties and the Company in existence on the Closing Date and make the same available for inspection and copying by the Purchaser Representative during normal business hours of Pubco and its Subsidiaries, as applicable, upon reasonable request and upon reasonable notice. No such books, records or documents shall be destroyed after the seventh (7th) anniversary of the Closing Date by Pubco or its Subsidiaries (including the Company) without first advising the Purchaser Representative in writing and giving the Purchaser Representative a reasonable opportunity to obtain possession thereof.

5.16       Post-Closing Board of Directors and Executive Officers.

(a)          The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of seven (7) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Pubco Board (i) the three (3) individuals that are designated by Purchaser prior to the Closing (the “Purchaser Directors”), at least two (2) of whom shall qualify as an independent director under Nasdaq rules, and (ii) the four (4) individuals that are designated by the Company prior to the Closing (the “Company Directors”), at least two (2) of whom shall be required to qualify as an independent director under Nasdaq rules. Pursuant to the Amended Pubco Charter as in effect as of the Closing, the Post-Closing Pubco Board will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving a one (1) year term, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving a two (2) year term, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving a three (3) year term, such term effective from the Closing. One (1) Purchaser Director and one (1) Company Director will be allocated to each class as of the Closing, except that the Class III Directors will include two (2) Company Directors and one (1) Purchaser Director. In accordance with the Amended Pubco Charter as in effect at the Closing, no director on the Post-Closing Pubco Board may be removed without cause. At or prior to the Closing, Pubco will provide each director with a customary public company director indemnification agreement.

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(b)          The Parties shall take all action necessary, including causing the executive officers of Pubco to resign, so that the individuals serving as chief executive officer and chief financial officer of Pubco immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified individual to either such role, in which case, such other individual(s) identified by the Company shall serve in such role or roles).

5.17       Indemnification of Directors and Officers; Tail Insurance.

(a)          The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors, managers and officers of any Purchaser Party or the Company and each Person who served as a director, manager, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request of a Purchaser Party or the Company (the “D&O Indemnified Persons”) as provided in their respective Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the Purchaser, Pubco, Merger Sub or the Company, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of six (6) years after the Effective Time, Pubco shall cause the Organizational Documents of Pubco and the Surviving Subsidiaries to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the Purchaser Parties and the Company to the extent permitted by applicable Law. The provisions of this Section 5.17 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b)          For the benefit of each Purchaser Party’s and the Company’s directors, managers and officers, each of the Purchaser and the Company shall be permitted prior to the Effective Time to obtain and fully pay the premium for a “tail” insurance policy that provides coverage for up to a six-year period from and after the Effective Time for events occurring prior to the Effective Time (the “D&O Tail Insurance”) that is substantially equivalent to and in any event not less favorable in the aggregate than, as applicable, Purchaser’s or the Company’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. If obtained, Pubco and the Surviving Subsidiaries shall maintain the D&O Tail Insurance in full force and effect, and continue to honor the obligations thereunder, and Pubco and the Surviving Subsidiaries shall timely pay all premiums with respect to the D&O Tail Insurance.

(c)          In the event Pubco or any Surviving Subsidiary or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Pubco or such Surviving Subsidiary (or their respective successors and assigns), as applicable, assume in writing the obligations set forth in this Section 5.17.

5.18       Trust Account Proceeds. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, shall first be used (i) to pay Purchaser’s, Pubco’s and the Company’s accrued but unpaid Expenses, (ii) to pay Purchaser’s deferred Expenses (including amounts payable to EBC) of the IPO and (iii) to pay any loans owed by Purchaser or Pubco to the Sponsor for any Expenses (including deferred Expenses) or other administrative costs and expenses incurred by or on behalf of Purchaser or Pubco, including any costs and expenses incurred in connection with an Extension. Such amounts, as well as any Expenses that are required or permitted to be paid by delivery of Pubco Securities, will be paid at the Closing. Any remaining cash will be used for working capital and general corporate purposes.

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5.19       Securities Listing. The Purchaser Parties and the Company shall use their respective commercially reasonable efforts to cause the Pubco Shares to be issued in connection with the transactions contemplated hereby to be approved for listing on Nasdaq at the Closing.

Article VI
SURVIVAL AND INDEMNIFICATION

6.1         Survival. All representations and warranties of the Parties contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished pursuant to this Agreement) shall survive the Closing through and until and including the Expiration Date; provided, however, that Fraud Claims relating to a Party shall survive indefinitely. If written notice of a claim for breach of any representation or warranty has been given before the applicable date when such representation or warranty no longer survives in accordance with this Section 6.1, then the relevant representations and warranties shall survive as to such claim, until the claim has been finally resolved. All covenants, obligations and agreements of each Party contained in this Agreement (including all schedules and exhibits hereto and all certificates, documents, instruments and undertakings furnished by such Party pursuant to this Agreement), including any indemnification obligations, shall survive the Closing and continue until fully performed in accordance with their terms.

6.2         Indemnification.

(a)          Subject to the terms and conditions of this Article VI and as acknowledged in the Letter of Transmittal executed by each Seller, if a Closing occurs, from and after the Closing, the Sellers and their respective successors and assigns (each, with respect to any claim made pursuant to this Section 6.2(a), a “Seller Indemnitor”) will severally (based on their Pro Rata Share) indemnify, defend and hold harmless Pubco, the Purchaser Representative, their respective Affiliates and each of their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Section 6.2(a), a “Purchaser Indemnitee”) from and against any and all losses, Actions, Orders, Liabilities, damages (including consequential damages), diminution in value, Taxes, interest, penalties, Liens, amounts paid in settlement, costs and expenses (including reasonable expenses of investigation and court costs and reasonable attorneys’ fees and expenses), (any of the foregoing, a “Loss”) paid, suffered or incurred by, or imposed upon, any Purchaser Indemnitee to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (i) the breach of any representation or warranty made by the Company set forth in this Agreement or in any certificate delivered by the Company, any Seller or the Seller Representative; or (ii) the breach of any covenant or agreement on the part of the Company or, after the Closing, Pubco or a Surviving Subsidiary set forth in this Agreement or in any certificate delivered by the Company, any Seller or the Seller Representative.

(b)          Subject to the terms and conditions of this Article VI, if a Closing occurs, from and after the Closing, Pubco and its successors and assigns (each, with respect to any claim made pursuant to this Section 6.2(b), a “Purchaser Indemnitor” and, any Seller Indemnitor or Purchaser Indemnitor, an “Indemnitor”) will jointly and severally indemnify, defend and hold harmless the Sellers, the Seller Representative, their respective Affiliates and each of their respective officers, directors, managers, employees, successors and permitted assigns (each, with respect to any claim made pursuant to this Section 6.2(b), a “Seller Indemnitee” and, any Purchaser Indemnitee or Seller Indemnitee, an “Indemnitee”) from and against any and all Losses, paid, suffered or incurred by, or imposed upon, any Seller Indemnitee to the extent arising in whole or in part out of or resulting directly or indirectly from (whether or not involving a Third Party Claim): (i) the breach of any representation or warranty made by the Purchaser Parties set forth in this Agreement or in any certificate delivered by the Purchaser Parties or the Purchaser Representative; or (ii) the breach of any covenant or agreement on the part of the Purchaser Parties to be performed at or prior to the Closing set forth in this Agreement or in any certificate delivered by the Purchaser Parties or the Purchaser Representative.

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6.3         Limitations and General Indemnification Provisions.

(a)          Except as otherwise expressly provided in this this Article VI, the Purchaser Indemnitees will not be entitled to receive any indemnification payments under clause (i) of Section 6.2(a) unless and until the aggregate amount of Losses incurred by the Purchaser Indemnitees for which they are otherwise entitled to indemnification under this Article VI exceeds Five Hundred Thousand U.S. Dollars ($500,000) (the “Basket”), in which case the Seller Indemnitors shall be obligated to the Purchaser Indemnitees for the amount of all Losses of the Purchaser Indemnitees from the first dollar of Losses of the Purchaser Indemnitees required to reach the Basket; provided, however, that the Basket shall not apply to (i) indemnification claims for breaches of any of the representations and warranties of the Company contained in Sections 4.1 (Organization and Standing), 4.2 (Authorization; Binding Agreement), 4.3 (Capitalization), 4.4 (Subsidiaries), 4.7(c) (Indebtedness), 4.14 (Taxes and Returns), 4.13 (Intellectual Property), 4.19 (Benefit Plans), 4.20 (Environmental Matters) and 4.28 (Finders and Brokers) or (ii) Fraud Claims.

(b)          Except as otherwise expressly provided in this this Article VI, the Seller Indemnitees will not be entitled to receive any indemnification payments under clause (i) of Section 6.2(b) unless and until the aggregate amount of Losses incurred by the Seller Indemnitees for which they are otherwise entitled to indemnification under this Article VI exceeds the Basket, in which case the Purchaser Indemnitors shall be obligated to the Seller Indemnitees for the amount of all Losses of the Seller Indemnitees from the first dollar of Losses of the Seller Indemnitees required to reach the Basket; provided, however, that the Basket shall not apply to (i) indemnification claims for breaches of any of the representations and warranties of the Purchaser Parties contained in Sections 3.1 (Organization and Standing), 3.2 (Authorization; Binding Agreement), 3.3 (Capitalization), 3.10 (Taxes and Returns), 3.15 (Finders and Brokers) and 3.16 (Ownership of Merger Consideration) or (ii) Fraud Claims.

(c)          The maximum aggregate amount of indemnification payments to which the Seller Indemnitors will be obligated to pay in the aggregate (excluding Fraud Claims) shall not exceed the Escrow Property in the Escrow Account at such time, and in the case of Fraud Claims, shall not exceed an amount equal to the Merger Consideration actually paid (based on the Redemption Price).

(d)          The maximum aggregate amount of indemnification payments to which the Purchaser Indemnitors will be obligated to pay in the aggregate (excluding Fraud Claims) shall not exceed a number of Pubco Ordinary Shares equal to the number of Escrow Shares deposited in the Escrow Account at the Closing (subject to equitable adjustment for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing), and in the case of Fraud Claims, shall not exceed an amount equal to the Merger Consideration actually paid (based on the Redemption Price).

(e)          Notwithstanding anything to the contrary contained herein, no Indemnitor will have any indemnification obligations under Section 6.2 for any Loss to the extent that the amount of such Loss is included in the calculation of Net Working Capital or Closing Indebtedness and resulted in a change to the Adjustment Amount determined in accordance with Section 1.15.

(f)          Solely for purposes of determining the amount of Losses under this Article VI (and, for the avoidance of doubt, not for purposes of determining whether there has been a breach giving rise to the indemnification claim), all of the representations, warranties and covenants set forth in this Agreement (including the disclosure schedules hereto) or any Ancillary Document that are qualified by materiality, Material Adverse Effect or words of similar import or effect will be deemed to have been made without any such qualification.

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(g)          Subject to Section 5.8(b), no investigation or knowledge by an Indemnitee, any Purchaser Party or their respective Representatives of a breach of a representation, warranty, covenant or agreement of an Indemnitor shall affect the representations, warranties, covenants and agreements of the Company, any Seller or the Seller Representative or the recourse available to the Indemnitees or any Purchaser Party under any provision of this Agreement, including this Article VI, with respect thereto.

(h)          The amount of any Losses suffered or incurred by any Indemnitee shall be reduced by the amount of any insurance proceeds paid to the Indemnitee or any Affiliate thereof as a reimbursement with respect to such Losses (and no right of subrogation shall accrue to any insurer hereunder, except to the extent that such waiver of subrogation would prejudice any applicable insurance coverage), net of the costs of collection and the increases in insurance premiums resulting from such Loss or insurance payment.

(i)          The amount of any Losses subject to indemnification under this Article VI shall be calculated net of any Tax benefit realized in the year of the Losses by the applicable Indemnitee or its Affiliates arising in connection with the accrual, incurrence or payment of any such Losses.

(j)          The Indemnitees shall not have any right to indemnification with respect to, or based on, Taxes to the extent such Taxes are attributable to Tax periods (or portions thereof) beginning after the Closing Date.

6.4         Indemnification Procedures.

(a)          The Purchaser Representative shall have the sole right to act on behalf of the Purchaser Indemnitees and Purchaser Indemnitors with respect to any indemnification claims made pursuant to this Article VI, including bringing, defending and settling any indemnification claims hereunder and receiving any notices on behalf of the Purchaser Indemnitees and Purchaser Indemnitors. The Seller Representative shall have the sole right to act on behalf of the Seller Indemnitees and Seller Indemnitors with respect to any indemnification claims made pursuant to this Article VI, including bringing, defending and settling any indemnification claims hereunder and receiving any notices on behalf of the Seller Indemnitees and Seller Indemnitors.

(b)          In order to make a claim for indemnification hereunder, the Purchaser Representative on behalf of a Purchaser Indemnitee or the Seller Representative on behalf of a Seller Indemnitee, as applicable (the Purchaser Representative or the Seller Representative on behalf of the applicable Indemnitee, the “Indemnitee Representative”), must provide written notice (a “Claim Notice”) of such claim to the Seller Representative on behalf of the Seller Indemnitors (and, prior to the Expiration Date, to the Escrow Agent) or the Purchaser Representative on behalf of the Purchaser Indemnitors, as applicable (the Purchaser Representative or the Seller Representative on behalf of the applicable Indemnitor, the “Indemnitor Representative”), which Claim Notice shall include (i) a reasonable description of the facts and circumstances which relate to the subject matter of such indemnification claim to the extent then known and (ii) the amount of Losses suffered by the Indemnitee in connection with the claim to the extent known or reasonably estimable (provided, that the Indemnitee Representative may thereafter in good faith adjust the amount of Losses with respect to the claim by providing a revised Claim Notice to the Indemnitor Representative and, if applicable, the Escrow Agent); provided, that the copy of any Claim Notice provided to the Escrow Agent shall be redacted for any confidential or proprietary information of the Indemnitors or the Indemnitees described in clause (i), above.

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(c)          In the case of any claim for indemnification under this Article VI arising from a claim of a third party (including any Governmental Authority) (a “Third Party Claim”), the Indemnitee Representative must give a Claim Notice with respect to such Third Party Claim to the Indemnitor Representative promptly (but in no event later than thirty (30) days) after the Indemnitee’s receipt of notice of such Third Party Claim; provided, that the failure to give such notice will not relieve the Indemnitor of its indemnification obligations except to the extent that the defense of such Third Party Claim is materially and irrevocably prejudiced by the failure to give such notice. The Indemnitor Representative will have the right to defend and to direct the defense against any such Third Party Claim in its name and at its expense, and with counsel selected by the Indemnitor Representative, unless (i) the Indemnitor Representative fails to acknowledge fully to the Indemnitee Representative the obligations of the Indemnitor to the Indemnitee within twenty (20) days after receiving notice of such Third Party Claim or contests, in whole or in part, its indemnification obligations therefor or (ii) at any time while such Third Party Claim is pending, (A) there is a conflict of interest between the Indemnitor Representative on behalf of the Indemnitor and the Indemnitee Representative on behalf of the Indemnitee in the conduct of such defense, (B) the applicable third party alleges a Fraud Claim, (C) such claim is criminal in nature, could reasonably be expected to lead to criminal proceedings, or seeks an injunction or other equitable relief against the Indemnitee or (D) the amount of the Third Party Claim exceeds or is reasonably expected to exceed the value of the remaining Escrow Property in the Escrow Account (after deducting any amounts for pending but unresolved indemnification claims and resolved but unpaid indemnification claims). If the Indemnitor Representative on behalf of the Indemnitor elects, and is entitled, to compromise or defend such Third Party Claim, it will within twenty (20) days (or sooner, if the nature of the Third Party Claim so requires) notify the Indemnitee Representative of its intent to do so, and the Indemnitee Representative and the Indemnitee will, at the request and expense of the Indemnitor Representative, cooperate in the defense of such Third Party Claim. If the Indemnitor Representative on behalf of the Indemnitor elects not to, or at any time is not entitled under this Section 6.4 to, compromise or defend such Third Party Claim, fails to notify the Indemnitee Representative of its election as herein provided or refuses to acknowledge or contests its obligation to indemnify under this Agreement, the Indemnitee Representative on behalf of the Indemnitee may pay, compromise or defend such Third Party Claim. Notwithstanding anything to the contrary contained herein, the Indemnitor will have no indemnification obligations with respect to any such Third Party Claim which is settled by the Indemnitee or the Indemnitee Representative without the prior written consent of the Indemnitor Representative on behalf of the Indemnitor (which consent will not be unreasonably withheld, delayed or conditioned); provided, however, that notwithstanding the foregoing, the Indemnitee will not be required to refrain from paying any Third Party Claim which has matured by a final, non-appealable Order, nor will it be required to refrain from paying any Third Party Claim where the delay in paying such claim would result in the foreclosure of a Lien upon any of the property or assets then held by the Indemnitee or where any delay in payment would cause the Indemnitee material economic loss. The Indemnitor Representative’s right on behalf of the Indemnitor to direct the defense will include the right to compromise or enter into an agreement settling any Third Party Claim; provided, that no such compromise or settlement will obligate the Indemnitee to agree to any settlement that that requires the taking or restriction of any action (including the payment of money and competition restrictions) by the Indemnitee other than the execution of a release for such Third Party Claim and/or agreeing to be subject to customary confidentiality obligations in connection therewith, except with the prior written consent of the Indemnitee Representative on behalf of the Indemnitee (such consent to be withheld, conditioned or delayed only for a good faith reason). Notwithstanding the Indemnitor Representative’s right on behalf of the Indemnitor to compromise or settle in accordance with the immediately preceding sentence, the Indemnitor Representative on behalf of the Indemnitor may not settle or compromise any Third Party Claim over the objection of the Indemnitee Representative on behalf of the Indemnitee; provided, however, that consent by the Indemnitee Representative on behalf of the Indemnitee to settlement or compromise will not be unreasonably withheld, delayed or conditioned. The Indemnitee Representative on behalf of the Indemnitee will have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnitor Representative’s right on behalf of the Indemnitor to direct the defense.

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(d)          With respect to any direct indemnification claim that is not a Third Party Claim, the Indemnitor Representative on behalf of the Indemnitor will have a period of thirty (30) days after receipt of the Claim Notice to respond thereto. If the Indemnitor Representative on behalf of the Indemnitor does not respond within such thirty (30) days, the Indemnitor Representative on behalf of the Indemnitor will be deemed to have accepted responsibility for the Losses set forth in such Claim Notice subject to the limitations on indemnification set forth in this Article VI and will have no further right to contest the validity of such Claim Notice. If the Indemnitor Representative responds within such thirty (30) days and rejects such claim in whole or in part, the Indemnitee Representative on behalf of the Indemnitee will be free to pursue such remedies as may be available under this Agreement (subject to Section 10.4), any Ancillary Documents or applicable Law.

6.5         Indemnification Payments.

(a)          Any indemnification claims against the Seller Indemnitors (other than for Fraud Claims) shall be satisfied solely by the Escrow Property (with such indemnification first applied against the Escrow Shares and then against any other Escrow Property), and no Seller Indemnitor shall be required to make any out-of-pocket payment for indemnification other than in connection with Fraud Claims. Any indemnification obligation of a Seller Indemnitor under this Article VI will be paid within five (5) Business Days after the determination of such obligation in accordance with Section 6.4 (and the Purchaser Representative and the Seller Representative will provide or cause to be provided to the Escrow Agent any written instructions or other information or documents required by the Escrow Agent to do so). Notwithstanding anything to the contrary contained herein, any indemnification payments by the Seller Indemnitors will be made to Pubco or its successors. With respect to any indemnification payment, the value of each Escrow Share or any other share of Pubco Common Stock for purposes of determining the indemnification payment shall be the Pubco Share Price on the date that the indemnification claim is finally determined in accordance with this Article VI. Any Escrow Shares or other shares of Pubco Common Stock received by Pubco as an indemnification payment shall be promptly cancelled by Pubco after its receipt thereof. Without limiting any of the foregoing or any other rights of the Purchaser Indemnitees under this Agreement or any Ancillary Document or at law or equity, in the event that a Seller Indemnitor fails or refuses to promptly indemnify a Purchaser Indemnitee as provided herein or otherwise fails or refuses to make any payments required under any Ancillary Document, in either case, where it is established that such Seller Indemnitor is obligated to provide such indemnification or to make such payment, the applicable Purchaser Indemnitee shall, in its sole discretion, be entitled to claim a portion of the shares of Pubco Common Stock then owned by such Seller Indemnitor up to an amount equal in value (based on the then current Pubco Share Price) to the amount owed by such Seller Indemnitor. In the event that such Seller Indemnitor fails to promptly transfer any such shares of Pubco Common Stock pursuant to this Section 6.5 or Section 1.15, the Purchaser Representative on behalf of Pubco shall be and hereby is authorized as the attorney-in-fact for such Seller Indemnitor to transfer such shares of Pubco Common Stock to the proper recipient thereof as required by this Section 6.5 or Section 1.15, and may transfer such shares of Pubco Common Stock and cancel the stock certificates for such shares on the books and records of Pubco and issue new stock certificates to such transferee and may instruct its agents and any exchanges on which Pubco Common Stock is listed or traded to do the same.

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(b)          Any indemnification claims against the Purchaser Indemnitors under this Article VI shall be satisfied through the issuance by Pubco to the Seller Indemnitees of that number of shares of Pubco Common Stock equal in value to the indemnifiable claim payable to the Seller Indemnitees based on the Pubco Share Price on the date that the indemnification claim is finally determined in accordance with this Article VI (subject to Section 6.3(d)). Any indemnification obligation of a Purchaser Indemnitor under this Article VI will be paid by Pubco through the issuance of such shares within five (5) Business Days after the determination of such obligation in accordance with Section 6.4 (and the Purchaser Representative and the Seller Representative will provide or cause to be provided to the transfer agent for the Pubco Common Stock any written instructions or other information or documents required to do so and Pubco will confirm same and cause its counsel to deliver any opinion necessary for the issuance of such shares). Without limiting any of the foregoing or any other rights of the Seller Indemnitees under this Agreement or any Ancillary Document or at law or equity, in the event that a Purchaser Indemnitor fails or refuses to promptly indemnify a Seller Indemnitee as provided herein, where it is established that such Purchaser Indemnitor is obligated to provide such indemnification, the Seller Representative shall be and hereby is authorized as the attorney-in-fact for such Purchaser Indemnitor to take all necessary steps to cause Pubco to issue the required shares of Pubco Common Stock, including instructing Pubco’s agents and any exchanges on which Pubco Common Stock is listed or traded to do the same. Pubco hereby acknowledges and agrees to comply with the piggyback registration rights granted to the Sellers in each Letter of Transmittal with respect to any shares of Pubco Common Stock issued pursuant to this Section 6.5(b).

6.6          Exclusive Remedy. From and after the Closing, except with respect to Fraud Claims relating to a Party or claims seeking injunctions, specific performance or other equitable relief (including pursuant to Section 10.7), or claims under the terms of the Letters of Transmittal or other Ancillary Documents, indemnification pursuant to this Article VI shall be the sole and exclusive remedy for the Parties with respect to matters arising under this Agreement of any kind or nature, including for any misrepresentation or breach of any warranty, covenant, or other provision contained in this Agreement or in any certificate or instrument delivered pursuant to this Agreement or otherwise relating to the subject matter of this Agreement, including the negotiation and discussion thereof.

Article VII
CLOSING CONDITIONS

7.1          Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Mergers and the other transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and Purchaser of the following conditions:

(a)          Required Purchaser Stockholder Approval. The Stockholder Approval Matters that are submitted to the vote of the stockholders of Purchaser at the Purchaser Special Meeting in accordance with the Proxy Statement and Purchaser’s Organizational Documents shall have been approved by the requisite vote of the shareholders of Purchaser at the Purchaser Special Meeting in accordance with Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Purchaser Stockholder Approval”).

(b)          Required Company Member Approval. The Company Special Meeting shall have been held in accordance with the Colorado Act and the Company’s Organizational Documents, and at such meeting, the requisite vote of the holders of Company Units (including any separate class or series vote that is required, whether pursuant to the Company’s Organizational Documents, any purchase or subscription agreement or otherwise) shall have authorized, approved and consented to, the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which the Company is a party or bound, and the consummation of the transactions contemplated hereby and thereby, including the Mergers (the “Required Company Member Approval”).

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(c)          Antitrust Laws. Any waiting period (and any extension thereof) applicable to the consummation of this Agreement under any Antitrust Laws shall have expired or been terminated.

(d)         Requisite Regulatory Approvals. All Consents required to be obtained from or made with any Governmental Authority in order to consummate the transactions contemplated by this Agreement shall have been obtained or made.

(e)          Requisite Consents. The Consents required to be obtained from or made with any third Person in order to consummate the transactions contemplated by this Agreement that are set forth in Schedule 7.1(e) shall have each been obtained or made.

(f)          No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law (whether temporary, preliminary or permanent) or Order that is then in effect and which has the effect of making the transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the transactions contemplated by this Agreement.

(g)          No Litigation. There shall not be any pending Action brought by a third-party non-Affiliate to enjoin or otherwise restrict the consummation of the Closing.

(h)          Net Tangible Assets Test. Upon the Closing, after giving effect to the completion of the Redemption, the Purchaser shall have net tangible assets of at least $5,000,001.

(i)          Appointment to the Board. The members of the Post-Closing Pubco Board shall have been elected or appointed as of the Closing consistent with the requirements of Section 5.16.

(j)          Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing, and no stop order or similar order shall be in effect with respect to the Registration Statement.

7.2         Conditions to Obligations of the Company. In addition to the conditions specified in Section 7.1, the obligations of the Company to consummate the Mergers and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a)          Representations and Warranties. All of the representations and warranties of the Purchaser Parties set forth in this Agreement and in any certificate delivered by a Purchaser Party pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Purchaser.

(b)          Agreements and Covenants. The Purchaser Parties shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c)          No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Purchaser since the date of this Agreement which is continuing and uncured.

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(d)          Pubco Charter Amendment. Prior to the Closing, Pubco shall have amended and restated its certificate of incorporation in substantially the form attached as Exhibit E hereto (the “Amended Pubco Charter”).

(e)          Closing Deliveries.

(i)          Officer Certificate. Purchaser shall have delivered to the Company a certificate, dated the Closing Date, signed by an executive officer of Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.2(a), 7.2(b) and 7.2(c).

(ii)         Secretary Certificate. Purchaser shall have delivered to the Company a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of each Purchaser Party’s Organizational Documents as in effect as of the Closing Date prior to the Effective Time, (B) the resolutions of the board of directors of each of Purchaser, Pubco and Purchaser Merger Sub, and the resolutions of the equity holders of each of Pubco and the Merger Subs, authorizing the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the transactions contemplated hereby and thereby, (C) evidence that the Required Purchaser Stockholder Approval has been obtained and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which a Purchaser Party is or is required to be a party or otherwise bound.

(iii)        Good Standing. Purchaser shall have delivered to the Company a good standing certificate (or similar documents applicable for such jurisdictions) for each of Purchaser and Pubco certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Authority of Purchaser’s or Pubco’s jurisdiction of organization and from each other jurisdiction in which Purchaser or Pubco is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv)        Escrow Agreement. The Company shall have received a copy of the Escrow Agreement, duly executed by Purchaser Representative and the Escrow Agent.

(v)         Amended Founders Registration Rights Agreement. The Company shall have received a copy of the Amended and Restated Registration Rights Agreement, in substantially the form attached as Exhibit F hereto, duly executed by Purchaser, Pubco and the Sponsor.

(vi)        Stock Escrow Agreement Amendment. The Company shall have received a copy of the Amendment to Stock Escrow Agreement, in substantially the form attached as Exhibit G hereto, duly executed by Purchaser, Pubco, the Sponsor and Continental Transfer & Trust Company.

(vii)       Non-Competition Agreements. The Company shall have received a copy of each Non-Competition Agreement, duly executed by Pubco and the Purchaser Representative.

(viii)      Lock-Up Agreements. The Company shall have received a copy of each Lock-Up Agreement, duly executed by Pubco and the Purchaser Representative.

(f)          Nasdaq Listing. The Pubco Ordinary Shares comprising the Merger Consideration issuable at the Closing shall have been accepted for listing upon the Closing on Nasdaq.

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(g)          Waiver Agreements. Each of the Waiver Agreements shall be in full force and effect as of the Closing.

7.3         Conditions to Obligations of the Purchaser Parties. In addition to the conditions specified in Section 7.1, the obligations of the Purchaser Parties to consummate the Mergers and the other transactions contemplated by this Agreement are subject to the satisfaction or written waiver (by Purchaser) of the following conditions:

(a)          Representations and Warranties. All of the representations and warranties of the Company set forth in this Agreement and in any certificate delivered by the Company, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, the Company.

(b)          Agreements and Covenants. The Company shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c)          No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Company since the date of this Agreement which is continuing and uncured.

(d)          Closing Deliveries.

(i)          Officer Certificate. Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 7.3(a), 7.3(b) and 7.3(c)

(ii)         Secretary Certificate. The Company shall have delivered to Purchaser a certificate executed by the Company’s secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of the Company’s Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of the Company’s board of managers authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which the Company is a party or bound, and the consummation of the Mergers and the other transactions contemplated hereby and thereby, and the adoption of Company Surviving Subsidiary Organizational Documents, and recommending the approval and adoption of the same by the holders of Company Units at a duly called meeting of members, (C) evidence that the Required Company Member Approval has been obtained and (D) the incumbency of officers of the Company authorized to execute this Agreement or any Ancillary Document to which the Company is or is required to be a party or otherwise bound.

(iii)        Good Standing. The Company shall have delivered to Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for the Company certified as of a date no later than sixty (60) days prior to the Closing Date from the proper Governmental Authority of the Company’s jurisdiction of organization and from each other jurisdiction in which the Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

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(iv)        Employment Agreements. Purchaser shall have received employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to the Company and Purchaser, between each of the Persons set forth Schedule 7.3(d)(iv) hereto and the Company or Pubco as noted in Schedule 7.3(d)(iv), each such employment agreement duly executed by the parties thereto.

(v)         Escrow Agreement. Purchaser shall have received a copy of the Escrow Agreement, duly executed by the Seller Representative and the Escrow Agent.

(vi)        Transmittal Documents. Pubco shall have received from each Seller the Transmittal Documents, each in form reasonably acceptable for transfer of the Company’s membership interests on the books of the Company.

(vii)       Company Convertible Securities. Purchaser shall have received evidence reasonably acceptable to Purchaser that the Company shall have terminated, extinguished and cancelled in full all outstanding Company Convertible Securities or commitments therefor.

(viii)      Resignations. Purchaser shall have received written resignations, effective as of the Closing, of each of the managers and officers of the Company as required hereunder.

(ix)         Non-Competition Agreements. Purchaser shall have received Non-Competition and Non-Solicitation Agreements from each of Jessica Billingsley and Amy Poinsett in favor of and for the benefit of Pubco, the Company and each of the other Covered Parties (as defined therein) in substantially form attached as Exhibit H hereto (each, a “Non-Competition Agreement”), duly executed by each such Person and the Company.

(x)          Lock-Up Agreements. Purchaser shall have received a Lock-Up Agreement for each Seller, duly executed by such Seller.

(xi)         Termination of Certain Contracts. Purchaser shall have received evidence reasonably acceptable to Purchaser that the Contracts involving the Company and/or the Sellers set forth on Schedule 7.3(d)(xi) shall have been terminated with no further obligation or Liability of the Company thereunder.

(xii)        FIRPTA Certificate. Purchaser shall have received a certificate (or certificates) at or prior to the Closing certifying that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code.

7.4         Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Seller) failure to comply with or perform any of its covenants or obligations set forth in this Agreement.

Article VIII
TERMINATION AND EXPENSES

8.1         Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a)          by mutual written consent of Purchaser and the Company;

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(b)          by written notice by Purchaser or the Company to the other if any of the conditions to the Closing set forth in Article VII have not been satisfied or waived by February 10, 2019 (the “Outside Date”); provided, however, the right to terminate this Agreement under this Section 8.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates of any representation, warranty, covenant or obligation under this Agreement was the cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date;

(c)          by written notice by either Purchaser or the Company to the other if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1(c) shall not be available to a Party if the failure by such Party or its Affiliates to comply with any provision of this Agreement has been a substantial cause of, or substantially resulted in, such action by such Governmental Authority;

(d)          by written notice by the Company to Purchaser, if (i) there has been a breach by a Purchaser Party of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of a Purchaser Party shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.2(a) or Section 7.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Company or (B) the Outside Date;

(e)          by written notice by Purchaser to the Company, if (i) there has been a breach by the Company of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 7.3(a) or Section 7.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided by the Purchaser or (B) the Outside Date;

(f)          by written notice by Purchaser to the Company, if there shall have been a Material Adverse Effect on the Company following the date of this Agreement which is uncured and continuing;

(g)         by written notice by the Company to Purchaser, if there shall have been a Material Adverse Effect on Purchaser following the date of this Agreement which is uncured and continuing;

(h)         by written notice by either Purchaser or the Company to the other, if the Purchaser Special Meeting is held (including any adjournment or postponement thereof) and has concluded, Purchaser’s stockholders have duly voted, and the Required Purchaser Stockholder Approval was not obtained; or

(i)           by written notice by either Purchaser or the Company to the other, if the Company Special Meeting is held (including any adjournment or postponement thereof) and has concluded, the holders of the Company’s Units have duly voted, and the Required Company Member Approval was not obtained.

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8.2           Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 8.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Party, which sets forth the basis for such termination, including the provision of Section 8.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Sections 5.13, 5.14, 8.3, 8.4, 9.1, Article X and this Section 8.2 shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 9.1). Without limiting the foregoing, and except as provided in Sections 8.3 and this Section 8.2 (but subject to Section 9.1, and subject to the right to seek injunctions, specific performance or other equitable relief in accordance with Section 10.7, the Parties’ sole right prior to the Closing with respect to any breach of any representation, warranty, covenant or other agreement contained in this Agreement by another Party or with respect to the transactions contemplated by this Agreement shall be the right, if applicable, to terminate this Agreement pursuant to Section 8.1.

8.3           Fees and Expenses. Subject to Sections 8.4, 9.1, 10.14 and 10.15, all Expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses. As used in this Agreement, “Expenses” shall include all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto or any of its Affiliates) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters related to the consummation of this Agreement. With respect to Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters) of the IPO upon consummation of a Business Combination, as well as any costs and expenses incurred in connection with any Extension.

8.4           Termination Fees.

(a)          Notwithstanding Section 8.3 above, in the event that there is a valid and effective termination of this Agreement by Purchaser pursuant to Section 8.1(e), then the Company shall pay to Purchaser a termination fee in cash equal to Two Million U.S. Dollars ($2,000,000), plus the Expenses actually incurred by or on behalf of any Purchaser Party or any of their respective Affiliates in connection with the authorization, preparation, negotiation, execution or performance of this Agreement or the transactions contemplated hereby, including any related SEC filings, the Registration Statement, the Proxy Statement and the Redemption (such aggregate amount, the “Company Termination Fee”). The Company Termination Fee shall be paid by wire transfer of immediately available funds to an account designated in writing by Purchaser within three (3) Business Days after Purchaser delivers to the Company the amount of such Expenses, along with reasonable documentation in connection therewith.

(b)          Notwithstanding Section 8.3 above, but subject to Section 9.1, in the event that there is a valid and effective termination of this Agreement by the Company pursuant to Section 8.1(d), then Purchaser shall pay to the Company a termination fee in cash equal to Two Million U.S. Dollars ($2,000,000), plus the Expenses actually incurred by or on behalf of the Company or any of its Affiliates in connection with the authorization, preparation, negotiation, execution or performance of this Agreement or the transactions contemplated hereby, including any related SEC filings, the Registration Statement and the Proxy Statement (such aggregate amount, the “Purchaser Termination Fee” and each of the Company Termination Fee and the Purchaser Termination Fee, a “Termination Fee”). Notwithstanding the foregoing, the Purchaser Termination Fee shall only be payable by Purchaser upon the earlier of Purchaser’s completion of a Business Combination with another Person thereafter or the dissolution and liquidation of Purchaser (in each case, solely to the extent of funds outside of the Trust Account after payment of the amounts owed to Public Stockholders with respect to their Purchaser Common Stock either in connection with such dissolution and liquidation or pursuant to redemptions in connection with such Business Combination) or, if later, three (3) Business Days after the Company shall have delivered to Purchaser the amount of such Expenses, along with reasonable documentation in connection therewith, by wire transfer of immediately available funds to an account designated in writing by the Company.

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(c)          Notwithstanding anything to the contrary in this Agreement, the Parties expressly acknowledge and agree that, with respect to any termination of this Agreement in circumstances where a Termination Fee is payable under this Section 8.4, the payment of such Termination Fee shall, in light of the difficulty of accurately determining actual damages, constitute liquidated damages with respect to any claim for damages or any other claim which the terminating Party or its Affiliates would otherwise be entitled to assert against the other Party or its Affiliates or any of their respective assets, or against any of their respective directors, officers, employees or shareholders with respect to this Agreement and the transactions contemplated hereby and shall constitute the sole and exclusive remedy available to the terminating Party or its Affiliates, provided, that the foregoing shall not limit (x) the other Party or its Affiliates from Liability for any Fraud Claim relating to events occurring prior to termination of this Agreement or (y) the rights of Purchaser or the Company, as the case may be, to seek specific performance or other injunctive relief in lieu of terminating this Agreement.

Article IX
WAIVERS against trust

9.1           Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Purchaser’s public stockholders (including overallotment shares acquired by MTech’s underwriters) (the “Public Stockholders”) and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Stockholders in the event they elect to redeem their shares of Purchaser Class A Common Stock (or shares of Pubco Common Stock upon the Purchaser Merger) in connection with the consummation of Purchaser’s initial business combination (as such term is used in the IPO Prospectus) (“Business Combination”) or in connection with an extension of its deadline to consummate a Business Combination, (b) to the Public Stockholders if Purchaser fails to consummate a Business Combination within eighteen (18) months after the closing of the IPO, (c) with respect to any interest earned on the amounts held in the Trust Account, as necessary to pay any franchise or income taxes and up to $15,000 in liquidation expenses, or (d) to Purchaser after or concurrently with the consummation of its Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, neither the Company nor any of its Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom directly or indirectly to Public Stockholders (“Excluded Distributions”), or make any claim against the Trust Account (including with respect to any Excluded Distributions), for any matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). The Company on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that the Company or any of its Affiliates may have against the Trust Account (including with respect to any Excluded Distributions) now or in the future as a result of, or arising out of, any negotiations, contracts, agreements or understandings with Purchaser or its Representatives and will not seek recourse against the Trust Account (including with respect to any Excluded Distributions) for any reason whatsoever (including for an alleged or actual breach of this Agreement or any other agreement with Purchaser or its Affiliates). The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable against the Company and each of its Affiliates under applicable Law. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of the Purchaser Parties prior to the Closing. Notwithstanding the foregoing, except with respect to any Excluded Distributions, in the event this Agreement is terminated by the Company either pursuant to (x) Section 8.1(b) where the failure of the Closing to occur by the Outside Date was primarily caused by a material breach by a Purchaser Party under this Agreement or (y) Section 8.1(d), and Purchaser or any of its Subsidiaries completes a Business Combination with another entity thereafter, the Company shall not be prohibited from filing and pursuing a claim for damages in connection with this Agreement or the Transactions following consummation by Purchaser or any of its Subsidiaries of an alternative Business Combination, in each case against Purchaser or any of its Subsidiaries or any successor to Purchaser (but for the avoidance of doubt, not against any Public Stockholders). Furthermore, Purchaser and its Subsidiaries shall not execute any definitive agreement related to such alternative Business Combination that (a) attempts to prevent the Company from so filing or pursuing any such claim, or (b) permits the circumvention of the Company’s ability to file or pursue any such claim. This Section 9.1 shall survive termination of this Agreement for any reason.

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Article X
MISCELLANEOUS

10.1         Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to any Purchaser Party at or prior to the Closing, to:

MTech Acquisition Corp.
10124 Foxhurst Court
Orlando, Florida 32836
Attn: Tahira Rehmatullah
Facsimile No.: (407) 370-3097
Telephone No.: (407) 345-8332
Email: tahira@mtechacquisitioncorp.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:   Stuart Neuhauser, Esq.
           Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:  sneuhauser@egsllp.com
            mgray@egsllp.com

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If to the Purchaser Representative, to:

MTech Sponsor LLC
10124 Foxhurst Court
Orlando, Florida 32836
Attn: Scott Sozio
Facsimile No.: (407) 370-3097
Telephone No.: (407) 345-8332
Email: scott@vandykeholdings.com

with a copy (which will not constitute notice) to:

Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas, 11th Floor
New York, New York 10105
Attn:  Stuart Neuhauser, Esq.
          Matthew A. Gray, Esq.
Facsimile No.: (212) 370-7889
Telephone No.: (212) 370-1300
Email:  sneuhauser@egsllp.com
            mgray@egsllp.com

If to the Company to:

MJ Freeway LLC
1601 Arapahoe Street, Suite 900

Denver, CO 80202

Attn: Jessica Billingsley, CEO
Facsimile No.: (888) 932-6537
Telephone No.: (888) 932-6537
Email: jessica@mjfreeway.com

with a copy (which will not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue - 11th Floor
New York, New York 10174
Attn: David Alan Miller, Esq.
Facsimile No.: (212) 818-8881
Telephone No.: (212) 818-8661
Email: DMiller@graubard.com

If to the Seller Representative to:

Harold Handelsman
c/o Tao Capital Partners
1 Letterman Drive, Building C, Suite 420
San Francisco, CA 94129
Attention: Harold Handelsman
Telephone No.: (847) 835-1440
Email: handelsman.harold@gmail.com

with a copy (which will not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue - 11th Floor
New York, New York 10174
Attn: David Alan Miller, Esq.
Facsimile No.: (212) 818-8881
Telephone No.: (212) 818-8661
Email: DMiller@graubard.com

If to Pubco after the Closing, to:

MTech Acquisition Holdings Inc.
1601 Arapahoe Street, Suite 900
Denver, CO 80202
Attn: Jessica Billingsley, CEO
Facsimile No.: (888) 932-6537
Telephone No.: (888) 932-6537
Email: jessica@mjfreeway.com

with a copy (which will not constitute notice) to:

Graubard Miller
The Chrysler Building
405 Lexington Avenue - 11th Floor
New York, New York 10174
Attn: David Alan Miller, Esq.
Facsimile No.: (212) 818-8881
Telephone No.: (212) 818-8661
Email: DMiller@graubard.com

and

the Purchaser Representative (and its copy for notices)

10.2         Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Purchaser, Pubco, the Company, the Purchaser Representative and the Seller Representative, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

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10.3         Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 5.17, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

10.4         Arbitration. Any and all disputes, controversies and claims (other than applications for a temporary restraining order, preliminary injunction, permanent injunction or other equitable relief or application for enforcement of a resolution under this Section 10.4) arising out of, related to, or in connection with this Agreement or the transactions contemplated hereby (a “Dispute”) shall be governed by this Section 10.4. A Party must, in the first instance, provide written notice of any Disputes to the other Parties subject to such Dispute, which notice must provide a reasonably detailed description of the matters subject to the Dispute. The Parties involved in such Dispute shall seek to resolve the Dispute on an amicable basis within ten (10) Business Days of the notice of such Dispute being received by such other parties subject to such Dispute (the “Resolution Period”); provided, that if any Dispute would reasonably be expected to have become moot or otherwise irrelevant if not decided within sixty (60) days after the occurrence of such Dispute, then there shall be no Resolution Period with respect to such Dispute. Any Dispute that is not resolved during the Resolution Period may immediately be referred to and finally resolved by arbitration pursuant to the then-existing Expedited Procedures (as defined in the AAA Procedures) of the Commercial Arbitration Rules (the “AAA Procedures”) of the AAA. Any Party involved in such Dispute may submit the Dispute to the AAA to commence the proceedings after the Resolution Period. To the extent that the AAA Procedures and this Agreement are in conflict, the terms of this Agreement shall control. The arbitration shall be conducted by one arbitrator nominated by the AAA promptly (but in any event within five (5) Business Days) after the submission of the Dispute to the AAA and reasonably acceptable to each Party subject to the Dispute, which arbitrator shall be a commercial lawyer with substantial experience arbitrating disputes under acquisition agreements. The arbitrator shall accept his or her appointment and begin the arbitration process promptly (but in any event within five (5) Business Days) after his or her nomination and acceptance by the Parties subject to the Dispute. The proceedings shall be streamlined and efficient. The arbitrator shall decide the Dispute in accordance with the substantive law of the state of New York. Time is of the essence. Each Party subject to the Dispute shall submit a proposal for resolution of the Dispute to the arbitrator within twenty (20) days after confirmation of the appointment of the arbitrator. The arbitrator shall have the power to order any Party to do, or to refrain from doing, anything consistent with this Agreement, the Ancillary Documents and applicable Law, including to perform its contractual obligation(s); provided, that the arbitrator shall be limited to ordering pursuant to the foregoing power (and, for the avoidance of doubt, shall order) the relevant Party (or Parties, as applicable) to comply with only one or the other of the proposals. The arbitrator’s award shall be in writing and shall include a reasonable explanation of the arbitrator’s reason(s) for selecting one or the other proposal. The seat of arbitration shall be in New York County, State of New York. The language of the arbitration shall be English.

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10.5         Governing Law; Jurisdiction. This Agreement shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof. Subject to Section 10.4, all Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York, New York (or in any appellate court thereof) (the “Specified Courts”). Subject to Section 10.4, each Party hereto hereby (a) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 10.1. Nothing in this Section 10.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

10.6         WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.6.

10.7         Specific Performance. Each Party acknowledges that the rights of each Party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction or restraining order to prevent breaches of this Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

10.8         Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

10.9         Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by Purchaser, Pubco, the Company, the Purchaser Representative and the Seller Representative.

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10.10        Waiver. Each of Purchaser on behalf of itself and its Affiliates, including the other Purchaser Parties, the Company on behalf of itself and its Affiliates, and the Seller Representative on behalf of itself and the Sellers, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby (including by the Purchaser Representative or the Seller Representative in lieu of such Party to the extent provided in this Agreement). Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing shall also require the prior written consent of the Purchaser Representative.

10.11        Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits and schedules attached hereto, which exhibits and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

10.12        Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (i) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (j) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule” and “Exhibit” are intended to refer to Sections, Articles, Schedules and Exhibits to this Agreement; and (k) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall including any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall including any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of Purchaser and its Representatives and Purchaser and its Representatives have been given access to the electronic folders containing such information.

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10.13       Counterparts. This Agreement may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

10.14       Purchaser Representative.

(a)          Each of Purchaser and Pubco, on behalf of itself and its Subsidiaries, successors and assigns, by execution and delivery of this Agreement, hereby irrevocably appoints MTech Sponsor LLC in the capacity as the Purchaser Representative, as each such Person’s agent, attorney-in-fact and representative, with full power of substitution to act in the name, place and stead of such Person, to act on behalf of such Person from and after the Closing in connection with: (i) bringing, managing, controlling, defending and settling on behalf of a Purchaser Indemnitee or Purchaser Indemnitor any indemnification claims by or against, as applicable, any of them under Article VI; (ii) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.15; (iii) acting on behalf of such Person under the Escrow Agreement; (iv) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Purchaser Representative is a party; (v) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Documents to which the Purchaser Representative is a party; (vi) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (vii) incurring and paying reasonable out-of-pocket costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable out-of-pocket fees and expenses allocable or in any way relating to such transaction or any indemnification claim; and (viii) otherwise enforcing the rights and obligations of any such Persons under this Agreement and the Ancillary Documents to which the Purchaser Representative is a party, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person; provided, that the Parties acknowledge that the Purchaser Representative is specifically authorized and directed to act on behalf of, and for the benefit of, the holders of Pubco Securities from and after the Closing (other than the Sellers and their respective successors and assigns). All decisions and actions by the Purchaser Representative, including any agreement between the Purchaser Representative and Pubco, Purchaser, the Company, the Seller Representative, any Seller or other Indemnitor or Indemnitee relating to the defense or settlement of any claims for which an Indemnitor may be required to indemnify an Indemnitee pursuant to Article VI, shall be binding upon Pubco, Purchaser and their respective Subsidiaries, successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.14 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

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(b)          The Purchaser Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Pubco and Purchaser shall jointly and severally indemnify, defend and hold harmless the Purchaser Representative from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under this Agreement or any Ancillary Document, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the sole cost and expense of Pubco and Purchaser, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses (including court costs and filing fees), as the Purchaser Representative may deem necessary or appropriate from time to time, and to the extent not directly paid by Pubco or Purchaser, Pubco or Purchaser shall promptly upon request by the Purchaser Representative advance any such costs and expenses to the Purchaser Representative in connection therewith. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 10.14 shall survive the Closing and continue indefinitely.

(c)          The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to Pubco, Purchaser and the Seller Representative, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

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10.15       Seller Representative.

(a)          Each Seller, by delivery of a Letter of Transmittal, on behalf of itself and its successors and assigns, hereby irrevocably constitutes and appoints Harold Handelsman, in its capacity as the Seller Representative, as the true and lawful agent and attorney-in-fact of such Persons with full powers of substitution to act in the name, place and stead of thereof with respect to the performance on behalf of such Person under the terms and provisions of this Agreement and the Ancillary Documents to which the Seller Representative is a party, as the same may be from time to time amended, and to do or refrain from doing all such further acts and things, and to execute all such documents on behalf of such Person, if any, as the Seller Representative will deem necessary or appropriate in connection with any of the transactions contemplated under this Agreement or any of the Ancillary Documents to which the Seller Representative is a party, including: (i) bringing, managing, controlling, defending and settling on behalf of a Seller Indemnitee or Seller Indemnitor any indemnification claims by or against, as applicable, any of them under Article VI, including controlling, defending, managing, settling and participating in any Third Party Claim in accordance with Section 6.4; (ii) controlling and making any determinations with respect to the post-Closing Merger Consideration adjustments under Section 1.15; (iii) acting on behalf of such Person under the Escrow Agreement; (iv) terminating, amending or waiving on behalf of such Person any provision of this Agreement or any Ancillary Documents to which the Seller Representative is a party (provided, that any such action, if material to the rights and obligations of the Sellers in the reasonable judgment of the Seller Representative, will be taken in the same manner with respect to all Sellers unless otherwise agreed by each Seller who is subject to any disparate treatment of a potentially material and adverse nature); (v) signing on behalf of such Person any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Documents to which the Seller Representative is a party; (vi) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Seller Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Seller Representative and to rely on their advice and counsel; (vii) incurring and paying reasonable costs and expenses, including fees of brokers, attorneys and accountants incurred pursuant to the transactions contemplated hereby, and any other reasonable fees and expenses allocable or in any way relating to such transaction or any indemnification claim, whether incurred prior or subsequent to Closing; (viii) receiving all or any portion of the consideration provided to the Sellers under this Agreement and to distribute the same to the Sellers in accordance with their Pro Rata Share; and (ix) otherwise enforcing the rights and obligations of any such Persons under this Agreement and the Ancillary Documents to which the Seller Representative is a party, including giving and receiving all notices and communications hereunder or thereunder on behalf of such Person. All decisions and actions by the Seller Representative, including any agreement between the Seller Representative and the Purchaser Representative, Purchaser, Pubco or any other Indemnitor or Indemnitee relating to the defense or settlement of any claims for which an Indemnitor may be required to indemnify an Indemnitee pursuant to Article VI, shall be binding upon each Seller, Seller Indemnitee and Seller Indemnitor and their respective successors and assigns, and neither they nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 10.15 are irrevocable and coupled with an interest. The Seller Representative hereby accepts its appointment and authorization as the Seller Representative under this Agreement.

(b)          Any other Person, including the Purchaser Representative, Pubco, Purchaser, the Company and the Indemnitees and the Indemnitors may conclusively and absolutely rely, without inquiry, upon any actions of the Seller Representative as the acts of the Sellers, the Seller Indemnitors and Sellers Indemnitees hereunder or any Ancillary Document to which the Seller Representative is a party. The Purchaser Representative, Pubco, Purchaser, the Company and each Indemnitee and Indemnitor shall be entitled to rely conclusively on the instructions and decisions of the Seller Representative as to (i) the settlement by a Seller Indemnitee or Seller Indemnitor of any indemnification claims pursuant to Article VI, (ii) any payment, issuance or delivery instructions provided by the Seller Representative or (iii) any other actions required or permitted to be taken by the Seller Representative hereunder, and no Seller nor any Seller Indemnitee or Seller Indemnitor shall have any cause of action against the Purchaser Representative, Pubco, Purchaser, the Company or any other Indemnitor or Indemnitee for any action taken by any of them in reliance upon the instructions or decisions of the Seller Representative. The Purchaser Representative, Pubco, Purchaser, the Company and the other Purchaser Indemnitees shall not have any Liability to any Seller, Seller Indemnitee or Seller Indemnitor for any allocation or distribution among the Sellers, the Seller Indemnitees or the Sellers Indemnitors by the Seller Representative of payments or issuances made to or at the direction of the Seller Representative. All notices or other communications required to be made or delivered to a Seller, Seller Indemnitee or Seller Indemnitor under this Agreement or any Ancillary Document to which the Seller Representative is a party shall be made to the Seller Representative for the benefit of such Seller, Seller Indemnitee or Seller Indemnitor and any notices so made shall discharge in full all notice requirements of the other parties hereto or thereto to such Seller, Seller Indemnitee or Seller Indemnitor with respect thereto. All notices or other communications required to be made or delivered by a Seller, Seller Indemnitee or Seller Indemnitor shall be made by the Seller Representative (except for a notice under Section 10.15(d) of the replacement of the Seller Representative).

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(c)          The Seller Representative will act for the Sellers, Seller Indemnitees and Seller Indemnitors on all of the matters set forth in this Agreement in the manner the Seller Representative believes to be in their best interests, but the Seller Representative will not be responsible to the Sellers, the Seller Indemnitees or the Seller Indemnitors for any Losses that the Sellers or other Seller Indemnitees or Seller Indemnitors may suffer by reason of the performance by the Seller Representative of the Seller Representative’s duties under this Agreement, other than Losses arising from the bad faith, gross negligence or willful misconduct by the Seller Representative in the performance of its duties under this Agreement. The Sellers, by delivery of Letters of Transmittal, will jointly and severally indemnify, defend and hold the Seller Representative harmless from and against any and all Losses reasonably incurred or suffered as a result of the performance of the Seller Representative’s duties under this Agreement or any Ancillary Document, including the reasonable fees and expenses of any legal counsel retained by the Seller Representative, except for any liability arising out of the bad faith, gross negligence or willful misconduct of the Seller Representative. In no event shall the Seller Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Seller Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document as the Seller Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. The Seller Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Seller Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Seller Representative shall have the right at any time and from time to time to select and engage, at the reasonable cost and expense of the Sellers or other Seller Indemnitees or Seller Indemnitors, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other reasonable out-of-pocket expenses, as the Seller Representative may reasonably deem necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Seller Representative under this Section 10.15 shall survive the Closing and continue indefinitely.

(d)          If the Seller Representative shall die, become disabled, dissolve, resign or otherwise be unable or unwilling to fulfill its responsibilities as representative and agent of Sellers, then the Sellers shall, within ten (10) days after such death, disability, dissolution, resignation or other event, appoint a successor Seller Representative (by vote or written consent of the Sellers holding in the aggregate a Pro Rata Share in excess of fifty percent (50%)), and promptly thereafter (but in any event within two (2) Business Days after such appointment) notify the Purchaser Representative, Pubco and Purchaser in writing of the identity of such successor. Any such successor so appointed shall become the “Seller Representative” for purposes of this Agreement.

10.16       Legal Representation. The Parties agree that, notwithstanding the fact that EGS may have, prior to Closing, jointly represented the Purchaser Parties and/or the Purchaser Representative in connection with this Agreement, and has also represented Purchaser and/or its Affiliates in connection with matters other than the transaction that is the subject of this Agreement, EGS will be permitted in the future, after Closing, to represent one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in connection with matters in which such Persons are adverse to Pubco, Purchaser or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company and the Seller Representative, who are represented by independent counsel in connection with the transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with EGS’s future representation of one or more of the Sponsor, the Purchaser Representative or their respective Affiliates in which the interests of such Person are adverse to the interests of Pubco, Purchaser, the Company and/or the Seller Representative or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by EGS of the Purchaser Parties, the Purchaser Representative, the Sponsor or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, the Purchaser Representative shall be deemed the client of EGS with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to the Purchaser Representative, shall be controlled by the Purchaser Representative and shall not pass to or be claimed by Purchaser or Pubco; provided, further, that nothing contained herein shall be deemed to be a waiver by any Purchaser Party or any of their respective Affiliates (including, after the Effective Time, the Surviving Subsidiaries and the Company) of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

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Article XI
DEFINITIONS

11.1         Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“AAA” means the American Arbitration Association or any successor entity conducting arbitrations.

“Accounting Principles” means in accordance with GAAP as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company in the preparation of the latest audited Financial Statements. In any event, the Accounting Principles (i) shall not include any purchase accounting or other adjustment arising out of the consummation of the transactions contemplated by this Agreement, (ii) shall be based on facts and circumstances as they exist at or prior to the Closing and shall exclude the effect of any act or decision occurring after the Closing and (iii) shall follow the defined terms contained in this Agreement.

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, or any request (including any request for information), inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person.

“Ancillary Documents” means each agreement, instrument or document attached hereto as an Exhibit, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

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“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability, whether direct or indirect, actual or contingent, whether formal or informal, and whether legally binding or not.

“Business Day” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York, New York are authorized to close for business.

“Closing Indebtedness” means, as of the Reference Time, the aggregate amount of all Indebtedness of the Company determined in accordance with the Accounting Principles.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid Treasury regulation promulgated thereunder.

“Company Common Unit” means the common units of the Company.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Company or any of its Representatives, furnished in connection with this Agreement or the transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by a Purchaser Party or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company or its Representatives to a Purchaser Party or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Convertible Securities” means, collectively, any options, warrants or rights to subscribe for or purchase any equity securities of the Company or securities convertible into or exchangeable for, or that otherwise confer on the holder any right to acquire any equity securities of the Company (but excluding any Company Units).

“Company Series A Preferred Units” means the Series A Preferred Units of the Company.

“Company Series B Preferred Units” means the Series B Preferred Units of the Company.

“Company Series C Preferred Units” means the Series C Preferred Units of the Company.

“Company Preferred Units” means the Company Series A Preferred Units, the Company Series B Preferred Units and the Company Series C Preferred Units, collectively.

“Company Profits Interest Plan” means the MJ Freeway, LLC 2014 Profits Interest Units Plan.

“Company Profits Interest Units” means the profits interest units of the Company granted under the Company Profits Interest Plan.

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“Company Units” means units representing membership and other equity interests in the Company, including the Company Common Units, the Company Preferred Units and the Company Profits Interest Units (whether vested or unvested as of the Closing).

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all contracts, agreements, binding arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled”, “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast ten percent (10%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive ten percent (10%) or more of the profits, losses, or distributions of the Controlled Person (other than a Person that operates in the ordinary course as a venture capital fund or private equity fund through passive investments and that does not otherwise have Control of the Controlled Person as described in the first sentence of this “Control” definition); (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person; or (c) a spouse, parent, lineal descendant, sibling, aunt, uncle, niece, nephew, mother-in-law, father-in-law, sister-in-law, or brother-in-law of an Affiliate of the Controlled Person or a trust for the benefit of an Affiliate of the Controlled Person or of which an Affiliate of the Controlled Person is a trustee.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“EBC” means Early Bird Capital, Inc., the lead underwriter in the IPO.

“Environmental Law” means any Law in any way relating to (a) the protection of human health and safety, (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC. Section 9601 et. seq., the Resource Conservation and Recovery Act, 42 USC. Section 6901 et. seq., the Toxic Substances Control Act, 15 USC. Section 2601 et. seq., the Federal Water Pollution Control Act, 33 USC. Section 1151 et seq., the Clean Air Act, 42 USC. Section 7401 et seq., the Federal Insecticide, Fungicide and Rodenticide Act, 7 USC. Section 111 et. seq., Occupational Safety and Health Act, 29 USC. Section 651 et. seq. (to the extent it relates to exposure to Hazardous Substances), the Asbestos Hazard Emergency Response Act, 15 USC. Section 2601 et. seq., the Safe Drinking Water Act, 42 USC. Section 300f et. seq., the Oil Pollution Act of 1990 and analogous state acts.

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“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific provision of ERISA shall include such section and any valid regulation promulgated thereunder.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Export Control Laws” means (i) all U.S. import and export Laws (including those Laws under the authority of U.S. Departments of Commerce (Bureau of Industry and Security) codified at 15 CFR, Parts 700-799; Homeland Security (Customs and Border Protection) codified at 19 CFR, Parts 1-199; State (Directorate of Defense Trade Controls) codified at 22 CFR, Parts 103, 120-130; and Treasury (Office of Foreign Assets Control) codified at 31 CFR, Parts 500-599) and (ii) all comparable applicable Laws outside the United States.

“FAR” means the Federal Acquisition Regulation and any agency supplement thereto.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Government Bid” means any bid, offer, proposal, or quotation made or submitted by the Company prior to the Closing Date which, if accepted or selected for award, would result in a Government Contract.

“Government Contract” means any prime contract, subcontract, teaming agreement or arrangement, joint venture agreement, basic ordering agreement, blanket purchase agreement, pricing agreement, letter contract or other similar arrangement of any kind, between the Company, on the one hand, and (a) any Governmental Authority, (b) any prime contractor of a Governmental Authority in its capacity as a prime contractor, or (c) any subcontractor (or lower tier subcontractor) with respect to any contract of a type described in clauses (a) or (b) above, on the other hand. Unless expressly stated otherwise in this Agreement, a task, purchase or delivery order under a Government Contract will not constitute a separate Government Contract for purposes of this definition, but will be part of the Government Contract to which it relates.

“Government Contract Loss” means that the total direct and indirect costs incurred by the Company under a Government Contract exceed the total amount of payments that have been or will be received by the Company under such Government Contract.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

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“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, Internet Assets, Software and other intellectual property, and all licenses, sublicenses and other agreements or permissions related to the preceding property.

“Internet Assets” means any all domain name registrations, web sites and web addresses and related rights, items and documentation related thereto, and applications for registration therefor.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“IPO” means the initial public offering of Purchaser Public Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Purchaser, dated January 29, 2018, and filed with the SEC on January 30, 2018 (File No. 333- 221957).

“IRS” means the U.S. Internal Revenue Service (or any successor Governmental Authority).

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of the Company, after reasonable inquiry or (ii) any other Party, the actual knowledge of its directors and executive officers, after reasonable inquiry.

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“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, prospects or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for purposes of clause (a) above, any changes or effects directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in the country or region in which such Person or any of its Subsidiaries do business; (ii) changes, conditions or effects that generally affect the industries in which such Person or any of its Subsidiaries principally operate; (iii) changes in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate; (iv) conditions caused by acts of God, terrorism, war (whether or not declared) or natural disaster; (v) any failure in and of itself by such Person and its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein) and (vi), with respect to Purchaser, the consummation and effects of the Redemption (or any redemption in connection with an Extension); provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iv) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Purchaser, the amount of the Redemption (or any redemption in connection with an Extension, if any) or the failure to obtain the Required Purchaser Stockholder Approval shall not be deemed to be a Material Adverse Effect on or with respect to Purchaser.

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“Merger Sub Common Stock” means the shares of common stock, par value $0.001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Capital Market.

“Net Working Capital” means, as of the Reference Time, (i) all current assets of the Company, including cash and cash equivalents, on a consolidated basis, minus (ii) all current liabilities (excluding, without duplication, Closing Indebtedness), on a consolidated basis and as determined in accordance with the Accounting Principles; provided, that, for purposes of this definition, whether or not the following is consistent with the Accounting Principles, “current assets” will exclude any receivable from a Seller.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other action that is or has been made, entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person that is an entity, its certificate of incorporation or formation, bylaws, operating agreement or similar organizational documents, in each case, as amended.

“Patents” means any patents, patent applications and the inventions, designs and improvements described and claimed therein, patentable inventions, and other patent rights (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof, whether or not patents are issued on any such applications and whether or not any such applications are amended, modified, withdrawn, or refiled).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred for deposits made in the ordinary course of business, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

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“Pubco Common Stock” means the shares of common stock, par value $0.0001 per share, of Pubco, along with any equity securities paid as dividends or distributions after the Closing with respect to such shares or into which such shares are exchanged or converted after the Closing.

“Pubco Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of Pubco.

“Pubco Private Warrants” means one whole warrant entitling the holder thereof to purchase one (1) share of Pubco Common Stock at a price of $11.50 per share.

“Pubco Public Warrants” means one whole warrant entitling the holder thereof to purchase one (1) share of Pubco Common Stock at a price of $11.50 per share.

“Pubco Securities” means the Pubco Common Stock, the Pubco Preferred Stock and the Pubco Warrants, collectively.

“Pubco Share Price” means an amount equal to the VWAP of the Pubco Common Stock over the twenty (20) Trading Days ending at the close of business on the principal securities exchange or securities market on which the Pubco Common Stock are then traded immediately prior to the date of determination (provided, that if the date of determination within twenty (20) Trading Days after the Closing Date, the applicable period of Trading Days for the VWAP shall be the Trading Day starting immediately after the Closing Date and ending on the Trading Day immediately prior to the date of determination), as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing.

“Pubco Warrants” means Pubco Private Warrants and Pubco Public Warrants, collectively.

“Purchaser Charter” means, the certificate of incorporation of Purchaser, as amended and effective under the DGCL.

“Purchaser Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of Purchaser.

“Purchaser Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of Purchaser.

“Purchaser Common Stock” means the shares of Purchaser Class A Common Stock and Purchaser Class B Common Stock, collectively.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning a Purchaser Party or any of their respective Representatives; provided, however, that Purchaser Confidential Information shall not include any information which, (i) at the time of disclosure by the Company or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by a Purchaser Party or its Representatives to the Company or its Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Company.

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“Purchaser Preferred Stock” means the shares of preferred stock, par value $0.0001 per share, of Purchaser.

“Purchaser Private Unit” means the units issued in a private placement to the Sponsor at the time of the consummation of the IPO consisting of one (1) share of Purchaser Class A Common Stock and one (1) Purchaser Private Warrant.

“Purchaser Private Warrant” means one whole warrant that was included as part of each Purchaser Private Unit, entitling the holders thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Public Unit” means the units issued in the IPO consisting of one (1) share of Purchaser Class A Common Stock and one (1) Purchaser Public Warrant.

“Purchaser Public Warrant” means one whole warrant that was included in as part of each Purchaser Public Unit, entitling the holder thereof to purchase one (1) share of Purchaser Class A Common Stock at a purchase price of $11.50 per share.

“Purchaser Securities” means the Purchaser Units, the Purchaser Common Stock, the Purchaser Preferred Stock, the Purchaser Warrants and the Purchaser UPO, collectively.

“Purchaser Units” means Purchaser Private Units and Purchaser Public Units, collectively.

“Purchaser UPO” means the options issued to EBC and/or its designee to purchase up to 250,000 Purchaser Public Units at a price of $10.00 per unit, provided the exercise price per unit may be adjusted as stated in the option.

“Purchaser Warrants” means Purchaser Private Warrants and Purchaser Public Warrants, collectively.

“Redemption Price” means $10.16 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date of this Agreement), which is intended to be Purchaser’s current estimate as of the date of this Agreement of the price at which each share of Purchaser Class A Common Stock would be redeemed or converted pursuant to the Redemption.

“Reference Time” means the close of business of the Company on the Closing Date (but without giving effect to the transactions contemplated by this Agreement, including any payments by Purchaser and Pubco hereunder to occur at the Closing, but treating any obligations in respect of Indebtedness or other liabilities that are contingent upon the consummation of the Closing as currently due and owing without contingency as of the Reference Time).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the indoor or outdoor environment, or into or out of any property.

“Remedial Action” means all actions to (i) clean up, remove, treat, or in any other way address any Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

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“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, independent contractors, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the Securities Act of 1933, as amended.

“Software” means any computer software programs, including all source code, object code, and documentation related thereto and all software modules, tools and databases.

“SOX” means the Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means MTech Sponsor LLC, a Florida limited liability company.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Net Working Capital Amount” means Eight Million Eight Hundred Thousand U.S. Dollars ($8,800,000).

“Tax” or “Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

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“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, improvements, and other proprietary rights (whether or not patentable or subject to copyright, trademark, or trade secret protection).

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trading Day” means any day on which shares of Pubco Common Stock are actually traded on the principal securities exchange or securities market on which shares of Pubco Common Stock are then traded.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of January 29, 2018, as it may be amended, by and between Purchaser and the Trustee, as well as any other agreements entered into related to or governing the Trust Account.

“Trustee” means Continental Stock Transfer & Trust Company, in its capacity as trustee under the Trust Agreement.

“VWAP” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function (set to weighted average) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value as reasonably determined by reasonably and in good faith by a majority of the disinterested independent directors of the board of directors (or equivalent governing body) of the applicable issuer. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, recapitalization or other similar transaction during such period.

11.2         Section References. The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
AAA Procedures	10.4
Accounts Receivable	4.7(f)
Acquisition Proposal	5.6(a)
Adjustment Amount	1.15(d)
Agreement	Preamble

Term	Section
Alternative Transaction	5.6(a)
Amended Pubco Charter	7.2(d)
Antitrust Laws	5.9(b)
Audited Company Financials	4.7(a)
Balance Sheet Date	4.7(a)

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Term	Section
Basket	6.3(a)
Business Combination	9.1
CFO	1.15(a)
Claim Notice	6.4(b)
Closing	2.1
Closing Date	2.1
Closing Filing	5.13(b)
Closing Press Release	5.13(b)
Closing Statement	1.15(a)
Colorado Act	1.2
Company	Preamble
Company Benefit Plan	4.19(a)
Company Certificates	1.11(a)
Company Statement of Merger	1.3
Company Directors	5.16(a)
Company Disclosure Schedules	Article IV
Company Financials	4.7(a)
Company IP	4.13(d)
Company IP Licenses	4.13(a)
Company Material Contract	4.12(a)
Company Merger	Recitals
Company Merger Sub	Preamble
Company Permits	4.10
Company Personal Property Leases	4.16
Company Real Property Leases	4.15
Company Registered IP	4.13(a)
Company Special Meeting	5.12
Company Statement of Merger	1.3
Company Surviving Subsidiary	1.2
Company Termination Fee	8.4(a)
Company Unvested PIUs	1.9(b)
Current Government Contracts	4.24(a)
D&O Indemnified Persons	5.17(a)
D&O Tail Insurance	5.17(b)
DGCL	1.1
Dispute	10.4
Effective Time	1.3
EGS	2.1
Enforceability Exceptions	3.2
Environmental Permit	4.20(a)
ERISA Affiliate	4.19(a)
Escrow Account	1.17(a)
Escrow Agent	1.17(a)
Escrow Agreement	1.17(a)
Escrow Property	1.17(a)
Escrow Shares	1.17(a)

Term	Section
Estimated Closing Statement	1.14
Excluded Distributions	9.1
Expenses	8.3
Expiration Date	1.17(b)
Extension	5.3(a)
Federal Securities Laws	5.7
Incentive Plan	5.11(a)
Indemnitee	6.2(b)
Indemnitee Representative	6.4(b)
Indemnitor	6.2(b)
Indemnitor Representative	6.4(b)
Independent Expert	1.15(b)
Independent Expert Notice Date	1.15(b)
Interim Period	5.2(a)
Letter of Transmittal	1.11(d)
Lock-Up Agreement	1.11(d)
Loss	6.2(a)
Lost Certificate Affidavit	1.11(g)
Mergers	Recitals
Merger Consideration	1.7
Merger Consideration Shares	1.14
Merger Subs	Preamble
Non-Competition Agreement	7.3(d)(ix)
Objection Statement	1.15(b)
OFAC	3.18(c)
Off-the-Shelf Software	4.13(a)
Outbound IP License	4.13(c)
Outside Date	8.1(b)
Party(ies)	Preamble
Pending Claims	1.17(b)
Post-Closing Pubco Board	5.16(a)
Preferential Status	4.24(a)
Pro Rata Shares	1.7
Projections	4.7(e)
Proxy Statement	5.11(a)
Pubco	Preamble
Pubco Restricted Stock Plan	5.11(a)
Public Certifications	3.6(a)
Public Stockholders	9.1
Purchaser	Preamble
Purchaser Certificates	1.11(a)
Purchaser Certificate of Merger	1.3
Purchaser Directors	5.16(a)
Purchaser Disclosure Schedules	Article III
Purchaser Financials	3.6(b)
Purchaser Indemnitee	6.2(a)

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Term	Section
Purchaser Indemnitor	6.2(b)
Purchaser Material Contract	3.13(a)
Purchaser Merger Sub	Preamble
Purchaser Merger	Recitals
Purchaser Parties	Preamble
Purchaser Representative	Preamble
Purchaser Special Meeting	5.11(a)
Purchaser Stockholder Approval Matters	5.11(a)
Purchaser Surviving Subsidiary	1.1
Purchaser Termination Fee	8.4(b)
Redemption	5.11(a)
Reference Statement	1.14
Registration Statement	5.11(a)
Related Person	4.21
Released Claims	9.1
Representative Party	1.15(b)
Required Company Member Approval	7.1(b)
Required Purchaser Stockholder Approval	7.1(a)

Term	Section
Resolution Period	10.4
Restricted Merger Consideration	1.9(b)
SEC Reports	3.6(a)
Section 409A Plan	4.19(k)
Seller Indemnitor	6.2(a)
Seller Indemnitee	6.2(b)
Seller Representative	Preamble
Sellers	1.7
Signing Filing	5.13(b)
Signing Press Release	5.13(b)
Specified Courts	10.5
Supplemental Disclosure	5.8(b)
Surviving Subsidiaries	1.2
Termination Fee	8.4(b)
Third Party Claim	6.4(c)
Transmittal Documents	1.11(d)
Top Customers	4.23
Top Vendors	4.23
Voting Agreements	Recitals
Waiver Agreements	Recitals

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement and Plan of Merger to be signed and delivered as of the date first written above.

Purchaser:

MTECH ACQUISITION CORP.

By:	/s/ Scott Sozio
Name: Scott Sozio
Title: CEO

Pubco:

MTECH ACQUISITION HOLDINGS INC.

By:	/s/ Scott Sozio
Name: Scott Sozio
Title: President

Purchaser Merger Sub:

MTECH PURCHASER MERGER SUB INC.

By:	/s/ Scott Sozio
Name: Scott Sozio
Title: President

Company Merger Sub:

MTECH COMPANY MERGER SUB LLC

By:	/s/ Scott Sozio
Name: Scott Sozio
Title: President

The Purchaser Representative:

MTECH SPONSOR LLC, solely in the capacity as the Purchaser Representative hereunder

By:	/s/ Scott Sozio
Name: Scott Sozio
Title: Authorized Signor

[Signature Page to Agreement and Plan of Merger]

The Company:

MJ FREEWAY LLC

By:	/s/ Jessica Billingsley
Name: Jessica Billingsley
Title: CEO

The Seller Representative:

/s/ Harold Handelsman
Harold Handelsman, solely in the capacity as the Seller Representative hereunder

[Signature Page to Agreement and Plan of Merger]

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment (this “First Amendment”) to Agreement and Plan of Merger is made and entered into effective as of April 17, 2019, by and among (i) MTech Acquisition Corp., a Delaware corporation (“Purchaser”), (ii) MTech Acquisition Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Purchaser (“Pubco”), (iii) MTech Purchaser Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of Pubco (“Purchaser Merger Sub”), (iv) MTech Company Merger Sub LLC, a Colorado limited liability company and a wholly-owned subsidiary of Pubco (“Company Merger Sub”), (v) MTech Sponsor LLC, a Florida limited liability company, in the capacity as the Purchaser Representative under the Merger Agreement (as defined below) (the “Purchaser Representative”), (vi) MJ Freeway LLC, a Colorado limited liability company (the “Company”), and (vii) Jessica Billingsley, in the capacity as the Seller Representative under the Merger Agreement (as successor to Harold Handelsman, the “Seller Representative”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Merger Agreement.

WHEREAS, Purchaser, Pubco, Purchaser Merger Sub, Company Merger Sub, the Purchaser Representative, the Company and the Seller Representative are parties to that certain Agreement and Plan of Merger made and entered into as of October 10, 2018 (the “Original Agreement”); and

WHEREAS, the parties desire to amend the Original Agreement on the terms and conditions set forth herein (as amended, including by this First Amendment, the “Merger Agreement”).

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in accordance with the terms of the Merger Agreement, the parties hereto, intending to be legally bound, do hereby agree as follows:

1.          Amendment Regarding Post-Closing Board of Directors. Section 5.16(a) of the Merger Agreement is hereby deleted in its entirety and replaced with the following:

“(a)          The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective as of the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of eight (8) individuals. Immediately after the Closing, the Parties shall take all necessary action to designate and appoint to the Post-Closing Pubco Board (i) the three (3) individuals that are designated by Purchaser prior to the Closing (the “Purchaser Directors”), at least two (2) of whom shall qualify as an independent director under Nasdaq rules, and (ii) the five (5) individuals that are designated by the Company prior to the Closing (the “Company Directors”), at least three (3) of whom shall be required to qualify as an independent director under Nasdaq rules. Pursuant to the Amended Pubco Charter as in effect as of the Closing, the Post-Closing Pubco Board will be a classified board with three classes of directors, with (I) one class of directors, the Class I Directors, initially serving a one (1) year term, such term effective from the Closing (but any subsequent Class I Directors serving a three (3) year term), (II) a second class of directors, the Class II Directors, initially serving a two (2) year term, such term effective from the Closing (but any subsequent Class II Directors serving a three (3) year term), and (III) a third class of directors, the Class III Directors, serving a three (3) year term, such term effective from the Closing. One (1) Purchaser Director and two (2) Company Directors will be allocated to each class as of the Closing, except that the Class I Directors will include only one (1) Company Director and one (1) Purchaser Director. In accordance with the Amended Pubco Charter as in effect at the Closing, no director on the Post-Closing Pubco Board may be removed without cause. At or prior to the Closing, Pubco will provide each director with a customary public company director indemnification agreement.”

2.          Miscellaneous. Except as expressly provided in this First Amendment, all of the terms and provisions in the Original Agreement and the Ancillary Documents are and shall remain unchanged and in full force and effect, on the terms and subject to the conditions set forth therein. This First Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement or any Ancillary Document, or any other right, remedy, power or privilege of any party, except as expressly set forth herein. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Original Agreement, as amended by this First Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Original Agreement, as amended by this First Amendment, and the documents or instruments attached hereto or thereto or referenced herein or therein, constitutes the entire agreement between the parties with respect to the subject matter of the Merger Agreement, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. If any provision of the Original Agreement is materially different from or inconsistent with any provision of this First Amendment, the provision of this First Amendment shall control, and the provision of the Original Agreement shall, to the extent of such difference or inconsistency, be disregarded. Sections 10.1 through 10.10, 10.12 and 10.13 of the Original Agreement are hereby incorporated herein by reference as if fully set forth herein, and such provisions apply to this First Amendment as if all references to the “Agreement” contained therein were instead references to this First Amendment.

{The remainder of this page is intentionally blank; the next page is the signature page.}

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Agreement and Plan of Merger as of the date first written above.

Purchaser:

MTECH ACQUISITION CORP.

By:	/s/Scott Sozio
Name: Scott Sozio
Title: Chief Executive Officer

Pubco:

MTECH ACQUISITION HOLDINGS INC.

By:	/s/Scott Sozio
Name: Scott Sozio
Title: President

Purchaser Merger Sub:

MTECH PURCHASER MERGER SUB INC.

By:	/s/Scott Sozio
Name: Scott Sozio
Title: President

Company Merger Sub:

MTECH COMPANY MERGER SUB LLC

By:	/s/Scott Sozio
Name: Scott Sozio
Title: President

The Purchaser Representative:

MTECH SPONSOR LLC, solely in the capacity as the Purchaser Representative hereunder

By:	/s/Scott Sozio
Name: Scott Sozio
Title: Authorized Signor

The Company:

MJ FREEWAY LLC

By:	/s/ Jessica Billingsley
Name: Jessica Billingsley
Title: Chief Executive Officer

The Seller Representative:

/s/ Jessica Billingsley
Jessica Billingsley, solely in the capacity as the Seller Representative

Annex B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

MTECH ACQUISITION HOLDINGS INC.

Pursuant to Section 245 of the

Delaware General Corporation Law

MTECH ACQUISITION HOLDINGS INC., a corporation existing under the laws of the State of Delaware (the “Corporation”), by its President, Scott Sozio, hereby certifies as follows:

1.     The name of the Corporation is “MTech Acquisition Holdings Inc.”

2.     The Corporation’s Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on October 3, 2018.

3.     This Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

4.     This Amended and Restated Certificate of Incorporation was duly adopted by the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 242, 245 and 251 of the General Corporation Law of the State of Delaware, as amended (the “DGCL”).

5.     The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

FIRST: The name of the corporation is Akerna Corp. (hereinafter sometimes referred to as the “Corporation”).

SECOND: The registered office of the Corporation is to be located at c/o Vcorp Services, LLC, 1013 Centre Road, Suite 403-B, Wilmington, Delaware 19805. The name of its registered agent at that address is Vcorp Services, LLC.

THIRD: The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

FOURTH: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 80,000,000, of which 75,000,000 shares shall be common stock of the par value $0.0001 per share (“Common Stock”) and 5,000,000 shares shall be preferred stock of the par value of $0.0001 per share (“Preferred Stock”).

A. Preferred Stock.    The Board of Directors is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such series (a “Preferred Stock Designation”) and as may be permitted by the DGCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

B. Common Stock.    (1) Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

(2)     Subject to the prior rights of all classes or series of stock at the time outstanding having prior rights as to dividends or other distributions, the holders of shares of Common Stock shall be entitled to receive such dividends and other distributions in cash, property, or stock as may be declared on the Common Stock by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

(3)     Subject to the prior rights of creditors of the Corporation and the holders of all classes or series of stock at the time outstanding having prior rights as to distributions upon liquidation, dissolution or winding up of the Corporation, in the event of any liquidation, dissolution or winding up of the Corporation, either voluntary or involuntary, the holders of shares of Common Stock shall be entitled to receive their ratable and proportionate share of the remaining assets of the Corporation.

(4)     No holder of shares of Common Stock shall have cumulative voting rights.

(5)     No holder of shares of Common Stock shall be entitled to preemptive or subscription rights pursuant to this Amended and Restated Certificate of Incorporation.

C. Power to Sell and Purchase Shares.    Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration and for such corporate purposes, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

FIFTH: A. Number of Directors.    Upon the effectiveness of this Amended and Restated Certificate of Incorporation (the “Effective Time”), the total number of directors constituting the entire Board of Directors shall be seven (7). Thereafter, the total number of directors constituting the entire Board of Directors shall be such number as may be fixed from time to time exclusively by resolution adopted by the affirmative vote of at least a majority of the Board of Directors then in office.

B. Classification.    Subject to the terms of any one or more series of Preferred Stock, and effective upon the Effective Time, the Board of Directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. The Board of Directors may assign members of the Board of Directors already in office to such classes as of the Effective Time. The directors in Class I shall be elected for a term expiring at the first Annual Meeting of Stockholders after the Effective Time, the directors in Class II shall be elected for a term expiring at the second Annual Meeting of Stockholders after the Effective Time, and the directors in Class III shall be elected for a term expiring at the third Annual Meeting of Stockholders after the Effective Time.

C. Term and Filling Vacancies.    Commencing at the first Annual Meeting of Stockholders after the Effective Time and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election. Except as the DGCL may otherwise require, in the interim between Annual Meetings of Stockholders or Special Meetings of Stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board of Directors, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation’s by-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes in a manner as the Board of Directors shall determine so as to maintain the number of directors in each class as nearly equal as possible, but in no cases will an increase or decrease in the number of directors shorten the term of an incumbent.

D. Election.    Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

E. Officers.    Except as otherwise expressly delegated by resolution of the Board of Directors, the Board of Directors shall have the exclusive power and authority to appoint and remove officers of the Corporation.

SIXTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

A. Powers of the Board of Directors.    The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Amended and Restated Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

B. By-laws.    The Board of Directors shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

C. Special Meetings.    Subject to the terms of any one or more series or classes of Preferred Stock, Special Meetings of the Stockholders of the Corporation may be called as prescribed by the by-laws of the Corporation.

SEVENTH: A.     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B.  The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

EIGHTH: No action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting.

NINTH: A. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or this Certificate of Incorporation or the Corporation’s Bylaws, or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

B. If any action the subject matter of which is within the scope of Section A immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section A immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

C. If any provision or provisions of this Article NINTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article NINTH (including, without limitation, each portion of any sentence of this Article NINTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article NINTH.

TENTH: The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Certificate of Incorporation or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by ______________, its _____________, as of the [●] day of [●].

Annex C

MTech Acquisition Holdings Inc.

2019 Long Term Incentive Plan

Section 1.            Purpose; Definitions.

1.1.        Purpose.  The purpose of the Plan is to enable the Company to offer to employees, officers and directors of and consultants to the Company and its Subsidiaries, Parent and Affiliates whose past, present and/or potential future contributions to the Company and its Subsidiaries have been, are or will be important to the success of the Company, an opportunity to share monetarily in the success of and/or acquire a proprietary interest in the Company. The various types of long-term incentive awards that may be provided under the Plan will enable the Company to respond to changes in compensation practices, tax laws, accounting regulations and the size and diversity of its businesses.

1.2.        Definitions.  For purposes of the Plan, the following terms shall be defined as set forth below:

(a)   “Affiliate” means a corporation, limited liability company or other entity that controls, is controlled by, or is under common control with the Company and designated by the Committee from time to time as such.

(b)   “Agreement” means the agreement between the Company and the Holder, or such other document as may be determined by the Committee, setting forth the terms and conditions of an award under the Plan.

(c)   “Asset Sale” means an acquisition by any one person, or more than one person acting as a group, together with acquisitions during the 12-month period ending on the date of the most recent acquisition by such person or persons, of assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

(d)   “Board” means the Board of Directors of the Company.

(e)   “Change of Control” means a transaction in which any one person, or more than one person acting as a group, acquires the ownership of stock of the Company that, together with the stock held by such person or group, constitutes more than 50% of the total Fair Market Value or combined voting power of the stock of the Company. A Change in Control caused by an increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the Company acquires its stock in exchange for property is not treated as a Change of Control for purposes of the Plan.

(f)    “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(g)   “Committee” means the committee of the Board designated to administer the Plan as provided in Section 2.1. If no Committee is so designated, then all references in this Plan to “Committee” shall mean the Board.

(h)   “Common Stock” means the Common Stock of the Company, par value $.0001 per share.

(i)    “Company” means MTech Acquisition Holdings Inc., a corporation organized under the laws of the State of Delaware.

(j)    “Disability” means physical or mental impairment as determined under procedures established by the Committee for purposes of the Plan.

(k)   “Effective Date” means the date determined pursuant to Section 11.1.

(l)    “Fair Market Value,” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any given date: (i) if the Common Stock is listed on a national securities exchange or is traded over-the-counter and last sale information is available, unless otherwise determined by the Committee, the last sale price of the Common Stock in the principal trading market for the Common Stock on such date, as reported by the exchange or by such source that the Committee deems reliable, as the case may be; or (ii) if the fair market value of the Common Stock cannot be determined pursuant to clause (i), such price as the Committee shall determine, in good faith.

(m)  “Holder” means a person who has received an award under the Plan.

(n)   “Incentive Stock Option” means any Stock Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(o)   “Non-qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

(p)   “Normal Retirement” means retirement from active employment with the Company or any Subsidiary on or after such age which may be designated by the Committee as “retirement age” for any particular Holder. If no age is designated, it shall be 65.

(q)   “Other Stock-Based Award” means an award under Section 8 that is valued in whole or in part by reference to, or is otherwise based upon, Common Stock.

(r)    “Parent” means any present or future “parent corporation” of the Company, as such term is defined in Section 424(e) of the Code.

(s)   “Plan” means the Company’s 2019 Long Term Incentive Plan, as hereinafter amended from time to time.

(t)    “Repurchase Value” shall mean the Fair Market Value if the award to be settled under Section 2.2(e) or repurchased under Section 5.2(l) is comprised of shares of Common Stock and the difference between Fair Market Value and the exercise price (if lower than Fair Market Value) if the award is a Stock Option or Stock Appreciation Right; in each case, multiplied by the number of shares subject to the award. “Repurchase Value” if the award to be repurchased under Section 9.2 is comprised of shares of Common Stock shall mean the greater of the Fair Market Value or the value of such award based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event. “Repurchase Value” if the award to be repurchased under Section 9.2 is comprised of Stock Options or Stock Appreciation Rights shall mean the difference between the greater of (1) the Fair Market Value or the value of such award based upon the price per share of Common Stock received or to be received by other shareholders of the Company in the event and (2) the exercise price (if lower), multiplied by the number of shares subject to the award.

(u)   “Restriction Period” means the time or times within which awards may be subject to forfeiture, including upon termination of employment or failure of performance conditions.

(v)   “Restricted Stock” means Common Stock received under an award made pursuant to Section 7 that is subject to restrictions under Section 7.

(w)  “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one share or an amount in cash or other consideration determined by the Committee to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

(x)   “SAR Value” means the excess of the Fair Market Value (on the exercise date) over (a) the exercise price that the participant would have otherwise had to pay to exercise the related Stock Option or (b) if a Stock Appreciation Right is granted unrelated to a Stock Option, the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, in either case, multiplied by the number of shares for which the Stock Appreciation Right is exercised.

(y)   “Stock Appreciation Right” means the right to receive from the Company, without a cash payment to the Company, either a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value (on the exercise date), or, at the Company’s election, cash in the amount of the SAR Value.

(z)    “Stock Option” or “Option” means any option to purchase shares of Common Stock which is granted pursuant to the Plan.

(aa)  “Subsidiary” means any present or future “subsidiary corporation” of the Company, as such term is defined in Section 424(f) of the Code.

(bb) “Vest” means to become exercisable or to otherwise obtain ownership rights in an award. No award shall vest in less than a one-year period.

Section 2.            Administration.

2.1.        Committee Membership.  The Plan shall be administered by the Board or a Committee. If administered by a Committee, such Committee shall be composed of at least two directors, all of whom are “non-employee” directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Committee members shall serve for such term as the Board may in each case determine and shall be subject to removal at any time by the Board.

2.2.        Powers of Committee.  The Committee shall have full authority to award, pursuant to the terms of the Plan: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, (iv) Restricted Stock Units, and/or (v) Other Stock-Based Awards. For purposes of illustration and not of limitation, the Committee shall have the authority (subject to the express provisions of this Plan):

(a)   to select the officers, employees, directors and consultants of the Company, Parent, Subsidiary or Affiliate to whom Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and/or Other Stock-Based Awards may from time to time be awarded hereunder;

(b)   to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, number of shares, share exercise price or types of consideration paid upon exercise of such options, such as other securities of the Company or other property, any restrictions or limitations, and any vesting, exchange, surrender, cancellation, acceleration, termination, exercise or forfeiture provisions, as the Committee shall determine);

(c)   to determine any specified performance goals or such other factors or criteria which need to be attained for the vesting of an award granted hereunder;

(d)   to determine the terms and conditions under which awards granted hereunder are to operate on a tandem basis and/or in conjunction with or apart from other awards under this Plan and cash and non-cash awards made by the Company, Parent, Subsidiary and/or Affiliate outside of this Plan; and

(e)   to make payments and distributions with respect to awards (i.e., to “settle” awards) through cash payments in an amount equal to the Repurchase Value.

The Committee may not modify or amend any outstanding Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right, as applicable, below the exercise price as of the date of grant of such Option or Stock Appreciation Right. In addition, no payment of cash or other property having a value greater than the Repurchase Value may be made, and no Option or Stock Appreciation Right with a lower exercise price may be granted, in exchange for, or in connection with, the cancellation or surrender of an Option or Stock Appreciation Right.

Non-employee directors may not be granted any awards covering more than [●] shares of Common Stock in any year.

2.3.        Interpretation of Plan. Subject to Section 10, the Committee shall have the authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and to determine the form and substance of all Agreements relating thereto), and to otherwise supervise the administration of the Plan. Subject to Section 10, all decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding upon all persons, including the Company, its Parent, Subsidiaries, Affiliates and Holders.

Section 3.            Stock Subject to Plan.

3.1.        Number of Shares.  The total number of shares of Common Stock reserved and available for issuance under the Plan shall be equal to ten percent (10%) of the issued and outstanding shares of Common Stock on the date on which the transactions contemplated by that certain Agreement and Plan of Merger by and among MTech Acquisition Corp., as Purchaser, MTech Acquisition Holdings Inc., as Pubco, MTech Purchaser Merger Sub Inc., as Purchaser Merger Sub, MTech Company Merger Sub LLC, as Company Merger Sub, MTech Sponsor LLC, in the capacity as the Purchaser Representative, MJ Freeway LLC, as the Company and Harold Handelsman, in the capacity as the Seller Representative are consummated. Shares of Common Stock under the Plan (“Shares”) may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been granted pursuant to a Stock Option cease to be subject to a Stock Option, or if any shares of Common Stock that are subject to any Stock Appreciation Right, Restricted Stock award, Restricted Stock Units or Other Stock-Based Award granted hereunder are forfeited, or any such award otherwise terminates without a payment being made to the Holder in the form of Common Stock, such shares shall again be available for distribution in connection with future grants and awards under the Plan. If a Holder pays the exercise price of a Stock Option by surrendering any previously owned shares and/or arranges to have the appropriate number of shares otherwise issuable upon exercise withheld to cover the withholding tax liability associated with the Stock Option exercise, then, in the Committee’s discretion, the number of shares available under the Plan may be increased by the lesser of (i) the number of such surrendered shares and shares used to pay taxes; and (ii) the number of shares purchased under such Stock Option.

3.2.          Adjustment Upon Changes in Capitalization, Etc.  In the event of any common stock dividend payable on shares of Common Stock, Common Stock split or reverse split, combination or exchange of shares of Common Stock, or other extraordinary or unusual event which results in a change in the shares of Common Stock of the Company as a whole, the Committee shall determine, in its sole discretion, whether such change equitably requires an adjustment in the terms of any award in order to prevent dilution or enlargement of the benefits available under the Plan (including number of shares subject to the award and the exercise price) or the aggregate number of shares reserved for issuance under the Plan. Any such adjustments will be made by the Committee, whose determination will be final, binding and conclusive.

3.3.          Administrative Stand Still. In the event of any changes in capitalization described above in Section 3.2, or any other extraordinary transaction or change affecting the shares or the share price of Common Stock, including any equity restructuring or any securities offering or other similar transaction, for administrative convenience, the Committee may refuse to permit the exercise of any award for up to sixty days before and/or after such transaction; provided, however, that the Committee may not refuse to permit the exercise of any award during the last five trading days prior to the expiration of such award.

3.4.          Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or Affiliate or the Company’s or any Subsidiary’s or Affiliate’s acquisition of an entity’s property or stock, the Committee may grant awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute awards may be granted on such terms as the Committee deems appropriate, notwithstanding limitations on awards in the Plan. Substitute awards will not count against the plan limit, except that shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

Section 4.              Eligibility.

Awards may be made or granted to employees, officers, directors and consultants of the Company or its Subsidiaries, Parent or Affiliates who are deemed to have rendered or to be able to render significant services to the Company or its Subsidiaries and who are deemed to have contributed or to have the potential to contribute to the success of the Company or Subsidiary and which recipients are qualified to receive options under the regulations governing Form S-8 registration statements under the Securities Act of 1933, as amended (“Securities Act”). No Incentive Stock Option shall be granted to any person who is not an employee of the Company, a Subsidiary, Parent or Affiliate (including any non-employee directors) at the time of grant or so qualified as set forth in the immediately preceding sentence. Notwithstanding anything to the contrary, an award may be made or granted to a person in connection with his hiring or retention, or at any time on or after the date he reaches an agreement (oral or written) with the Company or its Subsidiaries, Parent or Affiliates with respect to such hiring or retention, even though it may be prior to the date the person first performs services for the Company or its Subsidiaries; provided, however, that no portion of any such award shall vest prior to the date the person first performs such services and the date of grant shall be deemed to be the date hiring or retention commences.

Section 5.             Stock Options.

5.1.         Grant and Exercise.  Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-qualified Stock Options. Any Stock Option granted under the Plan shall contain such terms, not inconsistent with this Plan, or with respect to Incentive Stock Options, not inconsistent with the Plan and the Code, as the Committee may from time to time approve. The Committee shall have the authority to grant Incentive Stock Options or Non-qualified Stock Options, or both types of Stock Options which may be granted alone or in addition to other awards granted under the Plan.

5.2.         Terms and Conditions.   Stock Options granted under the Plan shall be subject to the following terms and conditions:

(a)   Option Term.  The term of each Stock Option shall be fixed by the Committee; provided, however, that no Stock Option may be exercisable after the expiration of ten years from the date of grant; provided, further, that no Incentive Stock Option granted to a person who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of voting stock of the Company (“10% Shareholder”) may be exercisable after the expiration of five years from the date of grant.

(b)   Exercise Price.  The exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant; provided, however, that the exercise price of a Stock Option may not be less than 100% of the Fair Market Value on the date of grant or, if greater, the par value of a share of Common Stock; provided, further, that the exercise price of an Incentive Stock Option granted to a 10% Shareholder may not be less than 110% of the Fair Market Value on the date of grant.

(c)   Exercisability.  Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee. The Committee intends generally to provide that Stock Options be exercisable only in installments, i.e., that they vest over time, typically over a two- to five-year period. The Committee may waive such installment exercise provisions at any time at or after the time of grant in whole or in part, based upon such factors as the Committee determines.

(d)   Method of Exercise.  Subject to whatever installment, exercise and waiting period provisions are applicable in a particular case, Stock Options may be exercised in whole or in part at any time during the term of the Option by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, which shall be in cash or, if provided in the Agreement, either in shares of Common Stock (including Restricted Stock and other contingent awards under this Plan) or partly in cash and partly in such Common Stock, or such other means which the Committee determines are consistent with the Plan’s purpose and applicable law. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company; provided, however, that the Company shall not be required to deliver certificates for shares of Common Stock with respect to which an Option is exercised until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof (except that, in the case of an exercise arrangement approved by the Committee and described in the next sentence of this section, payment may be made as soon as practicable after the exercise). The Committee may permit a Holder to elect to pay the exercise price upon the exercise of a Stock Option by irrevocably authorizing a third party to sell shares of Common Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise. The Committee may also authorize other means for paying the exercise price of a Stock Option, including using the value of the Stock Option (as determined by the difference in the Fair Market Value of the Common Stock and the exercise price of the Stock Option or other means determined by the Committee).

(e)   Stock Payments.   Payments in the form of Common Stock shall be valued at the Fair Market Value on the date of exercise. Such payments shall be made by delivery of stock certificates in negotiable form that are effective to transfer good and valid title thereto to the Company, free of any liens or encumbrances.

(f)    Transferability.  Except as may be set forth in the next sentence of this Section or in the Agreement, no Stock Option shall be transferable by the Holder other than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Holder’s lifetime, only by the Holder (or, to the extent of legal incapacity or incompetency, the Holder’s guardian or legal representative). Notwithstanding the foregoing, a Holder, with the approval of the Committee, may transfer a Non-Qualified Stock Option (i) (A) by gift, for no consideration, or (B) pursuant to a domestic relations order, in either case, to or for the benefit of the Holder’s “Immediate Family” (as defined below), or (ii) to an entity in which the Holder and/or members of Holder’s Immediate Family own more than fifty percent of the voting interest, subject to such limits as the Committee may establish and the execution of such documents as the Committee may require, and the transferee shall remain subject to all the terms and conditions applicable to the Non-Qualified Stock Option prior to such transfer. The term “Immediate Family” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent beneficial interest, and a foundation in which these persons (or the Holder) control the management of the assets. The Committee may, in its sole discretion, permit transfer of an Incentive Stock Option in a manner consistent with applicable tax and securities law upon the Holder’s request.

(g)   Termination by Reason of Death.  If a Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of death may thereafter be exercised by the legal representative of the estate or by the legatee of the Holder under the will of the Holder, for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(h)   Termination by Reason of Disability.  If a Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(i)    Termination by Reason of Normal Retirement.  Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates due to Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of one year in the case of a Non-Qualified Stock Option or three months in the case of an Incentive Stock Option (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(j)    Other Termination.  Subject to the provisions of Section 12.3, if such Holder’s employment by, or association with, the Company, Parent, Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal Retirement, any Stock Option held by such Holder, unless otherwise determined by the Committee and set forth in the Agreement, shall thereupon automatically terminate, except that, if the Holder’s employment is terminated by the Company, Parent, Subsidiary or Affiliate without cause, the portion of such Stock Option that has vested on the date of termination may thereafter be exercised by the Holder for a period of three months (or such other greater or lesser period as the Committee may specify in the Agreement) from the date of such termination or until the expiration of the stated term of such Stock Option, whichever period is shorter.

(k)   Incentive Stock Options. The aggregate Fair Market Value (on the date of grant of the Stock Option) of shares of Common Stock with respect to which Incentive Stock Options become exercisable for the first time by a Holder during any calendar year (under all such plans of the Company and its Parent and Subsidiaries) shall not exceed $100,000. To the extent that any Stock Option intended to qualify as an Incentive Stock Option does not so qualify, including by reason of the immediately preceding sentence, it shall constitute a separate Non-qualified Stock Option. The Company shall have no liability to any Holder or any other person if a Stock Option designated as an Incentive Stock Option fails to qualify as such at any time or if a Stock Option is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code and the terms of such Stock Option do not satisfy the requirements of Section 409A of the Code.

(l)    Buyout and Settlement Provisions.  The Committee may at any time, in its sole discretion, offer to repurchase a Stock Option previously granted, at a purchase price not to exceed the Repurchase Value, based upon such terms and conditions as the Committee shall establish and communicate to the Holder at the time that such offer is made.

(m)  Rights as Shareholder. A Holder shall have none of the rights of a Shareholder with respect to the shares subject to the Option until such shares shall be transferred to the Holder upon the exercise of the Option.

Section 6.             Stock Appreciation Rights.

6.1.         Grant and Exercise.   Subject to the terms and conditions of the Plan, the Committee may grant Stock Appreciation Rights in tandem with an Option or alone and unrelated to an Option. The Committee may grant Stock Appreciation Rights to participants who have been or are being granted Stock Options under the Plan as a means of allowing such participants to exercise their Stock Options without the need to pay the exercise price in cash. In the case of a Non-qualified Stock Option, a Stock Appreciation Right may be granted either at or after the time of the grant of such Non-qualified Stock Option. In the case of an Incentive Stock Option, a Stock Appreciation Right may be granted only at the time of the grant of such Incentive Stock Option.

6.2.         Terms and Conditions.  Stock Appreciation Rights shall be subject to the following terms and conditions:

(a)   Exercisability.  Stock Appreciation Rights shall be exercisable as shall be determined by the Committee and set forth in the Agreement, subject, for Stock Appreciation Rights granted in tandem with an Incentive Stock Option, to the limitations, if any, imposed by the Code with respect to related Incentive Stock Options.

(b)   Termination.  All or a portion of a Stock Appreciation Right granted in tandem with a Stock Option shall terminate and shall no longer be exercisable upon the termination or after the exercise of the applicable portion of the related Stock Option.

(c)   Method of Exercise.  Stock Appreciation Rights shall be exercisable upon such terms and conditions as shall be determined by the Committee and set forth in the Agreement and, for Stock Appreciation Rights granted in tandem with a Stock Option, by surrendering the applicable portion of the related Stock Option. Upon exercise of all or a portion of a Stock Appreciation Right and, if applicable, surrender of the applicable portion of the related Stock Option, the Holder shall be entitled to receive a number of shares of Common Stock equal to the SAR Value divided by the Fair Market Value on the date the Stock Appreciation Right is exercised or, at the Company’s election, cash for the value so calculated.

(d)   Shares Available Under Plan. The granting of a Stock Appreciation Right in tandem with a Stock Option shall not affect the number of shares of Common Stock available for awards under the Plan. The number of shares available for awards under the Plan will, however, be reduced by the number of shares of Common Stock acquirable upon exercise of the Stock Option to which such Stock Appreciation Right relates.

Section 7.             Restricted Stock; Restricted Stock Units.

7.1.         Grant.  Shares of Restricted Stock may be awarded either alone or in addition to other awards granted under the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be awarded, the number of shares to be awarded, the price (if any) to be paid by the Holder, any Restriction Period, the vesting schedule and rights to acceleration thereof, and all other terms and conditions of the awards. In addition, the Committee may award Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable Restriction Period, as set forth in an Agreement.

7.2.         Restricted Stock Terms and Conditions.  Each Restricted Stock award shall be subject to the following terms and conditions:

(a)   Certificates.  Restricted Stock, when issued, will be represented by a stock certificate or certificates registered in the name of the Holder to whom such Restricted Stock shall have been awarded. During the Restriction Period, certificates representing the Restricted Stock and any securities constituting Retained Distributions (as defined below) shall bear a legend to the effect that ownership of the Restricted Stock (and such Retained Distributions) and the enjoyment of all rights appurtenant thereto are subject to the restrictions, terms and conditions provided in the Plan and the Agreement. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all or any portion of the Restricted Stock and any securities constituting Retained Distributions that shall be forfeited or that shall not become vested in accordance with the Plan and the Agreement.

(b)   Rights of Holder.  Restricted Stock shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Holder will have the right to vote such Restricted Stock and to exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Stock, with the exceptions that (i) the Holder will not be entitled to delivery of the stock certificate or certificates representing such Restricted Stock until the Restriction Period shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled; (ii) the Company will retain custody of the stock certificate or certificates representing the Restricted Stock during the Restriction Period; (iii) the Company will retain custody of all dividends and distributions (“Retained Distributions”) made, paid or declared with respect to the Restricted Stock (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to the Restricted Stock) until such time, if ever, as the Restricted Stock with respect to which such Retained Distributions shall have been made, paid or declared shall have become vested and with respect to which the Restriction Period shall have expired; and (iv) a breach by the Holder of any of the restrictions, terms or conditions contained in this Plan or the Agreement or otherwise established by the Committee with respect to any Restricted Stock or Retained Distributions will cause a forfeiture of such Restricted Stock and any Retained Distributions with respect thereto.

(c)   Vesting; Forfeiture.  Upon the expiration of the Restriction Period with respect to each award of Restricted Stock and the satisfaction of any other applicable restrictions, terms and conditions (i) all or part of such Restricted Stock shall become vested in accordance with the terms of the Agreement, and (ii) any Retained Distributions with respect to such Restricted Stock shall become vested to the extent that the Restricted Stock related thereto shall have become vested. Any such Restricted Stock and Retained Distributions that do not vest shall be forfeited to the Company and the Holder shall not thereafter have any rights with respect to such Restricted Stock and Retained Distributions that shall have been so forfeited.

7.3.         Restricted Stock Units Terms and Conditions.  Each Restricted Stock Units award shall be subject to the following terms and conditions:

(a)   Settlement. The Committee may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Holder’s election, in a manner intended to comply with Section 409A.

(b)   Stockholder Rights.  A Holder will have no rights of a holder of Common Stock with respect to shares subject to any Restricted Stock Unit unless and until the shares are delivered in settlement of the Restricted Stock Unit.

(c)   Dividend Equivalents. If the Committee provides, a grant of Restricted Stock Units may provide a Holder with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the Holder, settled in cash or shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the Agreement.

Section 8.            Other Stock-Based Awards.

Other Stock-Based Awards may be awarded, subject to limitations under applicable law, that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Common Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, or other rights convertible into shares of Common Stock and awards valued by reference to the value of securities of or the performance of specified Subsidiaries. These Other Stock-Based Awards may include performance shares or options, whose award is tied to specific performance goals. Other Stock-Based Awards may be awarded either alone or in addition to or in tandem with any other awards under this Plan or any other plan of the Company. Each Other Stock-Based Award shall be subject to such terms and conditions as may be determined by the Committee.

Section 9.             Accelerated Vesting and Exercisability.

9.1.         Non-Approved Transactions.   If there is a Change of Control, and the Board does not authorize or otherwise approve such transaction, then the vesting periods of any and all Stock Options and other awards granted and outstanding under the Plan shall be accelerated and all such Stock Options and awards will immediately and entirely vest, and the respective holders thereof will have the immediate right to purchase and/or receive any and all Common Stock subject to such Stock Options and awards on the terms set forth in this Plan and the respective Agreements respecting such Stock Options and awards, and all performance goals will be deemed achieved at 100% of target levels and all other terms and conditions will be deemed met.

9.2.         Approved Transactions.   In the event of an Asset Sale or if there is a Change of Control that has been approved by the Company’s Board of Directors, then the Committee may (i) accelerate the vesting of any and all Stock Options and other awards granted and outstanding under the Plan; (ii) require a Holder of any Stock Option, Stock Appreciation Right, Restricted Stock award or Other Stock-Based Award granted under this Plan to relinquish such award to the Company upon the tender by the Company to Holder of cash, stock or other property, or any combination thereof, in an amount equal to the Repurchase Value of such award; provided, however, that the obligation to tender the Repurchase Value to such Holders may be subject to any terms and conditions to which the tender of consideration to the Company’s stockholders in connection with the acquisition is subject, including any terms and conditions of the acquisition providing for an adjustment to or escrow of such consideration; and provided, further, that in the case of any Stock Option or Stock Appreciation Right with an exercise price that equals or exceeds the price paid for a share of Common Stock in connection with the acquisition, the Committee may cancel the Stock Option or Stock Appreciation Right without the payment of consideration therefor; and/or (iii) terminate all incomplete performance periods in respect of awards in effect on the date the acquisition occurs, determine the extent to which performance goals have been met based upon such information then available as it deems relevant and cause to be paid to the Holder all or the applicable portion of the award based upon the Committee’s determination of the degree of attainment of performance goals, or on such other basis determined by the Committee.

9.3.          Code Section 409A.  Notwithstanding any provisions of this Plan or any award granted hereunder to the contrary, no acceleration shall occur with respect to any award to the extent such acceleration would cause the Plan or an award granted hereunder to fail to comply with Code Section 409A.

Section 10.            Amendment and Termination.

The Board may at any time, and from time to time, amend alter, suspend or discontinue any of the provisions of the Plan or any Agreement, but no amendment, alteration, suspension or discontinuance shall be made that would impair the rights of a Holder under any Agreement theretofore entered into hereunder, without the Holder’s consent, except as set forth in this Plan or the Agreement. Notwithstanding anything to the contrary herein, no amendment to the provisions of the Plan shall be effective unless approved by the shareholders of the Company to the extent shareholder approval is necessary to satisfy any provision of the Code or other applicable law or the listing requirements of any national securities exchange on which the Company’s securities are listed.

Section 11.            Term of Plan.

11.1.        Effective Date.   The Plan shall be effective upon the approval of the Company’s shareholders.

11.2.        Termination Date.  Unless terminated by the Board, this Plan shall continue to remain effective until such time as no further awards may be granted and all awards granted under the Plan are no longer outstanding. Notwithstanding the foregoing, grants of Incentive Stock Options may be made only during the ten-year period beginning on the Effective Date.

Section 12.            General Provisions.

12.1.        Written Agreements.  Each award granted under the Plan shall be confirmed by, and shall be subject to the terms of, the Agreement executed by the Company and the Holder, or such other document as may be determined by the Committee. The Committee may terminate any award made under the Plan if the Agreement relating thereto is not executed and returned to the Company within 10 days after the Agreement has been delivered to the Holder for his or her execution.

12.2.       Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Holder by the Company, nothing contained herein shall give any such Holder any rights that are greater than those of a general creditor of the Company.

12.3.       Employees.

(a)   Engaging in Competition With the Company; Solicitation of Customers and Employees; Disclosure of Confidential Information.   If a Holder’s employment with the Company, Parent, Subsidiary or Affiliate is terminated for any reason whatsoever, and Holder (i) within three months after the date thereof, accepts employment with any competitor of, or otherwise engages in competition with, the Company, Parent, Subsidiary or Affiliate, (ii) within two years after the date thereof, solicits any customers or employees of the Company, Parent, Subsidiary or Affiliate to do business with or render services to the Holder or any business with which the Holder becomes affiliated or to which the Holder renders services or (iii) at any time uses or discloses to anyone outside the Company any confidential information of the Company, Parent, Subsidiary or Affiliate in violation of the Company’s policies or any agreement between the Holder and the Company, Parent, Subsidiary or Affiliate, the Committee, in its sole discretion, may require such Holder to return (through the payment of cash, return and transfer to the Company of shares of Common Stock or by other methods determined by the Committee) to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on the date that is six months prior to the date such Holder’s employment with the Company is terminated; provided, however, that if the Holder is a resident of the State of California, such right must be exercised by the Company for cash within six months after the date of termination of the Holder’s service to the Company or within six months after exercise of the applicable Stock Option, whichever is later. In such event, Holder agrees to (1) remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the shares subject to the award on the date of termination (or the sales price of such Shares if the Shares were sold during such six month period) and the price the Holder paid the Company for such shares, or (2) in the case of SARs, shall, at the Company’s election, return the full amount paid to the Holder in connection therewith.

(b)   Termination for Cause.  If a Holder’s employment with the Company, Parent, subsidiary or Affiliate is terminated for cause, the Committee may, in its sole discretion, require such Holder to return to the Company the economic value of any award that was realized or obtained by such Holder at any time during the period beginning on that date that is six months prior to the date such Holder’s employment with the Company is terminated. In such event, Holder agrees to (1) remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the shares on the date of termination (or the sales price of such Shares if the shares were sold during such six month period) and the price the Holder paid the Company for such shares, (2) with the consent of the Company, which may be withheld for any reason or no reason, surrender to the Company shares of Common Stock having Fair Market Value equal to the Fair Market Value on the date they were acquired upon exercise of the Option or (3) in the case of SARs, shall return the full amount paid to the Holder in connection therewith.

(c)   No Right of Employment.  Nothing contained in the Plan or in any award hereunder shall be deemed to confer upon any Holder who is an employee of the Company, Parent, Subsidiary or Affiliate any right to continued employment with the Company, Parent, Subsidiary or Affiliate, nor shall it interfere in any way with the right of the Company, Parent, Subsidiary or Affiliate to terminate the employment of any Holder who is an employee at any time.

12.4.       No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, additional awards or other securities or property shall be issued or paid in lieu of fractional shares of Common Stock or whether any fractional shares should be rounded, forfeited or otherwise eliminated.

12.5.       Provisions for Foreign Participants.  The Committee may modify awards granted to Holders who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

12.6.       Limitations on Liability.

(a)   Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary, Parent or Affiliate will be liable to any Holder, former Holder, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as member of the Committee, director, officer, other employee or agent of the Company or any Subsidiary, Parent or Affiliate. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary, Parent or Affiliate that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Committee’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(b)   Neither the Company nor any Subsidiary shall be liable to a Holder or any other person as to: (i) the non-issuance or sale of shares as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Holder or other person due to the receipt, exercise or settlement of any Award granted hereunder.

12.7.      Lock-Up Period. The Company may, at the request of any underwriter, placement agent or otherwise, in connection with the registered offering of any Company securities under the Securities Act or pursuant to an exemption therefrom, prohibit Holders from, directly or indirectly, selling or otherwise transferring any shares or other Company securities acquired under this Plan during a period of up to one hundred eighty days following either the effective date of a Company registration statement filed under the Securities Act, in the case of a registered offering, or the closing date of the sale of the Company securities, in the case of an offering exempt from registration, or for such longer period as determined by the underwriter or placement agent.

12.8.        Data Privacy. As a condition for receiving any award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Parent, Subsidiaries and Affiliates exclusively for implementing, administering and managing the Holder’s participation in the Plan. The Company and its Parent, Subsidiaries and Affiliates may hold certain personal information about a Holder, including the Holder’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any shares held in the Company or its Parent, Subsidiaries and Affiliates; and award details, to implement, manage and administer the Plan and awards (the “Data”). The Company and its Parent, Subsidiaries and Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Holder’s participation in the Plan, and the Company and its Parent, Subsidiaries and Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. By accepting an award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Holder’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Holder may elect to deposit any shares. The Data related to a Holder will be held only as long as necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any time, view the Data that the Company holds regarding such Holder, request additional information about the storage and processing of the Data regarding such Holder, recommend any necessary corrections to the Data regarding the Holder or refuse or withdraw the consents in this Section 12.8 in writing, without cost, by contacting the local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Committee’s discretion, the Holder may forfeit any outstanding awards if the Holder refuses or withdraws the consents in this Section 12.8. For more information on the consequences of refusing or withdrawing consent, Holders may contact their local human resources representative.

12.9.        Successor. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets and business of the Company and its Subsidiaries, taken as a whole.

12.10.      Investment Representations; Company Policy.  The Committee may require each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan to represent to and agree with the Company in writing that the Holder is acquiring the shares for investment without a view to distribution thereof. Each person acquiring shares of Common Stock pursuant to a Stock Option or other award under the Plan shall be required to abide by all policies of the Company in effect at the time of such acquisition and thereafter with respect to the ownership and trading of the Company’s securities.

12.11.      Additional Incentive Arrangements.  Nothing contained in the Plan shall prevent the Board from adopting such other or additional incentive arrangements as it may deem desirable, including, but not limited to, the granting of Stock Options and the awarding of Common Stock and cash otherwise than under the Plan; and such arrangements may be either generally applicable or applicable only in specific cases.

12.12.      Withholding Taxes.  Not later than the date as of which an amount must first be included in the gross income of the Holder for Federal income tax purposes with respect to any Stock Option or other award under the Plan, the Holder shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. If permitted by the Committee, tax withholding or payment obligations may be settled with Common Stock, including Common Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditioned upon such payment or arrangements and the Company or the Holder’s employer (if not the Company) shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder from the Company or any Subsidiary.

12.13.      Clawback. Notwithstanding any other provisions of the Plan, any award which is subject to recovery under any law, government regulation or listing requirement of any national securities exchange on which the Company’s securities are listed, will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or listing requirement).

12.14.      Governing Law.  The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the law of the State of Delaware (without regard to choice of law provisions).

12.15.      Other Benefit Plans.  Any award granted under the Plan shall not be deemed compensation for purposes of computing benefits under any retirement plan of the Company or any Parent, Subsidiary or Affiliate and shall not affect any benefits under any other benefit plan now or subsequently in effect under which the availability or amount of benefits is related to the level of compensation (unless required by specific reference in any such other plan to awards under this Plan).

12.16.      Non-Transferability.  Except as otherwise expressly provided in the Plan or the Agreement, no right or benefit under the Plan may be alienated, sold, assigned, hypothecated, pledged, exchanged, transferred, encumbranced or charged, and any attempt to alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void.

12.17.      Applicable Laws.  The obligations of the Company with respect to all Stock Options and other awards under the Plan shall be subject to (i) all applicable laws, rules and regulations and such approvals by any governmental agencies as may be required, including, without limitation, the Securities Act, and (ii) the rules and regulations of any securities exchange on which the Common Stock may be listed. Notwithstanding anything herein to the contrary, the Plan and all awards will be administered only in conformance with such applicable laws. To the extent such applicable laws permit, the Plan and all Agreements will be deemed amended as necessary to conform to such applicable laws.

12.18.      Conflicts.  If any of the terms or provisions of the Plan or an Agreement conflict with the requirements of Section 422 of the Code, then such terms or provisions shall be deemed inoperative to the extent they so conflict with such requirements. Additionally, if this Plan or any Agreement does not contain any provision required to be included herein under Section 422 of the Code, such provision shall be deemed to be incorporated herein and therein with the same force and effect as if such provision had been set out at length herein and therein. If any of the terms or provisions of any Agreement conflict with any terms or provisions of the Plan, then such terms or provisions shall be deemed inoperative to the extent they so conflict with the requirements of the Plan. Additionally, if any Agreement does not contain any provision required to be included therein under the Plan, such provision shall be deemed to be incorporated therein with the same force and effect as if such provision had been set out at length therein.

12.19.      Compliance with Section 409A of the Code.  The Company intends that any awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code, such that there are no adverse tax consequences, interest, or penalties pursuant to Section 409A of the Code as a result of the awards. Notwithstanding the Company’s intention, in the event any award is subject to Section 409A of the Code, the Committee may, in its sole discretion and without a participant’s prior consent, amend this Plan and/or outstanding Agreements, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (i) exempt this Plan and/or any award from the application of Section 409A of the Code, (ii) preserve the intended tax treatment of any such award, or (iii) comply with the requirements of Section 409A of the Code, including without limitation any such regulations guidance, compliance programs and other interpretive authority that may be issued after the date of grant of an award. This Plan shall be interpreted at all times in such a manner that the terms and provisions of the Plan and the awards are exempt from or comply with Section 409A of the Code.

12.20.      Sub-Plans. The Committee may from time to time establish sub-plans under the Plan for purposes of satisfying blue sky, securities, tax or other laws of various jurisdictions in which the Company intends to grant awards. Any sub-plans shall contain such limitations and other terms and conditions as the Committee determines are necessary or desirable. All sub-plans shall be deemed a part of the Plan, but each sub-plan shall apply only to the participants in the jurisdiction for which the sub-plan was designed.

12.21.      Non-Registered Stock.  The shares of Common Stock to be distributed under this Plan have not been, as of the Effective Date, registered under the Securities Act or any applicable state or foreign securities laws and the Company has no obligation to any Holder to register the Common Stock or to assist the Holder in obtaining an exemption from the various registration requirements, or to list the Common Stock on a national securities exchange or any other trading or quotation system.

12.22.      Non-Uniform Treatment. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who are eligible to receive, or actually receive, awards. Without limiting the generality of the foregoing, the Committee shall be entitled to make non-uniform and selective determinations, amendments and adjustments, and to enter into non-uniform and selective Agreements.

Annex D

DELAWARE GENERAL CORPORATION LAW

§ 262 Appraisal Rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation (or, in the case of a merger pursuant to § 251(h), as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) In the event of an amendment to a corporation’s certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word “amendment” substituted for the words “merger or consolidation,” and the word “corporation” substituted for the words “constituent corporation” and/or “surviving or resulting corporation.”

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d. of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2)), and, in either case, with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l ) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

MTech Holding’s certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)	A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)	To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d)	Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

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(e)	Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)	The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g)	A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)	For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)	For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)	The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)	The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

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Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Article Eighth of MTech Holding’s certificate of incorporation provides:

“To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which applicable law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by such applicable law. If applicable law is amended after approval by the stockholders of this Article EIGHTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Corporation shall be eliminated or limited to the fullest extent permitted by applicable law as so amended.”

Item 21.	Exhibits and Financial Statement Schedules.

(a)       The following exhibits are filed as part of this Registration Statement:

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated October 10, 2018, by and among by and among (i) MJF, (ii) the Sellers, (iii) the Members’ Representative, (iv) MTech, (v) MTech Holdings; (vi) MTech Purchaser Merger Sub Inc.; (vii) MTech Company Merger Sub LLC; and (viii) the MTech Representative*+.

2.2	First Amendment to Agreement and Plan of Merger*

3.1	Certificate of Incorporation of MTech Acquisition Holdings Inc. as filed with the Secretary of State of the State of Delaware on October 3, 2018**

3.2	Bylaws of MTech Acquisition Holdings Inc.**

3.3	Form of Amended and Restated Certificate of Incorporation of MTech Acquisition Holdings Inc.*

4.1	Specimen Common Stock Certificate**

4.2	Specimen Warrant Certificate**

5.1	Opinion of Ellenoff Grossman & Schole LLP**

8.1	Tax Opinion of Ellenoff Grossman & Schole LLP**

10.1	Form of Voting Agreement, dated October 10, 2018**

10.2	Waiver Agreement dated as of October 10, 2018, by and among, MTech Acquisition Corp., MTech Sponsor LLC and MJ Freeway LLC**

10.3	Form of Lock-up Agreement**

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10.4	Form of Non-competition Agreement**

10.5	MTech Acquisition Holdings Inc. 2019 Long Term Incentive Plan*

10.6	Form of Employment Agreement by and between MTech Acquisition Holdings Inc. and Jessica Billingsley**

10.7	Promissory Note, dated February 19, 2019**

21.1	Subsidiaries of MTech Acquisition Holdings Inc.**

23.1	Consent of Marcum LLP**

23.2	Consent of Marcum LLP**

23.4	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1)**

23.5	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 8.1)**

99.1	Form of Proxy Card for Stockholders**

99.2	Consent of Jessica Billingsley, as designee to the board of directors**

99.3	Consent of Emery Johnathon Huang, as designee to the board of directors**

99.4	Consent of Matthew R. Kane, as designee to the board of directors**

99.5	Consent of Tahira Rehmatullah, as designee to the board of directors**

99.6	Consent of Douglas Rothschild, as designee to the board of directors**

99.7	Consent of Mark Iwanowski, as designee to the board of directors**

*	Attached as an annex to the proxy statement of MTech and prospectus for the common stock and warrants of MTech Holdings.
**	Previously filed.
+	The exhibits and schedules to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby agrees to furnish a copy of any omitted schedules to the Commission upon request.

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Item 22.	Undertakings.

(a)	The undersigned registrant hereby undertakes as follows:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining any liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)	That every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the undersigned pursuant to the foregoing provisions, or otherwise, the undersigned has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the undersigned of expenses incurred or paid by a director, officer or controlling person of the undersigned in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the undersigned will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(b)	The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c)	The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, State of Florida, on the 14th day of May, 2019.

MTech Acquisition Holdings Inc.
By:	/s/ Scott Sozio
Name:	Scott Sozio
Title:	President (principal executive officer), Secretary and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Scott Sozio	President, Secretary and Director	May 14, 2019
Scott Sozio	(principal executive officer)

/s/ Tahira Rehmatullah	Vice-President and Treasurer	May 14, 2019
Tahira Rehmatullah	(principal financial officer and principal accounting officer)

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